Exhibit 10.1


                              AGREEMENT TO SUBLEASE




                                  by and among



                   SBC WIRELESS, INC., a Delaware corporation,
            for itself and on behalf of the other Sublessor Entities


                                       and


                         SPECTRASITE HOLDINGS, INC. and

                              SOUTHERN TOWERS, INC.




                                 August 25, 2000

TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Definitions...........................................2
         SECTION 1.2. Other Capitalized Terms..............................10

                                   ARTICLE II
                               AGREEMENT DOCUMENTS


                                   ARTICLE III
                          CONVEYANCE AND CONSIDERATION

         SECTION 3.1. Conveyance...........................................11
         SECTION 3.2. Consideration........................................11
         SECTION 3.3. Consents Under Ground Leases.........................13

                                   ARTICLE IV
                                    CLOSINGS

         SECTION 4.1. Closings. 14
         SECTION 4.2. Transactions and Documents at the Closings...........15
         SECTION 4.3. Costs of Closing.....................................16
         SECTION 4.4. Further Assurances; Corrections......................16
         SECTION 4.5. Site Designation Supplements.........................17
         SECTION 4.6. Deferral of Closings; Updating of Representations....17
         SECTION 4.7. Re-Recordation.......................................18
         SECTION 4.8. Substitution of Sites................................18
         SECTION 4.9. Value Adjustments....................................18

                                    ARTICLE V
                              additional agreements

         SECTION 5.1. Expenses............................................ 19
         SECTION 5.2. Brokers............................................  19
         SECTION 5.3. Risk of Loss and Insurance...........................20
         SECTION 5.4. Condemnation.........................................20
         SECTION 5.5. Publicity.20
         SECTION 5.6. TowerCo's Access and Inspection......................20
         SECTION 5.7. Cooperation..........................................21
         SECTION 5.8. Governmental Filings.................................21
         SECTION 5.9. Confidentiality......................................21
         SECTION 5.10. Real Estate Matters.................................22
         SECTION 5.11. No Solicitation of Employees........................23

         SECTION 5.12. Update of Information...............................23
         SECTION 5.13. TowerCo Parent's Guaranty...........................24
         SECTION 5.14. Registration Statement..............................25
         SECTION 5.15. Parent Stock........................................26
         SECTION 5.16. Co-Location Agreement...............................26

                                   ARTICLE VI
         REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSOR ENTITIES

         SECTION 6.1. Organization, Authority and Qualification............27
         SECTION 6.2. Capacity; Inconsistent Obligations...................27
         SECTION 6.3. Consents. 27
         SECTION 6.4. No Violation; Compliance with Laws...................28
         SECTION 6.5. Litigation; Contingencies............................28
         SECTION 6.6. Leased and Owned Sites...............................28
         SECTION 6.7. Real Property........................................28
         SECTION 6.8. Eminent Domain.......................................29
         SECTION 6.9. Taxes.    29
         SECTION 6.10. Governmental Permits................................29
         SECTION 6.11. Environmental Matters...............................30
         SECTION 6.12. Existing Leases; Colocation Agreements; Master Licen30
         SECTION 6.13. No Undisclosed Liabilities..........................30
         SECTION 6.14. Authorization.......................................30
         SECTION 6.15. No Other Warranties.................................30

                                   ARTICLE VII
                REPRESENTATIONS, WARRANTIES AND COVENANTS OF SBCW

         SECTION 7.1. Organization, Authority and Qualification............31
         SECTION 7.2. Capacity, Inconsistent Obligations...................31
         SECTION 7.3. Authorization........................................32
         SECTION 7.4. No Other Warranties..................................32

                                  ARTICLE VIII
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF TOWERCO

         SECTION 8.1. Organization, Authority and Qualification............32
         SECTION 8.2. Ownership of Shares; Subsidiaries....................32
         SECTION 8.3. Capacity; Inconsistent Obligations...................33
         SECTION 8.4. Consents. 33
         SECTION 8.5. No Violation; Compliance with Laws...................34
         SECTION 8.6. TowerCo Matters......................................34
         SECTION 8.7. Litigation; Contingencies............................34
         SECTION 8.8. Sufficient Funding...................................34
         SECTION 8.9. No Broker.34
         SECTION 8.10. No Other Warranties.................................34

                                   ARTICLE IX
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF TowerCo Parent

         SECTION 9.1. Organization, Authority and Qualification............35
         SECTION 9.2. Capacity; Inconsistent Obligations...................35
         SECTION 9.3. Consents. 35
         SECTION 9.4. No Violation, Compliance with Laws...................36
         SECTION 9.5. Litigation; Contingencies............................36
         SECTION 9.6. No Other Warranties..................................36
         SECTION 9.7. SEC Reports..........................................36
         SECTION 9.8. Absence of Certain Changes or Events.................37

                                    ARTICLE X
                     CONDUCT OF BUSINESS PENDING OF CLOSINGS

         SECTION 10.1. Conduct of Business by SBCW and the Sublessor Entiti37
         SECTION 10.2. Conduct of Business by TowerCo Parent and TowerCo...38

                                   ARTICLE XI
          CONDITIONS TO OBLIGATIONS OF SBCW and THE SUBLESSOR ENTITIES

         SECTION 11.1. Representations and Warranties......................39
         SECTION 11.2. Compliance with Agreements and Conditions...........39
         SECTION 11.3. Closing Certificates................................39
         SECTION 11.4. Consents and Approvals..............................39
         SECTION 11.5. No Litigation.......................................40
         SECTION 11.6. Fundamental Transactions............................40
         SECTION 11.7. Build-to-Suit Agreement.............................40
         SECTION 11.8. Sublease.40
         SECTION 11.9. Opinion. 40
         SECTION 11.10. Registration Rights Agreement......................41
         SECTION 11.11. Stockholders'Agreement.............................41
         SECTION 11.12. Registration Statement.............................41

                                   ARTICLE XII
             CONDITIONS TO OBLIGATIONS OF TowerCo Parent AND TOWERCO

         SECTION 12.1. Representations and Warranties......................41
         SECTION 12.2. Compliance with Agreements and Conditions...........42
         SECTION 12.3. Closing Certificates................................42
         SECTION 12.4. Consents and Approvals..............................42
         SECTION 12.5. No Litigation.......................................42
         SECTION 12.6. Build-to-Suit Agreement.............................42
         SECTION 12.7. SBCW Sublease.......................................43
         SECTION 12.8. Stockholders'Agreement..............................43
         SECTION 12.9. Incomplete Sites....................................43
         SECTION 12.10. Site Marketing Agreement...........................43

                                  ARTICLE XIII
                                 INDEMNIFICATION

         SECTION 13.1. Indemnification by Sublessor Entity.................43
         SECTION 13.2. Indemnification by TowerCo Parent...................44
         SECTION 13.3. Indemnification by TowerCo..........................45
         SECTION 13.4. Procedure for Claims................................45
         SECTION 13.5. Defense of Claims...................................45
         SECTION 13.6. Certain Limitations.................................46
         SECTION 13.7. Limitation on Liability.............................47
         SECTION 13.8. Survival.47

                                   ARTICLE XIV
                                   TERMINATION

         SECTION 14.1. Termination for Certain Causes by SBCW..............48
         SECTION 14.2. Termination for Passage of Time.....................48
         SECTION 14.3. TowerCo's Remedies..................................49

                                   ARTICLE XV
                              RIGHT OF FIRST OFFER


                                   ARTICLE XVI
                               GENERAL PROVISIONS

         SECTION 16.1. Notices. 50
         SECTION 16.2. Facsimile as Writing................................52
         SECTION 16.3. No Assignment; Binding Effect.......................52
         SECTION 16.4. Headings.52
         SECTION 16.5. Exhibits and Schedules..............................52
         SECTION 16.6. Defined Terms.......................................53
         SECTION 16.7. Waiver of Jury Trial................................53
         SECTION 16.8. Partial Invalidity and Severability.................53
         SECTION 16.9. Waiver.  53
         SECTION 16.10. Rights Cumulative..................................53
         SECTION 16.11. Time of Essence; Dates.............................54
         SECTION 16.12. Governing Law......................................54
         SECTION 16.13. Counterparts.......................................54
         SECTION 16.14. Attorneys'Fees.....................................54
         SECTION 16.15. Authority..........................................54
         SECTION 16.16. Counsel.54
         SECTION 16.17. Number and Gender..................................55
         SECTION 16.18. No Construction Against Preparer...................55
         SECTION 16.19. Entire Agreement; Modification.....................55
         SECTION 16.20. Power of Attorney:  Appointing SBCW................55
         SECTION 16.21. Power of Attorney:  Appointing SBCW................56

                              AGREEMENT TO SUBLEASE


         THIS AGREEMENT TO SUBLEASE, made and entered into this 25h day of August, 2000 (the "Agreement"), by and among SBC WIRELESS, INC., a Delaware corporation ("SBCW"), for itself and on behalf of the Sublessor Entities, SPECTRASITE HOLDINGS, INC., a Delaware corporation ("TowerCo Parent") and SOUTHERN TOWERS, INC., a Delaware corporation ("TowerCo").


                              W I T N E S S E T H:

         WHEREAS, SBCW and the Sublessor Entities (as defined herein) own or lease wireless communications cell site locations used in connection with the operation by certain SBCW Affiliates (the "SBC Operating Companies") of a cellular communications network; and

         WHEREAS, TowerCo is engaged in the business of, among other things, developing, constructing, managing, maintaining, marketing, operating and leasing networks of communications tower facilities, including the management of wireless communications sites; and

         WHEREAS, SpectraSite Communications, Inc., SBC Wireless, Inc. and certain Sublessor Entities intend to enter into a certain Site Marketing Agreement substantially on the terms set forth in Exhibit F attached hereto ("Site Marketing Agreement") relating to the marketing of Existing Sites (as defined herein); and

         WHEREAS, in order to optimize the utilization and value of SBCW's and the Sublessor Entities' cell site locations and network, SBCW, for itself and on behalf of the Sublessor Entities, desire to enter into an agreement relating to:
(i) the design, construction and installation by TowerCo on certain cell site locations wireless transmission tower structures and other Improvements (as defined herein) pursuant to the terms and conditions of the Agreement to Build to Suit, in substantially the form attached hereto as Exhibit D (the "Build-to-Suit Agreement"), among SBCW, for itself and as agent for certain SBCW Parties (as defined therein), TowerCo Parent and SpectraSite Communications, Inc., space on which shall be leased and subleased by SBCW and the SBC Operating Companies, on the one hand, from TowerCo, on the other hand, pursuant to the Sublease (BTS) (the "BTS Sublease"); (ii) the lease or sublease of certain cell site locations, by SBCW and the other Sublessor Entities, on the one hand, and TowerCo, on the other hand, pursuant to the terms and conditions of the Lease and Sublease, in substantially the form attached hereto as Exhibit E (the "SBCW Sublease"); and (iii) various other agreements with respect to the respective rights, duties and obligations of the parties relating to the subject matter hereof, all as more particularly described in and subject to the terms and conditions of this Agreement; and

         WHEREAS, a portion of the aggregate Rent that TowerCo is willing to pay with respect to the transactions contemplated herein consists of TowerCo Parent common stock, par value $0.001 per share (the "Parent Stock") and subject to the further requirement that any Parent Stock issued by TowerCo Parent only be distributed to SBCW or a direct or indirect wholly owned subsidiary of SBC Communications Inc.;

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.1.      Definitions.

         For purposes of this Agreement, the following capitalized terms have the following respective meanings:

                  "Action" means any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

                  "Affiliate" of a party means any individual or firm, corporation, partnership, limited liability company, association, trust or other entity which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject party.

                  "Agreement" means this Agreement and the Exhibits and Schedules hereto, as any of the foregoing may, from time to time, be amended, modified or restated in accordance with the provisions hereof.

                  "Ameritech"  has the meaning given to such term in Section
         5.16.

                  "Applicable Sublessor Entities" has the meaning given to such term in Section 12.1.

                  "Build-to-Suit Agreement" has the meaning given to such term in the Preamble.

                  "BTS Sublease" has the meaning given to such term in the Preamble.

                  "Cash Consideration" has the meaning given such term in
         Section 3.2(a).

                  "Cash Portion" means 75.1474458%.

                  "Change of Control" shall mean the merger or consolidation of TowerCo Parent with or into another entity or the merger of another entity with or into TowerCo Parent where the outstanding common stock of TowerCo Parent is changed into or exchanged for cash, securities or other property, unless pursuant to such transaction such shares are changed into or exchanged for, in addition to any other consideration, securities of the surviving entity that represent immediately after such transaction a majority of the aggregate voting power of the surviving entity.

                  "Change of Control Payment" shall mean an amount equal to the product of (a) the aggregate number of shares of Parent Stock issued to SBCW and any SBCW Affiliates pursuant to Section 3.2(b) and held beneficially and of record by such Persons immediately prior to the consummation of the Change of Control (the "SBC Change of Control Stock Amount") and (b) the excess, if any, of the Share Price over the Change of Control Price. Notwithstanding anything to the contrary herein, in no event shall the Change of Control Payment exceed the product of (i) $139,750,000 and (ii) a fraction, the numerator of which is equal to the SBC Change of Control Stock Amount, and the denominator of which is equal to the aggregate number of shares of Parent Stock issued to SBCW and any SBCW Affiliates under Section 3.2(b).

                  "Change of Control Price" shall mean, with respect to each share of Parent Stock, the gross proceeds, whether in the form of cash, securities or other property, received by a holder of Parent Stock in connection with the Change of Control.

                  "Closing(s)" has the meaning given to such term in Section 4.1(a).

                  "Closing Date(s)" has the meaning given to such term in
         Section 4.1(a).

                  "Closing Price" of the Parent Stock as of any day, means (i) the last reported sale price of such stock (as customarily reported) or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Parent Stock is listed or admitted to trading or (ii) if the Parent Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked quotation for the Parent Stock, in either case as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), or a similar service if Nasdaq is no longer reporting such information.

                  "Closing Schedule" has the meaning given to such term in
         Section 4.1(a).

                  "Colocation Agreements" has the meaning given to such term in the SBCW Sublease.

                  "Confidential Information" has the meaning given to such term in Section 5.9(b).

                  "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Current Market Price" shall mean, with respect to each share of Parent Stock as of any date, the average of the daily Closing Prices per share of Parent Stock for the trading days in the 60 day period prior to such date.

                  "Deductible Amount" has the meaning given to such term in
         Section 13.6(b).

                  "Disclosee" has the meaning given to such term in Section 5.9(a).

                  "Disclosing Party" has the meaning given to such term in
         Section 5.9(a).

                  "Disclosure Schedule" has the meaning given to such term in
         Section 4.6(b).

                  "Effective Date" means the date of this Agreement.

                  "End Date" shall mean the third anniversary of the Initial Closing Date.

                  "End Date Adjustment Payment" shall mean an amount equal to the product of (a) the aggregate number of shares of Parent Stock issued to SBCW and SBCW Affiliates pursuant to Section 3.2(b) and held beneficially and of record by such Persons at the End Date (the "SBC End Date Stock Amount") and (b) the excess, if any, of the Share Price over the Current Market Price (determined as of the End Date). Notwithstanding anything to the contrary herein, in no event shall the End Date Adjustment Payment exceed the product of (i) $139,750,000 and
         (ii) a fraction, the numerator of which is equal to the SBCW End Date Stock Amount, and the denominator of which is equal to the aggregate number of shares of Parent Stock issued to SBCW and SBCW Affiliates pursuant to Section 3.2(b).

                  "Environmental Laws" means all Laws and Orders in effect at the time of the applicable Closing, relating to the Hazardous Materials and/or protection of the environment from pollution or contamination.

                  "Environmental Conditions" means, as to each Site, any conditions or circumstances, including without limitation, the presence of Hazardous Materials, that (i) require abatement or correction under the Environmental Laws, (ii) give rise to any civil or criminal Liability under any Environmental Law relating to the use or occupancy of any Site or (iii) constitute a public or private nuisance.

                  "Excluded Sites" means any Site excluded from the SBCW Sublease pursuant to the terms of this Agreement.

                  "Existing Leases" means, collectively, Existing Subleases under the SBCW Sublease.

                  "Existing Sites" means the Sites, the Towers and Improvements listed in Annex A attached hereto, as may be amended from time to time; provided that the Sites listed on Annex A which are denoted as "not completed" shall not be considered Existing Sites until the date of their completion.

                  "FAA" means the Federal Aviation Administration.

                  "FCC" means the Federal Communications Commission.

                  "Final Closing" has the meaning given to such term in
         Section 4.1(b).

                  "Final Closing Date" has the meaning given to such term in
         Section 4.1(b).

                  "Forum" means any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "Government" means any federal, state, territorial, county, municipal, local or other government or governmental agency or body or any other type of regulatory body, whether domestic or foreign, including without limitation the FCC and the FAA.

                  "Governmental   Permits"   means  any  and  all   governmental
         approvals, permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

                  "Ground Lease" has the meaning given to such term in the SBCW Sublease.

                  "Ground Lessor" has the meaning given to such term in the SBCW Sublease.

                  "Ground Lessor Consent" has the meaning given to such term in
         Section 3.3.

                  "Ground Rent" has the meaning given to such term in the applicable Sublease.

                  "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980. The term Hazardous Materials excludes quantities of materials or substances maintained by the applicable Sublessor Entity on or about any of its Sites (including Tower and Improvements thereon) in the ordinary course of business, so long as such materials are maintained in accordance with the applicable Environmental Laws.

                  "Improvements" has the meaning given to such term in the applicable Sublease.

                  "Included Sites" means any Existing Sites that become subject to the SBCW Sublease.

                  "Indemnified Losses" means collectively, SBCW Indemnified Losses and TowerCo Indemnified Losses.

                  "Indemnified Party" has the meaning given to such term in
         Section 13.4.

                  "Indemnifying Party" has the meaning given to such term in
         Section 13.4.

                  "Initial Closing" has the meaning given to such term in
         Section 4.1(b).

                  "Initial Closing Date" has the meaning given to such term in
         Section 4.1(b).

                  "known," "to the best knowledge of," or words of similar import means, as to each party hereto, the actual knowledge of any person who is a senior manager of such party (and any person succeeding to any such position prior to the Final Closing but only to the extent they acquire actual knowledge).

                 "Land" has the meaning given to such term in the SBCW Sublease.

                  "Laws" means all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities construing any of the foregoing.

                  "Leased Site" means any Site that is leased, subleased or licensed to TowerCo pursuant to the SBCW Sublease.

                  "Liability" means any liability or obligation whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

                  "Liens" means an interest or a claim by a Person other than SBCW, any other Sublessor Entity or their respective Affiliates, whether such interest or claim is based on the common law, statute, or contract, including, without limitation, liens, charges, claims, security interests, pledges, Mortgages, leases, licenses, conditional agreements, title retention agreements, preference, priority or other security agreements or preferential arrangements of any kind, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other title exceptions and encumbrances affecting all or any part of Land, the Tower and Improvements thereon.

                  "Liquidity Event" shall mean any sale or sales of Parent Stock in an underwritten registered public offering pursuant to Sections 4, 5 or 6 of the Registration Rights Agreement where the aggregate offering price of the Parent Stock to be registered is, in the judgment of the underwriter of such offering, equal to or greater than $75 million; provided, however, that a Liquidity Event will not include any registration initiated by SBCW or any SBCW Affiliates.

                  "Liquidity Event Payment" shall mean an amount equal to the product of (a) with respect to the shares of Parent Stock issued to SBCW and SBCW Affiliates pursuant to Section 3.2(b), the aggregate number of shares of Parent Stock sold by such Persons in a Liquidity Event; provided that for purposes of this definition, such amount shall in no event exceed the greatest number of shares of Parent Stock sold by any single Person and SBCW Affiliates in such Liquidity Event (the "SBCW Liquidity Event Stock Amount"), and (b) the excess, if any, of the Share Price over the Liquidity Event Price. Notwithstanding anything to the contrary herein, in no event shall the Liquidity Event Payment exceed the product of (i) $139,750,000 and (ii) a fraction, the numerator of which is equal to the SBCW Liquidity Event Stock Amount, and the denominator of which is equal to the aggregate number of shares of Parent Stock issued to SBCW and SBCW Affiliates pursuant to Section 3.2(b).

                  "Liquidity Event Price" shall mean, with respect to each share of Parent Stock, the gross price received by SBCW and SBCW Affiliates in connection with a Liquidity Event.

                  "Master Lease" has the meaning given to such term in Section 5.16.

                  "Material Adverse Effect" means as to any Site, a material adverse effect on any Subleased Interest granted by the Sublessor Entity in respect of such Site.

                  "Maximum Indemnification" has the meaning given to such term in Section 13.6(c).

                  "Mortgages" means any recorded mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or encumbrance against the Sites or the Subleased Interests as security for any debt.

                  "Obligations" has the meaning given to such term in Section 5.13(a).

                  "Option Purchase Price Amount" has the meaning given to such term in the SBCW Sublease.

                  "Orders"  means  all  applicable  orders,  writs,   judgments,
         decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

                  "Owned Site" means any Site that is owned by SBCW or any other Sublessor Entity.

                  "Parent Stock" has the meaning given to such term in the Preamble.

                  "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

                  "Permitted  Liens" means: (i) statutory liens for current real or personal property taxes not yet due and payable; (ii) worker's, carrier's and materialman's liens incurred in the ordinary course of business related to obligations not yet due and payable (iii) easements, rights of way or similar grants of rights to a third party for access to or across any Site, including, without limitation, rights of way or similar rights granted to any utility or similar entity in connection with the provision of electric, telephone or similar services; (iv) Colocation Agreements; (v) Existing Leases; (vi) liens that are immaterial in character, amount or extent, or that do not materially detract from the value and interfere in any material respect with the Permitted Use of any Site; (vii) restrictions and conditions due to zoning laws and regulations; and (viii) reservations, restrictions, limitations, conditions and other liens of public record.

                  "Permitted Use" has the meaning given to such term in the applicable Sublease.

                  "Paging Tenant" has the meaning given to such term in Section 5.16.

                  "Prepaid Expenses" means any and all prepaid items, unbilled costs and fees, and rents, revenues, payments, accounts, notes and other receivables under any service contracts, Existing Leases, and Colocation Agreements as of the applicable Closing Date.

                  "Qualifying Interest" means any possessory interest in real property held by a Sublessor Entity that is capable of being transferred to TowerCo as a Subleased Interest consistent with the terms of the Sublease in all material respects.

                  "Real  Estate   Representation"  means  (i)  any  real  estate
         representation or warranty made by SBCW or any other Sublessor Entity in Sections 6.1 through 6.5, or (ii) a representation or warranty made by SBCW or any other Sublessor Entity in any of Sections 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12 or 6.13.

                  "Registration Rights Agreement" shall mean the Second Amended and Restated Registration Rights Agreement of TowerCo Parent, together with the Joinder Agreement thereto dated January 5, 2000, each attached hereto as Exhibit G (as the same may be amended, modified or supplemented from time to time).

                  "Rent" means, as to any Site, the rental amount prepaid by TowerCo for the leasing of such Site, which rental amount is set forth on Annex A.

                  "Reserved Space" has the meaning given to such term in the SBCW Sublease.

                  "Returns" has the meaning given to such term in Section 6.9.

                  "SBC Operating Companies" has the meaning given to such term in the Preamble.

                  "SBCW Affiliate" has the meaning given to such term in the SBCW Sublease.

                  "SBCW Indemnified Losses" has the meaning given to such term in Section 13.2(a).

                  "SBCW Indemnitee" means SBCW, SBCW Affiliates (including, without limitation the SBC Operating Companies), and the respective directors, officers, employees, and agents of SBCW or any SBCW Affiliate (including, without limitation the SBC Operating Companies).

                  "SBCW Sublease" has the meaning given to such term in the Preamble.

                  "SBCW" has the meaning given to such term in the Preamble.

                  "SEC" means the Securities and Exchange and Commission.

                  "Share Price" means $22.74 per share, subject to appropriate adjustments in the event of any stock dividend, splits, combinations and subdivisions.

                  "Sites" means all cell tower sites that are owned or leased by SBCW and the other Sublessor Entities that are now or hereafter subject to the Transaction Documents. Sites shall include Existing Sites and Excluded Sites.

                  "Site Marketing Agreement" has the meaning given to such term in the Preamble.

                  "Stock Consideration" has the meaning given such term in
         Section 3.2(a).

                  "Stock Portion" means 24.8525542%.

                  "Stockholders" shall mean the stockholders of the TowerCo Parent who are signatories to the Registration Rights Agreement.

                  "Stockholders' Agreement" shall mean the Third Amended and Restated Stockholders' Agreement attached hereto as Exhibit H (as same may be amended, modified or supplemented from time to time).

                  "Subleased Interests" has the meaning given to such term in
         Section 3.1(a).

                  "Subleased Property" has the meaning given to such term in the SBCW Sublease.

                  "Subleases" means collectively the SBCW Sublease and the BTS Sublease.

                  "Sublessor Entities" means, collectively, SBCW and those legal entities including SBCW Affiliates which own or lease the Sites listed on Annex A.

                  "Substitute  Site" shall have the  meaning  given such term in
         Section 4.8.

                  "Survival Period" has the meaning given to such term in
         Section 13.8.

                  "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, whether domestic or foreign, including, without limitation, income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, capital gains, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, estimated and franchisee taxes (including any interest, levies, charges, penalties or additions attributable to or imposed on or with respect to any such assessment).

                  "Termination Fee" has the meaning given to such term in
         Section 14.1(b).

                  "Tower" has the meaning given to such term in the SBCW
         Sublease.

                  "TowerCo Indemnified Losses" has the meaning set forth in
         Section 13.1(a).

                  "TowerCo Indemnitees" means TowerCo, its Affiliates, and the respective directors, officers, employees, and agents, of TowerCo or its Affiliates.

                  "TowerCo Parent" means SpectraSite Holdings, Inc., a Delaware corporation, which indirectly owns all of the outstanding shares of stock of TowerCo through a wholly-owned subsidiary.

                  "Transaction Documents" means collectively this Agreement, the Subleases, the Build-to-Suit Agreement, the Site Marketing Agreement and each of the other documents and agreements listed in Articles IV, XI and XII.

SECTION 1.2.      Other Capitalized Terms.

(a) Any other capitalized terms used in this Agreement shall have the respective meanings given to them elsewhere in this Agreement.

                                   ARTICLE II
                               AGREEMENT DOCUMENTS

         This Agreement shall consist of the following documents, as amended from time to time as provided herein:

(a)      this Agreement document;

(b)      the following Exhibits:

                  Annex A  List of Sites
                  Annex B  Consideration Summary
                  Exhibit A         Form of Assignment and Assumption Agreement
                  Exhibit B         Form of Joinder Agreement
                  Exhibit C         Form of Amendment to the Stockholders'
                                    Agreement
                  Exhibit D         Form of Build-to-Suit Agreement
                  Exhibit E         Form of Lease and Sublease
                  Exhibit F         Site Marketing Term Sheet
                  Exhibit G         Registration Rights Agreement
                  Exhibit H         Stockholders' Agreement

(c) such additional documents as are incorporated by reference, including without limitation the Schedules attached hereto and each Disclosure Schedule provided by the Sublessor Entities.

If any of the foregoing are inconsistent, this Agreement shall prevail over Exhibits and additional incorporated documents.

                                  ARTICLE III
                          CONVEYANCE AND CONSIDERATION

SECTION 3.1.      Conveyance.

(a) Subject to the terms and conditions of this Agreement, each Sublessor Entity agrees to grant, convey and deliver to TowerCo, and TowerCo agrees to take and accept from such Sublessor Entity, at the Closings, a leasehold, subleasehold interest, or other interest consistent with the terms of the SBCW Sublease, as applicable, in and to the Subleased Property of all of the Existing Sites which the applicable Sublessor Entity is not legally precluded from leasing or subleasing to TowerCo, as more particularly described in the SBCW Sublease and applicable Site Designation Supplements (collectively, the "Subleased Interests").

(b) Notwithstanding anything to the contrary contained in Section 3.1(a), the Subleased Interests shall not include, without limitation, any of the following:
(i) under the SBCW Sublease, SBCW's and/or SBCW Affiliates' Improvements on the Included Sites; (ii) any equipment or transmissions systems used for the remote monitoring of the Included Sites; (iii) any and all rights that accrue or will accrue to SBCW or any SBCW Affiliate under the Transaction Documents, including, without limitation, the Rent payments due to the Sublessor Entities under the SBCW Sublease; (iv) any and all rights retained by and/or granted to SBCW or any SBCW Affiliate pursuant to the Transaction Documents; and (v) the Excluded Sites.

SECTION 3.2.      Consideration.

(a) Attached as Annex B is a summary of the aggregate agreed upon Rent and Option Purchase Price Amount (assuming 3,900 Included Sites). The aggregate Rent (assuming 3,900 Included Sites) payable in advance by TowerCo and TowerCo Parent shall be equal to $1,307,712,668 (the "Consideration") and shall be paid as follows: (i) $982,712,668 in cash (the "Cash Consideration") and (ii) $325,000,000 in shares (the "Stock Consideration") of Parent Stock valued at the Share Price (for a total of 14,291,997 shares), subject to the adjustment made in accordance with Section 3.2(c) through (i).

(b) The Consideration shall be due and payable, at each Closing, as follows:

(i) with respect to each Included Site being conveyed at a Closing, TowerCo shall pay to the applicable Sublessor Entity, an amount equal to the prepaid Rent for such Site (provided for in Section 10 of the SBCW Sublease), which amount shall be payable in a Cash Portion and in a Stock Portion;

(ii) the amount of cash to be paid at each Closing shall be paid in immediately available funds and shall be equal to the product of (a) the Cash Portion and (b) the amount of prepaid Rent calculated in accordance with (i) above; and

(iii) the number of shares of Parent Stock to be issued at each Closing shall be equal to the product of (a) the Stock Portion and (b) the amount of prepaid Rent calculated in accordance with subsection (i) above, divided by the Share Price.

(c) The Parent Stock is to be issued to direct or indirect wholly owned subsidiaries of SBC Communications Inc. that own interests in the Applicable Sublessor Entities. The Parent Stock shall be subject to an adjustment to be calculated and paid in accordance with the provisions of this Section 3.2(c) through Section 3.2(i) below.

(d) If the End Date occurs prior to the consummation of a Change of Control, then within two Business Days following the End Date, TowerCo Parent shall pay the End Date Adjustment Payment to SBCW. The End Date Adjustment Payment may be paid, at TowerCo Parent's option, in cash or in Parent Stock or in any combination of the foregoing. If TowerCo Parent elects to pay some or all of the End Date Adjustment Payment in Parent Stock, TowerCo Parent shall (x) issue to SBCW the number of shares of Parent Stock equal to (i) the amount payable in Parent Stock divided by (ii) the Current Market Price (as of the End Date), and
(y) pay the balance, if any, of the End Date Adjustment Payment to SBCW in cash. Notwithstanding the foregoing, if TowerCo Parent elects to pay some or all of the End Date Adjustment Payment in Parent Stock, the maximum number of shares of Parent Stock TowerCo Parent will be required to issue in order to satisfy its obligation with respect to such payment shall not exceed the product of (x) 10,783,179 shares of Parent Stock and (y) a fraction the numerator of which is equal to the SBCW End Date Stock Amount, and the denominator of which is equal to the aggregate number of shares of Parent Stock issued to SBCW and SBCW Affiliates under Section 3.2(b).

(e) If a Change of Control is consummated prior to the End Date, then immediately prior to the consummation of such Change of Control, TowerCo Parent shall pay the Change of Control Payment to SBCW. The Change of Control Payment may be paid, at TowerCo Parent's option, in cash or in Parent Stock or in any combination of the foregoing. If TowerCo Parent elects to pay some or all of the Change of Control Payment in Parent Stock, TowerCo Parent shall (x) issue to SBCW the number of shares of Parent Stock equal to (i) the amount payable in Parent Stock divided by (ii) the Change of Control Price, and (y) pay the balance, if any, of the Change of Control Payment, to SBCW in cash. Notwithstanding the foregoing, if TowerCo Parent elects to pay some or all of the Change of Control Payment in Parent Stock, the maximum number of shares of Parent Stock TowerCo Parent will be required to issue in order to satisfy its obligation with respect to such payment shall not exceed the product of (x) 10,783,179 shares of Parent Stock and (y) a fraction the numerator of which is equal to the SBCW Change of Control Stock Amount, and the denominator of which is equal to the aggregate number of shares of Parent Stock issued to SBCW and SBCW Affiliates under Section 3.2(b).

(f) If any Liquidity Event occurs prior to the earlier to occur of (x) the consummation of a Change of Control and (y) the End Date, then within two Business Days following any such Liquidity Event, TowerCo Parent shall pay a Liquidity Event Payment to SBCW. The Liquidity Event Payment may be paid, at TowerCo Parent's option, in cash or in Parent Stock or in any combination of the foregoing. If TowerCo Parent elects to pay some or all of the Liquidity Event Payment in Parent Stock, TowerCo Parent shall (x) issue to SBCW the number of shares of Parent Stock equal to (i) the amount payable in Parent Stock divided by the (ii) Liquidity Event Price, and (y) pay the balance, if any, of the Liquidity Event Payment to SBCW in cash. Notwithstanding the foregoing, if TowerCo Parent elects to pay some or all of the Liquidity Event Payment in Parent Stock, the maximum number of shares of Parent Stock TowerCo Parent will be required to issue in order to satisfy its obligation with respect to such payment shall not exceed the product of (x) 10,783,179 shares of Parent Stock and (y) a fraction the numerator of which is equal to the SBCW Liquidity Event Stock Amount, and the denominator of which is equal to the aggregate number of shares of Parent Stock issued to SBCW and SBCW Affiliates under Section 3.2(b).

(g) The Cash Portion of each payment under this Section 3.2 shall be made by wire transfer of immediately available funds through the Federal Reserve System to an account designated in writing by SBCW for the benefit of the applicable Sublessor Entities. To the extent any payment under this Section 3.2 to a Sublessor Entity is payable in Parent Stock, each payment shall be evidenced by a certificate issued directly to SBCW (or, as applicable, a direct or indirect wholly owned subsidiary of SBC Communications Inc.).

(h) No  fractional  shares of Parent  Stock  shall be  issued  pursuant  to this
Section 3.2 and an amount in cash (if any) shall be paid in lieu of any fractional part of a share otherwise resulting from the terms of this Section
3.2 equal to such fractional part of a share multiplied by the relevant Share Price, Current Market Price, Change of Control Price or Liquidity Event Price, as applicable.

(i) There will be no obligation for TowerCo Parent to pay any adjustment payment to SBCW under this Section 3.2 for events arising after the End Date Adjustment Payment or the Change of Control Payment.

SECTION 3.3.      Consents Under Ground Leases.

         SBCW and TowerCo shall use commercially reasonable efforts to obtain from each Ground Lessor from whom consent is required a written consent to (i) SBCW's subleasing of such Site to TowerCo and (ii) the further sublease of portions of the Site by TowerCo to third party tenants whose primary business is the provision of "radio transmission and/or communication services" or terms of similar meaning reasonably acceptable to TowerCo (each, a "Ground Lessor Consent") without making any concessions to the Ground Lessor in terms of Ground Rent or revenue sharing arrangements. TowerCo shall be actively involved with SBCW in all material aspects of the efforts to obtain any required Ground Lessor Consent. If SBCW is unable, with the participation and cooperation of TowerCo, to obtain any required Ground Lessor Consent by the applicable Closing, the parties shall continue using commercially reasonable efforts to obtain such Ground Lessor Consent in accordance with this Section 3.3; provided, that if the parties subsequently obtain such Ground Lessor Consent as to any Site, the Closing for such Site shall take place at the Closing next succeeding the date on which such Ground Lessor Consent is obtained, or, if the Final Closing has occurred, within six (6) months after the Final Closing at a time agreed by the parties; provided further, no Closings for such Sites shall occur after the expiration of such six (6) month period, unless the parties otherwise agree.

         SBCW and TowerCo shall mutually agree on the form of letter to be submitted to the Ground Lessors requesting the aforedescribed consents and shall each have the right to approve any modifications to such form proposed by any Ground Lessor and the final form of such consent.

                                   ARTICLE IV
                                    CLOSINGS

SECTION 4.1.      Closings.

(a) Subject to prior termination of this Agreement by SBCW pursuant to Article XIV, the consummation of the transfer and conveyance of the Subleased Interests and other transactions contemplated by this Agreement shall occur in multiple closings (individually, a "Closing", and collectively, the "Closings"), and each such Closing shall take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York New York 10036, at such times and on such dates (each, the "Closing Date") as contemplated under Sections (b) and (c) below and as modified pursuant to the terms hereof (the "Closing Schedule").

(b) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that each Closing shall be subject to the provisions of Articles XI and XII of this Agreement and shall take place after all the conditions set forth in such Articles XI and XII have been satisfied or waived. The parties further acknowledge that the initial Closing (the "Initial Closing") shall take place on October 10, 2000 (or, so long as the parties have been diligently pursuing the Initial Closing, such later date as the parties shall mutually agree), subject to the satisfaction of the conditions set forth in Articles XI and XII or on such other date as the parties may agree (the "Initial Closing Date"), and thereafter each Closing shall take place on the last day of the calendar month during which the determination is made that such Site is ready to close as provided in the Closing Schedule; provided, however, that in no event shall the Final Closing (the "Final Closing") occur later than the date which is eighteen (18) months after the Effective Date (the "Final Closing Date").

(c) The parties shall use commercially reasonable efforts to include in each Closing at least two hundred fifty (250) Sites, whether as an Included Site or Excluded Site, including, without limitation, any Sites deferred pursuant to
Section 4.6 from the previous Closings.

(d) SBCW shall provide to TowerCo a list of Sites ("Closing Sites") to be included in a particular Closing, and any changes to Annex A or the Disclosure Schedule with respect to those Sites, sufficiently in advance of the applicable Closing Date such that, taking into account the number of Closing Sites, TowerCo will be able, with the exercise of reasonable diligence, to review the information included on such list (including any matters shown in, or any changes to, Annex A or the Disclosure Schedule), to determine whether the conditions set forth in Article XII of this Agreement have been satisfied
(including any required Ground Lessor Consents) with respect to the Closing Sites and to prepare with respect to such Sites those portions of the Site Designation Supplements which TowerCo is obligated to prepare, in each case prior to such Closing Date. In addition, the parties shall, promptly after the date hereof, use good faith efforts to agree on procedures to effect an orderly transition in the operation and maintenance of the Sites from SBCW or the applicable Sublessor Entity to TowerCo. Notwithstanding the foregoing, the parties agree to use their good faith efforts to consummate the transactions contemplated by this Agreement as expeditiously as reasonably possible, subject to the provisions of Section 4.1(b) of this Agreement.

SECTION 4.2.      Transactions and Documents at the Closings.

(a)      At each Closing:

(i) TowerCo shall pay the applicable Rent to the applicable Sublessor Entity by paying the applicable pro rata Cash Consideration and Stock Consideration in respect of all of the Subleased Interests being subleased at such Closing;

(ii) TowerCo shall execute and deliver to the applicable Sublessor Entity any and all documents and instruments relating to the acceptance of the Subleased Interest of each of its Included Sites, including, without limitation, (A) Site Designation Supplements with respect to Subleased Interests of the Included Sites being subleased at such Closing, (B) an assignment and assumption agreement in substantially the form attached hereto as Exhibit A (each, an "Assignment and Assumption Agreement")

         relating to the assignment of the Existing Leases affecting the Included Sites subject to such Closing; and (C) such other documents, certificates, agreements and other papers as set forth in Article XI or may be necessary or convenient to effectuate the consummation of the transactions contemplated by this Agreement and other Transaction Documents, and its purposes and intent.

 (iii)    Each Sublessor  Entity shall execute and deliver to TowerCo any and all documents and instruments relating to the sublease of the Subleased Interest of each Included Site, including, without limitation, (A) all consents, authorizations and approvals in respect of the Included Sites that are necessary for the consummation of each Closing, including any and all required consents of Ground Lessors and Governmental Permits; (B) the Assignment and Assumption Agreement relating to assignment of the Existing Leases affecting the Included Sites subject to such Closing; (C) Site Designation Supplements with respect to the Subleased Interests of Included Sites being conveyed at such Closing; (D) a receipt for the Rent delivered to it at such Closing; and (E) such other documents, certificates, agreements and other papers as set forth in Article XII or may be necessary or convenient to effectuate the consummation of the transactions contemplated by this Agreement and other Transaction Documents, and its purposes and intent.
(iv) If necessary, Annex A to the Joinder Agreement shall be amended to include any additional SBCW Affiliates that have received Parent Stock.

(v) If necessary, Annex A to the Stockholders' Agreement shall be amended to include any additional SBCW Affiliates that have received Parent Stock.

(b) In addition to and not in limitation of Section 4.2(a):

(i) At the Initial Closing, TowerCo and SBCW (for itself and on behalf of the Sublessor Entities listed therein) shall execute and deliver the SBCW Sublease;

(ii) At the Initial Closing, TowerCo and SBCW (for itself and as agent for certain SBCW Affiliates) shall execute and deliver the Build-to-Suit Agreement;

(iii) At the Initial Closing, TowerCo Parent and SBCW, on behalf of itself and the SBCW Affiliates that are issued Parent Stock, shall execute and deliver the Joinder Agreement; and

(iv) At the Initial Closing, TowerCo Parent, certain stockholders of TowerCo Parent and SBCW, on behalf of itself and the SBCW Affiliates that are issued Parent Stock shall execute and deliver the Stockholders' Agreement; and

(v) At the Initial Closing, SpectraSite Communications, Inc., SBC Wireless, Inc. and certain Sublessor Entities shall execute and deliver the Site Marketing Agreement.

SECTION 4.3.      Costs of Closing.

         Except as otherwise provided in the Transaction Documents, the applicable Sublessor Entity shall be responsible for and pay any and all transfer Taxes and routine closing costs and expenses, including, without limitation, (i) any transfer Tax payable on the SBCW Sublease, if any, and (ii) all recording costs relating to any title clearance matters, if any. Notwithstanding anything to the contrary contained herein, (i) any fees, costs and expenses incurred by or on behalf of TowerCo for the services ordered or requested by TowerCo for which such Sublessor Entity is not liable under the Transaction Documents shall be the responsibility of and shall be paid for by TowerCo and (ii) any fees, costs and expenses incurred by or on behalf of any Sublessor Entity for services ordered or requested by such Sublessor Entity for which such Sublessor Entity is expressly liable under the Transaction Documents shall be the responsibility of and shall be paid for by such Sublessor Entity.

SECTION 4.4.      Further Assurances; Corrections.

(a) At each Closing, and from time to time thereafter, each Sublessor Entity shall do all such additional and further acts, and shall execute and deliver all such additional and further instruments, certificates and documents, as TowerCo may reasonably require fully to vest in and assure to TowerCo full right, title and interest in and to the Subleased Interests to the full extent contemplated by this Agreement and otherwise to effectuate the consummation of the transactions contemplated by this Agreement. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

(b) If in the review of any Site Designation Supplement either party identifies any corrections that in either party's judgment necessitate further revisions to Exhibit B, C or D to such Site Designation Supplement, the parties may at either party's request effect the correction of such Exhibit B, C or D, and defer the recordation of such Site Designation Supplement until such revisions are made, for up to thirty (30) days.

(c) In addition, with respect to the Included Sites, the parties shall have the right to review and make corrections, if necessary, to any and all exhibits to the Site Designation Supplements applicable to such Included Sites after the applicable Closing. After making any such corrections, TowerCo shall re-record any such Site Designation Supplements to reflect such corrections, if requested by the applicable Sublessor Entity.

(d) If after any Closing any party discovers that the name of the Sublessor Entity as set forth in any Site Designation Supplement is incorrect, the applicable Sublessor Entity shall re-execute such Site Designation Supplement in such a manner as to correct such name, and TowerCo shall re-record such Site Designation Supplement, unless the parties agree that such re-recordation is not necessary. The foregoing obligation shall survive the Closing in respect of which such Site Designation Supplement was executed for a period of six (6) months.

(e) The Sublessor Entity shall have the right, at its sole expense, to cause any amendment to the Site Designation Supplement to be recorded. In addition, the parties shall cooperate with each other to cause changes to be made in the documentation for any Site, and in the Site Designation Supplement for such Site, if such changes are requested by the Sublessor Entity to evidence any permitted changes in the Reserved Space or Subleased Interest respecting such Site, including, without limitation changes in such Sublessor Entity's antennas or other parts of its communications facility at such Site. Such obligation shall survive any Closing without limitation.

SECTION 4.5.      Site Designation Supplements.

         Prior to the applicable Closing Date, TowerCo shall, collect the data relating to the applicable Existing Sites, adequately describe such Existing Sites and prepare Exhibits B, C and D for all Site Designation Supplements relating to such Existing Sites, all in accordance with the terms thereof. The parties agree that, as between the parties, the description of Existing Sites shall be sufficient to adequately describe the Subleased Interests. In addition, where any discrepancy in Exhibits B, C or D requires verification in the field, including without limitation verification as to the number of antennas, height of antennas, location of antennas or location of antenna mounting hardware, the parties shall provide adequate resources and personnel to resolve such discrepancy within thirty (30) days after the applicable Closing.

SECTION 4.6.      Deferral of Closings; Updating of Representations.

(a) Each Sublessor Entity will have the right to defer the Closing as to any Site to a later Closing by virtue of (i) the failure of such Site to satisfy any condition to the obligations of TowerCo respecting such Site (including, without limitation, the failure to obtain any Ground Lessor Consent or other third party consent), or (ii) the breach by the applicable Sublessor Entity of any Real Estate Representation as to such Site. If by the Final Closing, the applicable Sublessor Entity fails, after the exercise of reasonable efforts, to cause any such unsatisfied (and unwaived) condition to be satisfied or to cure any such (unwaived) breach of a Real Estate Representation, such Site shall constitute an Excluded Site. TowerCo shall notify SBCW prior to the applicable Closing of any Site in the event that TowerCo believes that SBCW or any applicable Sublessor Entity has not satisfied any condition in this Agreement to its obligations to acquire the Subleased Interest in such Site, including, without limitation, by virtue of a breach of a Real Estate Representation as to such Site. The applicable Sublessor Entity will have the right to cure any such breach of a representation, warranty or covenant and/or remedy such condition, and defer the Closing of such Site to facilitate such cure, as provided above.

(b) As soon as reasonably practicable prior to the date scheduled for any Closing pursuant to the Closing Schedule, the applicable Sublessor Entity shall disclose in writing any material information, known to such Sublessor Entity without additional inquiry, that is required to (x) be provided pursuant to any representation or warranty made by a Sublessor Entity pursuant to Article VI or
(y) cause any Real Estate Representation with respect to any Existing Site to be true and correct in all material respects and to modify, amend or supplement such Real Estate Representation, including without limitation: (i) to set forth exceptions to any such representations and warranties, where such exceptions were not theretofore set forth in this Agreement or any Schedule hereto, or (ii) to reflect any lease, sublease or license that becomes an Existing Lease entered into after the date of this Agreement in the ordinary course of business consistent with past practices and matters related thereto. The applicable Sublessor Entity shall provide any such disclosure that relates to such Sublessor Entity and does not constitute a Real Estate Representation prior to the first Closing in which any Sites of such Sublessor Entity is included. Any such disclosure shall be deemed to create and constitute a portion of, and all such disclosures together shall be, the "Disclosure Schedule". Any Existing Site in respect of which the applicable Sublessor Entity makes any disclosure pursuant to this Section 4.6(b) may, at TowerCo's option, be deferred to a later Closing Date pursuant to Section 4.6(a), where the matters so described would have a Material Adverse Effect on such Existing Site. The sole remedy of TowerCo in respect of any such disclosure as to any Site shall be to cause such Site, at the applicable Sublessor Entity's option pursuant to this Section 4.6, to be an Excluded Site hereunder or to defer the Closing for such Site to a later Closing Date.

SECTION 4.7.      Re-Recordation.

         Whenever in this Agreement either party is required or has the right to record or re-record any document, including without limitation any Site Designation Supplement, Ground Lease or a memorandum thereof, such party shall, or shall cause the agent effecting such recordation to, deliver a copy of the document to the other party promptly after receipt thereof, and in any event contemporaneously with its first delivery thereof to the recording party.

SECTION 4.8.      Substitution of Sites.

         Notwithstanding anything to the contrary herein, SBCW may at any time amend Annex A to substitute a Site which has become an Excluded Site with another Site in a similar market with a similar structural design capacity, in which case such Site shall constitute an Existing Site hereunder (each, a "Substitute Site"). The Rent and Option Purchase Price Amount for such Substitute Site shall be calculated in accordance with the methodology used to calculate the Rent and Option Purchase Price Amount with respect to the Sites listed on Annex A.

SECTION 4.9.      Value Adjustments.

(a) Notwithstanding anything to the contrary herein, at any Closing occurring after the second Closing and prior to the Final Closing, if the average Rent per Site paid by TowerCo for all Sites to be included in the applicable Closing and all Included Sites included in all prior Closings exceeds $368,842, then TowerCo shall have the right to require SBCW to defer the Closing as to any Site or number of Sites in accordance with clause (c) below such that the average Rent per Site paid by TowerCo for all Sites included in the applicable Closing and all Included Sites included in all prior Closings does not exceed $368,842.

(b) Notwithstanding anything to the contrary herein, if the average Rent per Site paid by TowerCo for Sites to be included in the Final Closing and all Included Sites included in all prior Closings exceeds $352,077, then TowerCo shall have the right to require SBCW to designate any Site or number of Sites to be Excluded Sites in accordance with clause (c) below, such that the average Rent per Site paid by TowerCo for all Sites included in the Final Closing and all Included Sites included in all prior Closings does not exceed $352,077.

(c) TowerCo and SBCW shall mutually agree on the Sites with respect to which Closing shall be deferred in accordance with clause (a) above or which shall be designated as Excluded Sites in accordance with clause (b) above, or if TowerCo and SBCW cannot mutually agree on such Sites, the Sites with respect to which Closing shall be deferred in accordance with clause (a) above or which shall be designated as Excluded Sites in accordance with clause (b) above shall consist first of Sites otherwise to be included in the applicable Closing having the highest amount of aggregate Rent and continuing with Sites having decreasing amounts of aggregate Rent thereafter.

(d) TowerCo and SBCW agree to cooperate to structure each Closing occurring during the three months prior to the Final Closing such that upon the Final Closing the average Rent per Site paid by TowerCo for the aggregate of all Included Sites will not exceed $352,077.

ARTICLE V
                              additional agreements

SECTION 5.1.      Expenses.

(a) Except as otherwise provided herein, all expenses incurred by TowerCo in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of the Transaction Documents and the transactions contemplated hereby shall be paid by TowerCo.

(b) Except as otherwise provided herein, all expenses incurred by SBCW and the other Sublessor Entities in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of the Transaction Documents and the transactions contemplated hereby shall be paid by SBCW or such other Sublessor Entity.

SECTION 5.2.      Brokers.

         Each Sublessor Entity hereby represents and warrants to TowerCo that, except Goldman, Sachs & Co. which is an advisor to SBCW and the Sublessor Entities, no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein and agrees to indemnify
TowerCo Indemnitees from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of SBCW, including, without limitation, Goldman, Sachs & Co. TowerCo hereby represents and warrants to SBCW and each Sublessor Entity that no broker or finder has acted on their behalf or on behalf of any of them in connection with this Agreement or the transactions contemplated herein and each of them agrees, jointly and severally, to indemnify SBCW Indemnitees from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of TowerCo or any of its Affiliates.

SECTION 5.3.      Risk of Loss and Insurance.

         Between the date of this Agreement and each Closing, the risks and obligations of ownership and loss of the Subleased Interests with respect to the Sites subject to such Closing and the correlative rights against insurance carriers and third parties shall belong to the applicable Sublessor Entity. In the event of the damage or destruction of all or a substantial portion of the Subleased Interests prior to any Closing, the affected Sites shall become Excluded Sites unless the parties agree to the contrary.

SECTION 5.4.      Condemnation.

         In the event of the taking of any part of the Subleased Interest of any Site, or any interest therein, by eminent domain proceedings, or the commencement or bona fide threat of the commencement of any such proceedings, prior to any Closing, the affected Sites shall become Excluded Sites unless the parties agree to the contrary.

SECTION 5.5.      Publicity.

         Except as required by applicable Laws or any applicable stock exchange rules, all press releases and other public announcements with respect to the subject matter hereof, including the time, form and content of such release or announcement, shall be made only with the mutual written agreement of TowerCo and SBCW; provided, however, that any disclosure required to be made under applicable Law may be made only if a party required to make such disclosure has determined in good faith that it is necessary to do so and has used its reasonable best efforts, prior to the issuance of the disclosure, to provide the other parties with a copy of the proposed disclosure and to discuss the proposed disclosure with the other parties.

SECTION 5.6.      TowerCo's Access and Inspection.

         SBCW and the other Sublessor Entities shall provide TowerCo and its authorized representatives (i) reports as to the Sites in electronic form, to the extent reasonably available and (ii) reasonable access during normal business hours from and after the date hereof until the Final Closing (as such date may be extended in accordance with Section 3.3) to the books and records of SBCW or such Sublessor Entity, as applicable, relating to the Subleased Interests and for physical inspection of the Subleased Interest, for the purpose of making such investigation as TowerCo may reasonably desire, and each such party shall reasonably promptly furnish TowerCo such information concerning the Subleased Interests as TowerCo may reasonably request.

SECTION 5.7.      Cooperation.

         The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, including establishing mechanics for the subleasing and Closing of each Site which are reasonably acceptable to both parties, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby set forth in Articles XI and XII. Without the prior written consent of the other parties, no party hereto may take any intentional action that would cause the conditions precedent to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, takings or causing to be taken any action that would cause the representations and warranties made by such party herein not to be true, correct and complete as of each Closing.

SECTION 5.8.      Governmental Filings.

(a) The parties shall make, or cause to be made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by this Agreement.

(b) Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the transactions contemplated by the Transaction Documents and to obtain all consents, orders and approvals that may be or become necessary for the consummation of the transactions contemplated by the Transaction Documents and each party shall furnish to the other parties such necessary information and reasonable assistance as other parties may reasonably request in connection with the preparation of necessary filings or submissions to any governmental or other regulatory agency in promptly seeking to obtain all such consents, orders and approvals. SECTION 5.9. Confidentiality.

(a) The parties acknowledge and agree that in the course of their discussions and negotiations of the Transaction Documents and the transactions contemplated herein, a party hereto (the "Disclosing Party") may already have disclosed or may hereafter disclose Confidential Information (as defined below) to one or more of the other parties hereto (each, a "Disclosee"). Each party agrees that if the transactions contemplated herein are not consummated, it will return to the Disclosing Party all documents and other written information furnished to it. Each party further agrees to maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose or give any Confidential Information to any Person or use such Confidential Information, provided, however, that the foregoing obligations will not apply to: (i) any information which was lawfully known by the Disclosee free of any obligation of confidentiality to any Person prior to its disclosure by the Disclosing Party;
(ii) any information which was in the public domain prior to the disclosure thereof, (iii) any information which comes into the public domain through no fault of the Disclosee; (iv) any information which is disclosed to the Disclosee by a third party, other than an Affiliate, having the legal right to make such disclosure; (v) any information which is required to be disclosed by Order of any Forum or as required by Law, or (vi) TowerCo's disclosure on a confidential basis of Confidential Information to third parties if reasonably related to TowerCo's Permitted Use of the Sites as contemplated in the Transaction Documents, provided that TowerCo shall be liable for any breach by a third party of the confidentiality provisions in this Section 5.9 in the event TowerCo provided Confidential Information to such third party. Without limiting the generality of the foregoing, each party agrees that, when acting as a Disclosee, it will (a) restrict the disclosure of the Confidential Information of the Disclosing Party to those employees, advisors, agents and financing sources of Disclosee who require such information for the purposes contemplated hereunder,
(b) notify all of its employees, advisors, agents and financing sources to whom Confidential Information of the Disclosing Party is disclosed not to use or disclose such Confidential Information in violation of this Agreement, (c) prevent use or disclosure by its employees, advisors, agents and financing sources of the Confidential Information of the Disclosing Party, except as provided herein, and (d) promptly inform the Disclosing Party of any use or disclosure of the Confidential Information of the Disclosing Party, whether intentional or not, which violates the provisions of this Section and of which Disclosee has any knowledge.

(b) For purposes of this Section 5.9, "Confidential Information" means any and all technical, business, and other information which is (i) possessed or hereafter acquired by a Disclosing Party and (ii) derives economic value, actual or potential, from not being generally known to Persons other than the Disclosing Party, including, without limitation, technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, lists of actual or potential customers or suppliers, information regarding the business plans and operations of the Disclosing Party, and the existence of discussions and negotiations between the parties hereto relating to the terms hereof. The provisions of this
Section 5.9 shall survive any termination of this Agreement for any reason and shall remain in full force and effect from and after the Initial Closing Date.

(c) TowerCo acknowledges and agrees that the databases respecting the Sites maintained on behalf of SBCW or a Sublessor Entity are owned by SBCW or such Sublessor Entity and constitute trade secrets of SBCW or such Sublessor Entity. Any data from such databases provided to TowerCo may be used by TowerCo in accordance with the terms of this Agreement, including without limitation
Section 5.9.

SECTION 5.10.     Real Estate Matters.

(a) Prior to the applicable Closing, TowerCo shall notify SBCW if the Ground Lease or a memorandum thereof has not been recorded for any Site. TowerCo shall use its commercially reasonable efforts to effect such recordation, at its sole cost and expense, except where prohibited by Law or the terms of the applicable Ground Lease. The applicable Sublessor Entity shall execute documents reasonably requested by TowerCo to effect such recordation, and shall cooperate with TowerCo in pursuing such recordation.

(b) The applicable Sublessor Entity and, after the applicable Closing, TowerCo shall each have the right to place, each at its sole cost and expense, accurate signage on each Site to put third parties on notice of its interest in such Site, subject to compliance with applicable Laws and any Ground Lease for the Site in question.

(c) Notwithstanding anything to the contrary contained herein, if TowerCo is unable to record any unrecorded Ground Lease or memorandum thereof in respect of any Site, or otherwise to protect the applicable Sublessor Entity's interest in such Site and at any time thereafter the applicable Sublessor Entity loses its interest under the Ground Lease by virtue of a foreclosure of a prior Mortgage on the fee interest of such Site, TowerCo will have no claim against SBCW or the Sublessor Entity in respect thereof.

(d) Following the applicable Closing, TowerCo and each Sublessor Entity whose Sites were the subject of a Site Designation Supplement and whose Ground Lease or memorandum was not recorded, shall continue reasonable efforts to cause the Ground Lease or a memorandum thereof to be recorded. Such obligation shall expire on the first anniversary of the Final Closing. If any such Ground Lease or a memorandum is thereafter recorded in respect of any Site, the parties shall re-record the Site Designation Supplement for such Site.

(e) Each Site Designation Supplement shall be in recordable form. TowerCo shall be responsible for effecting the recordation of all Site Designation Supplements, unless prohibited by Law or by the applicable Ground Lease, and TowerCo shall bear all costs and expenses incurred in connection therewith. Promptly after effecting such recordation, TowerCo shall give the applicable Sublessor Entity written confirmation of such recordation and copies of the recorded documents.

SECTION 5.11.     No Solicitation of Employees.

         In the event that for any reason this Agreement is terminated, TowerCo agrees that, for a period of twelve (12) months following the date of termination, it will not employ or seek to employ on its own behalf, or on behalf of any of its Affiliates, any employee of SBCW or its Affiliates or any person who was employed by SBCW or its Affiliates (whether or not such employee would commit a breach of contract) and who has not ceased to be employed by such Person for a period of at least one (1) year.

SECTION 5.12.     Update of Information.

(a) At all times prior to the Final Closing, each party shall promptly provide to the other party, subject to Section 4.6(b), with written notification of any material fact, event, occurrence or other information of any kind whatsoever which affects, or may affect, the truthfulness, correctness or completeness of any representation, warranty, covenant or agreement made in this Agreement, any other Transaction Document or any document, agreement, instrument, certificate or writing furnished to any party or its respective Affiliates pursuant to or in connection with this Agreement, or which affects or may affect the continued truthfulness, correctness or completeness of any thereof through the date of the Final Closing. Each such written notification shall specifically identify all representations, warranties, covenants and agreements affected by the fact, event, occurrence or information that necessitated the giving of the notice; provided, that, except as set forth in Section 4.6(b), no such notification of any material fact, event, occurrence or other information shall be deemed to modify, amend or supplement any such representation, warranty, covenant and agreement.

(b) Annex A sets forth, with respect to each Site listed thereon, among other things, the name of the Site, its useful life, the Ground Lease expiration date (if applicable) the Rent and Option Purchase Price Amount and denotes whether a Site has been completed or is under construction. The parties acknowledge that the information set forth in Annex A with respect to certain Sites is incomplete and may be updated from time to time to: (i) reflect additional information which becomes available, (ii) reflect completion of construction of a Site or
(iii) reflect the substitution of Sites in accordance with Section 4.8 (each such Site, an "Incomplete Site"). SBCW represents that the Outside Expiration Date with respect to each Site equals (or, as to Incomplete Sites, will equal) not less than 75% or more than 80% of the remaining useful life of the Tower included in such Site, as such useful life has been determined by an independent appraiser retained by SBCW (the Parties acknowledging that SBCW is making no representation as to the accuracy of any such appraisal). Notwithstanding anything to the contrary contained in this Agreement, the Rent and Option Purchase Price Amount for any Incomplete Site shall be determined in accordance with the methodology used to determine the Rent and Option Purchase Price Amount in Annex A hereto.

SECTION 5.13.     TowerCo Parent's Guaranty.

(a) TowerCo Parent unconditionally guarantees to SBCW, the Sublessor Entities, the SBCW Affiliates, and each SBCW Indemnitee (collectively, the "beneficiaries", individually a "beneficiary") the full and timely performance and observance of all of the terms, provisions, covenants and obligations of TowerCo under this Agreement and other Transaction Documents and any Affiliate of TowerCo under any Transaction Documents (the "Obligations"). TowerCo Parent agrees that if TowerCo or TowerCo's Affiliate defaults at any time in the performance of any of the Obligations, TowerCo Parent shall faithfully perform and fulfill all Obligations and shall pay to the applicable beneficiary all reasonable attorneys' fees, court costs, and other expenses, costs and disbursements incurred by the applicable beneficiary on account of any default by TowerCo or TowerCo's Affiliate and on account of the enforcement of this guaranty.

(b) This guaranty obligation of TowerCo Parent shall be enforceable by the applicable beneficiary in an Action against TowerCo Parent without the necessity of any Action by such applicable beneficiary of any kind or nature whatsoever against TowerCo or its Affiliate, without the necessity of any notice to TowerCo Parent of TowerCo's or its Affiliate's default or breach under this Agreement or any Transaction Documents, and without the necessity of any other notice or demand to TowerCo Parent to which TowerCo Parent might otherwise be entitled, all of which notices TowerCo Parent hereby expressly waive. TowerCo Parent hereby agrees that the validity of this guaranty and the obligations of TowerCo Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by the applicable beneficiary against TowerCo or its Affiliate any of the rights or remedies reserved to the applicable beneficiary pursuant to the provisions of this Agreement or any Transaction Documents or any other remedy or right which the applicable beneficiary may have at law or in equity or otherwise.

(c) TowerCo Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of TowerCo Parent hereunder shall not be affected, modified, or diminished by reason of any modification or termination of this Agreement and any other Transaction Documents or any modification or waiver of or change in any of the covenants and terms of this Agreement or any Transaction Documents by agreement of the applicable beneficiary and TowerCo or its Affiliate, or by any unilateral action of either the applicable beneficiary or TowerCo or its Affiliate, or by an extension of time that may be granted by the applicable beneficiary to TowerCo or its Affiliate or any indulgence of any kind granted to TowerCo or its Affiliate, or any dealings or transactions occurring between the applicable beneficiary and TowerCo or its Affiliate, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting TowerCo or its Affiliate. TowerCo Parent does hereby expressly waive any suretyship defense it may have by virtue of any Law of any state or Government.

(d) All of the applicable beneficiary's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

(e) TowerCo Parent hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. TowerCo Parent further waives any right to require that an action be brought against TowerCo or its Affiliate or any other person or to require that resort be had by the applicable beneficiary to any security held by the applicable beneficiary. The provisions of this Section 5.13 shall survive any termination of this Agreement.

SECTION 5.14.     Registration Statement.

         Within 20 days after signing this Agreement, TowerCo Parent agrees to file a registration statement on Form S-3 (or other appropriate form available for registering Parent Stock for sale to the public) and to use all reasonable efforts to have such registration statement declared effective before the expiration of thirty (30) days after the Initial Closing Date. If such registration statement has not been declared effective prior to the Initial Closing Date, then promptly after the Initial Closing, but in no event more than five (5) days after the Initial Closing Date, TowerCo Parent will add SBCW and each Affiliate receiving Stock Consideration under Section 3.2(b) to such registration statement to register the resale by them of up to $25,000,000 of Parent Stock issued to them at the Initial Closing pursuant to Section 3.2(b). If prior to the Initial Closing, such registration statement has been declared effective, then promptly after the Initial Closing, but in no event later than ten (10) days after the Initial Closing Date, TowerCo Parent will file a registration statement on Form S-3 (or other appropriate form available for registering Parent Stock for sale to the public) or amend an existing registration statement to register the resale by SBCW and each SBCW Affiliate receiving Stock Consideration under Section 3.2(b) of $25,000,000 of Parent Stock issued to them at the Initial Closing pursuant to Section 3.2(b) and will use all reasonable efforts to have such registration statement declared effective before the expiration of thirty (30) days after the Initial Closing Date. Notwithstanding the foregoing, TowerCo Parent may at any time elect to satisfy the obligation under this Section 5.14 by paying to SBCW and the SBCW Affiliates that would have received Parent Stock under Section 3.2(b) $25 million in cash in lieu of issuing to SBCW and such SBCW Affiliates $25 million of Parent Stock at the Initial Closing. The parties agree that any registration statement registering SBCW and any SBCW Affiliates resale of Parent Stock pursuant to this Section 5.14 will be treated as a registration statement under, and accordingly will be subject to the provisions of, the Registration Rights Agreement which will govern SBCW's and TowerCo Parent's obligations to each other in connection therewith.

SECTION 5.15.     Parent Stock.

(a) There shall be placed on all certificates representing shares of Parent Stock issued to SBCW and the SBCW Affiliates under Section 3.2 of this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable Securities Law. TowerCo Parent shall cause such legend to be removed upon request of SBCW or such SBCW Affiliates, as applicable, pursuant to and as provided in Rule 144 of the Securities Act of 1933, as amended. SBCW and each SBCW Affiliate receiving Parent Stock under Section 3.2 represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of the Securities Act and is acquiring the Parent Stock for its own account, not as a nominee or agent for any other person, and not with a view to, or in connection with, the sale or distribution thereof in violation of the securities laws of the United States of any state thereof..

(b)  SBCW  and the  SBCW  Affiliates  receiving  Stock  Consideration  agree  to cooperate with TowerCo Parent in connection with any registration of Parent Stock issued to SBCW or such SBCW Affiliate including, without limitation, furnishing to TowerCo Parent such information with respect to themselves, the Included Sites and the proposed distribution of Parent Stock by them as shall be reasonably necessary in order to prepare, file and have declared effective a registration statement in compliance with federal and applicable state securities laws.

SECTION 5.16.     The Ameritech Paging Colocation Agreement.

         With respect to those Included Sites on which Ameritech Wireless Holdings, Inc. ("Ameritech") operates a paging system, TowerCo will use best efforts to cause Ameritech (together with such other entity that owns and operates such paging equipment, "Paging Tenant") to enter into a master lease agreement ("Master Lease") which will be effective as of the applicable Closing Date for each Site on which such Paging Tenant's paging equipment is located. The Master Lease will be on terms customary in the industry, including the following terms: (i) a five (5) year term; (ii) covering the antennas and related ground equipment (such ground equipment shall be located in the SBCW shelter, or on available ground space located outside the SBCW shelter not to exceed 12 square feet); (ii) terminable by Paging Tenant on ninety (90) days notice; (iii) rental rate of $600 per month per antenna with an annual rental increase of four percent (4%) per year; (iv) TowerCo may, in its discretion and at its cost, relocate such paging equipment on the Tower so long as it does not adversely effect in any material respect such Paging Tenant's use of such Site;
(v) permitted use shall be to locate, maintain and operate the Paging Transmit System currently on the Tower together with the related equipment on the Site consistent with the then-current use by the Paging Tenant.

                                   ARTICLE VI
                           REPRESENTATIONS, WARRANTIES
                       AND COVENANTS OF SUBLESSOR ENTITIES

         As an inducement to TowerCo Parent and TowerCo to enter into and perform each and all Transaction Documents, SBCW (for itself and on behalf of the Sublessor Entities), severally and not jointly, hereby represents and warrants to TowerCo Parent and TowerCo, as to itself and its Sites, as follows (such representations and warranties being deemed made, in the case of Sublessor Entities whose Sites are included in a Closing, only as of the date of such Closing):

SECTION 6.1.      Organization, Authority and Qualification.

         Each Sublessor Entity is an entity duly organized, validity existing and in good standing under the laws of the State of its formation. Each Sublessor Entity is duly authorized, licensed or qualified to do business in any jurisdiction where the ownership, use or occupancy of the Sites would require it to be authorized, licensed or qualified, except where the failure to be authorized, licensed or qualified would not have a Material Adverse Effect. Each Sublessor Entity has the requisite corporate power and authority to own, lease, sublease, use and occupy the Sites as they are now being owned, leased, subleased, used and occupied by such Sublessor Entity. Each Sublessor Entity has the right, power and authority to transfer the Subleased Interests of its Sites in accordance with the terms, provisions and conditions of this Agreement and other Transaction Documents.

SECTION 6.2.      Capacity; Inconsistent Obligations.

(a) Each Sublessor Entity has, or will have, prior to the first Closing in which any of its Sites is included, the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform and comply with the Transaction Documents to which such Sublessor Entity is a party in accordance with their respective terms. The Transaction Documents to which each Sublessor Entity is a party have been, or will be, prior to the first Closing in which any of its Sites is included, duly and validly executed and delivered by such Sublessor Entity and constitute, or will constitute, prior to the first Closing in which any of its Sites is included, the valid and legally binding obligations of such Sublessor Entity subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) Except as set forth in the Disclosure Schedule, neither the execution and delivery of the Transaction Documents to which such Sublessor Entity is a party, nor the consummation of the transactions contemplated therein will (i) result in a violation of such Sublessor Entity's articles of incorporation or bylaws, or
(ii) to such Sublessor Entity's knowledge, result in a breach of or default under any term or provision of any contract or agreement to which such Sublessor Entity is a party, except where such breach or default would not have a Material Adverse Effect.

SECTION 6.3.      Consents.

         Except for the consents specified in the Disclosure Schedule with respect to each Closing and except for any consents of minority equity holders of Sublessor Entities and consents of Ground Lessors, the execution and delivery by each Sublessor Entity of this Agreement and other Transaction Documents to which such Sublessor Entity is a party, the consummation of the transactions contemplated herein and therein, and the performance by such Sublessor Entity hereunder and thereunder does not require the consent, approval or action of, or any filing (except any filing as may be required under the Hart-Scott-Rodino Act (the "HSR Act")) with or notice to, any Government or other Person.

SECTION 6.4.      No Violation; Compliance with Laws.

         Except as set forth in the Disclosure Schedule, no Sublessor Entity is in default under or in violation of (a) its articles of incorporation or bylaws,
(b) to such Sublessor Entity's knowledge, any Order to which such Sublessor Entity is subject, or (c) any Existing Leases, except where such defaults or violations would not have a Material Adverse Effect. Each Sublessor Entity has complied with all applicable Laws, except where the failure to have so complied would not have a Material Adverse Effect.

SECTION 6.5.      Litigation; Contingencies.

         Except as set forth in the Disclosure Schedule, there are no Actions pending or to the best of each Sublessor Entity's knowledge, threatened against, by or affecting such Sublessor Entity which would have a Material Adverse Effect or which question the validity or enforceability of this Agreement. There are no unsatisfied judgments or Orders against any Sublessor Entity to which the Subleased Interests are subject that would have a Material Adverse Effect.

SECTION 6.6.      Leased and Owned Sites.

         Except as set forth in the Disclosure Schedule:

(a) (i) Such Sublessor Entity holds a valid leasehold interest or a Qualifying Interest in each of its Leased Sites (as defined in the SBCW Sublease) pursuant to a Ground Lease, and (ii) to the best knowledge of the applicable Sublessor Entity, (x) each of the Ground Leases is in full force and effect, (y) neither the Sublessor Entity nor the Ground Lessor is in breach of the Ground Lease, except for breaches that would not have a Material Adverse Effect, and (z) such Sublessor Entity has made available to TowerCo Parent copies of each of the Ground Leases, which copies are true, correct and complete in all material respects.

(b) To the knowledge of the applicable Sublessor Entity, such Sublessor Entity holds valid fee simple title to each of the Owned Sites (as defined in the SBCW Sublease), free and clear of all Liens other than Permitted Liens.

SECTION 6.7.      Real Property.

         To the knowledge of the Applicable Sublessor Entity, as to each Existing Site, except as set forth in the Disclosure Schedule:

(a) Such Sublessor Entity's ownership, lease or use of the Land included in the Subleased Interests respecting such Existing Site is in compliance with all applicable zoning and other land use requirements where the failure to so comply would materially limit such Sublessor Entity's ability to use such Land for the Permitted Use of such Land.

(b) The utility services currently available to such Existing Site are adequate for the present use of such Existing Site by such Sublessor Entity, are being supplied to such Sublessor Entity by utility companies or pursuant to valid and enforceable contracts or tariffs, and there is no condition which, to the best of such Sublessor Entity's knowledge, will result in the termination of the present access from such Existing Site to such utility services.

(c) Such Sublessor Entity has obtained all easements and rights-of-way that are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from each of the Existing Sites for the purposes used by such Sublessor Entity in the ordinary course. No Action is pending or threatened which would have the effect of terminating or limiting such access.

(d) No breach or event of default by such Sublessor Entity has occurred and is continuing under any Existing Lease, as applicable, respecting one or more Sites, except where such breach or event of default would not have a Material Adverse Effect.

SECTION 6.8.      Eminent Domain.

         Except as set forth in the Disclosure Schedule, no Sublessor Entity has received any written notice that any Government having the power of eminent domain over any of the Land included in the Subleased Interests has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of such Land.

SECTION 6.9.      Taxes.

         To the knowledge of the Applicable Sublessor Entity, except as set forth in the Disclosure Schedule, (i) such Sublessor Entity has duly and timely filed all federal, state, municipal and local Tax returns and reports (collectively, "Returns") with respect to all Taxes owing in respect of its Existing Sites, (ii) all Taxes imposed on a Sublessor Entity in respect of its Existing Sites by any Government which have become due and payable by such Sublessor Entity for all periods through the date of this Agreement have been paid in full, (iii) there are no proposed assessments against such Sublessor Entity of additional Taxes in respect of its Existing Sites, and (iv) there is no dispute or Action concerning any Tax Liability of such Sublessor Entity raised by a Government in writing.

SECTION 6.10.     Governmental Permits.

         To the best knowledge of the Applicable Sublessor Entity, except as set forth in the Disclosure Schedule: (i) such Sublessor Entity has obtained all Governmental Permits that are required for the ownership, use or occupancy of its Existing Sites or the Subleased Interests, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect would not have a material adverse effect on such Sublessor Entity or its business or on the Permitted Use; and (ii) each Sublessor Entity has complied with all such Governmental Permits, except where the failure to comply would not have a material adverse effect on such Sublessor Entity or on the Permitted Use.

SECTION 6.11.     Environmental Matters.

         Except as set forth in the Disclosure Schedule, to each Sublessor Entity's knowledge, no Environmental Condition exists and no pending or threatened Action in respect of any Environmental Condition exists at any of its Existing Sites which would have a material adverse effect on such Sublessor Entity's use of such Existing Site consistent with past practices or on TowerCo's Permitted Use of such Existing Site consistent with the SBCW Sublease.

SECTION 6.12. Existing Leases; Colocation Agreements; Master License Agreements; Other Agreements.

         To the knowledge of each Sublessor Entity, except for the Existing Leases and Colocation Agreements set forth in the Disclosure Schedule, there are no leases or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Sites. Each Sublessor Entity has made available to TowerCo copies of the Existing Leases, Colocation Agreements and other agreements identified in the Disclosure Schedule. To the knowledge of each Sublessor Entity, such copies are true and complete in all material respects and include all material amendments, supplements and modifications thereto or material waivers currently in effect thereunder.

SECTION 6.13.     No Undisclosed Liabilities.

         To the knowledge of the Applicable Sublessor Entity, except as set forth in the Disclosure Schedule, no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever (whether accrued, contingent, absolute, determined, determinable or otherwise) have been incurred by any Sublessor Entity with respect to the Subleased Interests and which have had or could reasonably be expected to have a Material Adverse Effect after the consummation of the transactions contemplated hereby, other than liabilities or obligations disclosed or provided for in the Transaction Documents.

SECTION 6.14.     Authorization.

         SBCW has the requisite power and authority, on its own behalf and prior to the first Closing in which a Sublessor Entity's Sites are included, will have the requisite power and authority, on behalf of each and every Sublessor Entity, to execute this Agreement and the Transaction Documents to which any of them is a party and to consummate the transactions performed or to be performed by any or all of them hereunder and thereunder subject to the receipt of all necessary third party consents. Such execution, delivery and performance by SBCW have been or will be duly authorized by all necessary action. This Agreement constitutes and the Transaction Documents (when entered into) will constitute valid and binding obligations of the Sublessor Entities, enforceable in accordance with their respective terms.

SECTION 6.15.     No Other Warranties.

         Except for the representations, warranties and covenants expressly set forth in this Article VI and the SBCW Sublease, and subject to Section 3(a) of the Sublease, the Subleased Interests are being transferred by Sublessor Entities AS IS, WHERE IS, and with all faults, and there are no other warranties being made by any of the Sublessor Entities INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED, IN CONNECTION WITH THE TRANSFER OF THE SUBLEASED INTERESTS OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS. Each of TowerCo Parent and TowerCo acknowledges and agrees that: (i) no examination or investigation of the Subleased Interests by or on behalf of TowerCo prior to any Closing shall in any way modify, affect or increase a Sublessor Entity's obligations under the representations, warranties, covenants and agreements set forth in this Article VI; and (ii) any representation or warranty as to the adequacy of any Site or the Tower or Improvements thereon is limited to the adequacy to the applicable Sublessor Entity and not to TowerCo, TowerCo Parent or any other Person.

                                  ARTICLE VII
                           REPRESENTATIONS, WARRANTIES
                              AND COVENANTS OF SBCW

         As an inducement to TowerCo Parent and TowerCo to enter into and perform each and all Transaction Documents, SBCW (for itself and on behalf of the Sublessor Entities), hereby represents and warrants to TowerCo Parent and TowerCo, as follows (such representations and warranties being deemed made as of the date hereof):

SECTION 7.1.      Organization, Authority and Qualification.

         SBCW is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. SBCW is duly authorized, licensed or qualified to do business in any jurisdiction where the occupancy of the Sites would require it to be authorized, licensed or qualified, except where the failure to be authorized, licensed or qualified would not have a Material Adverse Effect. SBCW has the requisite corporate power and authority to sublease, use and occupy the Sites as contemplated hereby.

SECTION 7.2.      Capacity, Inconsistent Obligations.

(a) SBCW has, or will have, the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform and comply with the Transaction Documents to which it is a party in accordance with their respective terms, subject to the receipt of all necessary third party consents. The Transaction Documents to which SBCW is a party have been, or will be, duly and validly executed and delivered by SBCW and constitute, or will constitute, the valid and legally binding obligations of SBCW subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) Neither the execution and delivery of the Transaction Documents to which SBCW is a party, nor the consummation of the transactions contemplated therein will (i) result in a violation of SBCW's articles of incorporation or bylaws, or
(ii) to SBCW's knowledge, result in a breach of or default under any term or provision of any contract or agreement to which SBCW is a party, except where such breach or default would not have a Material Adverse Effect.

SECTION 7.3.      Authorization.

         SBCW has the requisite power and authority, on behalf of each and every Sublessor Entity Operating, to execute this Agreement and the Transaction Documents to which any of them is a party and to consummate the transactions performed or to be performed by any or all of them hereunder and thereunder subject to the receipt of all necessary third party consents. Such execution, delivery and performance by SBCW have been or will be duly authorized by all necessary action. This Agreement and the Transaction Documents (when entered into) will constitute valid and binding obligations of the Sublessor Entities, enforceable in accordance with their respective terms.

SECTION 7.4.      No Other Warranties.

         Except for the representations, warranties and covenants expressly set forth in this Article VII and in the SBCW Sublease, SBCW has not made nor is making any representations or warranties to Tower Parent or TowerCo, express or implied, in connection with transactions contemplated by this Agreement.



                                  ARTICLE VIII
                           REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF TOWERCO

         As an inducement to SBCW and the other Sublessor Entities to enter into and perform each and all Transaction Documents, TowerCo hereby represents and warrants to SBCW and each of the Sublessor Entities as follows:

SECTION 8.1.      Organization, Authority and Qualification.

         TowerCo is a corporation duly organized and validly existing under the laws of the State of Delaware. TowerCo has its principal office and place of business at 100 Regency Forest Drive, Suite 400, Cary, North Carolina 27511. TowerCo has or will have at the time of the applicable Closing full corporate power and authority to carry on its business as it has been, now being conducted and to own or lease its properties and to carry on its businesses as and in all places where such business is currently conducted and such properties are or will be owned or leased. TowerCo is or will be at the time of the applicable Closing duly authorized, licensed or qualified to do business in all the jurisdictions where such business and the ownership, use and occupancy of such properties would require it to be authorized, licensed or qualified, except where the failure to be so authorized, licensed or qualified would not result in a material adverse effect on TowerCo or on the transactions contemplated by this Agreement.

SECTION 8.2.      Ownership of Shares; Subsidiaries.

         A wholly-owned subsidiary of TowerCo Parent is the sole owner of all of the issued and outstanding shares of TowerCo, free and clear of any and all pledges, security interests, options or rights of others except for pledges and security arrangements made for the benefit of its creditors under the Credit Agreement (as defined in the SBCW Sublease).

SECTION 8.3.      Capacity; Inconsistent Obligations.

(a) TowerCo has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform and comply with the Transaction Documents to which it is a party in accordance with their respective terms. The Transaction Documents to which TowerCo is a party have been duly and validly executed and delivered by TowerCo and constitute the valid and legally binding obligations of TowerCo subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) Neither the execution and delivery of the Transaction Documents to which TowerCo is a party, nor the consummation of the transactions contemplated therein will (i) result in a violation of TowerCo's certificate of incorporation or bylaws, (ii) to TowerCo's knowledge, result in a breach of or default (or an event of default which with notice or lapse of time or both would become a default) under any term or provision of any contract or agreement to which TowerCo is a party or give to others any right of termination, amendment, acceleration or cancellation of, or result in triggering any payment or other obligations under any contract or agreement to which TowerCo is a party, except where such breach or default or other occurrence would not have a material adverse effect on TowerCo, or (iii) result in the creation or imposition of any Liens upon its properties and assets, other than Permitted Liens.

SECTION 8.4.      Consents.

         Except for compliance with (a) the consents which will be obtained prior to the Initial Closing, and (b) the consents specified in the Closing Schedule with respect to each Closing, the execution and delivery by TowerCo of this Agreement and other Transaction Documents to which it is a party, the consummation of the transactions contemplated herein and therein, and the performance by TowerCo hereunder and thereunder does not require the consent, approval or action of, or any filing (except any filing as may be required under the HSR Act) with or notice to, any Government or other Person.

SECTION 8.5.      No Violation; Compliance with Laws.

         TowerCo is not in default under or in violation of (a) its certificate of incorporation or bylaws, (b) to TowerCo's knowledge, any Order to which TowerCo is subject, (c) any material contract to which it is a party, except where such defaults or violations would not have a material adverse effect on TowerCo or its business. TowerCo has complied with all applicable Laws, except where the failure to have so complied would not have a material adverse effect on TowerCo or its business.

SECTION 8.6.      TowerCo Matters.

         TowerCo is a wholly-owned, indirect subsidiary of TowerCo Parent. TowerCo was formed for the purpose of engaging in the transactions contemplated hereby and has not prior to the Effective Date (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than liabilities incidental to its formation, corporate existence and qualification to do business and liabilities in connection with the transactions contemplated hereby.

SECTION 8.7.      Litigation; Contingencies.

         There are no Actions pending or, to the best of TowerCo's knowledge, threatened against, by or affecting TowerCo properties and assets that if adversely determined could reasonably be expected to result in a material adverse effect on TowerCo or its business or operations or that question the validity or enforceability of this Agreement.

SECTION 8.8.      Sufficient Funding.

         TowerCo has furnished to SBCW copies of commitments to provide equity capital or debt financing to TowerCo. The amounts that TowerCo may obtain under such commitments will be sufficient to provide all funds necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and to pay the related fees and expenses of TowerCo. TowerCo will continue to have sufficient funds available throughout the term of this Agreement.

SECTION 8.9.      No Broker.

         No broker, finder or similar agent has acted on behalf of TowerCo in connection with this Agreement or the transactions contemplated herein.

SECTION 8.10.     No Other Warranties.

         Except for the representations, warranties and covenants expressly set forth in this Article VIII, TowerCo has not made nor is making any representations or warranties to SBCW or the Sublessor Entities, express or implied, in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IX
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF TowerCo Parent

         As an inducement to SBCW and the Sublessor Entities to enter into and perform each and all Transaction Documents, TowerCo Parent hereby represents and warrants to SBCW and each of the Sublessor Entities as follows:

SECTION 9.1.      Organization, Authority and Qualification.

         TowerCo Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. TowerCo Parent is duly authorized, licensed or qualified to do business in all the jurisdictions where such authorization, license or qualification is necessary, except where failure to be so authorized, licensed or qualified would not have a material adverse effect on TowerCo Parent and its subsidiaries taken as a whole. The Parent Stock delivered and payable by TowerCo Parent as part of the Consideration, when issued, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of encumbrances.

SECTION 9.2.      Capacity; Inconsistent Obligations.

(a) TowerCo Parent has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform and comply with the Transaction Documents to which it is a party in accordance with their respective terms. The Transaction Documents to which TowerCo Parent is a party have been duly and validly executed and delivered by TowerCo Parent and constitute the valid and legally binding obligations of TowerCo Parent subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) Neither the execution and delivery of the Transaction Documents to which TowerCo Parent is a party, nor the consummation of the transactions contemplated therein including, but not limited to the issuance of the Parent Stock and its delivery and payment as the Stock Consideration, will (i) result in a violation of TowerCo Parent's certificate of incorporation or bylaws or (ii) to TowerCo Parent's knowledge and except as set forth on Schedule 9.3, result in a breach of or default (or an event of default which with notice or lapse of time or both would become a default) under any term or provision of any contract or agreement to which TowerCo Parent is a party or by which it or any of its subsidiaries is bound or affected, or give to others any right of termination, amendment, acceleration or cancellation of, or result in triggering any payment or other obligations under any contract or agreement to which TowerCo is a party, or by which it or any its subsidiaries is bound of affected, except where such breach or default or other occurrence with respect to a contract or agreement would not have a material adverse effect on TowerCo Parent and its subsidiaries taken as a whole.

SECTION 9.3.      Consents.

         Except for compliance with the consents which will be obtained prior to the Initial Closing, the execution and delivery by TowerCo Parent of the
Transaction   Document  to  which  it  is  a  party,  the  consummation  of  the transactions contemplated therein, and the performance by TowerCo Parent thereunder does not require the consent, approval or action of, or any filing with (except any filing as may be required under the HSR Act) or notice to, any Government or other Person. Without limiting the generality of the foregoing, TowerCo Parent represents and warrants that no such consent is required under any TowerCo Parent Indenture, and agrees that it will not amend or modify any TowerCo Parent Indenture in any manner that would cause this representation and warranty to no longer by true and correct.

SECTION 9.4.      No Violation, Compliance with Laws.

         TowerCo Parent is not in default under or in violation of (a) its certificate of incorporation or bylaws, (b) to TowerCo Parent's best knowledge, any Order to which TowerCo Parent is subject, or (c) any material contract to which it is a party or by which it or any of its subsidiaries is bound or affected, except where such contract default or violation would not have a material adverse effect on TowerCo Parent and its subsidiaries taken as a whole or their business taken as a whole. TowerCo Parent has complied with all applicable Laws, except where the failure to have so complied would not have a material adverse effect on TowerCo Parent and its subsidiaries, taken as a whole or their business taken as a whole.

SECTION 9.5.      Litigation; Contingencies.

         There are no Actions pending or to the best knowledge of TowerCo Parent, threatened against, by or affecting TowerCo Parent that question the validity or enforceability of this Agreement or any other Transaction Document. As of the date hereof, there are no Actions pending or to the best knowledge of TowerCo Parent, threatened against, by or affecting TowerCo Parent that could reasonably be expected to have a material adverse effect on TowerCo Parent and its subsidiaries taken as a whole or on their business taken as a whole and there are no judgments, orders, injunctions, decrees stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to TowerCo Parent or its subsidiaries that could reasonably be expected to have a material adverse effect on TowerCo Parent and its subsidiaries taken as a whole or on their business taken as a whole.

SECTION 9.6.      No Other Warranties.

         Except for the representations, warranties and covenants expressly set forth in this Article IX, TowerCo Parent has not made nor is making any representations or warranties to SBCW or the Sublessor Entities express or implied, in connection with the transactions contemplated by this Agreement.

SECTION 9.7.      SEC Reports.

(a) TowerCo Parent has filed all material forms, reports and documents, together with any required amendments thereto, required to be filed by it with the SEC since December 31, 1999 (collectively, the "SEC Documents"). TowerCo Parent has delivered or made available to SBCW true, correct and complete copies of each of the SEC Documents (other than preliminary registration and proxy statements and registration statements on Forms S8). The SEC Documents (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Affiliate controlled by TowerCo Parent is required to file any form, report or other document with the SEC.

         Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Documents (i) was prepared from the books of account and other financial records of TowerCo Parent and its consolidated subsidiaries, (ii) complies as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto, and was prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10Q of the SEC) and (iii) presented fairly, in all material respects, the consolidated financial position of TowerCo Parent and its consolidated subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, financial condition, results of operation or business of TowerCo Parent).

SECTION 9.8.      Absence of Certain Changes or Events.

         Except as contemplated by this Agreement, since June 30, 2000 TowerCo and its Subsidiaries have conducted their respective businesses in a manner substantially consistent with prior practice and there has not occurred (i) any event or condition that has had or would reasonably be expected to have a material adverse effect on TowerCo Parent and its subsidiaries taken as a whole or their business taken as a whole, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of TowerCo and its Subsidiaries or (iii) any material change in accounting methods, principles or practices employed by TowerCo and its Subsidiaries. The representations made in this Section 9.8 shall only be effective as of the date hereof.

                                   ARTICLE X
                               CONDUCT OF BUSINESS
                               PENDING OF CLOSINGS

SECTION 10.1.     Conduct of Business by SBCW and the Sublessor Entities.

         Each Sublessor Entity severally and not jointly covenants and agrees that pending each Closing, except as otherwise agreed to in writing by TowerCo, and except in connection with the performance of the transactions contemplated hereby, as to its Existing Sites only:

(a) From and after the date hereof such Sublessor Entity shall operate, maintain and service the Sites in the ordinary course of business consistent with past practices and in compliance in all material respects with all applicable Laws, including without limitation entering into any leases, licenses or subleases of its Sites in the ordinary course of business for cash consideration at market rates, provided that such leases, licenses or subleases shall constitute Existing Leases. The parties specifically agree that, under the foregoing, SBCW may add and subtract antennas from the Site in the ordinary course of business, and any net additions of antennas made prior to the date hereof shall not constitute a breach of the foregoing so long as made in the ordinary course of business consistent with past practices.

(b) Each Sublessor Entity shall use its commercially reasonable efforts to conduct its business in such a manner that on each Closing Date the representations and warranties of such Sublessor Entity contained in this Agreement and applicable to such Closing shall be true as though such representations and warranties were made on and as of such date. Each Sublessor Entity shall cooperate with TowerCo Parent and TowerCo and use their commercially reasonable efforts to cause all of the conditions to the obligations of the parties under this Agreement to be satisfied on or prior to each Closing Date.

(c) With respect to any net additions of antennas on each Tower after the Effective Date and included in a Closing, Sections 5(b) and 5(c) of the Sublease shall be applicable.

SECTION 10.2.     Conduct of Business by TowerCo Parent and TowerCo.

         TowerCo covenants and agrees that pending each Closing, except as otherwise agreed to in writing by SBCW, and except in connection with the performance of the transactions contemplated hereby:

(a) Each of TowerCo Parent and TowerCo shall promptly disclose to SBCW any material information contained in their representations and warranties or any of the Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date with respect to which such representations and warranties are made; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of TowerCo Parent and TowerCo or the Schedules hereto for the purposes of Articles VII and VIII, unless SBCW shall have consented thereto in writing.

(b) Each of TowerCo Parent and TowerCo shall use its commercially reasonable efforts to conduct its business in such a manner that on each Closing Date the representations and warranties of TowerCo Parent and TowerCo contained in this Agreement and applicable to such Closing shall be true as though such representations and warranties were made on and as of such date. Each of TowerCo Parent and TowerCo shall cooperate with SBCW and SBCW and use its commercially reasonable efforts to cause all of the conditions to the obligations of the parties under this Agreement to be satisfied on or prior to each Closing Date.

(c) Each of TowerCo Parent and TowerCo shall provide to SBCW's and SBCW's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the records, contracts and other documents relating to its business, provided that such inspection shall not unreasonably interfere with the business operations of TowerCo Parent and TowerCo.

                                   ARTICLE XI
          CONDITIONS TO OBLIGATIONS OF SBCW AND THE SUBLESSOR ENTITIES

         All obligations of SBCW and the Sublessor Entities hereunder in respect of any Existing Site included in any Closing are subject to the fulfillment and satisfaction, prior to or at such Closing, of each and every one of the following conditions, to the extent such condition relates to such Existing Site, any or all of which may be waived in whole or in part by SBCW, provided that no such waiver will be effective unless it is set forth in a writing executed by SBCW as of such Closing Date:

SECTION 11.1.     Representations and Warranties.

         The representations and warranties of TowerCo Parent and TowerCo contained in this Agreement (other than those provided in Sections 8.7 and 9.5 hereof) or in any schedule, certificate or document delivered by TowerCo Parent and TowerCo to SBCW pursuant to the provision hereof shall have been true and correct in all material respects on and as of the date when made and shall be deemed to be made again at and as of the date of each Closing and shall be true and correct in all material respects at and as of such date (in the case of representations and warranties which are made only as of a specific date, such representations and warranties need only be true and correct in all material respects at and as of such date).

SECTION 11.2.     Compliance with Agreements and Conditions.

         Each of TowerCo Parent and TowerCo shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or on the date of each Closing, and no unwaived event of default shall have occurred and be continuing under Section 30(d) of the Sublease that would give SBCW the right to terminate the Sublease as to all Sites.

SECTION 11.3.     Closing Certificates.

         Each of the Sublessor Entities and SBCW shall have received from each of TowerCo Parent and TowerCo certificates dated the date of each Closing, in each case certifying in such detail as SBCW may reasonably request as to the fulfillment and satisfaction of the conditions specified in Sections 11.1 and
11.2 and, in the case of the certificate for the Initial Closing only, the absence of any material adverse change in the businesses or assets of TowerCo Parent or TowerCo since June 30, 2000.

SECTION 11.4.     Consents and Approvals.

(a) Each of the Sublessor Entities and SBCW shall have obtained authorizations, consents and approvals from any Person whose authorization, consent or approval is required or necessary to consummate the transactions contemplated herein, including, without limitation, (i) if applicable, the consents and approval of any environmental agency having jurisdiction over the transactions contemplated hereby and applicable to such Closing shall have been obtained, (ii) the consents specified in the Disclosure Schedule pursuant to Section 6.3 and applicable to such Closing shall have been obtained or waived and (iii) consents of minority equity holders of Sublessor Entities and consents of Ground Lessors, in each case applicable to such Closing;

(b) all Governmental Permits applicable to such Closing shall have been obtained or waived, and

(c) the waiting period required under the HSR Act for the transactions contemplated hereby shall have expired or been terminated.

SECTION 11.5.     No Litigation.

         No Action shall have been instituted, be threatened in writing or be pending, in each case by any Government or judicial body (a) against TowerCo Parent or TowerCo to restrain or prohibit the consummation of the transactions contemplated in this Agreement, and (b) by any Government or Person which could reasonably be expected to have a material adverse effect on the business, assets, properties, Liabilities, affairs, results of operations, conditions (financial or otherwise), or cash flow of TowerCo or TowerCo Parent and its subsidiaries taken as a whole.

SECTION 11.6.     Fundamental Transactions.

         Neither TowerCo nor TowerCo Parent shall have (a) been a party to any merger, consolidation or business combination in which TowerCo or TowerCo Parent was not the surviving corporation, (b) been liquidated, wound-up or dissolved, or (c) sold, transferred or disposed of all or substantially all of its properties and assets.

SECTION 11.7.     Build-to-Suit Agreement.

         On or prior to the Initial Closing Date, TowerCo Parent and TowerCo shall have executed and delivered to SBCW, the Build-to-Suit Agreement, and the same shall have become effective as of the Initial Closing Date.

SECTION 11.8.     Sublease.

         On or prior to the Initial Closing Date, TowerCo Parent and TowerCo shall have executed and delivered to SBCW the Subleases and the same shall have become effective as of the Initial Closing Date.

SECTION 11.9.     Opinion.

         On or prior to the Initial Closing Date, SBCW shall have received an opinion addressed solely to SBCW in form and substance reasonably satisfactory to SBCW from King & Spalding acting as special tax counsel. Absent a material change in law or fact, SBCW has no reason to believe that it will not receive the tax opinion from King & Spalding referenced in this Section 11.9.

SECTION 11.10.    Registration Rights Agreement.

         On or prior to the Initial Closing Date, TowerCo Parent shall have executed, obtained the necessary consents for, and delivered to SBCW a Joinder Agreement substantially in the form provided in Exhibit B, and the same shall have become effective as of the Initial Closing Date.

SECTION 11.11.    Stockholders' Agreement.

         On or prior to the Initial Closing Date, TowerCo Parent shall have executed and delivered and caused the necessary stockholders of TowerCo Parent to execute and deliver to SBCW an amendment to the Stockholders' Agreement substantially in the form provided in Exhibit C, and the same shall have become effective as of the Initial Closing Date.

SECTION 11.12.    Registration Statement.

         At the Initial Closing, TowerCo Parent meets the eligibility requirements for a registration statement on Form S-3; provided that this condition shall be deemed satisfied if TowerCo Parent elects to pay to SBCW and the applicable SBCW Affiliates that would otherwise receive Parent Stock pursuant to Section 3.2(b) the first $25,000,000 of the Stock Consideration in cash in lieu of issuing to SBCW and such Affiliates $25,000,000 of Parent Stock at the Initial Closing.

SECTION 11.13.    Master Lease.

         On or prior to the Initial Closing Date, TowerCo shall have executed and delivered to the Paging Tenant, the Master Lease, and the same shall have become effective as of the Initial Closing Date.

                                  ARTICLE XII
             CONDITIONS TO OBLIGATIONS OF TowerCo Parent AND TOWERCO

         All obligations of TowerCo Parent and TowerCo hereunder in respect of any Existing Site included in any Closing are subject to the fulfillment and satisfaction, prior to or at such Closing, of each and every one of the following conditions, to the extent such condition relates to such Existing Site, any or all of which may be waived in whole or in part by TowerCo, provided that no such waiver will be effective unless it is set forth in a writing executed by TowerCo:

SECTION 12.1.     Representations and Warranties.

         The representations and warranties (other than the representation made in Section 6.5 hereof) of each of the Sublessor Entities whose Sites are included in such Closing ("Applicable Sublessor Entities") contained in this Agreement or in any schedule, certificate or document delivered by such Sublessor Entities to TowerCo pursuant to the provision hereof shall have been true and correct in all material respects on and as of the date when made and shall be deemed to be made again at and as of the date of each Closing and shall be true and correct in all material respects at and as of such time. For purposes of determining under Section 12.1 whether a condition to a Closing has been satisfied, and not for any other purposes, the representations and warranties made shall be deemed made, unless otherwise specifically provided, without the qualification set forth therein that such representations and warranties are made subject to the Applicable Sublessor Entity's knowledge.

SECTION 12.2.     Compliance with Agreements and Conditions.

         Each of the Applicable Sublessor Entities and SBCW shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or on the date of each Closing.

SECTION 12.3.     Closing Certificates.

         TowerCo shall have received from each Applicable Sublessor Entity a certificate dated the date of each Closing, (a) certifying in such detail as TowerCo may reasonably request as to (i) the fulfillment and satisfaction of the conditions specified in Sections 12.1 and 12.2 and (ii) no event or circumstance having had a Material Adverse Effect on the Sites of such Sublessor Entity included in such Closing has occurred since July 31, 2000, and (b) setting forth any net additions of antennas on each Tower included in such Closing since the date hereof.

SECTION 12.4.     Consents and Approvals.

         All necessary consents and approvals shall have been obtained from any Government or other Person, whose consent or approval is required or necessary to consummate the transactions contemplated herein, including the following: (a) the waiting period required under the HSR Act for the transactions contemplated hereby shall have expired or been terminated; (b) if applicable, the consents and approval of any environmental agency having jurisdiction over the transactions contemplated hereby and applicable to such Closing, shall have been obtained, (c) the consents specified in the Disclosure Schedule and applicable to such Closing shall have been obtained or waived, and (d) all Governmental Permits applicable to such Closing, shall have been obtained or waived.

SECTION 12.5.     No Litigation.

         No Action shall have been instituted, be threatened in writing or be pending, in each case by any Government or judicial body (a) against the Applicable Sublessor Entity to restrain or prohibit its consummation of the transactions in this Agreement, and (b) by any Government or Person which could reasonably be expected to have a Material Adverse Effect on the Subleased Interests.

SECTION 12.6.     Build-to-Suit Agreement.

         On or prior to the Initial Closing Date, SBCW shall have executed and delivered to TowerCo, the Build-to-Suit Agreement, and the same shall have become effective as of the Initial Closing Date.

SECTION 12.7.     SBCW Sublease.

         On or prior to the Initial Closing Date, SBCW and the Sublessor Entities shall have executed and delivered to TowerCo Parent and TowerCo the SBCW Sublease, and the same shall have become effective as of the Initial Closing Date.

SECTION 12.8.     Stockholders' Agreement.

         On or prior to the Initial Closing Date, SBCW and any other SBCW Affiliate that will be issued Parent Stock shall have executed and delivered to TowerCo Parent the Stockholders' Agreement, and the same shall have become effective as of the Initial Closing Date.

SECTION 12.9.     Incomplete Sites.

         TowerCo shall not be obligated to sublease from SBCW or the applicable Sublessor Entity any Site listed on Annex A that has not yet been completed. Once such Site has been completed, it will be considered an Existing Site and may be subleased just like any other Existing Site.

SECTION 12.10.    Site Marketing Agreement.

         On or  prior  to the  Initial  Closing  Date,  SBCW  and the  necessary
Sublessor Entities shall have executed and delivered the Site Marketing Agreement, and same shall have become effective on or before the Initial Closing.

SECTION 12.11.    Master Lease.

         On or prior to the Initial Closing Date, the Paging Tenant shall have executed and delivered to TowerCo, the Master Lease, and the same shall have become effective as of the Initial Closing Date.

                                  ARTICLE XIII
                                 INDEMNIFICATION

SECTION 13.1.     Indemnification by Sublessor Entity.

(a) As to each Included Site, from and after the Closing Date of such Site, each Sublessor Entity, severally and not jointly, shall indemnify and hold harmless each of the TowerCo Indemnitees from and against any and all Liabilities, claims, causes of action, demands, judgments, losses, costs, damages or expenses (including reasonable attorneys' fees and disbursements of every kind, nature and description), subject to the limitations in Sections 13.6 and 13.7 hereof incurred by such TowerCo Indemnitee in connection therewith (collectively, "TowerCo Indemnified Losses") that such TowerCo Indemnitee may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any of the representations, warranties, covenants or agreements of such Sublessor Entity contained in this Agreement with respect to the applicable Closing or
(ii) such Sublessor Entity's failure to perform any obligations under any Existing Leases which were required to be performed under the terms of the applicable Existing Lease prior to the applicable Site Commencement Date.

(b) TowerCo acknowledges and agrees that no Sublessor Entity shall have any Liability under any provision of this Agreement for any TowerCo Indemnified Losses to the extent that such TowerCo Indemnified Losses relate to the negligence, willful misconduct or breach of any representation, warranty, covenant or agreement of TowerCo contained in this Agreement or any Transaction Document by TowerCo, TowerCo Parent or any other Person (other than the Sublessor Entities or their Affiliates) or their respective officers, agents, employees, representatives, contractors, licensees, tenants or subtenants.

(c) TowerCo shall take and shall cause its Affiliates to take all reasonable steps to mitigate any TowerCo Indemnified Losses upon becoming aware of any event which would reasonably be expected to, or does give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the TowerCo Indemnified Losses.

(d) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which TowerCo has or may have, at law, in equity or otherwise, against any Sublessor Entity based on a willful misrepresentation or willful breach of any covenant or agreement of such Sublessor Entity hereunder.

SECTION 13.2.     Indemnification by TowerCo Parent.

(a) From and after the Initial Closing, TowerCo Parent shall indemnify and hold harmless each of the SBCW Indemnitees from and against any and all Liabilities, claims, causes of action, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees and disbursements of every kind, nature and description) incurred by such SBCW Indemnitee in connection therewith (collectively, "SBCW Indemnified Losses") that such SBCW Indemnitee may sustain, suffer or incur and that result from, arise out of or relate to any breach of any of the representations, warranties, covenants or agreements of TowerCo Parent contained in this Agreement with respect to the applicable Closing.

(b) Each Sublessor Entity acknowledges and agrees that neither TowerCo nor TowerCo Parent shall have any Liability under any provision of this Agreement for SBCW Indemnified Losses to the extent that such SBCW Indemnified Losses relate to the negligence, willful misconduct or breach of any representation, warranty, covenant or agreement of such Sublessor Entity contained in this Agreement or any Transaction Document by such Sublessor Entity, or any other
Person (other than TowerCo Parent, TowerCo or their Affiliates) or their respective officers, agents, employees, representatives, contractors, licensees, tenants or subtenants.

(c) Each Sublessor Entity shall take all reasonable steps to mitigate any SBCW Indemnified Losses upon becoming aware of any event which would reasonably be expected to, or does give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the SBCW Indemnified Losses.

(d) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which any Sublessor Entity has or may have, at law, in equity or otherwise, against TowerCo Parent based on a willful misrepresentation or willful breach of any covenants or agreements of TowerCo Parent hereunder.

SECTION 13.3.     Indemnification by TowerCo.

(a) From and after the Initial Closing, TowerCo shall indemnify and hold harmless each SBCW Indemnitee from and against any SBCW Indemnified Losses that such SBCW Indemnitee may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any of the representations, warranties, covenants or agreements of TowerCo contained in this Agreement with respect to the applicable Closing or (ii) TowerCo's failure to perform any obligations under any Existing Leases which are required to be performed under the terms of the applicable Existing Lease after the applicable Site Commencement Date.

(b) Each Sublessor Entity shall take and cause its Affiliates to take all reasonable steps to mitigate any SBCW Indemnified Losses upon becoming aware of any event which would reasonably be expected to, or does give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the SBCW Indemnified Losses.

(c) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which a SBCW Indemnitee has or may have, at law, in equity or otherwise, against TowerCo based on a willful misrepresentation or willful breach of any covenant or agreement by TowerCo hereunder.

SECTION 13.4.     Procedure for Claims.

         Any Person obligated to pay or reimburse any Indemnified Losses hereunder (whether one or more, an "Indemnifying Party") shall, subject to the provisions of Section 13.5, reimburse the party entitled to recover the Indemnified Losses, as the case may be (whether one or more, an "Indemnified Party"), within ten (10) days of written demand on the Indemnifying Party therefor. If the Indemnifying Party objects to any claim made by an Indemnified Party hereunder and the Indemnified Party initiates legal action with respect thereto, the Indemnifying Party agrees, to the extent it can do so, to join all affected parties in such action so that the rights and liabilities of the parties under this Agreement with respect to such claim may be resolved in one action.

SECTION 13.5.     Defense of Claims.

(a) If any Action arises after the date hereof for which an Indemnifying Party may be liable under the terms of this Agreement, then the Indemnified Party shall notify the Indemnifying Party within a reasonable time after such Action arises and is known to the Indemnified Party, and shall give the Indemnifying Party a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party; (ii) to take all other required steps or proceedings to settle or defend any such Action; and (iii) to employ counsel to contest any such Action in the name of the Indemnified Party or otherwise.

(b) The expenses of all proceedings, contests or lawsuits with respect to such Actions shall be borne by the Indemnifying Party. If the Indemnifying Party wishes to assume the defense of such Action, then the Indemnifying Party shall give written notice to the Indemnified Party within thirty (30) days after notice from the Indemnified Party of such Action (unless the Action reasonably requires a response in less than thirty (30) days after the notice is given to the Indemnifying Party, in which event the Indemnifying Party shall notify the Indemnified Party at least ten days prior to such reasonably required response date), and the Indemnifying Party shall thereafter assume the defense of any such Action, through counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall have the right to control the defense of the Action unless and until the Indemnifying Party shall assume the defense of such Action.

(c) If the Indemnifying Party does not assume the defense of, or if after so assuming the Indemnifying Party fails to defend, any such Action, then the Indemnified Party may defend against such Action in such manner as such Indemnified Party may deem appropriate (provided, that the Indemnifying Party may participate in such defense at its own expense); provided, however, that the Indemnified Party may not settle such Action without the Indemnifying Party's prior written consent, and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnified Party in connection with the defense against and settlement of such Action. If no settlement of such Action is made, the Indemnifying Party shall satisfy any judgment rendered in such Action, before the Indemnified Party is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnified Party in the defense of such Action.

(d) If an Order is rendered against the Indemnified Party in any Action covered by the indemnification hereunder, or any Lien in respect of such Order attaches to any of the assets of the Indemnified Party, the Indemnifying Party shall immediately upon such entry or attachment pay any amount required by such Order in full or discharge such Lien unless, at the expense and request of the Indemnifying Party, an appeal is taken under which the execution of the Order or satisfaction of the Lien is stayed. If and when a final Order is rendered in any such Action, the Indemnifying Party shall forthwith pay any amount required by such Order or discharge such Lien before the Indemnified Party is compelled to do so.

SECTION 13.6.     Certain Limitations.

(a) Nothing in this Agreement shall be deemed to require any Sublessor Entity to indemnify any TowerCo Indemnitee for or in respect of any of the Real Estate Representations. Without limiting the generality of the foregoing, the sole remedies of TowerCo or TowerCo Parent in respect of a breach of any Real Estate Representation by any Sublessor Entity shall be to cause (i) such Sublessor Entity to continue to use reasonable efforts to cure such breach, as contemplated by Section 4.5, until the Final Closing Date, or (ii) the Site as to which such Real Estate Representation is breached to be, at the applicable Sublessor Entity's election, an Excluded Site or to defer the Closing of such Site to a later Closing Date, provided that the failure of any such deferred Site to become an Included Site on or prior to the Final Closing shall not constitute a default under this Agreement or give TowerCo Parent or TowerCo any remedy.

(b) Notwithstanding anything to the contrary contained herein, no Sublessor Entity shall have any obligation under this Section 13 to TowerCo Indemnitees with respect to the breach of representations, warranties, covenants or agreements by SBCW, unless, until and only to the extent that the aggregate of all TowerCo Indemnified Losses from all such breaches exceeds on a cumulative basis one percent (1%) of the aggregate amount of all Rent having been paid to SBCW or any other Sublessor Entity under the Sublease as of the date on which the claim for indemnification arose (the "Deductible Amount"), and then only to the extent of such excess amount.

(c) Anything in this Agreement to the contrary notwithstanding, in no event shall any Sublessor Entity be liable under this Agreement for any indemnification obligation pursuant to this Section 13 in excess of 25% of the aggregate amount of the Rent having been paid to SBCW or such Sublessor Entity under the SBCW Sublease on account of the Site(s) owned by such Sublessor Entity as of the date on which the claim for indemnification arose (the "Maximum Indemnification").

SECTION 13.7.     Limitation on Liability.

         In no event shall any party hereto or its respective Affiliates be liable to the other parties for any special, incidental or consequential damages suffered or incurred by such other parties to this Agreement or any third parties and caused by or arising out of any breach of any representation, warranty, covenant or agreement contained in this Agreement.

SECTION 13.8.     Survival.

         The representations and warranties of the parties contained in this Agreement shall survive any investigation before or after the date of this Agreement made by the other parties and the consummation of the transactions contemplated by this Agreement and shall continue in full force and effect for the periods specified below ("Survival Period"):

(a) no representations and warranties of a Sublessor Entity relating to real estate matters, including without limitation Sections 6.6 through 6.13 shall survive the applicable Closing; and

(b) all other representations and warranties in this Agreement shall be of no further force and effect after the first anniversary of the applicable Closing.

Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period, but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

                                   ARTICLE XIV
                                   TERMINATION

SECTION 14.1.     Termination for Certain Causes by SBCW.

(a) This Agreement may be terminated at any time prior to the Final Closing by SBCW upon written notice to TowerCo, upon the occurrence of one or more of the following events, effective as of the date designated by SBCW in its notice of termination:

(i) If any of the conditions set forth in Article XI (other than 11.4, 11.5, or 11.9) have not been satisfied, performed or waived in writing on or as of any applicable Closing Date;

(ii) If an unwaived event of default shall have occurred and be continuing under Section 30(d) of the SBCW Sublease that would give SBCW the right to terminate the Sublease as to all Sites:

provided, however that for the events listed in clause (i) above occurring after the Initial Closing, SBCW shall have the right to terminate this Agreement only if such event or events shall have or would have a substantial likelihood of preventing or delaying a Closing (it being understood that such prevention or delay may be caused by SBCW's exercise of its other rights under this Agreement in its reasonable discretion), such termination to be effective after notice to TowerCo and an opportunity for TowerCo to cure all such events within twenty
(20) days of such notice.

(b) If this Agreement is terminated by SBCW pursuant to Section 14.1(a), then SBCW shall be entitled to and TowerCo Parent shall pay SBCW, within five (5) business days following the date of such termination, a termination fee (the "Termination Fee") in the amount of four percent (4%) of the aggregate amount of Rent that would have been payable to SBCW and all Sublessor Entities under the SBCW Sublease as of the date of such termination. Upon any such termination, all Transaction Documents between the parties shall be terminated, and, at the option of SBCW, all prior Closings shall be rescinded. If SBCW exercises its option to rescind the prior Closings, payment of the Termination Fee shall be made by netting it against the amounts previously paid to Sublessor Entities at the previous Closings, and SBCW shall pay to TowerCo Parent any amounts paid to Sublessor Entities at the prior Closings which are in excess of the Termination Fee.

(c) Notwithstanding the foregoing, SBCW shall not be entitled to terminate this Agreement pursuant to this Section 14.1 or receive a Termination Fee due to a breach, after the date hereof, of the representations and warranties provided in Sections 8.7 or 9.5 or for failure to satisfy the closing condition in Section
11.5 (it being understood that neither TowerCo or its Affiliates filed the litigation that causes the delay in Closing).

SECTION 14.2.     Termination for Passage of Time.

         This Agreement may be terminated by either party (i) if the Initial Closing shall not have occurred on or before the date which is four (4) months after the Effective Date through no fault of the terminating party, or (ii) if the conditions to Final Closing contained in Articles XI and XII shall not have been satisfied or waived through no fault of the terminating party in writing on or before the date which is eighteen (18) months after the Effective Date. With respect to Sites not included in a prior Closing hereunder, upon any such termination, no party shall have any further rights, Liabilities or obligations hereunder.

SECTION 14.3.     TowerCo's Remedies.

(a) Notwithstanding anything to the contrary contained herein, if the parties fail to consummate any Closing contemplated by the Closing Schedule as a result of SBCW's or SBCW's failure to keep, observe, perform, satisfy or comply with, fully and completely, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by SBCW or SBCW, then TowerCo may exercise all such rights and remedies as may be provided for or allowed by law or in equity. Except as expressly set forth in the Transaction Documents, TowerCo Parent and TowerCo may, in addition to any other remedies that may be available at law or in equity, bring an action for specific performance, including attorneys' fees and costs of suit.

(b) Each Sublessor Entity hereby acknowledges and agrees that in the event of such Sublessor Entity's default hereunder, TowerCo shall be entitled to, without limitation, (i) an Action for specific performance against such Sublessor Entity and (b) the right to seek, prove and recover direct damages from such Sublessor Entity incurred by TowerCo in connection with such Action, including without limitation, court costs and attorneys' fees in connection with such Action.

                                   ARTICLE XV
                              RIGHT OF FIRST OFFER

         Following the date of the Final Closing and so long as the Build-to-Suit Agreement remains in effect, neither SBCW or any Sublessor Entity may assign, transfer, sell, lease or dispose of all or substantially all of its right, title or interest in or to an Excluded Site except for assignments, transfers or sales (A) to an SBCW Affiliate, (B) to a successor entity in connection with the merger, consolidation or other reorganization of SBCW or such Sublessor Entity, (C) in connection with the sale or other transfer or all or a portion of SBCW's wireless business on a Site by Site basis, or (D) in accordance with the following pre-emption procedures:

(a) SBCW must first offer such Excluded Sites to TowerCo by providing a written notice to TowerCo (i) stating that SBCW intends to transfer, lease, sell or otherwise dispose of such Excluded Sites, (ii) the number and location of all Excluded Sites subject to the proposed transfer, lease or sale and (iii) the specified purchase price or other consideration to be paid to SBCW in connection with such transfer, lease or sale (the "SBCW Economic Offer"). TowerCo shall have ten (10) days after receipt of the SBCW Economic Offer (the "Notice Period") to elect to purchase or lease the Excluded Sites on the terms of the Economic Offer. A failure by TowerCo to respond in writing to SBCW prior to the end of the Notice Period shall be deemed to be a rejection by TowerCo of the offer for the Excluded Sites. TowerCo may elect to purchase or lease the Excluded Towers on the terms of the SBCW Economic Offer by delivering written notice ("Acceptance Notice") to SBCW prior to the end of the Notice Period.

(b) If TowerCo delivers an Acceptance Notice, the closing of the transfer or lease of such Excluded Sites to TowerCo shall be held within 60 days after the date on which the Acceptance Notice is delivered. If an Acceptance Notice is not delivered by TowerCo prior to the end of the Notice Period, or TowerCo fails to close the purchase or lease of the Excluded Sites on the closing date specified in the prior sentence, SBCW shall be free to transfer or lease such Excluded Sites to a third party on the terms no more favorable to such third party than those provided in the SBCW Economic Offer within 180 days after the end of the Notice Period; provided, however, that if the offer made to such third party is more favorable to such third party than that provided in the SBCW Economic Offer, SBCW or the applicable Sublessor Entity shall offer such Excluded Sites to TowerCo on the new economic terms prior to the transfer or lease of such Excluded Site to a third party in accordance with the provisions of this Article XV.

(c) If such Excluded Sites have not been so transferred to a third party within such 180 day period, then the restrictions provided in this Article XV shall again apply with respect to such Excluded Sites, and SBCW shall have no right to transfer or sell any such Excluded Sites without again offering such Excluded Sites to TowerCo in accordance with the provisions of this Article XV.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

SECTION 16.1.     Notices.

(a) All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by nationally recognized overnight courier (such as Federal Express) on an overnight basis or pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person, or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Section 16.1 on the date of such facsimile), one day after pickup in the case of delivery by overnight courier, or two days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

         If to TowerCo:

                  Southern Towers, Inc.
                  c/o SpectraSite Communications, Inc.
                  100 Regency Forest Drive, Suite 400
                  Cary, North Carolina 27511
                  Attention:  General Counsel
                  Telecopy:  (919) 468-8522

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg
                           Bruce A. Gutenplan
                  Telecopy:  (212) 757-3990

         If to SBCW, SBCW, or a Sublessor Entity:

                  SBC Communications Inc.
                  175 E. Houston
                  12th Floor
                  San Antonio, TX  78205
                  Attention: Senior Executive Vice President/Corporate

                  with a copy to:

                  SBC Communications Inc.
                  4th Floor
                  175 E. Houston
                  San Antonio, TX  78205
                  Attention:  Vice President and General Counsel - Mergers and
                              Acquisitions
                  Telecopy:  (210) 351-3488

         If to TowerCo Parent:

                  SpectraSite Holdings, Inc.
                  100 Regency Forest Drive, Suite 400
                  Cary, North Carolina 29511
                  Attention:  General Counsel
                  Telecopy:  (919) 468-8522

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg
                           Bruce A. Gutenplan
                  Telecopy:  (212) 757-3990

(b) Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

SECTION 16.2.     Facsimile as Writing.

         The parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Agreement.

SECTION 16.3.     No Assignment; Binding Effect.

         SBCW and each Sublessor Entity may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement, in whole or in part, without the consent of TowerCo, to any SBCW Affiliate it being understood that upon such assignment, such Sublessor Entity will not be released from its obligations hereunder. Neither TowerCo Parent or TowerCo may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement, in whole or in part, without the written consent of the other parties. Notwithstanding anything to the contrary herein and subject to the provisions set forth in the Subleases with respect to a Permitted Subleasehold Collateral Assignee, TowerCo Parent and TowerCo may collaterally assign, pledge, mortgage, hypothecate or otherwise collaterally transfer their interest in this Agreement to any Permitted Subleasehold Collateral Assignee (as defined in the SBCW Sublease) provided, however, that neither TowerCo Parent or TowerCo may enter into any Permitted Subleasehold Mortgage (as defined in the SBCW Sublease) with respect to all or any portion of the Sites prior to the applicable Closing of such Sites. This Agreement shall be binding upon and will inure to the benefit of the parties hereto and their respective permitted successors and assigns. A Person may become a Sublessor Entity hereunder and a party hereto or to any Transaction Document by executing and delivering to TowerCo a Site Designation Supplement or other written instrument reasonably acceptable to TowerCo, setting forth its agreement to be bound by the terms hereof or thereof, whereupon such Person shall be a party hereto or thereto. For the avoidance of doubt, nothing contained in this Agreement or any other Transaction Document shall prohibit SBCW from assigning its rights or obligations under any of the Existing Leases or any of the Subleased Interest to an Affiliate of SBCW, provided, that such Affiliate becomes a party to this Agreement.

SECTION 16.4.     Headings.

         The headings of particular provisions of this Agreement are inserted for convenience only and are not to be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

SECTION 16.5.     Exhibits and Schedules.

         Each and every exhibit and schedule referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit and schedule were set forth in full and at length every time it is referred to or otherwise mentioned.

SECTION 16.6.     Defined Terms.

         Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

SECTION 16.7.     Waiver of Jury Trial

         To the maximum extent permitted by law, the parties hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under this Agreement (including, without limitation, any action to terminate this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for the parties to enter into this Agreement.

SECTION 16.8.     Partial Invalidity and Severability.

         All rights and restrictions contained herein may be exercised and are applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement will be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

SECTION 16.9.     Waiver.

         Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

SECTION 16.10.    Rights Cumulative.

         All rights, remedies, powers and privileges conferred under this Agreement on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

SECTION 16.11.    Time of Essence; Dates.

         Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other nonbusiness day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the "Effective Date" shall be deemed to refer to the later of the date of TowerCo's or SBCW's execution of this Agreement, as indicated below their executions hereon.

SECTION 16.12.    Governing Law.

         The validity and effect of this Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws or rules.

SECTION 16.13.    Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

SECTION 16.14.    Attorneys' Fees.

         In the event of any litigation between the parties arising under or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation (including reasonable attorneys' fees, expenses and disbursements) incurred by the prevailing party.

SECTION 16.15.    Authority.

         Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement and that each person executing this Agreement on behalf of such party has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

SECTION 16.16.    Counsel.

         Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

SECTION 16.17.    Number and Gender.

         Where the context requires, the use of the singular form herein includes the plural, the use of the plural includes the singular, and the use of any gender includes any and all genders.

SECTION 16.18.    No Construction Against Preparer.

         No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party's having or being deemed to have prepared or imposed such provision.

SECTION 16.19.    Entire Agreement; Modification.

         This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement, together with all other agreements executed contemporaneously herewith, contain the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement will not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

SECTION 16.20.    Power of Attorney:  Appointing SBCW.

(a) The Sublessor Entities, and each of them, hereby irrevocably constitute and appoint SBCW as their agent to modify, amend or otherwise change the Agreement to Sublease, any other Transaction Documents or any of their respective terms or provisions (including modifications, amendments or changes subsequent to any Closing), to take all actions and to execute all documents necessary or desirable to consummate the transactions contemplated by the Agreement to Sublease, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification thereunder and to perform any other act arising under or pertaining to the Transaction Documents and the transactions contemplated thereby. Each Sublessor Entity agrees that service of process upon SBCW in any action or proceeding arising under or pertaining to the Transaction Documents shall be deemed to be valid service of process upon the undersigned, and any claim by TowerCo Parent or TowerCo against any Sublessor Entity in respect to the Transaction Documents may be settled by SBCW. SBCW shall be deemed to have accepted the appointment herein upon its execution of this Agreement.

(b) It is expressly understood and agreed that the foregoing power of attorney and the agency created thereby is coupled with an interest of the respective parties hereto and shall be binding on and enforceable against the respective successors and assigns of the undersigned, and each of them, and said power of attorney shall not be revoked or terminated in any event, including, without limitation, the dissolution, bankruptcy or insolvency of any Sublessor Entity, shall continue to be binding and enforceable in the manner provided herein and shall survive any and all Closings.

(c) Nothing contained herein shall be deemed to make SBCW liable to the Sublessor Entities because of service in its capacity as agent or otherwise. In performing any of its duties under this letter agreement, SBCW shall not incur or be responsible for any liabilities, claims, causes of action, demands, judgments, losses, costs, damages or expenses whatsoever ("Losses") to the Sublessor Entities, except for SBCW's fraud, willful default or gross negligence, and each Sublessor Entity shall indemnify SBCW against all Losses.

SECTION 16.21.    Power of Attorney:  Appointing SBCW.

(a) As provided in Section 7.3 hereof, SBCW represents that it has the requisite power and authority, on behalf of each and every Sublessor Entity, to modify, amend or otherwise change the Agreement to Sublease, any other Transaction Documents or any of their respective terms or provisions (including modifications, amendments or changes subsequent to any Closing), to take all actions and to execute all documents necessary or desirable to consummate the transactions contemplated by the Agreement to Sublease, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification thereunder and to perform any other act arising under or pertaining to the Transaction Documents and the transactions contemplated thereby. Each Sublessor Entity has agreed that service of process upon SBCW in any action or proceeding arising under or pertaining to the Transaction Documents shall be deemed to be valid service of process upon the Sublessor Entities, and any claim by TowerCo Parent or TowerCo against any Sublessor Entity in respect to the Transaction Documents may be settled by SBCW.

(b) It is expressly understood and has been previously agreed that the aforementioned power of attorney and the agency created thereby is coupled with an interest of the respective parties thereto and shall be binding on and enforceable against the respective successors and assigns of the Sublessor Entities, and each of them, and said power of attorney shall not be revoked or terminated in any event, including, without limitation, the dissolution, bankruptcy or insolvency of any Sublessor Entity, shall continue to be binding and enforceable in the manner provided herein and shall survive any and all Closings.

(c) Nothing contained herein shall be deemed to make SBCW liable to the Sublessor Entities because of service in its capacity as agent or otherwise. In performing any of its duties under the power of attorney, SBCW shall not incur or be responsible for any liabilities, claims, causes of action, demands, judgments, losses, costs, damages or expenses whatsoever ("Losses") to the Sublessor Entities, except for SBCW's fraud, willful default or gross negligence, and each Sublessor Entity shall indemnify SBCW against all Losses.


                  (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and seated by their duly authorized representatives, all effective as of the day and year first written above.

                                        TOWERCO:

                        Southern Towers, Inc.,a Delaware
                                        corporation


                             By /s/ Richard J. Byrne
                                    -------------------------------------------
                             Name: Richard J. Byrne
                              Title: Vice President


                                        SBCW:

                         SBC WIRELESS, INC., a Delaware
                      corporation (for itself and on behalf
                           of the Sublessor Entities)

                                        By /s/ Rick Linder
                                          -------------------------------------
                                Name: Rick Linder
                                Title: Sr. VP-COO


                                        TOWERCO PARENT:

                     SpectraSite Holdings, Inc., a Delaware
                                        corporation


                             By /s/ Adam Stulberger
                                          -------------------------------------
                              Name: Adam Stulberger
                        Title: Chief Development Officer

                                     ANNEX A

                                  LIST OF SITES

                                     ANNEX B

                              CONSIDERATION SUMMARY

Consideration
     Aggregate Rent                                                                   $1,307,712,668
     Present Value of Aggregate Option Purchase Price                                    251,482,606 *
                                                                                 -----------------------
     Present Value of Consideration                                                   $1,559,195,274

Rent Components
     Cash Portion of Aggregate Rent                                                     $982,712,668
     Stock Portion of Aggregate Rent                                                     325,000,000
                                                                                 -----------------------
     Total Aggregate Rent                                                             $1,307,712,668

Share Calculation of Rent
     Share Price                                                                               22.74
     Total Shares of Stock Portion of Aggregate Rent                                      14,291,997





-----------------------------------------------
*    Net  present  value  of  aggregate  Option  Purchase  Price  Amounts  to be calculated  using  a 10%  discount  rate  back  from  the  applicable  Site
     Expiration Outside Date to August 25, 2000.


                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT A

                                      FORM

                                       of

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This ASSIGNMENT AND ASSUMPTION OF AGREEMENT ("Assignment"), made as of the ___ day of ________, 2000, by and among [Applicable Sublessor Entities] (each an "Assignor") and Southern Towers, Inc., a Delaware corporation ("Assignee");

                              W I T N E S S E T H:


     WHEREAS, SBC Wireless, Inc., the Sublessor Entities, Southern Towers, Inc. and SpectraSite Holdings, Inc. entered into that certain Agreement to Sublease dated as of __________ __, 2000 ("Agreement to Sublease"). All capitalized terms used herein, which are not otherwise defined herein, shall have the same meanings as set forth in the Agreement to Sublease; and

         WHEREAS, the Agreement to Sublease provides, inter alia, that at each Closing, the Applicable Sublessor Entities shall assign to Assignee the Existing Leases on Sites included in such Closing, and that Assignee shall assume all of the obligations of Assignors under such Existing Leases from and after the date of such assignment, and that Assignors and Assignee shall enter into this Assignment;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignment and Assumption of Existing Leases. Each Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under that portion of the Existing Leases listed in Exhibit A attached hereto relating to those Sites listed on Exhibit B attached hereto (the "Assigned Leases"), and delegates to Assignee all of its duties and obligations thereunder arising from and after the date hereof. Assignee hereby accepts all of each Assignor's right, title and interest in, to and under the Assigned Leases and assumes all liabilities arising from and after the date hereof and accepts the delegation of all obligations arising from and after the date hereof of the respective Assignors under the Assigned Leases.

2. Inconsistent Provisions. Notwithstanding anything in this Assignment to the contrary, the parties agree that in the event of any conflict or inconsistency between the terms of this Assignment and the terms of the Agreement to Sublease, the terms of the Agreement to Sublease shall control.

3. Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Agreement to Sublease and shall not be merged therein and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

4. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

5. No Third Party Benefits. This Assignment and the agreements contained herein are for the sole and exclusive benefit of the parties hereto, and no provision hereof is intended to benefit, nor shall any such provision be enforceable by, any person or entity not a party hereto.

6. Notice. All notices hereunder shall be deemed validly given if given in accordance with the Assignment to Sublease.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8. Modifications. This Assignment shall not be amended, supplemented or modified in any respect, except pursuant to written agreement duly executed by the parties.



                                             ASSIGNORS:

                                             ------------------------------


                                             By:
                                                ---------------------------
                                      Name:
                                                     ----------------------
                                                Its:
                                                     ----------------------


                                             ASSIGNEE:

                                             ------------------------------


                                             By:
                                                 --------------------------
                                      Name:
                                                     ----------------------
                                                Its:
                                                     ----------------------

                                    EXHIBIT A

                                 ASSIGNED LEASES

                                    EXHIBIT B

                                APPLICABLE SITES

                                    EXHIBIT B

                            FORM OF JOINDER AGREEMENT

                                    EXHIBIT B





                                JOINDER AGREEMENT
                            TO THE SECOND AMENDED AND
                     RESTATED REGISTRATION RIGHTS AGREEMENT
                          OF SPECTRASITE HOLDINGS, INC.




                                __________, 2000




SBC Communications Inc.
175 E. Houston
San Antonio, TX  78205
Attention:  Senior Vice President/Corporate

Ladies and Gentlemen:

                  Reference is made to that certain Second Amended and Restated Registration Rights Agreement dated April 20, 1999 among SpectraSite Holdings, Inc. (the "Company"), the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers, the Additional Purchasers, including TPC (each as defined therein), as amended by the Joinder Agreement to the SpectraSite Restated Registration
Rights Agreement, dated January 5, 2000, among the Company and the Apex Stockholders (as defined therein) (such agreements, collectively, being referred to herein as the "Existing Registration Rights Agreement" and the Purchasers thereunder being referred to as the "Existing Holders"). Reference is also made to that certain Agreement to Sublease, dated as of August ___, 2000 (the "SBC Agreement") among the Company, Southern Towers, Inc., SBC Wireless, Inc., for itself and on behalf of the Sublessor Entities, ("SBCW", and together with each SBCW Affiliate who receives Parent Stock (as defined in the SBC Agreement) pursuant to the SBC Agreement, and are listed on Annex A hereto, as the same may be amended from time to time to reflect the SBCW Affiliates that receive Parent Stock in accordance with the SBC Agreement, the "SBCW Parties") pursuant to which the SBCW Parties will be entitled to become stockholders of the Company. The Company and the SBCW Parties agree as follows:

1. By SBCW's execution of this Joinder Agreement on behalf of itself and the SBCW Parties, subject to the terms and conditions set forth herein, (a) the SBCW Parties will become a party to the Existing Registration Rights Agreement as a holder of "SBCW Restricted Stock" (as defined below), (b) the Parent Stock (as defined in the Agreement) (the "SBCW Restricted Stock") shall be treated as "Restricted Stock" as that term is used in the Existing Registration Rights Agreement for all purposes thereof, and (c) the SBCW Parties will be entitled to all of the benefits of and subject to all of the obligations of a holder of "Restricted Stock" under the Existing Registration Rights Agreement as if it had been an original party thereto.

2. For purposes of Section 4 of the Existing Registration Rights Agreement, it is understood that in measuring the 25% threshold, all shares of Restricted Stock currently outstanding and subject to the Existing Registration Rights Agreement and all shares of the SBCW Parties Restricted Stock shall be taken into account.

3. Section 5 is hereby amended by deleting the first sentence of Section 5(a) and replacing it in its entirety with the following:

                  "If, at any time when Form S-3 is available for such registration and subject to the terms of Section 2 of the Stockholders' Agreement, the Company shall receive from any Institutional Investor, the SBCW Parties or TPC a written request that the Company effect a registration on Form S-3 of any such holder's Restricted Stock, the Company will promptly give written notice of the proposed registration to all other holders of Restricted Stock, and , as soon as practicable, effect such registration and all such related qualifications and compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Restricted Stock as are specified in such request and any written requests of other holders given within 20 days after receipt of such notice."

4. For purposes of Sections 4, 5 and 6 of the Existing Registration Rights Agreement, it is understood that with respect to any sales of Restricted Stock in an underwritten registered public offering under such sections (other than a registration initiated by the SBCW Parties or its Affiliates), the SBCW Parties obligation to include in such registration its Restricted Stock pursuant to a request to include such stock in such offering in accordance with the provisions of Section 4, 5 or 6, may be conditioned, at the SBC Parties option (by expressly stating so in its request), upon such offering qualifying as a Liquidity Event (as defined in the SBC Agreement).

5. The Company intends to file a registration statement on Form S-3 (or other appropriate form available for registering stock for sale to the public) to register the resale by the SBCW Parties of $25,000,000 of Restricted Stock as contemplated by Section 5.14 of the SBC Agreement.

6. The Company represents and warrants to the undersigned as follows:

(a) The Company has full corporate power and authority to execute and deliver this Joinder Agreement and to perform its obligations hereunder. This Joinder Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any other party in order to consummate the transactions contemplated by this Joinder Agreement other than such notices, filings, authorizations, consents and approvals as have been obtained prior to the date hereof.

(b) Neither the execution and the delivery of this Joinder Agreement, nor the consummation of the transactions contemplated hereby, (i) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which the Company is subject or any provision of its charter or bylaws or (ii) other than such notices, filings, authorizations, consents and approvals as have been obtained and after giving effect to them, violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

7.  Notices,  requests,  consents and other  communications  mailed  pursuant to
Section 13(c) of the Existing Registration Rights Agreement, if mailed to the SBCW Parties, shall be mailed to:

                           SBC Communications, Inc.
                           175 E. Houston, 12th Floor
                           San Antonio, TX  78205
                           Attention:  Senior Executive Vice President -
                              Corporate Development

                           with a copy to:

                           SBC Communications Inc.
                           175 E. Houston, 4th Floor
                           San Antonio, TX  78205
                 Attention: Vice President and Assistant General
                        Counsel-Mergers and Acquisitions

8. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law of such state.

9. This Joinder Agreement, together with the Existing Registration Rights Agreement as modified hereby, constitutes the entire agreement of the parties with respect to the subject matter hereof. Hereafter, the Joinder Agreement shall be deemed part of and incorporated into the Existing Registration Rights Agreement, and the Existing Registration Rights Agreement (including this Joinder Agreement) may be modified or amended only in accordance with Section 13(e) of the Existing Registration Rights Agreement, taking into account the SBCW Restricted Stock then outstanding in measuring the 60% threshold provided therein, except that any modification or amendment that adversely affects the rights or privileges of the SBCW Parties and does not affect the other holders of Restricted Stock and Management Stock in a substantially similar manner shall require the consent of the SBCW Parties.

10. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         [The remainder of this page has been intentionally left blank]

                                     Annex A

This Annex A shall include and be amended from time to time, to include any SBC Affiliate who receives common stock under the SBC Agreement.

                                    EXHIBIT C

                FORM OF AMENDMENT TO THE STOCKHOLDERS' AGREEMENT

                                    EXHIBIT C



                      AMENDMENT NO. 1 TO THE THIRD AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT


                  Amendment No. 1, dated as of ______, 2000, to the Third Amended and Restated Stockholders' Agreement, dated as of April 20, 1999 (the "Stockholders' Agreement"), by and among the Company, the WCAS Purchasers, SBC Wireless, Inc. ("SBCW") and the SBCW Affiliates who receive Common Stock under the SBC Agreement (as defined below) and are listed on Annex A hereto, as the same may be amended from time to time to reflect the SBCW Affiliates that receive Parent Stock in accordance with the SBC Agreement (such parties, together with SBCW, the "SBC Parties"), TPC, CIBC II, CIBC III, Caravelle, JHW II, JHW III, JHW Strategic III, JHW Mezzanine, Clark, Tomick, Bryne, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, Finley LP, NCEF, Lutkewich, Jackman, Eckert, Gupton, Price LP and Benake. Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Stockholders' Agreement.

                  WHEREAS, pursuant to the terms of that certain Agreement to Sublease, dated as of August __, 2000, by and among SBCW (for itself and on behalf of the Sublessor Entities), the Company and Southern Towers, Inc. (the "SBC Agreement"), the SBC Parties have, subject to the terms and conditions of the SBC Agreement, the right to receive shares of Common Stock as more fully described in Section 3.2 of the SBC Agreement; and

                  WHEREAS, pursuant to Section 18 of the Stockholders' Agreement, the Company, the Stockholders and the SBC Parties desire to amend the Stockholders' Agreement to admit the SBC Parties as a stockholder and make such amendment, in connection therewith, as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.       Amendment of the "Stockholders" Definition.

                  The defined term "Stockholders" contained in the Stockholders' Agreement is hereby amended to include SBC Wireless, Inc. ("SBCW") a Delaware corporation and the SBCW Affiliates who receive Common Stock pursuant to the SBC Agreement and are listed on Annex A hereto, as the same may be amended from time to time with the consent of the Company and SBCW (such parties, together with SBCW, the "SBC Parties").

2. Amendment of Section 1(a)(i).

                  Section 1(a)(i) of the Stockholders' Agreement is hereby amended in its entirety and replaced by the following:

                           "(i) An  amendment  to the  by-laws of the Company to
                  provide that the authorized number of directors of the board of directors of the Company (the "Board") shall be established at twelve (12) persons or, at the request of the holders of a majority of the Common Stock then held by the WCAS Purchasers, to increase the size of the Board, up to a maximum of fifteen
                  (15) persons;".

3. Amendment of Section 1(a)(ii).

                  Section 1(a)(ii) of the Stockholders' Agreement is hereby amended by deleting the word "and" at the end of paragraph (d); by moving paragraph (e) in its entirety to become paragraph (f); and by adding a new paragraph (e) after paragraph (d) which shall read in its entirety:

                  "(e) one (1) director designated by SBCW and one representative of the SBC Parties who shall be entitled to attend, as a non-voting observer, all meetings of the Board or any committee thereof and to receive all notices, information, and other materials distributed to the members of the Board or any such committee at the same time and in the same manner as so distributed; and".

4. Amendment of Section 1(a)(iii).

                  Section 1(a)(iii) of the Stockholders' Agreement is hereby amended in its entirety and replaced with the following:

                           "(iii) the  removal  from the Board  (with or without
                  cause) of any director or representative elected in accordance with subpart a), b), c), d) or e) of clause (ii) above upon the written request of the Stockholders that designated such director or representative; and"

5. Amendment of Section 1(a)(iv).

                  Section 1(a)(iv) of the Stockholders' Agreement is hereby amended by deleting the phrase "subpart e)" and replacing it with the phrase "subpart f)".

6. Amendment to Section 2(iv).

                  Section 2(iv) of the Stockholders' Agreement is hereby amended by deleting the word "or" at the end thereof.

7. Amendment to Section 2(v).


                  Section 2(v) of the Stockholders' Agreement is hereby amended by adding the word "or" at the end thereof.

8. Amendment to Section 2.

                  Section 2 of the Stockholders' Agreement is hereby amended by adding the following new subclause (vi) after subclause (v);

                           "(vi) in the  event  that the  covenant  set forth in
                  Section 5.14 of the SBC Agreement is satisfied other than by the payment of $25,000,000 in cash, any transfer by any SBC Party of up to an aggregate of $25,000,000 of Common Stock issued to the SBC Parties under Section 3.2(b) of the SBC Agreement;"

9. Amendment of Section 10(b).

                  Section 10(b) of the Stockholders' Agreement is hereby amended in its entirety and replaced with the following:

                           "(b)  The  respective  rights  granted  to  the  WCAS
                  Purchasers, the Whitney Purchasers, the CIBC Purchasers, the SBC Parties and TPC pursuant to Section 1 shall terminate as to any group of Purchasers or the SBC Parties, respectively, on the earlier to occur of (i) the sale, transfer or other disposition (including a disposition by a partnership to its partners or a limited liability company to its members) by such Purchasers or the SBC Parties, respectively of at least 50% of the shares of Capital Stock held by such Purchasers or the SBC Parties, respectively on the date of this Amendment or
                  (ii) the ownership of Capital Stock held by such Purchasers or the SBC Parties, respectively, shall fall below 8% of the outstanding Capital Stock of the Company."

10. Amendment of Section 18.

                  Section 18 of the Stockholders' Agreement is hereby amended by deleting the word "or" appearing before the word "TPC" in the proviso of the first sentence and inserting a "comma" in place thereof; and by inserting the phrase "or the SBC Parties" before the phrase "to the extent any".

11. Continuing Effect of Stockholders' Agreement. This Amendment shall not constitute an amendment or modification of any other provision of the Stockholders' Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stockholders' Agreement are and shall remain in full force and effect.

12. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

13. Governing Law. This Amendment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                                                                         Annex A


                  This Annex A shall include and be amended, from time to time, to include any SBC Affiliate who receive Common Stock under the SBC Agreement.

                                    EXHIBIT D

                         FORM OF BUILD-TO-SUIT AGREEMENT

                                    EXHIBIT D

                                      FORM

                                       of

                             BUILD-TO-SUIT AGREEMENT


================================================================================

================================================================================


================================================================================
                           AGREEMENT TO BUILD TO SUIT
================================================================================
================================================================================

================================================================================


                                  By and Among



                               SBC WIRELESS, INC.,
           for itself and as Agent for certain SBCW Parties Designated on the signatures Page Hereof,


                                       and


================================================================================
                           SPECTRASITE HOLDINGS, INC.
================================================================================
================================================================================
                                [TowerCo Parent]
================================================================================


                                       and



================================================================================
                        SPECTRASITE COMMUNICATIONS, INC.
================================================================================
================================================================================
              [Vendor, a wholly-owned subsidiary of TowerCo Parent]
================================================================================





                                October ___, 2000

                                TABLE OF CONTENTS


                                                                           Page


                                    Article I
                                   Definitions

Section 1.01.Definitions...................................................1
Section 1.02.Use of Words and Phrases......................................8

                                   Article II
                               Agreement Documents


                                   Article III
                     Scope Of Work; Nature Of The Engagement

Section 3.01.Engagement of Vendor..........................................9
Section 3.02.Identification of Collocation Sites..........................10
Section 3.03.Term.   11
Section 3.04.Time for Commencement and Completion.........................11
Section 3.05.Relationship.................................................11
Section 3.06.Project Personnel............................................12
Section 3.07.Familiarity with Project and BTS Sites.......................13
Section 3.08.Quality Standard.............................................13
Section 3.09.Books and Records of Vendor, Right of Inspection by SBCW.....13
Section 3.10.Scope of the Project.........................................14
Section 3.11.Available BTS Sites in Event of Condemnation.................15

                               Article IV Vendor's
                                  Undertakings.

Section 4.01.Vendor's Undertakings........................................16
Section 4.02.Governmental Requirements and Permits........................16

                                    Article V
                             Pre-Construction Phase

Section 5.01.Proposal of BTS Sites; Development Plan......................18
Section 5.02.Due Diligence................................................20
Section 5.03.Utilities....................................................20

                                   Article VI
                               Construction Phase

Section 6.01.General......................................................21
Section 6.02.Performance of the Work......................................22
Section 6.03.Implementation Plan..........................................22
Section 6.04.Site Schedule................................................22

Section 6.05.Quality Review...............................................23
Section 6.06.Compliance with Requirements, Permits, Bonds and Insurance during
             Construction.................................................23
Section 6.07.Work Permits.................................................23
Section 6.08.Construction by Vendor.......................................24
Section 6.09.Site Data....................................................24
Section 6.10.Warranty.....................................................24
Section 6.11.Access and Inspection........................................25
Section 6.12.Completion...................................................25

                                   Article VII
                             Guaranty Of Obligations

Section 7.01.TowerCo Parent's Guaranty....................................26

                                  Article VIII
                 Vendor's Additional Obligations As To Bts Sites

Section 8.01.Hazardous Waste and Contamination Investigation..............28
Section 8.02.Geotechnical Subsurface and Soil Investigation...............28
Section 8.03.Additional Environmental Requirements........................28
Section 8.04.FAA/FCC Compliance...........................................29

                                   Article IX
                              Agreement To Sublease

Section 9.01.Execution of the Site Designation Supplement.................29
Section 9.02.Effect of Sublease and Site Designation Supplement...........30

                                    Article X
                                    Insurance

Section 10.01.Vendor's Insurance Requirements.............................30
Section 10.02.Evidence of Insurance.......................................31
Section 10.03.Waiver of Subrogation.......................................31

                                   Article XI
                              Liability; Indemnity

Section 11.01.Liquidated Damages..........................................31
Section 11.02.Indemnity of SBCW...........................................32
Section 11.03.Relationship to Insurance...................................33
Section 11.04.No Third-Party Beneficiaries................................33

                                   Article XII
                    Additional Representations And Warranties

Section 12.01.SBCW's Representations and Warranties.......................33
Section 12.02.Vendor's Representations and Warranties.....................33
Section 12.03.TowerCo Parent's Representations and Warranties.............34

                                  Article XIII
                             Default And Termination

Section 13.01.Default by Vendor...........................................34
Section 13.02.Obligations upon Termination................................36
Section 13.03.Termination of Agreement by Vendor in Respect of SBCW's
Bankruptcy................................................................36

                                   Article XIV
                                  Force Majeure

Section 14.01.Force Majeure...............................................37
Section 14.02.Effect of Force Majeure.....................................37

                                   Article XV
                      Fire or Other Casualty; Condemnation

Section 15.01.Obligation to Reconstruct; Use of Insurance Proceeds........37
Section 15.02.Condemnation of the Tower or Site; Application of
Compensation..............................................................38

                                   Article XVI
                                  Miscellaneous

Section 16.01.Notices.....................................................38
Section 16.02.Assignment, Binding Effect..................................39
Section 16.03.Authorized Representatives..................................40
Section 16.04.Headings....................................................40
Section 16.05.Annexes, Exhibits and Schedules.............................40
Section 16.06.Publicity...................................................40
Section 16.07.Severability................................................40
Section 16.08.Waiver......................................................41
Section 16.09.Rights Cumulative...........................................41
Section 16.10.Time of Essence, Prompt Responses...........................41
Section 16.11.Applicable Law..............................................41
Section 16.12.Waiver of Jury Trial........................................41
Section 16.13.Entire Agreement............................................41
Section 16.14.Modifications...............................................42
Section 16.15.Counterparts................................................42
Section 16.16.No Brokers..................................................42
Section 16.17.Power of Attorney by SBCW Parties; Authorization............42

Annexes and Schedules

Annex A                    Specifications
Annex B                    Vendor Responsibility Matrix
Annex C                    Project Data Requirements; Form of SARF
Annex D                    Form of Candidate Sheet; Notice to Proceed
Annex E                    Form of Punch List

Annex F                    Certificate of Completion
Annex G                    Form of Site Data Package; Form of Due Diligence
                           Package
Annex H                    Form of Site Schedule
Annex I                    Collocation Services on TowerCo Existing Sites
                           Summary
Annex J                    Terms of BTS Sublease
Annex K                    SBCW Standard Configuration
Annex L                    Minimum Standards for BTS Sites
Annex M                    Minimum Standards for Potential Collocation Sites
Annex N                    Existing Contracts

Schedule 8.04 Rules, Policies, Regulations and Interpretations of SBCW Relating to or in Connection with Applicable FAA and FCC Regulations
Schedule 3.10(c) Terms under which SBCW may acquire Sites and develop and construct its own Towers and transfer such Towers to Southern Towers, Inc., an Affiliate of Vendor

                           AGREEMENT TO BUILD TO SUIT

         THIS AGREEMENT, made and entered into as of the ___ day of October, 2000 by and between SBC WIRELESS INC., a Delaware corporation ("SBCW"), for itself and as Agent for certain SBCW Parties (as defined in Section 1.01) designated on the signature pages hereto, SPECTRASITE HOLDINGS, INC., a Delaware corporation ("TowerCo Parent"), and SPECTRASITE COMMUNICATIONS, INC., a wholly-owned subsidiary of TowerCo Parent and a Delaware corporation ("Vendor").

                              W I T N E S S E T H:

         WHEREAS, SBCW desires for Vendor to identify potential cell site locations within specified search areas located within the Territory for build-to-suit sites and to cause each such cell site selected by SBCW to be acquired or leased by Vendor and to be developed, among other things, causing a tower and other improvements to be designed, constructed and installed thereon, for the non-exclusive use and occupancy by SBCW or SBCW Parties pursuant to the BTS Sublease; and

         WHEREAS, SBCW and Vendor desire to enter into this Agreement to set forth their respective duties and responsibilities pertaining to such design, construction and installation and other matters relating thereto;

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   Article I
                                   Definitions

Section 1.01.     Definitions.

(a) The following capitalized terms shall have the following respective meanings for purposes of this Agreement:

                  "Acquisition" means the acquisition by Vendor of a fee simple title to or ground lease interest in each BTS Site, all investigations, examinations, tests and inspections, and other due diligence activities incidental thereto, and all legal activities incident thereto.

                  "Affiliate" means with respect to either party, any individual or firm, corporation, partnership, limited liability company, association, trust or other entity which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject party.

                  "Agreement" means this Agreement, including any Annexes, Schedules and any amendments hereto or thereto.

                  "Agreement to Sublease" means the Agreement to Sublease dated __________, among TowerCo Parent, Vendor, SBC TowerCo Inc. and the other Sublessor Entities named therein.

                  "BTS Rent" has the meaning given to such term in the BTS Sublease.

                  "BTS Sites" means the cell tower site locations located within the Territory that are or will be owned or leased by Vendor or TowerCo
         Affiliates: (i) on which Vendor constructs or is to construct Towers and Improvements pursuant to this Agreement; and (ii) on which SBCW or a SBCW Party leases the Leased Space. BTS Sites include Completed BTS Sites but excludes TowerCo Existing Sites.

                  "BTS Sublease" means the Sublease (BTS) of even date herewith among TowerCo Parent, Vendor (or Southern Towers, Inc., an Affiliate of Vendor) and SBCW. [NOTE: The terms of the BTS Sublease are summarized on Annex J attached hereto. Prior to the execution of this Agreement, the parties will agree on the form of the BTS Sublease.]

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York.

                  "Claim" has the meaning given to such term in Section 11.02.

                  "Collocation Services" has the meaning given such term in
        Section 3.02.

                  "Communications Equipment" has the meaning given to such term in the BTS Sublease.

                  "Completion," "Complete" or "Completed" means (i) Vendor's receipt of zoning approvals and other Permits in accordance with all Governmental Requirements, and all applicable FAA approvals and/or antennas structure registration ("ASR") approvals (FCC Form 854 and
         854R) have been appropriately filed; (ii) Vendor's completion of all items of construction in accordance with the Specifications and the requirements of all Governmental Authorities so that SBCW or an SBCW Party can use the Leased Space of the BTS Site without interference in the conduct of its ordinary business activities; (iii) Vendor's securing a certificate of occupancy or any other final municipal approval from the applicable Governmental Authority; (iv) the issuance by SBCW of the Completion Certificate; (v) ready access by SBCW or an SBCW Party, its employees, agents and invitees, to (A) during the construction period, the entire BTS Site (including Tower and Improvements) and (B) after the Completion of construction, the Leased Space; (vi) all the fixtures and equipment to be installed by Vendor are installed and in good operating order; (vii) the BTS Site is clean; and (viii) the Tower and the Improvements are ready for the installation of SBCW's Improvements.

                  "Completion Certificate" means, as to each BTS Site, the certificate of completion issued by SBCW with respect to such BTS Site to the effect that the Work is Completed in compliance with this Agreement, which certificate shall be issued in accordance with Annex F attached hereto.

                  "Completion Data" means height verification certifications via 1-A survey, tape drop or some other agreed method, center line measurements, exact location of all equipment on a Tower, and where required, marking and lighting verification and correct posting of Tower registration numbers.

                  "Completion Date" means the date on which the Tower and Improvements are Completed with respect to each BTS Site, pursuant to the Implementation Plan and the applicable Site Schedule.

                  "Completed BTS Sites" has the meaning given to such term in
         Section 6.12(c).

                  "Compliance Data" means a 1-A survey of exact Tower location, certified by a registered surveyor, together with a topography map plot confirming the location and providing the address of the BTS Site, FAA/FCC height verifications as certified by either a surveyor or an independent contractor authorized to perform height measurements in accordance with SBCW specifications, FAA approvals, where required (FAA forms 7460-1, 7460-2), FCC Tower registration forms, where required (FCC forms 854 and 854-R), certification that the Tower registration number is posted at the BTS Site as required by the FCC regulations, certification that correct marking/lighting is in place in accordance with FAA requirements, and a completed NEPA/EPA checklist demonstrating environmental compliance.

                  "Constructed Improvements" means (i) grounding rings for SBCW and SBCW Party equipment shelters, (ii) connections for utilities service from the meter to SBCW's Communications Equipment, (iii) one or more foundations, concrete equipment pads or raised platforms for SBCW's Communications Equipment, equipment shelters, buildings and constructions, and (iv) any other Improvements built for SBCW's or an SBCW Party's exclusive use in accordance with the Annexes.

                  "Contract Manager" has the meaning given to such term in
         Section 3.06(e).

                  "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Due Diligence Package" means collectively the documents in the form of Annex G-2 and information collected by Vendor pursuant thereto.

                  "Effective Date" means the date first above written, being the date on which the parties have executed and delivered this Agreement.

                  "Environmental Assessment" means the "Phase I" (as defined by the National Environmental Protection Agency) environmental assessment of each BTS Site, and such further investigations as are reasonably indicated by the results thereof, to be obtained by Vendor pursuant to
         Article 8 hereof.

                  "Environmental Conditions" has the meaning given to such term in the Agreement to Sublease.

                  "Environment, Health and Safety Requirements" means all of the terms and conditions of all permits, licenses and other authorizations which are required under, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all federal, state and local laws (including rules, regulations, codes, judgments, orders, decrees, stipulations, injunctions and demand letters issued, entered, promulgated or approved thereunder) relating to public health and safety, worker health and safety or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all provisions of FCC regulation
         1.1307 et seq.

                  "Excusable Delay" means as to any BTS Site, a Force Majeure event as to such BTS Site, or an extension or adjustment of the Site Schedule only as it applies to the affected BTS Site, as provided for and expressly permitted under the terms of this Agreement.

                  "FAA" means the Federal Aviation Administration.

                  "FCC" means the Federal Communications Commission.

                  "Force Majeure" means those events constituting excuse from timely performance by Vendor of any duty or obligation hereunder to which it is subject, as such events are described in Article 13 hereof.

                  "Governmental Authority" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof.

                  "Governmental Requirements" means (i) all federal, state and local laws, ordinances, and regulations and all orders and decrees of bodies or all Governmental Authorities, which in any manner affect the Services provided under this Agreement, Vendor's performance of its obligations hereunder or the ownership, use or operation of the BTS Sites, and (ii) all Environment, Health and Safety Requirements.

                  "Ground Lease" means, as to a given BTS Site, the ground lease, easement or other right of use pursuant to which Vendor or a TowerCo Affiliate holds a leasehold interest, leasehold estate or other possessory interest therein.

                  "Ground Lease Effective Date" means, as to any Ground Lease, the date of execution and delivery by Vendor or a TowerCo Affiliate of a Ground Lease or, as to any option to enter into any Ground Lease, the date on which such option is exercised.

                  "Hazardous Materials" has the meaning given to such term in the BTS Sublease.

                  "Implementation Plan" means, as to each Site, a plan to be prepared by Vendor that sets forth (i) a narrative description for each phase of the Development of such BTS Site (pre-construction phase, construction phase and post-construction phase and Services), and (ii) an appropriate Site Schedule developed and agreed upon by the parties pursuant to this Agreement and Annexes attached hereto, substantially in the form of Annex H.

                  "Improvements" has the meaning given to such term in the BTS Sublease.

                  "Leased Space" has the meaning given to such term in the BTS Sublease; except that (i) regardless of the actual number of antennas and related equipment placed on the Leased Space of any BTS Site at the time of the execution of the applicable Site Designation Supplement, the Leased Space of such BTS Site shall include space for, and be capable of supporting the following equipment or the tower load equivalent of: (x) up to twelve (12) panel antennas consistent with the
         (12) panel antenna arrays and related equipment specified in Annex A, and (y) a microwave dish placed seventeen feet (17') below (measured center-line to center-line) the location of such panels; provided, however, that the size of such antennas and microwave dish shall not exceed that of SBCW's configuration(s) for antennas and microwave dishes as more particularly described in Annex K, and (ii) shall include a sector frame for such antennas.

                  "Liquidated Damages" has the meaning given to such term in
         Section 11.01.

                  "Notice to Proceed" means a written notice to proceed, substantially in the form of the Notice to Proceed included in Annex D, given by SBCW to Vendor pursuant to this Agreement.

                  "Obligations" has the meaning given to such term in Section 7.01.

                  "Permit Appeal Action" has the meaning given to such term in
         Section 4.02(h).

                  "Permits" means any and all certificates, licenses, permits, authorizations, registrations, consents, special use permits and other approvals by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the performance of the Work and Completion or the Permitted Use (other than as to installation of SBCW's Communications Equipment), including without limitation any and all Permits to be issued by all Governmental Authorities that are required for the construction of the Tower and Improvements related thereto.

                  "Permitted Use" has the meaning given to such term in the BTS Sublease.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated business association or Governmental Authority.

                  "Potential Collocation Sites" has the meaning given to such term in Section 3.02.

                  "Project"   means   Vendor's   performance  of  the  Work  and
         construction of the Towers on the BTS Sites and the provision of the Collocation Services if requested by SBCW.

                  "Punch List" has the meaning given to such term in Section 6.12(c).

                  "SARF" has the meaning given to such term in Section 5.01(a).

                  "SBCW" has the meaning given to such term in the Preamble to this Agreement.

                  "SBCW's Communications Equipment" has the meaning given to such term in the BTS Sublease.

                  "SBCW Indemnitee" means each of SBCW, SBCW's Affiliates, and the respective directors, officers, employees, agents, contractors, subcontractors, advisors and consultants of SBCW and SBCW Parties.

                  "SBCW's Improvements" has the meaning given to such term in the BTS Sublease.

                  "SBCW  Party"  means   corporations,   partnerships,   limited
         liability companies or other entities which are Affiliates of SBCW, whose names are set forth on the signature pages hereof.

                  "SBCW Sublease" has the meaning given to such term in Section 16.02.

                  "Scheduled Commencement Date" means, with respect to each BTS Site, the date on which the Work on such BTS Site is scheduled to commence pursuant to the applicable Notice to Proceed given by SBCW.

                  "Services" means all services required to be performed or procured by Vendor subject and pursuant to the terms and conditions of this Agreement including, without limitation: (i) identification of potential new locations for BTS Sites within each designated search area and presentation of such potential BTS Sites to SBCW for final selection; (ii) Acquisition of BTS Sites; (iii) construction and installation of a Tower and Improvements on each of the BTS Sites; and
         (iv) the identification of Potential Collocation Sites on TowerCo Existing Sites and the provision of other Collocation Services if requested by SBCW, all as more particularly described in this Agreement, including the Annexes.

                  "Site Data Package" means collectively the documents in the form of Annex G-1 attached hereto and the information collected by TowerCo Parent pursuant thereto.

                  "Site Completion Date" means, as to each BTS Site, a date of execution of the Completion Certificate for such BTS Site.

                  "Site Designation Supplement" has the meaning given to such term in the BTS Sublease.

                  "Site Schedule" means a timetable prepared by Vendor and reasonably approved in writing by SBCW with respect to each BTS Site that graphically describes the time periods and completion dates for each of the activities necessary to complete the Work with respect to such BTS Site in the form and consistent with Annex H and conforming to the dates provided in this Agreement.

                  "Space Subtenants" has the meaning given to such term in the BTS Sublease.

                  "Specifications"    means   the   drawings    and    technical
         specifications for the Tower and Improvements, as set forth in Annex A.

                  "Substantially Complete" means, as to any BTS Site, that such BTS Site is Complete, except for minor items listed on the Punch List for such BTS Site that would not impair or adversely affect in any material respect, or is not likely to impair or adversely affect in any material respect, SBCW's or SBCW Party's use and operation of the Leased Space on such BTS Site, including Communications Equipment.

                  "Substantially Completed BTS Site" means any BTS Site that would be a Completed BTS Site, except for minor items listed on the Punch List for such BTS Site that would not impair or adversely affect in any material respect SBCW's or a SBCW Party's use and operation of the Leased Space on such BTS Site, including Communications Equipment.

                  "Term" has the meaning given to such term in Section 3.03.

                  "Territory" means the United States of America, Puerto Rico and the U.S. Virgin Islands.

                  "Tower" means a wireless transmission tower structure. Towers shall not include TowerCo Existing Sites and shall not include rooftops, steeples, chimneys, water towers or other existing structures, or other structures that would constitute "owned neutral host infrastructure" or "in-building applications."

                  "TowerCo Existing Sites" means all wireless transmission towers, now or hereafter owned or leased or operated under capital leases by Vendor, TowerCo Parent or by any entity Controlled by TowerCo Parent and located within the Territory, provided, however, that BTS Sites shall not constitute TowerCo Existing Sites.

                  "TowerCo Parent" has the meaning given to such term in the Preamble to this Agreement.

                  "Vendor Indemnitee" has the meaning given to such term in
         Section 11.02.

                  "Warranty Period" has the meaning given to such term in
         Section 6.10.

                  "Work" means Vendor's construction and installation of the Tower and Improvements in accordance with the Specifications, and includes labor necessary to Complete such construction and installation, and materials and equipment for such construction and installation, as required by this Agreement to be furnished by Vendor or any subcontractor, for the construction and installation of the Tower and Improvements.

(b) Any other capitalized terms used in this Agreement shall have the respective meanings given to them elsewhere in this Agreement.

Section 1.02.     Use of Words and Phrases.

(a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the singular shall include the plural as well as the singular number. "Herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter," and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used.

(b) Whenever in this Agreement either of the words "day" or "days" is used it means a calendar day unless specifically stated to be a Business Day.

(c) SBCW and Vendor agree that any defined term used herein constituting a document, instrument, drawing, survey, map, plan, technical description or other writing, and any other reference herein to a writing, shall include originals or copies of such writing and any and all amendments, supplements, modifications, renewals, extensions, restatements or replacements of or to the same from time to time.

                                   Article II
                               Agreement Documents

         This Agreement shall consist of the following documents, as amended from time to time as provided herein:

(a)      this Agreement document;

(b) the following Annexes and Schedules, which are incorporated herein by this reference:

     Annex A         Specifications
     Annex B         Vendor Responsibility Matrix
     Annex C         Project Data Requirements; Form of SARF
     Annex D         Form of Candidate Sheet; Notice to Proceed
     Annex E         Form of Punch List
     Annex F         Certificate of Completion
     Annex G         Form of Site Data Package; Form of Due Diligence Package
     Annex H         Form of Site Schedule
     Annex I         Collocation Services on TowerCo Existing Sites Summary
     Annex J         Terms of BTS Sublease
     Annex K         SBCW Standard Configuration
     Annex L         Minimum Standards for BTS Sites
     Annex M         Minimum Standards for Potential Collocation Sites
     Annex N         Existing Contracts

     Schedule 8.04 Rules, Policies, Regulations and Interpretations of SBCW Relating to or in Connection with Applicable FAA and FCC Regulations
     Schedule 3.10(c) Terms under which SBCW may acquire Sites and develop and construct its own Towers and transfer such Towers to Southern Towers, Inc.,an Affiliate of Vendor

(c) such additional documents as are incorporated by reference.

If any of the foregoing are inconsistent, this Agreement shall prevail over Annexes, Schedules and additional incorporated documents.

                                  Article III
                     Scope Of Work; Nature Of The Engagement

Section 3.01.     Engagement of Vendor.

(a) SBCW hereby  engages  Vendor,  for the Term of this Agreement as provided in
Section 3.03, to develop and construct Towers and Improvements on the BTS Sites (subject to any right of SBCW to terminate this Agreement under any applicable provision of this Agreement), and perform the Services all as required by this Agreement. SBCW reserves the right to construct and install all of the Constructed Improvements and its Communications Equipment on the BTS Sites; provided, however, that SBCW shall have the right to request that Vendor construct and install one or more concrete equipment pads or raised platforms capable of accommodating SBCW's or SBCW Party's buildings, huts or equipment shelters at each BTS Site. The parties acknowledge that all Constructed Improvements developed and constructed by SBCW or Vendor on any BTS Site are intended to constitute a part of SBCW's Improvements, and are not intended to be shared by Space Subtenants or constitute a part of the Improvements. The parties further acknowledge that Improvements, other than Constructed Improvements, do not constitute a part of SBCW's Improvements. Any Affiliate of SBCW operating a mobile cellular telephone business that is integrated with SBCW's and its other Affiliates' current cellular telecommunications business in the Territory shall be deemed a SBCW Party for purposes of this Section 3.01 and Section 3.10; provided, however, that the engagement of Vendor pursuant to this Section 3.01 and the exclusive rights provided to Vendor pursuant to Section 3.10(a) shall only apply to SBCW and the SBCW Parties set forth on the signature pages to this Agreement, and their respective successors and assigns (but only if and for so long as such successors or assigns are Affiliates of SBC Communications Inc.). Vendor hereby accepts such engagement in accordance with the terms and conditions of this Agreement. Vendor shall construct the Tower and Improvements at each BTS Site in accordance with the Implementation Plan and applicable Site Schedule. Vendor shall perform and be responsible for all responsibilities assigned to Vendor in the Vendor Responsibility Matrix attached hereto as Annex
B. In addition to the engagement provided for in this Section 3.01, Vendor acknowledges and agrees that SBCW may engage Vendor on behalf of any Affiliate of SBCW or of the SBCW Parties (e.g., Bell South wireless companies) to develop and construct up to a maximum of one hundred (100) Towers and Improvements on BTS Sites located within the Territory and to perform the Services as required under this Agreement for such Towers, and such engagement shall not be limited by the limitation set forth in the fourth (4th) sentence of in this Section 3.01(a). Upon completion of such Towers, the applicable Affiliate of the SBCW Parties shall occupy the Leased Space subject to the terms of the BTS Sublease.

(b) Subject to Section 3.02(b), Vendor's compensation for Completion of the Work on BTS Sites pursuant to this Agreement and performance of the Services, or any part thereof, will be derived solely from the payment of the BTS Rent by SBCW pursuant to the BTS Sublease (notwithstanding that such BTS Rent may be paid to an Affiliate of Vendor). The parties agree that the BTS Rent payable by SBCW to Vendor with respect to the Leased Space of any Completed BTS Site or TowerCo Existing Site shall be $1400 per month subject to an annual increase as provided in Section __ of the BTS Sublease [As described on Exhibit J]. This Section 3.01(b) shall survive any expiration or termination of this Agreement.

Section 3.02.     Identification of Collocation Sites.

(a) Vendor may, without delaying any of its obligations under this Agreement, including, without limitation, its obligations pursuant to Article 5, at any time during the Term, provide SBCW with a written notice proposing any TowerCo Existing Site within a search area specified in the applicable SARF that would be suitable for the collocation of SBCW's Communications Equipment ("Potential Collocation Sites"). SBCW shall either accept the proposed site, or at SBCW's option, in the event that SBCW reasonably believes that such site does not satisfy the minimum standards set forth in Annex M, reject such site by sending notice of such election in writing to Vendor within fifteen (15) days after the notice thereof. In addition, SBCW may reject a Potential Collocation Site in writing within fifteen (15) days after SBCW's receipt of Vendor's notice thereof if there then exists an alternative site within such search area that, in SBCW's judgment, is also suitable for the collocation of SBCW's Communications Equipment but that is available to SBCW upon economic terms and conditions that are, in SBCW's judgment, more favorable to SBCW. In the event SBCW pursues a Potential Collocation Site, Vendor shall provide SBCW with Compliance Data, a Site Data Package and a Due Diligence Package with respect to such site within fifteen (15) days after receipt of SBCW's notice. If SBCW elects to become a tenant on a TowerCo Existing Site, Vendor shall sublease the Leased Space thereon to SBCW or its Affiliate pursuant to the BTS Sublease and SBCW and Vendor shall execute a Site Designation Supplement for such TowerCo Existing Site. If SBCW rejects a Potential Collocation Site as provided above in the event there exists a suitable alternative site within the applicable search area, Vendor shall have no further obligation with respect to that Potential Collocation Site and SBCW shall be entitled to pursue such alternative site without reference to this Agreement. Furthermore, if SBCW rejects or does not pursue a Potential Collocation Site, Vendor shall keep performing all of its obligations hereunder, including, without limitation, performing search Services in such search area as provided in Article 5.

(b) If SBCW is interested in a Potential Collocation Site, Vendor may, upon written notice thereof to SBCW, offer the performance of certain other Collocation Services set forth in Annex I (the "Collocation Services") with respect to such Potential Collocation Site; provided, that Vendor acknowledges that at any time during the Term, SBCW shall have the right to engage any Person other than Vendor to perform such Collocation Services. If the terms, conditions and fees in connection with such Collocation Services are acceptable to SBCW, SBCW may engage Vendor to perform such Collocation Services upon written notice to Vendor within five (5) Business Days after receipt by SBCW of the offer from Vendor. If SBCW elects to engage Vendor to perform such Collocation Services pursuant to this Section 3.02(b), such Collocation Services shall be performed in compliance with the requirements of this Agreement, including, without limitation, compliance with quality standards, Governmental Requirements, Permits and Environmental Laws, in each case as applicable to such Collocation Services. Vendor hereby acknowledges and agrees that any and all fees in connection with performance of any Collocation Services shall be due and payable only if SBCW installs its Communications Equipment on a Potential Collocation Site.

Section 3.03.     Term.

(a) Subject to Article 13, this Agreement shall commence on the Effective Date, and shall continue until the fifth (5th) anniversary of the Effective Date (the "Term"), plus such additional time as may be required (i) for an aggregate number of new Towers to be developed and Completed by either Vendor or SBCW (either itself or through a third party pursuant to Section 3.10(c)) equal to the number of Towers that SBCW elected, pursuant to Section 3.10(d), to become "Substitute Sites" under the Agreement to Sublease and (ii) for the parties to satisfy their respective obligations hereunder to the extent such obligations arose or accrued prior to such fifth (5th) anniversary.

(b) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that upon Completion of any BTS Site and execution of a Site Designation Supplement therefor or the execution of a Site Designation Supplement with respect to any TowerCo Existing Site, except with respect to those provisions of this Agreement which survive the expiration or termination hereof, the BTS Sublease, the applicable Site Designation Supplement and related documents shall govern the respective rights and obligations of the parties with respect to such BTS Site or TowerCo Existing Site.

Section 3.04.     Time for Commencement and Completion.

         Vendor and SBCW acknowledge that the time for Scheduled Commencement Date and Completion of the BTS Site will be determined by the applicable Implementation Plan and the Site Schedule. Vendor's unexcused failure to Complete any BTS Site in accordance therewith shall subject Vendor to the Liquidated Damages pursuant to Section 11.01.

Section 3.05.     Relationship.

         Vendor agrees to furnish its best skill and judgment in performing its obligations hereunder, and to cooperate with SBCW in furthering SBCW's interests. Except as expressly provided in Section 8.01, SBCW, Vendor and TowerCo Parent, in the performance of this Agreement will be acting in their individual capacities and not as employees, partners, joint venturers, agents or associates of one another. In the performance of this Agreement, Vendor is, and shall at all times during the term of this Agreement be, an independent contractor. Nothing contained in this Agreement creates the relationship of a joint venture, partnership, association or agency between the parties. No party shall have any authority to bind or otherwise obligate the other. Persons retained by either party as employees or agents shall not, solely by reason thereof, be deemed to be employees or agents of the other party.

Section 3.06.     Project Personnel.

(a) Vendor shall, at its own cost and expense, employ only competent and able personnel for the performance of the Services and all of Vendor's obligations under this Agreement, including, without limitation, contractors and subcontractors that are properly licensed and legally qualified to construct the Towers and Improvements and complete the Work on each BTS Site and/or provide the Collocation Services. Vendor shall make available to SBCW a list of its principal contractors and subcontractors, and SBCW shall have the right to request a particular contractor or subcontractor be removed from the list for the Project so long as such request is based upon commercially reasonable criteria. Vendor shall, at all times during the term of this Agreement, keep a sufficient number of qualified personnel to the extent required to Complete the Project pursuant to the Implementation Plan and Site Schedules, including without limitation, a sufficient number of suitable experts in the areas of engineering, design, construction, installation, management, performance enhancement and other operational specialties applicable to the Project. Subject to Section 3.06(d), Vendor shall have exclusive control of and direction over the Persons engaged in the performance of Vendor's obligations under this Agreement.

(b) If reasonably requested by SBCW, Vendor shall make available additional suitable experts in the areas of engineering, design, construction, installation, management, performance enhancement and other operational specialties applicable to the Project, and SBCW shall pay any direct costs associated with any such suitable experts that are in addition to those required pursuant to Section 3.06(a).

(c) Vendor will be solely responsible for the actions and conduct of all its employees, agents, consultants, advisors, contractors and subcontractors. Vendor will ensure that anything related to its employees, agents, consultants, advisors, contractors or subcontractors shall be in strict compliance with Governmental Requirements.

(d) SBCW reserves the right to require Vendor to immediately remove and exclude any Person or entity employed by or otherwise working for Vendor, its agents, consultants, contractors, subcontractors or advisors, from any BTS Site or TowerCo Existing Site, at SBCW's reasonable discretion, who (i) engages in any misconduct, (ii) is incompetent or (iii) is negligent in the performance of its, his or her duties. Vendor shall be responsible for any additional labor costs arising in connection with any removal or exclusion requested pursuant to this
Section 3.06(d).

(e) Vendor shall assign key managers and personnel, including Contract Managers as provided below, to manage, supervise and be responsible for the timely performance of Vendor's obligations hereunder. Unless SBCW otherwise consents in writing, as to each BTS Site, Vendor shall (i) allocate sufficient personnel to devote time and attention to such BTS Site, and (ii) not remove any key manager (including Contract Managers) from any such position or reassign any such key manager, either within the Project or to another project, without a qualified replacement. In addition, each party agrees to assign to the Project contract managers (the "Contract Managers") to provide overall supervision and management of the Project. Each party may change its Contract Managers at any time and from time to time. The parties further agree to cooperate with each other in implementing the due diligence and construction process set forth in this Agreement in order to Complete the Work on all BTS Site pursuant to the terms of this Agreement and to use their commercially reasonable efforts to amicably resolve any and all issues relating to performance by each party of its respective rights and obligations hereunder. The foregoing is intended to set forth a general approach to the day-to-day conduct of the Project, but is not intended to qualify or limit the obligations of the parties hereunder or any rights hereunder that any party may have in respect of a breach by the other party of such obligations.

Section 3.07.     Familiarity with Project and BTS Sites.

         Vendor represents and warrants that Vendor is familiar with projects similar to the Project, is or will become familiar with the Specifications applicable to the Towers and Improvements, will visit and examine each BTS Site and the surrounding locale, and knows or will know the working conditions in and around each BTS Site.

Section 3.08.     Quality Standard.

         Vendor agrees to perform its obligations and furnish its Services hereunder properly, diligently, and in good faith, in accordance with the standards of its profession, and in accordance with all applicable Governmental Requirements. Vendor shall implement quality control procedures, which shall be sufficient to ensure compliance with the Specifications and shall otherwise maintain quality standards for the Services at least equal to the normal quality standards applied by Vendor and entities Controlled by TowerCo Parent prior to the date of this Agreement.

Section 3.09.     Books and Records of Vendor, Right of Inspection by SBCW.

         Vendor shall keep such accounts as may be necessary for its proper financial management of the Project under this Agreement. The system of accounting employed by Vendor shall be such as is reasonably satisfactory to SBCW. SBCW shall be afforded access to all of Vendor's records, books, correspondence, instructions, drawings, plans, blueprints, specifications, receipts, vouchers, memoranda and similar data relating to the Project and this Agreement to the extent relating to SBCW's intended use, Vendor's compliance with the terms hereof, Vendor's and each BTS Site's and TowerCo Existing Site's compliance with Governmental Requirements, the structural integrity of the Improvements, or if SBCW otherwise provides reasonable justification therefor, except for privileged documents or where disclosure is prohibited by law. Such books and records shall be open for inspection and copying upon reasonable written notice by SBCW, at its cost, and its authorized representatives at reasonable hours at Vendor's principal office and shall be retained by Vendor for a period of three (3) years after the expiration of the BTS Sublease.

Section 3.10.     Scope of the Project.

(a) Subject to the terms and conditions of this Agreement, SBCW, for itself and as agent for the SBCW Parties, hereby grants to Vendor for the Term the exclusive right to develop new Towers which SBCW elects to have constructed in the Territory; provided that the foregoing shall not apply with respect to Sites subject to the existing contracts listed in Part A of Annex N annexed hereto (the "Existing Contracts") and the "in-progress" Sites listed in Part B of Annex
N. The exclusive rights provided to Vendor hereunder shall only apply to SBCW and the SBCW Parties set forth on the signature pages to this Agreement, and their respective successors and assigns (but only if and for so long as such successors or assigns are Affiliates of SBC Communications Inc.)

(b)  Notwithstanding  anything to the contrary  contained  herein and subject to
Article 13, the parties agree that during the Term, Vendor shall have the exclusive right and obligation to perform all Services on the BTS Sites pursuant to this Agreement other than Collocation Services and except as expressly provided in this Agreement to the contrary, and shall have an affirmative obligation to Complete the Work on any such BTS Sites in strict compliance with the provisions of this Agreement; provided, however, that if at any time during the Term, Vendor's right and obligation to perform Services on the BTS Sites is suspended or terminates (i) in respect of any BTS Site pursuant to Section 13.01(b)(i), then SBCW shall have the right to engage any Person to perform any and all Services on such BTS Site, or (ii) pursuant to Section 13.01(b)(ii), then SBCW shall have the right to engage any Person to perform any and all Services on any or all BTS Sites. SBCW reserves the right to construct and install all of the Constructed Improvements and its Communications Equipment on the BTS Sites; provided, however, that SBCW shall have the right to request that Vendor construct and install one or more concrete equipment pads or raised platforms capable of accommodating SBCW's or SBCW Party's buildings, huts or equipment shelters. SBCW agrees to negotiate in good faith with Vendor for Vendor to construct and install SBCW's Communications Equipment.

(c) Notwithstanding anything to the contrary contained herein, SBCW reserves the right, either directly or through a SBCW Party or any third party, to acquire Sites and thereafter to develop and construct its own Towers pursuant to the terms summarized on Schedule 3.10(c) hereof. Following Completion of such Towers, such Towers shall be sold to Vendor (or to Southern Towers, Inc., an Affiliate of Vendor) for an amount calculated in accordance with the schedule of costs agreed to by the parties and attached to Schedule 3.10(c). After the sale of any such Tower to Vendor (or Southern Towers, Inc.), said Tower shall be deemed to be a BTS Site and SBCW or a SBCW Party shall occupy the Leased Space subject to the terms of the BTS Sublease. In acquiring, developing and constructing its own Towers as aforesaid, SBCW or the applicable SBCW Party may retain one or more third party consultants and/or contractors to perform the work associated therewith, but the retaining of such entities shall not otherwise relieve SBCW from its obligations under this Agreement. The obligation of SBCW to sell Towers that it has developed to Vendor (or Southern Towers, Inc.) shall not apply to (i) Sites controlled by SBCW or SBCW Parties with respect to which, as of the date of the Agreement to Sublease, actual construction has commenced, defined as the issuance of building permits for such Site, or (ii) the "in-progress" Sites listed in Part B of Annex N.

(d) At any time on or before the "Final Closing Date" under the Agreement to Sublease, SBCW may elect to have any Towers that are being developed by either Vendor or by SBCW (either itself or through a third party pursuant to Section 3.10(c)) become "Substitute Sites" pursuant to the Agreement to Sublease rather than become BTS Sites under this Agreement and the BTS Sublease. For such Tower to so become a Substitute Site, such Tower must satisfy all of the conditions and criteria set forth in the Agreement to Sublease for Substitute Sites and, in addition:

          (i)  if such Tower is being developed by Vendor,  no later than thirty
               (30) days before the anticipated date of Completion of such Tower, Vendor shall provide to SBCW Vendor's reasonable good faith estimate of (A) Vendor's actual, direct out-of-pocket costs of acquiring the applicable Site and developing and constructing such Tower (including all Site acquisition costs and other "hard" and "soft" costs), plus ---- (B) Vendor's personnel and related costs reasonably allocated to such Tower based on the amount spent by such personnel on such Site acquisition and development and construction, and, if SBCW shall elect to have such Tower become a Substitute Site (which election shall be made in writing no later than fifteen (15) days after receipt of Vendor's calculation), upon Completion of such Tower, SBCW shall acquire such Tower from Vendor for an amount equal to the actual amounts under (A) plus (B) above (calculated as of ---- the Completion date), plus (C) a profit margin equal to Vendor's customary profit margin for arms-length ---- agreements to develop Towers for third parties. Following the acquisition of such Tower by SBCW, such Tower shall be leased to Vendor's Affiliate, Southern Towers, Inc. pursuant to the Agreement to Sublease and shall be governed by the Agreement to Sublease and the SBCW Sublease rather than by this Agreement; and

          (ii) if such Tower is being developed by SBCW (either itself or through a third party pursuant to Section 3.10(c)), and if SBCW shall elect to have such Tower become a Substitute Site (which election shall be made in writing no later than fifteen (15) days before the anticipated date of Completion of such Tower), then upon Completion, such Tower shall be leased to Vendor's Affiliate, Southern Towers, Inc. pursuant to the Agreement to Sublease and shall be governed by the Agreement to Sublease and the SBCW Sublease rather than by this Agreement.

         Transaction and transfer costs associated with a Tower becoming a "Substitute Site" as set forth in this Section 3.10(d) shall be governed by paragraph 7 of Schedule 3.10(c).

Section 3.11.     Available BTS Sites in Event of Condemnation.

         If prior to the execution of a Site Designation Supplement for a BTS Site, any condemnation occurs as to any BTS Site so as to render such BTS Site unsuitable for the Permitted Use, Vendor shall, at the request of SBCW, perform all its obligations hereunder in respect of a replacement site for such condemned BTS Site satisfactory to SBCW consistent with the requirements of
Article 5, as if such replacement site were a BTS Site hereunder, including without limitation, Acquisition of such replacement site, the construction of a Tower and Improvements on any selected BTS Site pursuant to and in accordance with Article 6 and the further subleasing of a portion of such BTS Site to SBCW or its Affiliate pursuant to the BTS Sublease and a Site Designation Supplement. The monthly amounts payable in respect of such replacement BTS Site shall be equal to the amount of the BTS Rent that would have been payable in respect of the replaced condemned BTS Site. The Site Schedule, Scheduled Commencement Date and Completion Date for any such replacement site shall be determined by Vendor and SBCW consistently with the construction schedules applicable to BTS Sites in general. This Agreement shall survive the Term indefinitely to the extent necessary to give effect to this Section 3.11.

                                   Article IV
                             Vendor's Undertakings.

Section 4.01.     Vendor's Undertakings.

(a) Commencing on the Effective Date of this Agreement, Vendor agrees to furnish the Services for and on behalf of SBCW and to perform such Services in an expeditious manner consistent with the interests of SBCW. In the performance of the Services, Vendor shall furnish its best skill and judgment (i) in accordance with the standards established by the industry, (ii) consistent with good development and construction practices and efficient business practices, (iii) utilizing skill and judgment available throughout its organization in the performance of this Agreement to provide its professional knowledge, ideas, experience and abilities relating to the design, scheduling, development and construction of the Towers and Improvements, and (iv) in a competent, professional and efficient manner.

(b) Vendor shall keep SBCW fully informed of all Governmental Requirements that affect, in any material respect, the Services to be performed hereunder and shall promptly notify in writing SBCW of any part of the Project that does not comply with any Governmental Requirements to the extent Vendor is or becomes aware of such noncompliance.

(c) In addition to the Services, as described in this Agreement, Vendor shall have such other duties and responsibilities reasonably and customarily required for developments similar to the development of each BTS Site as may be required or necessary from time to time during the design, development, construction, equipping and Completion of each BTS Site, which other duties and responsibilities shall be deemed to be within the scope of this Agreement; provided, however, that SBCW shall not incur any costs or expenses for or in connection with any such services for BTS Sites.

Section 4.02.     Governmental Requirements and Permits.

(a) Vendor shall obtain, or cause to be obtained, the consent or approval of all Governmental Authorities. and all Permits necessary for the Development of each BTS Site. Vendor shall advise SBCW in writing of any potential issues or problems, including without limitation any delays in connection with obtaining any approvals from Governmental Authority.

(b) Vendor shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits Vendor shall be responsible for diligently preparing and filing all applications for, and pursuing and obtaining, the Permits.

(c) Permits will be filed by Vendor in its own name, except where prohibited by applicable laws, and SBCW shall assist Vendor in securing all such Permits.

(d) Vendor shall use its best efforts to obtain any Permits necessary to commence construction of the Tower and Improvements on or before the Scheduled Commencement Date with respect to each BTS Site, and shall, unless otherwise set forth in the Site Schedule, prepare and file an application for the required Permit or Permits with the applicable Governmental Authority not later than thirty (30) days after the date of the applicable Notice to Proceed. Vendor's efforts relating to obtaining any Permits shall include, without limitation, the approval of any necessary rezoning of such BTS Site, grant of any variance, vacating of any right-of-way, issuance of any order or other action that may be necessary, or approve any other land use approval necessary, to commence construction of the Tower and Improvements on such BTS Site. If, despite such efforts, any Permits required to be obtained before commencement of construction have not been obtained or could not have been obtained as of the Scheduled Commencement Date, then Vendor shall continue, if SBCW agrees, to exercise its best efforts, for a period of at least one (1) year, to obtain any such Permits as promptly as possible, and, subject to Section 4.02(e), the Scheduled Commencement Date will be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of the delay in obtaining the Permits. The failure to obtain any such Permit shall not in and of itself constitute a breach of Vendor's obligations hereunder. However, the failure of Vendor to perform any of its obligations set forth in this Section 4.02 shall constitute a breach of Vendor's obligations under this Agreement, which, if not cured as contemplated by Section 13.01(a)(i), would constitute an event of default hereunder.

(e) If Vendor has not obtained any Permit required for the Construction of the Tower and Improvements on any BTS Site, or for the Permitted Use thereof or any other required Permit by the applicable Scheduled Commencement Date set forth in the applicable Site Schedule, but in no event later than ninety (90) days after SBCW issues a Notice to Proceed for any BTS Site, then, at any time thereafter, SBCW will have the right, at SBCW's sole option, to (i) assume responsibility for obtaining such Permit by written notice to Vendor, and Vendor shall reimburse SBCW for any costs, fees, or expenses (including reasonable attorneys' fees and expenses) incurred in pursuing and obtaining such Permit; provided, however, that any reimbursement in excess of $20,000 shall be subject to Vendor's pre-approval; provided, further, however, that if Vendor fails to approve any reimbursement in excess of $20,000, then SBCW shall have the right to pursue obtaining such Permits and shall be liable for any costs, fees and expenses incurred in connection therewith in excess of $20,000, and provided, further, however, that any election under this clause (i) shall be without prejudice to SBCW's right to elect later one of the options set forth in clause
(ii) or (iii) below with respect to such BTS Site; (ii) reject the BTS Site at no cost or expense to SBCW, whereupon SBCW shall have the right to engage any Person to perform Services in respect to such BTS Site or an alternative site within the applicable SARF; or (iii) reject the BTS Site and cause Vendor to propose additional potential cell sites as alternatives, in accordance with
Section 5.01. If SBCW makes the election in clause (ii) above and shall, either itself or through a third party, acquire a site and develop a tower within the applicable SARF, then the provisions of Section 3.10(c) hereof shall govern the acquisition of such site, the development of such tower and the sale of such tower to Vendor.

(f) Vendor shall comply with all Governmental Requirements in performing its obligations under this Agreement, the BTS Sublease and each Site Designation Supplement. Vendor shall indemnify, and hold harmless, each SBCW Indemnitee from and against any Claims (including without limitation any fine, penalty or damage) arising out of Vendor's failure to comply with any Governmental Requirements including, without limitation, zoning laws and FAA and FCC regulations.

(g) If SBCW determines that Vendor's proposed Tower height would cause an extension of time to obtain any Permit beyond the period set forth in the applicable Site Schedule, Vendor shall, at SBCW's written request, revise the Due Diligence Package to provide a Tower height which, while meeting SBCW's requirements, will, in SBCW's judgment, be permitted in a timely fashion consistent with the applicable Site Schedule; provided, however, that in revising the Due Diligence Package, Vendor shall have the right to pursue (i) Permits for a Tower which meets SBCW's requirements but which can be subsequently modified to increase the height of the Tower in order to meet Vendor's requirements and/or (ii) simultaneous Permits for the construction of
(1) a temporary structure which satisfies SBCW's requirements, if all Permits for such temporary structure can be obtained within the time provided in the applicable Site Schedule, and (2) a permanent Tower with greater height which meets both SBCW's and Vendors requirements. In the event that SBCW installs its Communications Equipment on any temporary tower structure prior to Vendor's completion of obtaining permits and constructing a higher permanent Tower, following completion of such higher permanent Tower, SBCW's Communications Equipment shall be relocated to the permanent Tower at Vendor's sole cost and expense, and under the direction of SBCW

(h) Notwithstanding anything to the contrary contained herein, Vendor may, but shall not be required to file or pursue any appeal or other similar action to be filed with a court of competent jurisdiction ("Permit Appeal Action") in connection with obtaining Permits; provided, however, that Vendor shall not pursue a Permit Appeal Action that in any way involves SBCW or uses SBCW's name or represents any interest of SBCW absent prior consultation with SBCW and express written consent from SBCW to take such Permit Appeal Action. Vendor shall notify SBCW if Vendor desires to initiate Permit Appeal Action with respect to any BTS Site and, following the giving of such notice, SBCW shall promptly respond in writing whether it has any objection to Vendor initiating such Permit Appeal Action. If SBCW shall so object, then SBCW shall no longer be obligated under Section 3.10 to exclusively engage Vendor to perform the Services on such BTS Site and SBCW shall be free to engage any Person to construct Tower, Improvements and Constructed Improvements on such BTS Site and perform any Services in connection therewith.

                                   Article V
                             Pre-Construction Phase

Section 5.01.     Proposal of BTS Sites; Development Plan.

(a) From time to time during the Term in connection with SBCW's need for a new Tower, SBCW shall issue a search area request form ("SARF") to Vendor pursuant to Attachment A to Annex C attached hereto. Promptly after receipt of each SARF, but in no event later than thirty (30) days after the giving of such notice, Vendor shall perform searching services in the search area designated in such SARF by using diligent, good faith efforts, consistent with the standards set forth in Section 4.01, to identify at least three (3) potential BTS Site locations, unless otherwise agreed, within each radio frequency search area identified in such SARF and to prepare a preliminary Site Schedule and a Site Data Package collecting the information set forth in Annex G-1 attached hereto, to the extent required by SBCW prior to issuance of the Notice to Proceed for presenting such potential sites to SBCW for final selection. No site shall be proposed (or shall be required to be proposed) unless Vendor reasonably believes that such site meets the requirements for proposed BTS Sites set forth in Annex L to this Agreement (the "Minimum Standards for BTS Sites") of this Agreement for BTS Site in all material respects and that it will be possible, with the exercise of diligent efforts, to obtain the Permits necessary to construct the Tower and Improvements. Within fifteen (15) days after receipt of Vendor's proposal, SBCW shall in writing either accept or, if SBCW reasonably believes that such sites do not satisfy the Minimum Standards for BTS Sites, reject one or more of the proposed BTS Sites and, in the event SBCW accepts such proposed site, such site shall become a BTS Site. If none of the sites proposed by Vendor for any search area are accepted by SBCW, Vendor shall have an additional thirty
(30) days in which to propose additional potential BTS Sites. SBCW shall accept one or more of the additional proposed BTS Sites or, at SBCW's option, in the event that SBCW reasonably believes that such sites do not satisfy the Minimum Standards for BTS Sites, reject the proposed BTS Sites in writing within fifteen
(15) days after receipts of Vendor's proposal. If SBCW shall accept more than one proposed BTS Site or additional proposed BTS Site, then Vendor may, in its reasonable judgment, select one such Site and pursue that Site rather than the others accepted by SBCW. If none of the proposed BTS Sites are accepted by SBCW or if Vendor is unable, notwithstanding diligent efforts, to propose a site that meets the requirements of this Section 5.01 within the time period set forth herein, Vendor shall have no further obligation to search for potential sites in response to such SARF, and SBCW shall be entitled to pursue such site without reference to this Agreement.

(b) Vendor will provide SBCW with methodology for each search ring and keep logs demonstrating reasons for rejecting potential BTS Sites, including why viable alternative locations were rejected. SBCW has the right to inspect these logs upon reasonable notice.

(c) SBCW's right to select any proposed BTS Site as a BTS Site shall not relieve or release Vendor from performing any of its obligations hereunder in respect of such BTS Site or otherwise affect any of Vendor's obligations hereunder. Together with SBCW's written notice of the acceptance of a proposed site as a BTS Site, SBCW shall deliver to Vendor a Notice to Proceed with respect such BTS Site in the form of Annex D attached hereto, to be completed and returned to SBCW in accordance with Section 5.02. Acceptance of the proposed BTS Site does not constitute final acceptance of the construction which shall be governed by
Section 6.12 hereof.

(d) Not later than ten (10) days after receipt of the Notice to Proceed as to any BTS Site, Vendor shall prepare for the Development of each BTS Site and shall submit to SBCW for its approval, which approval shall not be unreasonably withheld or delayed, an Implementation Plan and a final Site Schedule with respect to such BTS Site, which shall include, among other things, design services, preparation of a development plan, and coordination of construction activities.

Section 5.02.     Due Diligence

         During the pre-construction phase, Vendor shall, on its own or through one or more qualified consultants approved by SBCW: (i) compile and review all reasonably available existing data with respect to each BTS Site from an owner or a ground lessor of such BTS Site and any and all Governmental Authorities having jurisdiction thereof, and any other Persons who may have relevant information necessary to develop each BTS Site; (ii) for TowerCo Existing Sites, within ten (10) days following acceptance by SBCW pursuant to Section 3.02(a), Vendor shall provide Compliance Data to SBCW, (iii) on new construction of BTS Sites, Vendor shall within ten (10) days from initial acceptance by SBCW pursuant to Section 5.01, provide the 1A survey and proposed heights and power/ emissions data to SBCW for requisite filing with the FAA and within three (3) months provide environmental compliance data which will be required before FCC Form 854 can be filed to register the structure; (iv) Vendor shall cause to be performed any and all analyses, examinations, investigations, tests and inspections of each BTS Site, including, but not limited to, environmental studies, surveys, geotechnical studies, soil borings and the like and cause to be accurately completed and returned to SBCW with respect to each BTS Site, the Due Diligence Package in the form attached hereto as Annex G-2 containing all necessary or reasonably available information; (v) make, or cause to be made, inquiries of all Governmental Authorities and Persons who will furnish electric power, telephone service or any other utility to each BTS Site as to any matters which may affect or be necessary to the Development of each BTS Site; and (vi) determine all Governmental Requirements necessary for the Development of each BTS Site, including, but not limited to, the Tower and Improvements, zoning laws or regulations. Vendor shall perform or supervise the activities described in items (i) through (vi) above, and, shall deliver to SBCW copies of all written reports, memoranda or material correspondence prepared by or for Vendor with respect to the foregoing. SBCW and Vendor shall each have the right to reject any BTS Site that in the respective party's reasonable belief fails to comply with the Minimum Standards for BTS Sites or other requirements of this Agreement based on the results of the information contained in Site Data Package, Compliance Data, Due Diligence Package or other due diligence performed by Vendor.

         If, notwithstanding Vendor's diligent efforts, Vendor is unable to acquire or negotiate a Ground Lease for any site which meets the Minimum Standards for BTS Sites and which is otherwise reasonably acceptable to Vendor, the Vendor shall not be required to acquire or enter a Ground Lease for or to construct or complete such site. In such event, SBCW shall have the right to engage any Person to perform Services in respect to such BTS Site or an alternative site within the applicable SARF; provided, however, that if SBCW shall exercise such right and shall, either itself or through a third party, acquire a Site and develop a tower within the applicable SARF, then the provisions of Section 3.10(c) hereof shall govern the acquisition of such Site, the development of such tower and the sale of such tower to Vendor.

Section 5.03.     Utilities.

         Vendor shall negotiate with the utility companies servicing each BTS Site a plan for the provision of services to such BTS Site including without limitation electricity, and other shared utilities required on each BTS Site. Vendor shall make applications for such utility companies to furnish services to such BTS Site as may be adequate for the Permitted Use of the BTS Site by SBCW and all Space Subtenants. Vendor shall cause such utility companies to provide connections to such BTS Site. In the case of telephone company connection facilities, all obligations shall remain with Vendor to effect connections required for the Permitted Use of the BTS Site under the BTS Sublease, with exception that Vendor shall utilize SBCW as its agent to work with the local telephone company on the development of the servicing plan. SBCW shall reimburse Vendor for the cost of procuring and installing the connections referred to herein, such reimbursement to be allocated on an equitable basis with other lessees of space on the Tower.

                                   Article VI
                               Construction Phase

Section 6.01.     General.

(a) The parties shall hold progress meetings, and Vendor shall submit progress reports to SBCW, in accordance with the Implementation Plan or otherwise on a weekly, bi-weekly or monthly basis as may be agreed between parties. Progress reports will show for each BTS Site, at a minimum, and not by way of limitation, all dates and schedules referred to in the Implementation Plan and the Site Schedule, any anticipated delays, other relevant information, and the corresponding activity period. Included in the information provided by Vendor to SBCW shall be an estimate of when the equipment shelter can be placed and when the equipment can be activated. In addition, SBCW may request and Vendor shall facilitate progress meetings with Vendor's key managers and subcontractors, including the establishment of oversight committees to monitor specific work in progress on BTS Sites at times and locations agreed upon by SBCW and Vendor in writing no less than seven (7) days prior to such meetings. Progress reports shall be for planning purposes and monitoring compliance with this Agreement.

(b) Should any information or approval be required from SBCW as Work progresses, Vendor shall request such information or approval in writing. Said requests shall be submitted sufficiently in advance of the date upon which the information or approval is needed, but in no event less than five (5) days in advance of such date, to permit SBCW to act without affecting the progress or sequence of the Work. Such request shall provide a reasonable time for a response by SBCW.

(c) Vendor shall, on a periodic basis (but not less frequently than weekly), review the progress of the construction, evaluate the percentage of completion of each BTS Site as indicated in the Implementation Plan and the applicable Site Schedule. The construction schedule report shall be distributed not less than weekly during the construction phase of the Project indicating the actual progress compared to the scheduled progress of the Work in accordance with the applicable Site Schedule. The reports shall compare the actual construction dates to scheduled construction dates for each BTS Site.

(d) Following completion of the Tower and Improvements, Vendor has five (5) Business Days in which to provide Completion Data to SBCW. Upon acceptance of the Completion Data, SBCW shall, within five (5) Business days of receipt of the Completion Data, either issue approval of this Completion Data or provide a written explanation of the deficiency if SBCW does not accept the Completion Data.

Section 6.02.      Performance of the Work

         Vendor shall have the responsibility and obligation to perform the Work in accordance with Annex A. Vendor shall provide a management team or a representative on each BTS Site to provide supervision and administration of the Completion of the Work for each such BTS Site. Vendor shall establish and implement coordination and communication procedures between Vendor and SBCW. Vendor shall establish and implement procedures for reviewing and processing requests for clarifications and interpretations of the Specifications, including, without limitation, drawings and technical specifications, schedule adjustments, and such other procedures as may be required to Complete the Project. Vendor shall receive operation and maintenance manuals, warranties and guarantees for materials and equipment used in the Completion of the Project and shall deliver this information to SBCW upon Completion of the Project.

Section 6.03.     Implementation Plan.

         The Implementation Plan will set forth in detail the various tasks for construction and completion of the construction of the Tower and the Improvements for each BTS Site. Any material changes in the Implementation Plan shall be subject to written approval by SBCW, not to be unreasonably withheld or delayed. Vendor shall commence the Work pursuant to the Implementation Plan, using such means and methods of construction as will maintain the progress of the Work substantially in accordance with the Site Schedule for each BTS Site and shall cause Completion of each BTS Site in accordance with the requirements of the Site Schedule for such BTS Site.

Section 6.04.     Site Schedule.

(a) To enable the Towers and the Improvements to be planned, scheduled and Completed in an orderly and expeditious manner, Vendor acknowledges and agrees that each Site Schedule shall be consistent with the Specifications and each stage of the Implementation Plan. As shall be provided in each Site Schedule for a BTS Site, following finalization of construction plans and receipt of required regulatory approvals, Vendor has eight (8) weeks to construct the BTS Site. Vendor and SBCW may agree to extend this date for a BTS Site in the applicable Site Schedule or otherwise in a writing between the parties.

(b) Upon the occurrence of an event of Force Majeure, the Site Schedule for any affected BTS Site shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of such event, which adjustment shall be subject to the prior written approval of SBCW, not to be unreasonably withheld or delayed.

(c) Except as set forth in Section 6.04(b) as to an individual BTS Site, no Site Schedule for any BTS Site shall change, and Vendor will have no right to cause any such change, without prior written reasonable approval by SBCW. Within five
(5) Business Days after the receipt of any request from Vendor for a change to any Site Schedule, SBCW shall notify Vendor in writing of its approval or disapproval of such proposed change. Failure of SBCW to respond within said five
(5) Business Day period shall constitute and be deemed an acceptance of such requested change unless the change is, or results in an extension of the Scheduled Completion Date by more than thirty (30) days with respect to any BTS Site, in which case SBCW must approve such change in writing before it becomes effective, such approval not to be unreasonably withheld.

(d) Vendor acknowledges and agrees that it has an affirmative obligation and responsibility promptly to notify SBCW of any circumstance which affects or may affect any Site Schedule in any material respect and the extent to which such Site Schedule may be affected as a result of such circumstance.

Section 6.05.     Quality Review.

         Vendor shall establish and implement a program to monitor the quality of the construction, as set forth in the Implementation Plan. The purpose of the program shall be to assist in guarding against defects and deficiency in the Work. At any time and from time to time, SBCW may, in its discretion, and without need to demonstrate cause, conduct an independent program to monitor the quality of the construction and Vendor's compliance with its obligations hereunder.

Section 6.06. Compliance with Requirements, Permits, Bonds and Insurance during Construction

         Vendor  shall  comply  with  all   Environmental,   Health  and  Safety
Requirements as they relate to the construction of the Towers and the Improvements or the provision of Collocation Services in connection with the Project. Vendor shall, at its own cost and expense, procure and maintain all licenses and permits required by local, state or federal regulatory agencies and authorities with respect to the construction, and shall comply with all local, state and federal laws, ordinances, rules and regulations applicable to this Agreement. SBCW has the right to audit Vendor's compliance with Environmental, Health and Safety Requirements upon reasonable notice. Vendor shall indemnify and hold harmless each of the SBCW Indemnitees from and against any fine, penalty or damage arising out of the failure by Vendor, its Affiliates or any of their respective employees, agents, contractors, subcontractors, advisors or consultants to comply with any such laws, ordinances, rules or regulations including, without limitation, zoning laws and FAA regulations unless such failure arises from SBCW's willful or negligent conduct. Vendor shall obtain, or cause to be obtained, all required bonds and insurance, including without limitation the insurance required under Article 10, necessary or advisable for the commencement of construction and Completion of the Work with respect to each BTS Site or the provision of Collocation Services.

Section 6.07.     Work Permits.

         Vendor shall be the applicant for any and all necessary Permits for the applicable Work. Vendor shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits. Vendor shall be responsible for ensuring that all applications for the Permits are diligently prepared and filed, and pursued and obtained.

Section 6.08.     Construction by Vendor.

(a) Vendor, at Vendor's sole cost and expense, shall cause the Towers and the Improvements to be constructed and installed diligently and in a timely fashion, with workmanship and materials in accordance with standards generally prevailing in the industry and in any event, in accordance with the Specifications, the Implementation Plan for each BTS Site and all applicable laws. SBCW will have the right to approve or reject the quality of all materials, equipment and systems to be used in the Completion of the Towers and Improvements that are different from or not in conformity with the Specifications. Vendor shall supervise the work and activities of the contractors, subcontractors, engineers and other Persons engaged in the design, development, construction and installation of the Towers and Improvements. Vendor shall obtain, or cause to be obtained, all warranties. Vendor shall cause the construction of a Tower and other Improvements on each BTS Site in accordance with this Agreement, including the applicable Site Schedule and on or before the Site Completion Date.

(b) If SBCW reasonably requests changes to the Specifications, Vendor shall promptly make such changes to the Specifications and SBCW shall adjust the Implementation Plan, the Site Schedule for any affected Site, as may be necessary or required, in SBCW's reasonable judgment provided that (i) the change in the Specifications would not have a material adverse effect on the Permitted Use under the BTS Sublease; and (ii) SBCW pays any reasonable costs incurred by Vendor and directly attributable to implementation of such changes.

Section 6.09.     Site Data.

         In performing Services hereunder, Vendor shall compile data concerning each BTS Site and furnish such data to SBCW, all in accordance with the procedures set forth in Annex C and Annex G, including all Compliance Data and Completion Data.

Section 6.10.     Warranty.

         Vendor does hereby warrant and guarantee that the Tower and Improvements on each BTS Site and all workmanship and materials incorporated therein will be constructed in accordance with the Specifications and will be free from defects in workmanship and materials: (i) as to the Tower, for a period commencing on the Completion Date for such BTS Site and ending upon the expiration of the term of the Site Designation Supplement, after giving effect to any and all extensions thereof, and (ii) as to the Improvements and Constructed Improvements (to the extent made by Vendor as opposed to SBCW), for a period of one (1) year commencing on the Completion Date (the "Warranty Period"). In addition, at SBCW's request, Vendor shall assign to SBCW a nonexclusive right to enforce all warranties respecting materials used by Vendor in Completing each BTS Site and shall secure any and all consents from the suppliers of such materials to make such assignment effective or enforce any such warranties on behalf of SBCW. If any defect or deviation should exist, develop, be discovered or appear within the Warranty Period, Vendor, at its sole cost and expense, immediately upon demand, shall fully and completely repair, correct and eliminate such defect or deviation. The foregoing warranties and guarantees are cumulative of and in addition to, and not restrictive of or in lieu of, any and all other warranties and guarantees provided for or required by the Specifications, any other provision of this Agreement or applicable laws, and shall survive the expiration or termination of this Agreement.

Section 6.11.     Access and Inspection.

(a) The construction shall be performed in such a manner as will permit SBCW to inspect each BTS Site. SBCW may, at its election, conduct or have conducted such inspections as it deems necessary at each BTS Site. If SBCW notifies Vendor of any observed defects or nonconformities with the Specifications, Vendor shall promptly correct any defect or nonconformity in such time and manner as will permit Completion of each BTS Site in accordance with the Site Schedule for such BTS Site. The failure of SBCW to inspect any BTS Site, however, will not in any way limit, waive, or otherwise affect the rights of SBCW with respect to any of Vendor's warranties or obligations under this Agreement.

(b) SBCW will have access to any BTS Site during all working hours, and will have the right to observe the Work performed; provided, however, that SBCW shall not delay, hinder or interfere with the performance of the Work. SBCW's inspection of any Work will not relieve Vendor of any of its obligations to perform the Work in accordance with this Agreement, including without limitation the Specifications, except to the extent a specific deviation from the Specifications at any BTS Site is or has been accepted in writing by SBCW. Work found not to be in accordance with the Specifications shall be replaced or re-performed by Vendor, except to the extent a specific deviation from the Specifications is or has been accepted in writing by SBCW. SBCW will have the right to reject materials and workmanship which are defective or not in conformance with the Specifications. Rejected Work at any BTS Site must be promptly removed from such BTS Site. Failure on the part of SBCW to reject defective or nonconforming Work will not be construed to imply an acceptance of such Work; provided, however, to the extent a specific deviation from the Specifications is or has been accepted in writing by SBCW, such deviation shall not be deemed to be defective or nonconforming Work.

(c) Should SBCW consider it necessary or advisable at any time before Completion to examine Work already completed therein, Vendor shall, on request of SBCW, promptly furnish all necessary facilities, labor, and material for that purpose. If such Work is found to be defective in any material respect, Vendor shall pay all expenses of such examination. If, however, such Work is not found to be defective in any material respect, SBCW shall pay all expenses of such examination and restoration of the Work. The Site Schedule as to affected BTS Site shall be equitably adjusted.

Section 6.12.     Completion.

(a) Promptly following the Completion of the Work at any BTS Site in accordance with the requirements of the Specifications and the requirements of this Agreement, including without limitation the construction of the Tower and the Improvements on such BTS Site and the performance of the final cleanup thereon, Vendor shall give SBCW written notice of its good faith belief that such BTS Site is Completed. Not later than twenty (20) days after receipt of such written notice, SBCW shall provide Vendor with written notice stating (i) SBCW agrees that the Work as to such BTS Site is Completed, whereupon the parties shall execute a Completion Certificate with respect to such BTS Site as soon as reasonably practicable after SBCW gives such notice, (ii) SBCW rejects such BTS Site as not Completed; provided SBCW includes an explanation in reasonable detail of the respects in which such BTS Site is not Completed, or (iii) SBCW exercises the option set forth in Section 6.12(c) to execute a Completion Certificate together with a Punch List.

(b) In addition to any right SBCW may have under Section 6.11, SBCW will have the right to (i) inspect any BTS Site at any time after SBCW receives the notification under Section 6.12(a) and prior to any date on which the Completion Certificate is executed and (ii) notify Vendor in writing if such inspection by SBCW reveals that Completion has not occurred with respect to any BTS Site. Promptly after receipt of any such notification, Vendor shall promptly cause any unperformed Work to be performed.

(c) Upon issuance of the Completion Certificate with respect to a BTS Site, such BTS Site shall constitute a completed and accepted BTS Site (a "Completed BTS Site"). If at any time prior to issuance of Completion Certificate such BTS Site does not comply with the Specifications or other requirements of this Agreement in any material respect, SBCW may, at its sole option, elect to execute a Completion Certificate with respect to such BTS Site together with a punch list, in the form of Annex E attached hereto (the "Punch List"), indicating the particulars of the alleged deviation from the Specifications or other requirements of Vendor hereunder. Vendor shall promptly, but not later than within thirty (30) days of the date of the Punch List and at its own cost and expense, correct any such non-compliance or deviation. Upon execution of a Completion Certification and a Site Designation Supplement with respect to a BTS Site, SBCW shall commence payment to Vendor of the BTS Rent applicable to such BTS Site pursuant to the BTS Sublease.

(d) Notwithstanding Section 6.12(c), if (i) any BTS Site becomes a Substantially Completed Site and (ii) at any time before the execution of the Completion Certificate or the Site Designation Supplement with respect to any BTS Site, SBCW installs and begins operation of SBCW's Communications Equipment on such BTS Site in a revenue generating mode, such BTS Site shall be deemed to constitute a Substantially Completed BTS Site, and from and after the date such BTS Site is deemed a Substantially Completed Site and such Communications
Equipment has been in service, SBCW shall be obligated to pay Vendor (or Southern Towers, Inc. an Affiliate of Vendor) the applicable BTS Rent with respect to such BTS Site; provided, however, that in either case SBCW shall have the right to defer, accrue, and withhold payment of, the applicable BTS Rent until such BTS Site is Completed. Not later than thirty (30) days after any such BTS Site is Complete, SBCW shall pay such accrued BTS Rent, without interest.

                                  Article VII
                             Guaranty Of Obligations

Section 7.01.     TowerCo Parent's Guaranty.

(a) TowerCo Parent hereby unconditionally guarantees to SBCW the full and timely performance and observance of all of the terms, provisions, covenants and obligations of Vendor under this Agreement (the "Obligations"). TowerCo Parent agrees that if Vendor defaults at any time during the term of this Agreement in the performance of any of the Obligations, TowerCo Parent shall faithfully perform and fulfill all Obligations and shall pay to SBCW all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by SBCW on account of any default by Vendor and on account of the enforcement of this guaranty.

(b) If Vendor defaults under this Agreement and SBCW elects to enforce the provisions of this Section 7.01, SBCW shall promptly give TowerCo Parent written notice thereof, which notice shall constitute an exercise of SBCW's rights against TowerCo Parent pursuant to this Section 7.01. Following the receipt of such notice by TowerCo Parent, TowerCo Parent shall have the same period of time as is afforded to Vendor under this Agreement to cure such default but no such cure period shall diminish the obligations of TowerCo Parent under this Section 7.01.

(c) This guaranty obligation of TowerCo Parent shall be enforceable by SBCW in an action against TowerCo Parent without the necessity of any suit, action, or proceedings by SBCW of any kind or nature whatsoever against Vendor, without the necessity of any notice to TowerCo Parent of Vendor's default or breach under this Agreement and without the necessity of any other notice or demand to TowerCo Parent to which TowerCo Parent or Vendor might otherwise be entitled, all of which notices TowerCo Parent hereby expressly waives. TowerCo Parent hereby agrees that the validity of this guaranty and the obligations of TowerCo Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by SBCW against Vendor any of the rights or remedies reserved to SBCW pursuant to the provisions of this Agreement or any other remedy or right which SBCW may have at law or in equity or otherwise.

(d) TowerCo Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of TowerCo Parent hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Agreement or any modification or waiver of or change in any of the covenants and terms of this Agreement by agreement of SBCW and Vendor, or by any unilateral action of either SBCW or Vendor, or by an extension of time that may be granted by SBCW to Vendor or any indulgence of any kind granted to Vendor, or any dealings or transactions occurring between SBCW and Vendor, including, without limitation, any adjustment compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting Vendor. TowerCo Parent does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

(e) All of SBCW's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

(f) TowerCo Parent hereby waives presentment demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. TowerCo Parent further waive any right to require that an action be brought against Vendor or any other person or to require that resort be had by SBCW to any security held by SBCW.

                                  Article VIII
                 Vendor's Additional Obligations As To Bts Sites

Section 8.01.     Hazardous Waste and Contamination Investigation.

(a) Prior to the Ground Lease Effective Date for any BTS Site, Vendor shall cause the Environmental Assessment on such BTS Site to be performed. Vendor shall provide SBCW with copies of any and all such Environmental Assessments.

(b) Within five (5) Business Days after discovery of any Environmental Conditions on any BTS Site not disclosed by, or in excess of the conditions disclosed by, the Environmental Assessment, Vendor shall advise SBCW in writing of such condition and its effect upon the Site Schedule. SBCW reserves the right to reject any proposed BTS Site if, in SBCW's sole discretion, it determines the environmental condition creates an unreasonable risk or liability. All costs and expenses incurred by Vendor arising out of or by reason of the discovery of any such condition on the BTS Site (including, without limitation, costs and expenses paid or incurred to rectify such condition) shall be borne by Vendor. The applicable Site Schedule shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of any such condition.

Section 8.02.     Geotechnical Subsurface and Soil Investigation.

(a) Vendor shall obtain, perform and analyze all reasonably appropriate geotechnical data, soil and subsurface tests and other soil engineering tests and reports necessary to the design, engineering, permitting, and construction of the Tower and the Improvements (except that the provisions of this Section
8.04 shall not apply to the Environmental Assessment).

(b) If Vendor shall have timely obtained all reasonably appropriate tests, but, nonetheless, concealed and unknown conditions that affect the performance of the Work are encountered below ground or in an existing structure other than the Work, then (i) Vendor shall bear all costs and expenses arising out of or by reason of the existence of any such condition on the BTS Site (except to the extent that (x) Vendor notifies SBCW that its good faith estimate of such costs and expenses exceeds $100,000 and Vendor is unwilling to bear any such costs and expenses in excess of such amount, in which event SBCW will have the option, exercisable in its sole discretion, either to (A) agree to pay the amount of any such reasonably incurred costs and expenses in excess of such amount or (B) terminate this Agreement as to such BTS Site, in which event SBCW shall no longer be obligated under Section 3.09 to engage Vendor to perform Services on such BTS Site, and shall be free to engage any other Person to perform such Services), and (ii) the applicable Site Schedule shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as to such BTS Site as a result of any such condition, subject to Vendor's receipt of the prior reasonable approval of SBCW.

Section 8.03.     Additional Environmental Requirements

         Prior to commencement of construction in respect of any BTS Site and as part of the Compliance Data provided to SBCW, Vendor shall perform an analysis to determine whether (i) the proposed site will be located in an officially designated wilderness area or preserve; (ii) the facility may affect federally listed, threatened or endangered species or designated critical habitats; (iii) the facility may affect districts, site buildings, structures, objects, or other cultural resources listed, or eligible for listing, in the National Register of Historic Places; (iv) the facility may affect Indian religious sites; (v) the potential site is located within a 100-year floodplain; (vi) the construction of the facility will involve a significant change in surface features (e.g., wetland fill, deforestation, or water diversion); (vii) the structure will be equipped with high intensity white lights and be located in or near a residential neighborhood; including any future modifications to the rules as directed by the FCC. Vendor shall deliver the results of each such analysis to SBCW upon completion of such analysis, together with a written certification to the results thereof based on the consulting reports received by Vendor, including Vendor's certification that there is no condition of the type described in clauses (i); (ii); (iii); (iv); (v); (vi); or (vii). This data will also include letters and/or other documentation from the governmental agencies with responsibility for these matters, including but not limited to the State Historical Preservation Officer, U.S. Fish and Wildlife, and the U.S. Army Corps of Engineers. If it is found that any condition listed in this Section 8.03 is present at any BTS Site, an Environmental Assessment must be prepared by the Vendor and provided to SBCW. SBCW will be responsible for filing the Environmental Assessment, upon approval of the data contained therein, with the FCC. If any of conditions listed herein are present, no construction may be commenced on a BTS Site until the required FCC applications have been granted and notice of such grant is provided to Vendor by SBCW's authorized representative, and the applicable Site Schedule shall be adjusted accordingly. All costs and expenses incurred by Vendor in connection with or relating to Vendor's compliance with the requirements of this Section 8.03 shall be borne by Vendor. If, notwithstanding anything to the contrary contained herein, Vendor discovers that any of the conditions described in clauses (i)-(vii) of this
Section 8.03 exist and any of these conditions shall have a material adverse effect on the construction, operation or value of such Site, Vendor shall not be obligated to construct or complete such Site.

Section 8.04.     FAA/FCC Compliance.

         Vendor hereby expressly agrees to comply with any and all rules, policies, regulation and interpretations of SBCW relating to or in connection with SBCW's compliance with the applicable FAA and FCC regulations, as such rules, policies, regulations and interpretations are described in Schedule 8.04.

Article IX
                              Agreement To Sublease

Section 9.01.     Execution of the Site Designation Supplement.

         Subject to Section 6.12(c), upon issuance of the Completion Certificate with respect to a BTS Site or the final acceptance of a TowerCo Existing Site by SBCW, and subject to Section 3.10(c), upon the issuance of the Completion Certificate with respect to a Tower developed by SBCW or an SBCW Party pursuant to Section 3.10(c) and upon the sale of such Tower to Vendor, SBCW shall sublease the Leased Space of such BTS Site or TowerCo Existing Site from Vendor pursuant to the BTS Sublease and SBCW and Vendor shall execute a Site Designation Supplement for such BTS Site or TowerCo Existing Site, thereby supplementing the BTS Sublease so as to cause such BTS Site or TowerCo Existing Site to be covered thereby. SBCW shall designate the specific location of the Leased Space on each BTS Site or TowerCo Existing Site to be initially occupied by SBCW or its Affiliate and the Site Designation Supplement shall reflect such location.

Section 9.02.     Effect of Sublease and Site Designation Supplement.

         The parties acknowledge and agree that upon the Completion of a BTS Site or the final acceptance of an TowerCo Existing Site by SBCW, in addition to any obligations of Vendor hereunder that survive, the respective duties and responsibilities of the parties pertaining to the sublease of such BTS Site or TowerCo Existing Site by Vendor (or by Southern Towers, Inc., an Affiliate of Vendor) to SBCW shall be set forth and governed by the BTS Sublease and a Site Designation Supplement for such BTS Site or TowerCo Existing Site.

Article X
                                    Insurance

Section 10.01.    Vendor's Insurance Requirements.

         Throughout the term of this Agreement, Vendor shall carry and maintain in force the following insurance:

(a) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) for the benefit of Vendor, against claims for personal injury, bodily injury and property damage, with a limit of not less than $1,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $2,000,000 in the aggregate applicable to this Project. Such insurance (which may be furnished under a primary policy or an "umbrella" policy or policies with a limit of not less than $5,000,000) shall also include coverage against liability for bodily injury or property damage arising out of use by or on behalf of Vendor of any owned, non-owned or hired automotive equipment for a limit not less than that specified above. Such insurance shall include a cross-liability/severability of interest provision and shall otherwise comply with the requirements applicable to such insurance.

(b) Worker's compensation and related insurance covering all employees of Vendor employed in, on or about the Project in order to provide statutory benefits as required by the applicable laws and otherwise in compliance with the requirements applicable to such insurance, including employer's liability insurance with limits of not less than $1,000,000 each accident/$1,000,000 each employee by decease/1,000,000 policy limits and otherwise in compliance with the requirements applicable to such insurance

(c) Comprehensive automobile liability insurance with limits of not less than $1,000,000 per occurrence and in the aggregate for bodily injury, including death and property damage and otherwise in compliance with the requirements applicable to such insurance.

(d) Vendor's all risk insurance policy with limits of not less than full replacement cost of each Tower and the Improvements of each BTS Site and all TowerCo Existing Sites on which SBCW or its Affiliates are a tenant. So long as such self insurance is reasonable in light of the financial condition of Vendor form time to time, SBCW agrees that Vendor may, at Vendor's option, self insure with respect to all or a portion of the risks required to be insured against by Vendor under this Section 10.01(d).

Section 10.02.    Evidence of Insurance.

         Promptly following SBCW's reasonable requests made from time to time, Vendor shall furnish SBCW with appropriate certificates evidencing the insurance required to be maintained by Vendor hereunder. If Vendor for any reason fails to obtain and/or maintain in force any of the insurance required under Section 10.01, then Vendor shall, and Vendor does hereby agree to, indemnify each SBCW Indemnitee against, and hold, save, and defend each SBCW Indemnitee harmless from, any and all claims, demands, actions, causes of action, suits, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and court costs incurred in enforcing this indemnity and otherwise) which such SBCW Indemnitee may suffer or incur, or which may be asserted against such SBCW Indemnitee, whether meritorious or not, against which such SBCW Indemnitee would or should have been insured under any required insurance which Vendor does not for any reason obtain or maintain in force.

Section 10.03.    Waiver of Subrogation.

         Each insurance policy maintained by Vendor with respect to the Project shall contain a waiver of subrogation clause, or shall name both SBCW and against Vendor as insured parties thereunder, so that no insurer shall have any claim over or against SBCW, by way of subrogation or otherwise, with respect to any claims which are insured under any such policy, except for workers compensation insurance.

                                   Article XI
                              Liability; Indemnity

Section 11.01.    Liquidated Damages.

(a) Except as expressly provided in this Agreement, if, as a result of an Excusable Delay, Vendor delays in performing any of its obligations pursuant to any Site Schedule, then SBCW shall adjust any Site Schedule pursuant to Section 6.04(b) so as to allow Vendor to perform the obligations which Vendor could not perform due to such Excusable Delay. If Vendor delays in performing any of its obligations pursuant to any Site Schedule for any reason other than an Excusable Delay, then SBCW will have the option, exercisable in its sole discretion, to allow Vendor to perform the obligations which Vendor could not perform due to such delay to a later time; provided, however, that no such adjustment shall be effective unless evidenced by a writing executed by SBCW.

(b) If Vendor fails to meet its  obligation  to  Substantially  Complete any BTS
Site in accordance with the applicable Site Schedule, in addition to constituting a breach by Vendor, SBCW will have the right to liquidated damages in respect of each BTS Site that has not been Substantially Completed in an amount equal to $7,500 per month (prorated for partial months), for each month or partial month that such failure continues (the "Liquidated Damages"), not to exceed $15,000 for any single BTS Site. If Vendor owes Liquidated Damages in respect of any BTS Site, such Liquidated Damages shall be payable by Vendor in cash, within thirty (30) days from the date of the written notice thereof. If after sixty (60) days the BTS Site is still not completed, SBCW shall no longer be obligated to engage Vendor to perform the Services on such BTS Site and SBCW shall be free to engage any Person to complete the Tower. Improvements and Constructed Improvements on such BTS Site.

(c) The payment of the Liquidated Damages shall not relieve Vendor from its obligations to construct and install the Towers and Improvements, and perform its other obligations hereunder in accordance with the respective Site Schedules. The parties hereto acknowledge that the amount of the Liquidated Damages payable by Vendor to SBCW under this Section 11.01 constitute liquidated damages and not penalties, that the injuries to SBCW caused by Vendor's delays described above are difficult or impossible to estimate accurately, and that the sums payable herein are reasonable estimates of the probable losses associated with such injuries. The parties further acknowledge that SBCW may not assert other damages separate from and in addition to the Liquidated Damages for losses related to delay.

Section 11.02.    Indemnity of SBCW.

(a) Vendor shall, and Vendor does hereby agree to, indemnify and hold harmless each SBCW Indemnitee from and against any loss, damage, including without limitation any direct or indirect, special, incidental or consequential damages, liability, cost, expense, action or claim, including reasonable attorneys' fees and amounts paid in settlement ("Claims"), by reason of or arising out of: (i) personal injury, death, and damage to tangible property resulting from (A) the intentional or negligent acts or omissions of Vendor's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with the Completion of each BTS Site and performance of this Agreement, or (B) any design or manufacturing defect in any Tower, the Improvements or any part thereof, whether manufactured by Vendor hereunder or otherwise or any defects in construction or installation of any Tower, Improvements or Constructed Improvements; (ii) Vendor's breach of its obligations under this Agreement including without limitation in respect of any Services; (iii) the termination or removal of any employee or subcontractor of Vendor pursuant to Section 3.06(d); (iv) Vendor's breach of any representation or warranty in this Agreement, including without limitation its warranty pursuant to Section 6.10; or (v) failure of Vendor to comply with any obligation under this Agreement as to Governmental Requirements.

(b) SBCW shall, and SBCW does hereby agree to, indemnify and hold harmless Vendor, Vendor's Affiliates, and the respective directors, officers, employees, agents, contractors, subcontractors, advisors and consultants of Vendor and Vendor's Affiliates (each, a "Vendor Indemnitee") from and against any Claim, by reason of or arising out of personal injury, death and damage to tangible property resulting from the intentional or negligent acts or omissions of SBCW, but only to the extent (i) such injury, death or damage is caused by SBCW in connection with (x) SBCW's installation of any Constructed Improvements or any of SBCW Communications Equipment, (y) inspections pursuant to Section 6.11 or
(z) the provisions of Section 6.12(d) relating to SBCW's operation of its Communications Equipment prior to the execution of the Completion Certificate and (ii) Vendor is not responsible therefor under the terms of this Agreement.

Section 11.03.    Relationship to Insurance.

         In no event shall the indemnification provisions of Section 11.02 above diminish, affect impede or impair, in any manner whatsoever, the benefits to which any SBCW Indemnitee may be entitled under any insurance policy required by this Agreement or otherwise with respect to the Project or under the terms of any waiver of any subrogation contained therein.

Section 11.04.    No Third-Party Beneficiaries.

         None of the duties and obligations of Vendor under this Agreement shall in any way or in any manner be deemed to create any liability of Vendor to, or any rights in, any person or entity other than the SBCW Indemnitees and the Vendor Indemnitees.

                                  Article XII
                    Additional Representations And Warranties

Section 12.01.    SBCW's Representations and Warranties.

(a) SBCW represents and warrants to Vendor that: (i) SBCW is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) SBCW has the full and complete right, power and authority to enter into this Agreement and perform its respective duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

(b) SBCW represents and warrants to Vendor that SBCW and the SBCW Parties set forth on the signature pages to this Agreement are all of the Affiliates of SBC Communications Inc. that control PCS or cellular properties in the Territory (other than those certain Affiliates that SBC Communications Inc. controls in the Indianapolis, Indiana and New Orleans, Louisiana markets).

Section 12.02.    Vendor's Representations and Warranties.

(a) Vendor represents and warrants that Vendor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and complete right, power and authority to enter into this Agreement and perform Vendor's duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

(b) Vendor represents and warrants to SBCW that at all times during the term of this Agreement, Vendor shall have sufficient funds available to Complete the Project in accordance with this Agreement, including, without limitation, the Implementation Plan and Site Schedules.

Section 12.03.    TowerCo Parent's Representations and Warranties.

         TowerCo Parent represents and warrants that: TowerCo Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) TowerCo Parent has the full and complete right, power and authority to enter into this Agreement and perform its respective duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

Article XIII
                             Default And Termination

Section 13.01.    Default by Vendor.

(a)      The following events shall constitute events of default by Vendor:

 (i) If Vendor, in any material respect: violates or breaches, or fails fully and completely to observe, keep, satisfy, perform or comply with any terms, covenants, conditions, requirements, provisions, duties and obligations under this Agreement other than the breaches described in clauses (ii), (iii) (iv), (v) and (vi) below, and does not cure or remedy such failure to perform within ten (10) days after receipt of written notice from SBCW with respect thereto (which notice shall describe with reasonable particularity such failure); provided, however, that if such failure to perform shall necessitate longer to cure than such ten (10) day period, and SBCW does not unreasonably object to an extension, then such cure period shall be extended for such period of time as is reasonably necessary to cure such failure to perform, provided, further, that Vendor commences such cure within ten
          (10) days after receipt of written notice from SBCW and thereafter proceeds diligently and in good faith to cure the default within thirty (30) days from the date of receipt of notice of such default;

(ii) If, (x) in any consecutive twelve (12) month period, SBCW becomes entitled to the Liquidated Damages pursuant to Section 11.01(b) in excess of $200,000 in respect of any BTS Sites or (y) SBCW becomes entitled to Liquidated Damages pursuant to Section 11.01(b) in the amount of $15,000 in respect of any BTS Site;

(iii) If any representation or warranty made by Vendor in this Agreement or the BTS Sublease was false or misleading in any material respect on the date as of which made (or deemed made);

(iv)     if Vendor breaches the provisions of Section 5.01(a);

(v)      if Vendor breaches the provisions of Section 5.02 hereof;

(vi) If (A) a trustee or receiver is appointed to take possession or control of all or substantially all of Vendor's assets, and such receiver or trustee shall fail, within sixty (60) days of appointment to affirm or assume this Agreement, to provide adequate assurance as to its ability to perform all of the terms and conditions of this Agreement as a receiver or trustee of Vendor, to cure all other events of default and to pay all damages incurred by SBCW as a result of all events of default; (B) Vendor shall commence any voluntary proceeding under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights; or
          (C) an "order for relief" or other judgment or decree by any court of competent jurisdiction is entered against Vendor in any involuntary proceeding against Vendor under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights, or any such involuntary proceeding shall be commenced against Vendor and shall continue for a period of forty-five (45) days after commencement without dismissal.

(b) Upon the occurrence of any event of default by Vendor under this Agreement, SBCW may pursue any and all rights and remedies available under applicable law and any one or more of the following rights and remedies, separately or concurrently or in any combination, without further notice or demand whatsoever:

     (i) upon the occurrence of any event of default with respect to a BTS Site under Sections 13.01(a)(i), (ii)(y), (iii), (iv) or (v), SBCW may, at its option, either (x) suspend its obligations with respect to such BTS Site until such default is cured by Vendor or terminate its obligations to engage Vendor to perform Services in respect of such BTS Site pursuant to Section 3.10, by giving Vendor written notice thereof, and thereafter SBCW shall have the right to engage any Person to perform Services in respect of such BTS Site or an alternative site within the applicable SARF or (y) terminate this Agreement as to such BTS Site by giving Vendor written notice of termination and, thereafter SBCW shall have the right to engage any Person to perform Services in respect to such BTS Site or an alternative site within the applicable SARF; or

     (ii) upon the occurrence of any event of default:  (A) under Sections 13.01
          (a)(ii)(x) or (vi), or (B) with respect to more than ten percent (10%) or more of the proposed cell sites accepted by SBCW pursuant to
          Section 5.01 during any twelve (12) consecutive month period under Sections 13.01(a)(i), (ii)(y), (iii), (iv) or (v), SBCW may, at its option, either: (x) suspend its obligations until such default is cured by Vendor or terminate its obligations to engage Vendor to perform Services (including, without limitation, with respect to any or all BTS Sites) pursuant to Section 3.10, by giving Vendor written notice thereof, and thereafter SBCW shall have the right to engage any Person to perform Services on any or all BTS Sites or (y) terminate this Agreement in its entirety by giving Vendor written notice of termination, and this Agreement shall be terminated as to all BTS Sites at the time designated by SBCW in its notice of termination to Vendor.
(c) SBCW will have the right to recover from Vendor all costs and expenses incurred by SBCW in enforcing its rights and remedies hereunder, including attorneys' fees and expenses paid or incurred by SBCW in connection with enforcement measures, including the filing of any action at law or in equity or the filing of any appeal of any decision or judgment with respect to any such action.

(d) The termination of this Agreement by SBCW by reason of default by Vendor shall not relieve Vendor of any of its duties and obligations theretofore accrued under this Agreement prior to the effective date of such termination or any representations or warranties theretofore made by Vendor.

Section 13.02.    Obligations upon Termination.

         Upon the termination of this Agreement, Vendor shall promptly:

(a) Upon request by SBCW, deliver to SBCW or such other person as SBCW may designate all materials, supplies, equipment keys, contracts and documents, all books of account and records maintained pursuant to this Agreement pertaining to this Agreement and the Project.

(b) Upon SBCW's request, assign all existing contracts relating to the Project to SBCW or such other person or entity as SBCW shall designate.

(c) Furnish all such information, take all such other action, and cooperate with SBCW as SBCW shall reasonably require in order to effectuate an orderly and systematic termination of Services and Vendor's other, duties, obligations and activities hereunder.

Section  13.03.  Termination  of  Agreement  by  Vendor  in  Respect  of  SBCW's
Bankruptcy.

         Vendor may terminate this Agreement with respect to all BTS Sites for cause in the event of occurrence of any of the following, after which Vendor shall continue performing its duties and obligations hereunder accrued prior to the effective date of such termination, but shall cease searching for or attempting to acquire any additional cell sites:

(a) A trustee or receiver is appointed to take possession or control of all or substantially all of SBCW's assets, and such receiver or trustee shall fail, within sixty (60) days of appointment, to affirm or assume this Agreement to provide adequate assurance as to its ability to perform all of the terms and conditions of this Agreement as a receiver or trustee of SBCW, to cure all other events of default, and to pay all damages incurred by Vendor as a result of all events of default.

(b) SBCW shall commence any voluntary proceeding under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights.

(c) An "order for relief" or other judgment or decree by any court of competent jurisdiction is entered against SBCW in any involuntary proceeding against SBCW under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights, or any such involuntary proceeding shall be commenced against SBCW and shall continue for a period of forty-five (45) days after commencement without dismissal.

                                  Article XIV
                                  Force Majeure

Section 14.01.    Force Majeure.

         An event of "Force Majeure" shall mean the following events or circumstances, to the extent that they delay the Completion of any BTS Site or the performance of Vendor of its other duties and obligations under this Agreement in respect of a BTS Site:

(a)      Condemnation or other exercise of the power of eminent domain;

(b) Material changes in Governmental Requirements applicable to the construction of the Towers and Improvements and Completion of the BTS Site effective after the Effective Date, and the material orders of any Governmental Authority having jurisdiction over a party;

(c) acts of God, including, without limitation, tornadoes, hurricanes, floods, sinkholes, landslides, earthquakes, epidemics, quarantine and pestilence;

(d)      fire and other casualties, such as explosions and accidents;

(e) acts of a public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances or national or international calamities; and

(f) strikes, walkouts, labor disputes or other third party events or conditions to the extent there is no alternative available to comply with the obligations of this Agreement; provided that Vendor is using commercially reasonable efforts to mitigate the effect of such event or condition, and, provided, further that if such event or condition causes a delay in performance for a period greater than forty five (45) days, then SBCW shall have the right to terminate this Agreement as to the affected BTS Site.

Section 14.02.    Effect of Force Majeure.

         Vendor shall be entitled to an adjustment of the Site Schedule for Force Majeure, but only for the number of days due to such causes and only to the extent that such occurrences actually delay the Completion of such BTS Site. The extent of any such adjustment is subject to the prior written approval of SBCW, not to be unreasonably withheld or delayed. Under no circumstances shall a Force Majeure event result in any extension of the Term.

                                   Article XV
                      Fire or Other Casualty; Condemnation

Section 15.01.    Obligation to Reconstruct; Use of Insurance Proceeds.

         In  the  event  of   destruction  or  damage  to  any  Tower  or  other
Improvements by fire or other casualty prior to Completion, Vendor shall restore, reconstruct and repair any such destruction or damage by fire or other casualty such that the Tower and the Improvements shall be in accordance with the Specifications. Vendor shall use all available insurance proceeds for restoration, reconstruction or repair, as required by this Agreement, and SBCW shall consent to such use of insurance proceeds as required. The parties agree to adjust the Site Schedule in order to extend the timetable for the Completion of Work with respect to any destroyed or damaged Towers or Improvements.

Section 15.02.    Condemnation of the Tower or Site; Application of Compensation

         In the event that a Tower or a BTS Site, or both, or any part thereof, is damaged or taken by the exercise of the power of eminent domain at any time prior to the Completion Date, SBCW shall apply the compensation awarded to and received by it to restoration, reconstruction and repair of the Tower; provided, however, that the Tower can (i) be restored, reconstructed or repaired, and (ii) be commercially feasible for its Permitted Use as contemplated by the BTS Sublease after the Taking (as defined in the BTS Sublease). The parties agree to adjust the Site Schedule in order to extend the timetable for the Completion of Work with respect to the taken Tower or BTS Site.

                                  Article XVI
                                  Miscellaneous

Section 16.01.    Notices

         Whenever any notice, demand, request, advice or other communication is required or permitted under this Agreement such notice, demand or request shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next Business Day delivery so long as such commercial courier requires the recipient to sign a receipt evidencing delivery, to the addresses set forth below or to such other addresses as are specified by written notice given in accordance herewith:

         SBCW or SBCW Party:          SBC Wireless, Inc.
                                      17330 Preston, #100A
                                      Dallas, Texas 75252
                           Attention: General Counsel
                          Facsimile No.: (972) 733-2021

                                      with a copy to:

                                      SBC Communications Inc.
                                      175 E. Houston
                                      San Antonio, Texas 78205
             Attention:            Vice President and Assistant General Counsel
                                   Facsimile No.: (210) 351-3488

         TowerCo Parent:              SpectraSite Holdings, Inc.
         --------------
                       100 Regency Forest Drive, Suite 400
                           Cary, North Carolina 27511
                           Attention: General Counsel
                          Facsimile No.: (919) 468-8522

                                      with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                      Attention: Mitchell L. Berg, Bruce A
                                    Gutenplan
                          Facsimile No.: (212) 757-3990

         Vendor:                      SpectraSite Communications, Inc.
                       100 Regency Forest Drive, Suite 400
                           Cary, North Carolina 27511
                           Attention: General Counsel
                          Facsimile No.: (919) 468-8522

                                      with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                      Attention: Mitchell L. Berg, Bruce A
                                    Gutenplan
                          Telephone No.: (212) 373-3000
                          Facsimile No.: (212) 757-3990

All notices, demands, requests, advice or communications given by mailing shall be deemed given on the date of receipt in the United States Mail; those given by commercial courier shall be deemed given on the date such notice, demand, request, advice or communication is delivered to the recipients address set forth above or to such other address as is specified by written notice given in accordance herewith. Any notice, demand, request, advice or communication not received because of changed address or facsimile number of which no notice was given or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

Section 16.02.    Assignment, Binding Effect.

         The rights of the parties under this Agreement are personal to the parties and may not be assigned without the prior written consent of the other party, except that (i) Vendor may retain third party contractors to perform its obligations hereunder and may delegate any of its obligations hereunder to wholly-owned direct or indirect subsidiaries of TowerCo Parent and assign any rights relating thereto to such subsidiaries, provided that the retaining of such third parties or such delegation or assignment shall not relieve or release Vendor from its obligations hereunder and (ii) TowerCo Parent and Vendor may collaterally assign, mortgage, pledge, hypothecate or otherwise collaterally transfer their interest in this Agreement to any Permitted Subleasehold Collateral Assignee (as defined in that certain Lease and Sublease, dated the date hereof, by and between SBCW and Southern Towers, Inc. (the "SBCW Sublease")), and any such Permitted Subleasehold Collateral Assignee (as defined in the SBCW Sublease) shall have the right to exercise remedies under any such mortgage, pledge, hypothecation or other collateral transfer in the manner consistent with the provisions of this and every other agreement between TowerCo Parent, Vendor and SBCW made in connection with this transaction. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 16.03.    Authorized Representatives.

         Any consent, approval, authorization or other action required or permitted to be given or taken under this Agreement by SBCW or Vendor, as the case may be, shall be given or taken by one or more of the Contract Managers or other authorized representatives of each party. The written statements and representations of the Contract Managers or any other authorized representative of SBCW or Vendor shall be binding upon the party for whom the applicable Contract Managers or such other person is an authorized representative, and the other party hereto shall have no obligation or duty whatsoever to inquire into the authority of any Contract Managers or such other authorized representative to take any action which he proposes to take.

Section 16.04.    Headings.

         The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement

Section 16.05.    Annexes, Exhibits and Schedules.

         Each and every annex, exhibit and schedule referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each annex and exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

Section 16.06.    Publicity.

         Neither party will advertise or publish any information related to this Agreement without the prior written approval of the other party, except to the extent previously disclosed by a party in accordance with the then existing agreements of the parties.

Section 16.07.    Severability.

         If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 16.08.    Waiver.

         Failure by either party to complain of any action, non-action or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right arising from any default of the other party shall not constitute a waiver of any other right arising from a subsequent default of the same obligation or for any other default, past, present or future.

Section 16.09.    Rights Cumulative.

         All rights, remedies, powers and privileges conferred under this Agreement on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law or equity.

Section 16.10.    Time of Essence, Prompt Responses.

         Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. The parties recognize and agree that the time limits and time periods provided herein are of the essence of this Agreement. The parties mutually agree to exercise their mutual and separate good faith reasonable efforts to consider and respond promptly and as expeditiously as is reasonably possible notwithstanding any time period provided in this Agreement.

Section 16.11.    Applicable Law.

         This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

Section 16.12.    Waiver of Jury Trial.

         To the maximum extent permitted by law, the parties hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under this Agreement (including, without limitation, any action to terminate this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for the parties to enter into this Agreement.

Section 16.13.    Entire Agreement.

         This Agreement contains the entire agreement of SBCW and Vendor with respect to the engagement of Vendor as the Vendor for the Project, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement shall be of no force or effect.

Section 16.14.    Modifications.

         This Agreement shall not be modified or amended in any respect except by a written agreement executed by both parties.

Section 16.15.    Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

Section 16.16.    No Brokers.

         SBCW and Vendor hereby represent, agree and acknowledge that no real estate broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement including any of the Exhibits, or any proposed improvement use, disposition or lease of any or all of the BTS Site.

Section 16.17.    Power of Attorney by SBCW Parties; Authorization.

(a) SBCW Parties and each of them, hereby irrevocably constitute and appoint SBCW (the "Agent") as their agent to modify, amend or otherwise change this Agreement or any of its terms or provisions, to take all actions and to execute all documents necessary or desirable to effect the terms of this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle claims for identification, and to perform any other act arising under or pertaining to the Agreement (including, without limitation, issuing an SARF to Vendor and accepting or rejecting any BTS Site or TowerCo Existing Site proposed by Vendor for use by such SBCW Party, the issuance of a Completion Certificate with respect thereto or any other matter pertaining to a BTS Site or the Project). SBCW Parties, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to the Agreement shall be deemed to be valid service of process upon SBCW Parties.

(b) Nothing contained herein shall be deemed to make the Agent liable to SBCW Parties because of service in its capacity as agent. In performing any of its duties hereunder, the Agent shall not incur any liability to SBCW Parties for losses, damages, Liabilities or expenses, except for its willful default.

(c) It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective successors and assigns of SBCW Parties, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    [Signatures continued from previous page]


                                  SBCW PARTIES
                                       44

                                     ANNEX A

                                [To be inserted]

                                     ANNEX B

                                [To be inserted]

                                     ANNEX C

                                [To be inserted]

                                     ANNEX D

                                [To be inserted]

                                     ANNEX E

                                [To be inserted]

                                     ANNEX F

                                [To be inserted]

                                     ANNEX G

                                [To be inserted]

                                     ANNEX H

                                [To be inserted]

                                     ANNEX I

                                SBC WIRELESS INC.
                              Build to Suit Program

                              Collocation Services
                            on TowerCo Existing Sites
                                     Summary


Program Management (All Phases)

o Coordination, selection and management of subcontractor professional services as requested/necessary, such as: FAA study, survey, geotechnical study, environmental site assessment, structural analysis, interference study, appraisals, expert witnesses, expert reports, legal assistance, site plans and other reasonable requests.

Site Leasing

o Coordination of title curative activities and preparation of required title curative documents, including negotiation and follow-up on satisfaction of title exceptions and coordination of commitment for title insurance (actual title insurance policy cost by SBCW).

Zoning and Permits (if applicable)

o Preparation, coordination and submittal of zoning applications, drawings and other required documents.

o Attendance at all pre-hearing meetings, community meetings, coordination of all lobbying and zoning efforts with all involved parties.

o        Attendance at all planning and zoning hearings.

o Procurement of zoning approval and building permit application preparation, coordination and submittal.

Construction Project Management

Vendor's General Construction Service shall include:

General Construction Services          Vendor personnel will coordinate
                                       construction consistent with the
                                       applicable Site Schedule and the Project
                                       Schedule.

Support Site Acquisition Activity      Vendor's qualified  construction
                                       personnel will schedule and coordinate
                                       site visits for construction feasibility in order to develop preliminary site data to include photographic documentation, pertinent site information, general measurements, locations of viable utilities and notation of unusual conditions. In addition, Vendor will provide construction documents and zoning quality exhibits in a timely manner.

Finalize Construction Drawings Building Permit Vendor will contract a SBCW approved Architectural/Engineering firm to produce all necessary plans and specifications within the required, scheduled time
                                       frame.  Vendor will   process  the
                                       Building Permit Application and submit
                                       for permit issuance.

Prepare Construction Budget and Schedule Vendor will complete schedule of values for each site to be constructed, and will prepare schedules for Architectural/Engineering and site construction.

Procurement of Construction Materials  Vendor will procure and install permanent
                                       construction materials   and  leave  the
                                       base station site in a
                                       ready-for-equipment  condition.  Vendor's
                                       personnel will be  responsible  for  the
                                       coordination   of   Vendor equipment,
                                       antennas,  cables and all ancillary
                                       mounting hardware   installation.   In
                                       addition,   Vendor  will provide
                                       procurement  services by ordering and
                                       scheduling delivery of wireless equipment and materials.

Pre-Bid Meeting Vendor coordinates and meets with all construction disciplines on a scheduled site-walk to review site details, answer general questions, discuss ways and means of construction, etc.

Obtain three (3) Competitive           Vendor will obtain three (3) competitive
                                       bids from each contractor, subcontractor and vendor for all outsourced items or services purchased that are expected to exceed $25,000.

Bid Packages Analyzed/Contract Awarded Vendor will review all bid packages and will negotiate contracts with qualified contractors.

Prepare Construction Schedule Vendor will prepare a complete construction schedule for each site.

Pre-Construction  On-Site  Meeting  with  Selected           Vendor  will  meet
Contractor/Subcontractors                                    with all outsourced
                                  Contractor to
                                discuss scope of
                                  work, answer
                                                             general questions
                                 and confirm all
                                                             ways and means of
                                  construction.

Sub-Contractor                                               Management   Vendor
                                                             will be responsible
                                                             for  facilitating,
                                                             coordinating and
                                                             managing all
                                                             sub-contractors
                                                             used  to  complete
                                                             the  construction
                                                             phase.

Commence Construction                                        Vendor will  ensure
                                                             that General
                                                             Contractor has
                                                             commenced
                                                             construction in a
                                                             timely manner.

Coordinate for BTS Equipment Delivery/Anchored  (if          Vendor will monitor
Bids on Outsourced Services                                  vendor's  delivery
                                and installation
                                of SBCW equipment
                                (if applicable).

Grounding System Installed and Certified                     Vendor will  ensure
                                                             that the Grounding
                                                             System  is
                                                             installed and
                                                             inspected by a
                                                             certified
                                                             electrician,  to
                                                             meet SBCW specified
                                                             standard.

Certify                                                      Foundation (if
                                                             applicable)  Vendor
                                                             will arrange for an
                                                             independent
                                                             inspection and
                                                             certification of
                                                             the  foundation (if
                                                             necessary).

General Construction Landscaping, Etc.                       Vendor will monitor
                                                             the  completion of
                                                             any other General
                                                             Construction,
                                                             landscaping, etc.

Punchlist                                                    Prepared     Vendor
                                                             will    prepare   a
                                                             Punchlist   to   be
                                                             utilized   at   the
                                                             final          site
                                                             inspection.

Final                                                        Site Inspection and
                                                             Acceptance   Vendor
                                                             will  review   the
                                                             Punchlist  and  to
                                                             ensure  site
                                                             construction is
                                                             complete  and
                                                             coordinate with
                                                             respective
                                                             personnel  at  time
                                                             of construction
                                                             completion to
                                                             assure
                                                             specification
                                                             compliance.

Submit Close-Out Documentation                               Vendor will prepare
                                                             and deliver a
                                                             comprehensive
                                                             construction binder
                                                             that  will  include
                                                             all applicable
                                                             documentation.

Update Reports Vendor will provide cost tracking and progress reports as indicated by respective personnel.

Construction Documentation                                   Change Order
                                                             Request Lien
                                                             Release Checklist
                                                             Daily Daily
                                                             Construction Report
                                                             Weekly Project
                                                             Status Summary Form
                                                             Weekly Time Report
                                                             Site Pictures
                                                             Cost Tracking
                                                             As Built Survey
                                                             All other required
                                                             documentation

                                     ANNEX J

                               BTS SUBLEASE TERMS


Parties:

Landlord - Vendor or Southern Towers, Inc., an Affiliate of Vendor

Tenant - SBCW or any SBC Operating Company

Term:

         25 year initial term with Tenant withdrawal rights described below. SBCW will have the right to withdraw from each BTS Site at any time following the tenth (10th) anniversary of the commencement date for such BTS Site by giving ninety (90) days prior written notice to Vendor of the withdrawal date. From and after such withdrawal date, SBCW shall not be obligated to pay Rent with respect to such BTS Site and shall vacate the BTS Site on or prior to the withdrawal date.

Permitted Use:

         The leased premises shall include space on the tower for the location of Tenant's communications equipment, together with access and use of the surrounding land for installation of Tenant's equipment shelter, equipment building or hut, generators and associated fuel tanks, grounding rings, connections for utilities, one or more foundations, concrete equipment pads or raised platforms and similar improvements.

Rental Rate:

         Initial rent of $1,400 per month per BTS Site, (subject, as to any BTS Site leased to SBCW or its Affiliates after the first (1st) anniversary of the date hereof, to increase in accordance with the following sentence, but using CPI changes beginning with the CPI for January 1, 2000). Rent is subject to increase annually on the anniversary of the rent commencement date for each BTS Site in an amount equal to the lesser of (i) the applicable CPI change plus 4%, or (ii) 5.0% per year (but never less than zero percent (0%)).

Landlord Covenants:

         The BTS Sublease will contain covenants regarding Landlord's and each BTS Site's legal compliance (including environmental laws and FAA and FCC), insurance, non-interference with Tenant's operations and transmissions by Landlord and other subtenants, tower lighting, repair and maintenance of the BTS Site and similar covenants similar in scope and content to the provisions of the SBCW Sublease.

Taxes; Ground Lease Rent; Utility:

         Landlord shall be required to pay all taxes, ground rents and utilities applicable to the BTS Site provided the Tenant shall pay for utilities necessary to operate its equipment.

Representations:

         Landlord shall represent as to absence of hazardous materials on the BTS Site, compliance of the BTS Site with legal requirements and other similar matters.

Termination Upon Certain Events:

         Tenant may terminate with respect to any BTS Site without any liability on 30 days prior written notice following (i) a default by Landlord of any covenant which is not cured within 10 days after notice thereof; (ii) if Tenant does not obtain or maintain licenses, permits or other approvals necessary for the operation of Tenant's equipment; or (iii) if Tenant is unable to occupy or utilize the leased premises due to a ruling or directive of the FCC or other governmental or regulatory agency, including, but not limited to, a take back of channels or change in frequencies.

Assignment:

         Tenant may assign its subleasehold interest pursuant to covenants similar in scope and content to the applicable provisions of the SBCW Sublease.

                                     ANNEX K
                                [To be inserted]

                                     ANNEX L

                         Minimum Standards for BTS Sites


o Tower and foundation designed to accommodate four (4) broadband equivalent carriers1 o Will use commercially reasonable efforts to lease and fence minimum of 100' x 100' premise o Lease premise and fenced stoned compound minimum of 2,400 usable square feet for monopole towers and guyed towers and 3,600 usable square feet for self support towers. Guyed towers will have additional ground and airspace rights to accommodate guyed anchors and provide appropriate access thereto.
o     Minimum twelve (12') wide stoned access road to compound
o     Fencing, and initial equipment grounding
o Underground (unless not economically constructable) electric and telco conduit facilities to compound, sized properly for four (4) broadband carriers
o     No  restrictions  on assignment to Vendor or Southern  Towers,  Inc.
      and subletting a portion of tower and
      premises to third party tenants
o Best efforts on compound layout to efficiently utilize ground space to maximize collocations











--------
1 Broadband equivalent carrier equals the greater of twelve (12) panel antennas (e.g. DB878) and related equipment including one (1) 8' diameter high performance microwave dish or SBCW configuration(s) described in Annex K along with appropriate loading to accommodate a sector frame for the panel antennas (e.g. mount). Each antenna and dish to have 1 5/8" coax (total of 13).

                                     ANNEX M

                                [To be inserted]

                                     ANNEX N

         A.       Existing Contracts

         1. Master Build to Suit Lease Agreement, dated __________, 1998 by and between SBA Towers, Inc., as landlord, and Southwestern Bell Mobile Systems d/b/a Cellular-One-Chicago, as tenant.

         2. Master Build to Suit Lease Agreement dated April 6, 2000 by and between SBA Towers, Inc., as landlord, and Buffalo Telephone Company, Albany Telephone Company, Genesee Telephone Company, Syracuse Telephone Company and Regasus Cellular Telephone Company No. 3 (NY-4), Inc. d/b/a Cellular-One, collectively, as tenant.

Midwest Sites

      Site #                    Site Name                      Vendor                     Market Area
      ------                    ---------                      ------                     -----------
      251                       Hartland                       SBA                        Chicago
      266                       52nd & Keeler                  SBA                        Chicago
      445                       Northbrook                     SBA                        Chicago
      488                       Griffith                       SBA                        Gary-Hammond, IN
      499                       Frankfurt                      SBA                        Chicago
      505                       Morris NW                      SBA                        Joliet, IL
Upstate NY

      Site #                    Site Name                      Vendor                     Market Area
      ------                    ---------                      ------                     -----------
      A00004                    Queensbury                     SBA                        Albany
      B00020                    Evans                          SBA                        Buffalo
      B00002                    Roll Road                      SBA                        Buffalo
      R00003                    Parma                          SBA                        Rochester
      S99002                    Onondaga West                  SBA                        Syracuse
      S00001                    Albion                         SBA                        Syracuse
      S00003                    Oswego                         SBA                        Syracuse
      S00004                    Fairhaven Village              SBA                        Syracuse
      I00003                    Virgil                         SBA                        Ithaca
      I00006                    Weedsport                      SBA                        Ithaca
      R00010                    Junius Pond                    SBA                        Ithaca
      W00001                    Orleans                        SBA                        Watertown
      W00002                    Pamelia                        SBA                        Watertown
      W00003                    Dekalb                         SBA                        Watertown
      U00003                    Schuyler                       SBA                        Utica


         B.       Additional "In-Progress" Sites

[SBCW to schedule up to 35 additional "in-progress" sites prior to Initial Closing]

                                  SCHEDULE 8.04
                                [To be inserted]

                                SCHEDULE 3.10(c)


         SBCW shall have the right, in lieu of requiring Vendor to perform the Services with respect to any search area, to locate and secure a BTS Site therein, to complete the site acquisition work with respect to such BTS Site, and to develop and construct a wireless transmission tower on such BTS Site. Upon SBCW's completion of such construction, Vendor (or Southern Towers, Inc., an Affiliate of Vendor) shall purchase such BTS Site from, and lease space at such BTS Site to, SBCW or a SBCW Party on the terms of the BTS Sublease. The following terms and conditions shall apply to SBCW's rights and obligations in respect of any such BTS Site:

1. Quality of BTS Sites: Any BTS Site identified and/or developed by SBCW shall satisfy the Minimum Standards for BTS Sites set forth on Annex L attached to the Agreement.

2. Construction and Site Acquisition: SBCW, at SBCW's sole cost and expense, shall construct and install the towers (a) diligently and in a timely fashion, with workmanship and materials in accordance with standards generally prevailing in the industry and, in any event, in accordance with the Specifications attached to the Agreement as Annex A and all applicable laws and (b) generally in a manner consistent with the provisions of the Agreement governing Vendor's construction obligations. All site acquisition work performed by SBCW shall be performed in a manner consistent with the provisions of the Agreement governing Vendor's performance of such work, and all Ground Leases acquired by SBCW shall
(i) be acquired at rates consistent with SBCW's average ground rent as of the date of such site acquisition work, (ii) not contain any restrictions on the ground lessee's ability to sublet its interests thereunder, (iii) not allow the applicable ground lessor to share in any revenue of the ground lessee thereunder, and (iv) be, in all other respects, on terms reasonably satisfactory to Vendor. SBCW shall deliver to Ground Lessor Vendor's standard form of ground lease.

3. Completion: Whether "Completion" of a tower constructed by SBCW shall have occurred shall be determined in a manner consistent with the provisions of the Agreement governing Completion of the towers by Vendor.

4. Title: Title to BTS Sites (including SBCW's interest as ground lessee) and towers transferred to Vendor (or Southern Towers, Inc.) shall be free and clear of all liens and encumbrances except for any encumbrances permitted under the definitive Section 3.10, which permitted encumbrances shall be limited to those that are customary in the sale of wireless transmissions tower structures and do not materially impair the use, operation and value of the towers.

5. General Conditions: Vendor's (or Southern Towers, Inc.'s) obligation to purchase the BTS Sites and towers shall be subject to conditions precedent that are customary in the case of a sale of wireless transmissions tower structures, including obtaining all governmental and third party consents, receipt of all permits, certificates and approvals required to operate the towers, no adverse environmental conditions at the BTS Site, and no pending litigation or arbitration affecting the towers. In connection with each tower developed by SBCW hereunder, SBCW shall deliver or cause to be delivered to Vendor the items set forth on Annex 1 to this Schedule 3.10(c).

6. Price: Vendor shall reimburse SBCW for the towers in an amount determined in accordance with the Fixed Price Schedule attached to this Schedule 3.10(c). Any costs incurred, during any phase of the site acquisition, design, engineering, construction or development of a Tower by SBCW, as a result of extraordinary activities that are not usually considered part of standard costs, are not included in the Fixed Price Schedule. Such extraordinary costs must be discussed between the parties before they are incurred, if possible.

7. Transaction Structure: SBCW and Vendor shall use good faith efforts to structure the sale and acquisition of the BTS Sites and towers by SBCW to Vendor (or Southern Towers, Inc.) in a manner that will minimize the transaction costs associated with such sale and acquisition, including without limitation, any real property transfer taxes. Vendor and SBCW shall each be responsible for 50% of such costs (other than each party's legal and other professional fees, which shall be responsibility of such party).

                                     Annex 1
                                       to
                                Schedule 3.10(c)


          Deliverables for Sites Constructed by SBCW or its Affiliates


o        Proposed Tenant
o        Site ID
o        Site Name
o        Corridor (if applicable)
o        Site City, County, State
o        Site Latitude and Longitude
o Lat/Long Source (NAD 27 or NAD 83; Survey or GPS) o Site Location Map & Directions o Executed Ground Lease Agreement (required) and Amendments
         (if applicable)
o        Ground Lease Commencement Letter
o Easement of contractual right of access and any utility right of way not included in lease
o        Underlying Prime Agreement Lease and Amendments (if applicable)
o        Title Report or Title Commitment
o        NonDisturbance Agreement (if required)
o        Registered Land (Site) Survey (within 6 months
o        Phase 1 Report
o        Phase II Reports, as applicable
o        FCC Applications and Approvals, as applicable
o        Geotechnical Report
o        Photos (Min. 6)
o        Site Plan [part of Site Acquisition Work]
o        NEPA Checklist
o        SHPO
o        AM Tower Study
o        ASAC Type Opinion Letter
o        Site Layout Exhibit
o        Tower Profile Exhibit
o        Architectural & Engineering Drawings
o Zoning and Permitting Approvals/Verification Letter from Local Government Official
o        Telephone and Electrical Service Providers
o        General Information on Tower
o        Tower Type (Self Support, Monopole, Guyed)
o        Tower Height (AGL)
o        Tower Capacity
o        FAA Filing Application (FAA Form 7460)
o        FAA Determination

o        FCC Authorization
o        FCC Antenna Registration Worksheet (FCC Form 854)
o        Foundation Drawing
o        Foundation Certification Letter
o        FAA 1A Reporting Letter (if required)
o        Tower Structural Engineering Drawings
o        Tower Foundation Design Plans and Design Calculations
o        Tower Design Plans and Wind Load Calculations
o        Site Construction Plans & Documentation
o        Building Permit and Electrical Permit or Permit No.
o        Contractor's Notice to Proceed Letter
o        Equipment and/or Workmanship Warranties
o        Contractor's and Subcontractor's Waivers of Lien
o        AsBuilt Documentation
o        AsBuilt Materials List Complete with Serial Numbers
o        AsBuilt Drawings (RedLined Construction Plans)
o        Certificate of Occupancy (if/when available)
o        Site Specific Tower Photos (After Construction)
o        Materials Purchase Orders
o        Full Accounting of All Invoices Paid
o Collocation Application that defines Initial Installation Requirements including:
o        Call Sign
o        RX and TX Frequencies
o        Radiation Center (AGL)
o        Antenna Types(s), Quantities and Orientation
o        Transmission Line
o        Equipment Type
o        Ground Space Requirements
o        Microwave Requirements (if applicable)
o        Dish Size
o        Dish Mounting Heights (AGL)
o        Cabling

                                    EXHIBIT E

                           FORM OF LEASE AND SUBLEASE

                                    EXHIBIT E

                                      FORM

                                       of

                                  SBCW SUBLEASE





                                    LEASE AND
                                    SUBLEASE




                                  by and among




                   SBC WIRELESS, INC., a Delaware corporation, for itself and as Agent for the SBCW GROUP,



                                       and



                              SOUTHERN TOWERS, INC.






                             Dated October __, 2000

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. Definitions........................................................1
SECTION 2. Sublease Documents................................................13
SECTION 3. Subleased Property................................................14
SECTION 4. Existing Subleases and Colocation Agreements......................19
SECTION 5. Reserved Space....................................................19
SECTION 6. Permitted Use.....................................................21
SECTION 7. Access............................................................22
SECTION 8. Term.  22
SECTION 9. Withdrawal........................................................23
SECTION 10. Rent and SBCW Leaseback Charge...................................23
SECTION 11. Condition of the Sites and Obligations of TowerCo................25
SECTION 12. Requirements for Alterations; Title to Alterations; Addition of
            Equipment; Work on the Site..........27
SECTION 13. Damage to the Site, Tower or the Improvements....................29
SECTION 14. Space Subtenants; Interference...................................30
SECTION 15. Taxes and Assessments............................................32
SECTION 16. Utilities........................................................33
SECTION 17. Governmental Permits.............................................33
SECTION 18. No Liens.........................................................35
SECTION 19. Condemnation.....................................................36
SECTION 20. Waiver of Subrogation; Indemnity.................................37
SECTION 21. Subordination and Attornment.....................................38
SECTION 22. Environmental Covenants..........................................39
SECTION 23. Insurance........................................................42
SECTION 24. Right of Substitution; Right of First Refusal....................44
SECTION 25. Assignment and Subletting........................................47
SECTION 26. Estoppel Certificate.............................................49
SECTION 27. Holding Over.....................................................49
SECTION 28. Rights of Entry and Inspection...................................49
SECTION 29. A Party's Right to Act for the Other Party; SBCW Set-Off Right...50
SECTION 30. Defaults and Remedies............................................50
SECTION 31. Quiet Enjoyment..................................................55
SECTION 32. No Merger........................................................55
SECTION 33. Broker and Commission............................................55
SECTION 34. Recording of Site Designation Supplement.........................56
SECTION 35. Purchase Options.................................................56
SECTION 36. Net Lease........................................................58
SECTION 37. Compliance with Specific FCC Regulations.........................58
SECTION 38. TowerCo Parent's Guaranty........................................59
SECTION 39. Tax Indemnities..................................................61
SECTION 40. General Provisions...............................................69

                               LEASE AND SUBLEASE


         THIS LEASE AND SUBLEASE is made and entered into this ____ day of __________, 2000 (this "Sublease"), by and among SBC WIRELESS, INC., a Delaware corporation (for itself and as Agent for the SBCW Group Members whose names are set forth on Exhibit D hereof or which become parties to this Sublease after the date hereof, "SBCW"), SPECTRASITE HOLDINGS, INC., a Delaware corporation ("TowerCo Parent"), and SOUTHERN TOWERS, INC., an indirect wholly-owned subsidiary of TowerCo Parent and a Delaware corporation ("TowerCo").

         In   consideration   of  the  premises  and  other  good  and  valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Sublease agree as follows:

SECTION 1.        Definitions.

         For purposes of this Sublease, the following capitalized terms have the following respective meanings:

                  "Additional Rent" has the meaning set forth in Section 3(i) hereof.

                  "Affiliate" of a Person means any Person which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject Party.

                  "After-Tax Basis" has the meaning set forth in Section 39(a)
(3)(i) hereof.

                  "Agreement to Sublease" means the Agreement to Lease and Sublease, by and among TowerCo Parent, TowerCo, and the SBCW Group.

                  "Alterations" means the construction or installation of Improvements on any Site or any part thereof after the Site Commencement Date for such Site, or the alteration, replacement, modification or addition to all or any component of a Site after the Site Commencement Date for such Site, whether Severable or Non-Severable.

                  "Assumed Rate" has the meaning set forth in Section 39(a)(1)
(v) hereof.

                  "Available Space" means, as to any Site, a Tower location, a portion of the Land, a portion of the Improvements or any other portion, space or area of such Site that is available for sublease by TowerCo to any Space Subtenant (including SBCW and its Affiliates, in such capacity) and all rights appurtenant to such portion, space or area.

                  "Award" means any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any taking on account of a Taking, including all amounts paid pursuant to any agreement with such entity which has been made in settlement or under threat of any such action or proceeding, less the reasonable costs and expenses incurred in collecting such amounts.

                  "Build to Suit Agreement" means the Agreement to Build to Suit dated as of the date hereof by and among SBCW, SpectraSite Communications, Inc. and SpectraSite Holdings, Inc.

                  "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Flow" means, as to any Person, the earnings before interest expense, depreciation, amortization and taxes of such Person and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                  "Claims"   means  any   claims,   demands,   actions,   suits,
         proceedings, disbursements, judgments, damages, penalties, fines, losses, liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlements.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Colocation Agreements" means any existing contractual arrangements and agreements pursuant to which any SBCW Affiliate shares any Site with other providers of wireless telecommunications services, local public safety organizations, governmental entities such as post offices and law enforcement organizations, and operators of remote monitoring systems for commercial purposes, and to which such SBCW Affiliate is a party, as set forth in Schedule A to Exhibit A attached hereto.

                  "Communications Equipment" means, as to any Site, transmitting and/or receiving equipment and other equipment installed at the Reserved Space (as to SBCW or any Affiliate thereof) or any Available Space (as to a Space Subtenant), which is or will be necessary in providing current and future wireless communication services, including without limitation, switches, antennas, microwave dishes, panels, conduits, flexible transmission lines, cables, radio, amplifiers, filters and other transmission or communications equipment (including interconnect transmission equipment, transmitter(s), receiver(s) and accessories) and such other equipment and associated software as may be necessary in order to provide such wireless communication services, including without limitation, voice or data. Communications Equipment shall include any existing, replaced and upgraded Communications Equipment.

                  "Communications Facility" means, as to any Site, the Reserved Space (as to SBCW or an SBCW Affiliate) or any Available Space (as to a Space Subtenant), together with the applicable SBCW Affiliate's or such Space Subtenant's Improvements.

                  "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

                  "CPI" means the Consumer Price Index for all Consumers, U.S., City Average (1982-84 = 100) All Items Index, published by the Bureau of Labor Statistics, United States Department of Labor. If the CPI shall cease to be compiled and published at any time during the term of this Sublease, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments to the SBCW Leaseback Charge provided for in
         Section 10, if any, shall be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If, at any time during the term of this Sublease, neither the CPI nor a comparable successor index is compiled and published by the Bureau of Labor Statistics, the index for "all items" compiled and published by any other branch or department of the federal government shall be used as a basis for calculation of the CPI-related adjustments to the SBCW Leaseback Charge provided for in this Sublease, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living increases or decreases, as applicable, as compiled by any institution or organization or individual generally recognized as an authority by financial and insurance institutions shall be used.

                  "CPI Change" means an increase or decrease, if any, (expressed as a positive or negative percentage) in the most recently published CPI as of January 1 immediately preceding the commencement of the applicable Site Term Year (the "Index Date"), from the CPI published as of January 1 immediately preceding the Index Date.

                  "Date of Taking" means the earlier of the date upon which title to applicable Site, or any portion thereof, subject to a Taking is vested in the condemning authority, or the date upon which possession of such Site or portion thereof is taken by the condemning authority.

                  "Default Notice" has the meaning given to such term in Section 3(h) hereof.

                  "Effective Date" means the date of this Sublease, as set forth in the caption of the Sublease.

                  "Emergency" has the meaning given to such term in Section 29
         (b) hereof.

                  "Estimated Cost" has the meaning given to such term in Section 17(f) hereof.

                  "Existing Sublease" means, with respect to any Site, any sublease, license, lease or other agreement for use of a Tower location and other space on such Site between a SBCW Group Member and any other Person that is in effect as of the applicable Site Commencement Date.

                  "Fair Market Value" as to any Site, means the fair market sales value of such Site that would be obtained in an arm's-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell the Site in question.

                  "FAA" means the United States Federal Aviation Administration.

                  "FCC" means the United States Federal Communications
         Commission.

                  "Federal Depreciation Deductions" has the meaning set forth in
         Section 39(a)(1)(ii) hereof.

                  "Federal Income Tax Benefits" means the Federal Depreciation Deductions and the federal income tax deductions described in Section 39(a)(1)(iii) hereof.

                  "Ground Lease" means, as to a Leased Site, the ground lease, easement, license or other agreement, pursuant to which a Sublessor Entity holds a leasehold interest, leasehold estate, easement, license or other real property interest.

                  "Ground Lessor" means, as to a Leased Site, the "lessor" or "landlord" under the related Ground Lease.

                  "Ground Rents" means, as to any Site, all rents, fees and other charges payable by a SBCW Group Member to the Ground Lessor under the Ground Lease for such Site.

                  "Improvements" means, as to each Site, (i) one or more concrete equipment pads or raised platforms capable of accommodating exterior cabinets, electrical service and access for the placement and servicing of SBCW's or its Affiliate's and, if applicable, each Space Subtenant's Improvements; (ii) buildings, huts, shelters or exterior cabinets; (iii) generators and associated fuel tanks; (iv) grounding rings (other than those for SBCW's or its Affiliate's equipment shelters); (v) fencing; (vi) signage; (vii) connections for utility service up to the meter; (viii) hardware constituting a tower platform to hold SBCW's or its Affiliate's and, if applicable, each Space Subtenant's Communications Equipment; (ix) access road improvements;
         (x) common shelters, if any; and (xi) such other equipment, alterations, replacements, modifications, additions, and improvements as may be installed on or made to all or any component of a Site (including the Land and the Tower). Improvements do not include Communications Equipment.

                  "Inclusion" means the inclusion in the income of any SBCW Group Member of any amount realized in connection with the transactions effected by this Sublease or related documents other than the amounts described in Section 39(a)(1)(iv) hereof.

                  "Initial Site" has the meaning set forth in the definition of "Site."

                  "Investment Grade" means outstanding senior unsecured debt securities rated BBB or higher by Standard & Poor's or Baa or higher by Moody's.

                  "Land" means, as to each Site, the land constituting a portion of such Site, together with all easements and other rights appurtenant thereto.

                  "Laws" means all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities (including, without limitation, the FAA and FCC) construing any of the foregoing.

                  "Leased Site" means a Site as to which a Sublessor Entity holds a leasehold interest, leasehold estate, easement, license or other possessory interest in the Land which is part of such Site pursuant to a Ground Lease.

                  "Liens"  means,  as to each Site,  an interest or a claim by a
         Person other than SBCW or any of its Affiliates, whether such interest or claim is based on the common law, statute or contract, including, without limitations, liens, charges, Claims, leases, licenses, Mortgages, conditional agreements, title retention agreements, preference, priority or other security agreements or preferential arrangements of any kind, reservations, exceptions, encroachments, covenants, conditions, restrictions and other title exceptions and encumbrances affecting all or any part of the Land, the Tower or Improvements thereof.

                  "Market Capitalization" means, as to any Person, as of any date of determination, either (i) the number of issued and outstanding shares of such Person's Capital Stock (as set forth in such Person's most recent filings with the U.S. Securities and Exchange Commission) multiplied by the closing price of the Capital Stock of such Person on any exchange on which such stock is listed or (ii) in the case of any Person as to which the information specified in clause (i) is not available, the total market value of the equity of such Person, determined by a commercially reasonable appraisal process.

                  "Mortgage" means, as to any Site, any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or encumbrance against, the Land or Improvements on such Site as security for any debt, whether now existing or hereafter arising or created.

                  "Mortgagee" means, as to any Site, the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

                  "NDA" means a non-disturbance, subordination and attornment agreement executed between a Mortgagee and TowerCo.

                  "Net Worth" means, with respect to a Person, the total assets minus the total liabilities of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Non-Conforming Alterations" has the meaning given to such term in Section 3(i) hereof.

                  "Nonseverable" shall mean, with respect to any Alteration, any Alteration that is not a Severable Alteration.

                  "Option Purchase Price Amount" means, with respect to each Site, the fixed purchase price for such Site in the event TowerCo exercises its purchase option with respect thereto under Section 35 hereof as specified in Exhibit A with respect to the Initial Sites or in the Site Designation Supplements with respect to all other Sites.

                  "Option Trigger Window" has the meaning given to such term under Section 35(a).

                  "Owned Site" means a Site with respect to which a SBCW Group Member owns fee simple title in the Land which is part of the Site.

                  "Party" means each of the SBCW Group Members, TowerCo and TowerCo Parent, as appropriate. "Parties" means the SBCW
         Group Members, TowerCo and TowerCo Parent together.

                  "Permitted Liens" has the meaning given to such term in
         Section 18(a).

                  "Permitted Subleasehold Mortgage" means a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument for the benefit of a Permitted Subleasehold Collateral Assignee.

                  "Permitted Subleasehold Pledge" means a pledge or collateral assignment as security for any indebtedness for the benefit of a Permitted Subleasehold Collateral Assignee.

                  "Permitted Subleasehold Collateral Assignee" means a holder of
         (i) a collateral assignment of this Sublease, the Agreement to Sublease or the Build to Suit Agreement, and/or (ii) a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument with respect to TowerCo's leasehold and subleasehold interests in all or any portion of the Sites, pursuant to that certain Credit Agreement, dated as of April 20, 1999, as amended, among SpectraSite Communications, Inc., as borrower, SpectraSite Holdings, Inc., as guarantor, CIBC Oppenheimer Corp., Credit Suisse First Boston and the other parties thereto, as the same may be amended, supplemented, extended, restated, refinanced or refunded (collectively, the "Credit Agreement"), or that will be a recipient or beneficiary of a pledge or collateral assignment by TowerCo of TowerCo's interests hereunder or the holder of a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument with respect to TowerCo's leasehold and subleasehold interests in all or any portion of the Sites that has assets at the time of the execution of the Permitted Subleasehold Pledge or Permitted Subleasehold Mortgage, as applicable, of not less than $2 billion, and is: (i) a national bank; (ii) a commercial, national or state savings bank or trust company; (iii) an investment or merchant bank; (iv) a foreign bank qualified to do business in the states in which the Sites are located and authorized to make loans in the United States; (v) a charitable foundation; (vi) a real estate investment fund; (vii) an insurance company; (viii) a credit company;
         (ix) a pension or retirement fund or a fund which, in turn, is funded substantially by a pension or retirement fund; (x) a real estate investment trust; (xi) a venture capital firm; (xii) a mortgage banking house; (xiii) an international bank or investment company; or (xiv) any other institutional lender performing lending functions similar to any of the foregoing. Notwithstanding the foregoing, in no event shall a Permitted Subleasehold Collateral Assignee be a SBCW Competitor.

                  "Permitted Transferee" means: (i) a Person who has outstanding debt that is Investment Grade; (ii) with respect to a transaction involving twenty percent (20%) or more of all Sites now or hereafter subject to this Sublease and less than forty percent (40%) of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by SBCW to have a current Net Worth or Market Capitalization of at least $50 million or Cash Flow for the last full fiscal year of such Person of at least $10 million; (iii) with respect to a transaction involving forty percent (40%) or more of all Sites now or hereafter subject to this Sublease and less than eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by SBCW to have a current Net Worth or Market Capitalization of at least $250 million or Cash Flow for the last full fiscal year of such Person of at least $50 million; or (iv) with respect to a transaction involving eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by SBCW to have a current Net Worth or Market Capitalization of at least $500 million or Cash Flow for the last full fiscal year of such Person of at least $100 million.

                  "Permitted TowerCo Transferee" means: (i) a Person who has outstanding debt that is Investment Grade; (ii) with respect to a Transfer of the Subleased Property involving more than twenty percent (20%) but less than forty percent (40%) of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $100 million or Cash Flow for the last full fiscal year of such Person of at least $5 million; (iii) with respect to a Transfer of the Subleased Property involving forty percent (40%) or more of all Sites now or hereafter subject to this Sublease and less than eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $250 million or Cash Flow for the last full fiscal year of such Person of at least $50 million; or (iv) with respect to a Transfer of the Subleased Property or any other transaction of the types referred to in Section 25(a), involving eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $500 million or Cash Flow for the last full fiscal year of such Person of at least $100 million.

                  "Permitted Use" means use of the Subleased Property of each Site for the purposes of: (i) constructing, installing, operating, managing, maintaining and marketing the Tower and Improvements thereof and making further Improvements to such Site as permitted hereunder, and (ii) for further use of such Subleased Property by Space Subtenants (including SBCW and its Affiliates with respect to any Available Space), and the right to use by Space Subtenants (including SBCW and its Affiliates with respect to any Available Space) of any portions of the Land, Tower and Improvements of each Site as are reasonably necessary for operation of the Communications Facilities of such Space Subtenants.

                  "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

                  "Proceeds" means all insurance moneys recovered or recoverable by TowerCo or SBCW as compensation for casualty damage to any Site (including the Tower and Improvements thereof).

                  "Reimbursable Cost" has the meaning given such term in Section 17(f) hereof.

                  "Rent" has the meaning given such term in Section 10(b).

                  "Reserved Space" means, as to each Site: (i) the portion of the Land and Improvements of such Site used by SBCW or an SBCW Affiliate as of the date of the applicable Site Commencement Date, or as may be used by SBCW or its Affiliate as "Reserved Space" pursuant to this Sublease, as reserved for the exclusive use and occupancy by SBCW or any of its Affiliates, including without limitation, MTSOs and other switches and SBCW's Improvements located on the Land, but not including parking spaces and associated loading docks (which facilities shall be shared by SBCW, its Affiliates, TowerCo and Space Subtenants on an equitable basis); (ii) the portion of the Tower of such Site used by SBCW or an SBCW Affiliate for Communications Equipment as of the applicable Site Commencement Date, or as may be used by SBCW or its Affiliate as "Reserved Space" pursuant to this Sublease, as reserved for the exclusive use and occupancy by SBCW or any of its Affiliates, including without limitation, any antennas (depicting any antenna arrays and, if reasonably available, setting forth their model numbers), transmission lines, amplifiers and filters located on the Tower; and (iii) any and all rights pursuant to Section 5(b) and 24 and all appurtenant rights reasonably inferable to permit SBCW's and its Affiliates' full use and enjoyment of the Reserved Space, including without limitation, the appurtenances specifically described in Section 5, all in accordance with Section 5.

                  "Restoration" means, as to a Site that has suffered casualty damage, such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of such Site, or any portion thereof, pending completion thereof, required to restore the applicable Site (including the Tower and Improvements thereon) to a condition which is at least as good as the condition which existed immediately prior to such damage, and such other changes or alterations as may be reasonably acceptable to SBCW or the applicable Sublessor Entity and TowerCo or required by Law.

                  "Right of First Refusal" means the right of SBCW, exercisable in its sole discretion, to sublease for its own use or the use of its Affiliates any Available Space from TowerCo pursuant to Section 24.

                  "Right of Substitution" means the right of SBCW, exercisable in its sole discretion, to substitute for its own use or the use of its Affiliates the Reserved Space of any Site for an Available Space on such Site by relocation of its Communications Facility on such Site to such Available Space, all pursuant to Section 24.

                  "SBCW" has the meaning given to such term in the preamble.

                  "SBCW Affiliates" means, collectively, any Sublessor Entity, Affiliates of SBCW, the SBCW Group Members, and any Person in which SBC Communications Inc., a Delaware corporation, owns, directly or indirectly, at least fifty percent (50%) of the Voting Stock of such Person or which SBC Communications Inc. otherwise Controls.

                  "SBCW  Competitor"  means any Person whose revenues,  together with any of its Affiliate's revenues, generated from providing wireline local exchange carrier or wireless telephone provider telecommunications services, constitute at least twenty percent (20%) of the total consolidated revenues of such Person and its Affiliates.

                  "SBCW Group" means collectively, SBCW and the SBCW Affiliates whose names are set forth in the signature pages hereof. Each member of the SBCW Group is herein a "SBCW Group Member". Solely for purposes of
         Section 39, the term "SBCW Group" shall include each SBCW Group Member, the affiliated group of corporations and each member thereof within the meaning of Code section 1504 of which any SBCW Group Member is or shall become a member if such group shall have filed a consolidated return; if applicable, each member in any entity classified as a partnership for federal income tax purposes and such entity itself if and to the extent such entity is treated as the tax owner of any of the Sites or portions thereof or such entity is a direct or indirect partner in another entity classified as a partnership which is so treated (in either case, an "SBCW Partnership"); and, if applicable, any entity owned by a SBCW Group Member or an SBCW Partnership that for federal income tax purposes is disregarded as an entity separate from its owner.

                  "SBCW's Improvements" means each of the following, in each case located on the Land portion of the Reserved Space, installed by or for the benefit of SBCW or its Affiliates and used by SBCW or its
         Affiliates: (i) such Person's Communications Equipment; and (ii) (v) equipment shelters, equipment buildings, and other constructions, (w) generators and associated fuel tanks, (x) grounding rings for such Person's equipment shelters, (y) connections for utilities service from the meter to such Communications Equipment, and (z) one or more foundations, concrete equipment pads or raised platforms for such Communications Equipment, equipment shelters, buildings and constructions.

                  "SBCW  Indemnitee"  means  SBCW,  SBCW  Affiliates,   and  the
         respective directors, officers, employees, and agents of SBCW or SBCW Affiliates (except TowerCo and any agents of TowerCo).

                  "SBCW Leaseback Charge" has the meaning given to such term in
         Section 10(b).

                  "SBCW Partnership" has the meaning set forth in the definition of "SBCW Group".

                  "Severable" shall mean, with respect to any Alteration, any Alteration that can be readily removed from a Site or portion thereof without damaging it in any material respect or without diminishing or impairing the value, utility, useful life or condition that the Site or portion thereof would have had if such Alteration had not been made (assuming the Site or portion thereof would have been in compliance with this Sublease without such Alteration), and without causing the Site or portion thereof to become "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647. Notwithstanding the foregoing, an Alteration shall not be considered Severable if such Alteration is necessary to render the Site or portion thereof complete for its intended use by TowerCo (other than Alterations consisting of ancillary items of equipment of a kind customarily furnished by lessees of property comparable to the Site or portion thereof).

                  "Site" means any site now or hereafter subject to this Sublease, including without limitation: (i) any initial Site which is subject to this Sublease as of the date hereof as described in Exhibit A (the "Initial Sites"); and (ii) any Site added to this Sublease pursuant to a Site Designation Supplement with respect thereto. Reference to a Site shall include the Land, the Tower, the Improvements (excluding Severable Alterations) and Non-Severable Alterations, but shall not include Communications Equipment thereon.

                  "Site Commencement Date" means the date on which the Term of this Sublease commences as to such Site, which shall be the date of this Sublease with respect to the Initial Sites and the date as set forth in the applicable Site Designation Supplement with respect to all other Sites.

                  "Site Designation Supplement" means, as to any Site, a supplement to this Sublease, in substantially the form of Exhibit B attached hereto and otherwise in recordable form, pursuant to which such Site is made subject to this Sublease, and the subleased portions thereof added to the Subleased Property. All representations and warranties made by SBCW with respect to a Site shall be deemed made as of the date such Site is made subject to this Sublease.

                  "Site Expiration Date" means, (i) as to any Owned Site, the Site Expiration Outside Date and (ii) as to any Leased Site, the sooner to occur of one day prior to the expiration of the relevant Ground Lease (as the same may be extended or renewed pursuant to the terms hereof, including Section 3(f) hereof), and the Site Expiration Outside Date.

                  "Site Expiration Outside Date" means, as to any Site, the date certain set forth in Exhibit A or the Site Designation Supplement as the "Site Expiration Outside Date".

                  "Site Term Year" means, as to each Site, the one (1) year period commencing on the Site Commencement Date, and ending on the day immediately preceding the first anniversary of the Site Commencement Date, and each succeeding one (1) year period during the term of this Sublease.

                  "Space Subtenant" means, as to any Site, any Person (including SBCW and its Affiliates in respect of any Available Space), which: (i) is a "sublessee" under an Existing Sublease affecting such Site; or
         (ii) subleases, licenses or otherwise acquires from TowerCo the right to use Available Space on such Site.

                  "Space Subtenant's Improvements" means, as to any Space Subtenant at any Site, such Space Subtenant's Communications Equipment, together with equipment buildings, equipment shelters and other constructions located on the Land of the Available Space of such Site and owned by such Space Subtenant.

                  "Sublease" means this Lease and Sublease, together with any and all Exhibits, Schedules and attachments hereto, as the same may hereafter be modified and amended, including, without limitation, pursuant to Site Designation Supplements. References to this Sublease in respect of a particular Site shall include the Site Designation Supplement therefor; and references to this Sublease in general and as applied to all Sites shall include all Site Designation Supplements.

                  "Sublease   Year"  means  each   succeeding  one  year  period
         commencing on the date hereof.

                  "Subleased Property" means each Site that is now or hereafter subject to this Sublease, including the Land, Tower and Improvements thereof, less and except in each instance, the Reserved Space thereof, Space Subtenant's Improvements, and SBCW's Improvements on such Site.

                  "Subleasehold Estate" means: (i) the rights, title, interest, powers, privileges, benefits and options of TowerCo under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site); and (ii) all of the right, title and interest of TowerCo in and to the Sites under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site).
                  "Sublessor" means, as to each Site, the SBCW Affiliate that either: (i) owns fee simple title thereto; or (ii) holds a leasehold interest, leasehold estate, easement, license or other possessory interest therein pursuant to a Ground Lease.

                  "Sublessor Alteration" has the meaning set forth in Section 24(a) hereof.

                  "Sublessor Entities" has the meaning given to such term in the Agreement to Sublease.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity in which such Person owns, either directly or indirectly, more than fifty percent (50%) of the outstanding Capital Stock or other ownership or equity interests therein, as the case may be, or has the power to direct or cause the direction of the management and policies thereof.

                  "Substantial Portion of Site" means, as to a Site, so much of such Site (including the Land, Tower and Improvements thereof, or any portion thereof) as, when subject to a Taking or damage as a result of a casualty, leaves the untaken portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

                  "Substitution" means the relocation by SBCW or its Affiliate on a Site, pursuant to its Right of Substitution.

                  "Taking" means, as to any Site, any condemnation or exercise of the power of eminent domain by any public authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain.

                  "Tax Assumptions" has the meaning set forth in Section 39(a)
         (1) hereof.

                  "Tax Claim" has the meaning set forth in Section 39(d) hereof.

                  "Tax Indemnitee" has the meaning set forth in Section 39(a)(3)
         (i) hereof.

                  "Tax Indemnity Notice" has the meaning set forth in Section 3
         (a)(3)(i) hereof.

                  "Tax Loss" has the meaning set forth in Section 39(a)(3)(i) hereof.

                  "Tax" and "Taxes" has the meaning set forth  in Section 39(b)
         (1) hereof.

                  "Taxes and Assessments" means, as to each Site, any and all of the following levied, assessed or imposed upon, against or with respect to the Site (including the Reserved Space), any part of the Site (including the Reserved Space), or the use and occupancy of the Site
         (including  the Reserved  Space) at any time during the Term as to such
         Site: (i) real property and personal property ad valorem taxes and assessments, except as relates specifically to SBCW's or its Affiliates' Communications Equipment or SBCW's Improvements; (ii) charges made by any public or quasi-public authority for improvements or betterments related to the Site (other than SBCW's Improvements);
         (iii) sanitary taxes or charges, sewer or water taxes or charges; (iv) any tax levied, assessed or imposed upon or against the Rent reserved hereunder or upon SBCW's or an SBCW Affiliates' interest in the Site or this Sublease (other than income taxes or any future tax which is established in lieu of income taxes); and (v) any other Governmental or quasigovernmental impositions, charges, encumbrances, levies, assessments, fees or taxes of any nature whatsoever related to the Site, whether general or special, whether ordinary or extraordinary, whether foreseen or unforeseen and whether payable in installments or not, except as it relates specifically to Communications Equipment owned by SBCW or its Affiliates or the SBCW's Improvements.

                  "Term" means:  (i) as to this Sublease,  the term set forth in
         Section 8(a) hereof; and (ii) as to each Site, the term during which this Sublease is applicable to such Site.

                  "Total Sites" means the aggregate number of Sites now or hereafter subject to this Sublease.

                  "Tower" means a wireless transmissions tower structure or structures on a Site.

                  "TowerCo" has the meaning given to such term in the Preamble.

                  "TowerCo Indemnitee" means TowerCo, its Affiliates, and the respective directors, officers, employees, and agents of TowerCo or its respective Affiliates.

                  "TowerCo Parent" has the meaning given to such term in the Preamble.

                  "TowerCo Work" has the meaning given to such term in Section 12(b) hereof.

                  "Valuation Process" has the meaning set forth in Section 3(i) hereof.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Withdrawal Date" means the effective date of SBCW's or its Affiliate's election to terminate its reservation of the Reserved Space and add such Reserved Space to the Subleased Property of such Site pursuant to Withdrawal Notice.

                  "Withdrawal Notice" means a notice given by SBCW or its Affiliate pursuant to Section 9 exercising the Withdrawal Right.

                  "Withdrawal Right" means the right of SBCW or its Affiliate to elect to terminate its reservation of the Reserved Space with respect to a Site and add such Reserved Space to the Subleased Property of such Site as described in Section 9 hereof.

         Any other capitalized terms used in this Sublease shall have the respective meanings given to them elsewhere in this Sublease.

SECTION 2.        Sublease Documents.

(a) This Sublease shall consist of the following documents, as amended from time to time as provided herein:

(i)      this Lease and Sublease;

(ii) the following Exhibits, which are incorporated herein by this reference:

                 Exhibit A        List of Sites Subject to Sublease
                 Exhibit B        Form of Site Designation Supplement
                 Exhibit C        Site Maintenance Obligations with respect to
                      Subtenants' Communications Equipment
               Exhibit D SBCW Group Members Bound by the Sublease
                          Exhibit E Standard Procedures
             Exhibit F Form of Notice of TowerCo Work or Additional
                                  Equipment
                 Exhibit G        Estimated Costs

(iii) Schedules to the Exhibits, which are incorporated herein by reference; and

(iv) such additional documents as are incorporated by reference.

(b) If any of the foregoing are inconsistent, this Sublease shall prevail over the Exhibits, the Schedules and additional incorporated documents.

SECTION 3.        Subleased Property.

(a) Subject to the terms and conditions of this Sublease, each Sublessor hereby lets, leases and demises unto TowerCo, and except as otherwise provided in Sections 3(h) and 22(b), TowerCo hereby leases, takes and accepts from Sublessor the Subleased Property of all of the Sites owned or leased by such Sublessor, in its "AS IS" condition, without any representation, warranty or covenant of or from SBCW or any SBCW Affiliate of SBCW whatsoever as to the condition thereof or the suitability thereof for any particular use, except as may be expressly set forth in the Agreement to Sublease. To SBCW's knowledge, the Towers are satisfactory in all material respects for SBCW's and its Affiliates' continuing use consistent with its Permitted Use of such Towers. Except as set forth above, TowerCo hereby acknowledges that neither SBCW nor any Affiliate or agent of SBCW has made any representation or warranty, express or implied, with respect to any of the Subleased Property, or any portion thereof, or the suitability or fitness for the conduct of TowerCo's business or for any other purpose, including the Permitted Use, and TowerCo further acknowledges that it has had or by its execution and delivery of a Site Designation Supplement, will have had sufficient opportunity to inspect and approve the condition of the Subleased Property of the Sites.

(b) Each Site in addition to the Initial Sites shall be made subject to this Sublease by the execution and delivery of a Site Designation Supplement with respect thereto between Sublessor and TowerCo. SBCW and TowerCo acknowledge and agree that this Sublease is intended to constitute a single sublease covering the Subleased Property of all of the Sites and a single agreement covering all the Sites, and not a separate sublease and agreement covering individual Sites.

(c) This Sublease is a grant of a leasehold interest in each Owned Site subject to all matters affecting Sublessor's right, title and interest in and to each Owned Site (including without limitation, Existing Subleases and the interests of third parties as to any Owned Sites that are subject to any Colocation Agreements); and, as to Leased Sites, this Sublease is a grant of a subleasehold interest in each Leased Site subject to all matters affecting title to Sublessor's leasehold interest, leasehold estate or other possessory interest therein (including without limitation, Existing Subleases and the interests of third parties as to any Leased Sites that are subject to Colocation Agreements).

(d) TowerCo hereby acknowledges that, as to the Subleased Property of each Leased Site, this Sublease is a sublease by Sublessor under the provisions of, and is subject and subordinate to all of the terms and conditions of, the applicable Ground Lease of such Leased Site. As to any Leased Site, Sublessor shall not be deemed to have assumed any duty or obligation of the Ground Lessor under the applicable Ground Lease and shall not be liable or responsible in any manner whatsoever for any failure of such Ground Lessor to perform any such duty or obligation. TowerCo agrees that it will promptly pay or cause to be paid the Ground Rent under each of the Ground Leases of the Leased Sites during the Term of this Sublease when such payments become due and payable and, in the event TowerCo fails to pay Ground Rent under any Ground Lease on a timely basis, TowerCo shall be responsible for any late charges, fees or interest payable to the Ground Lessor as a result thereof. Except as provided in Section 3(f) or 3(h), TowerCo shall (and with respect to its activities on the Reserved Space, each Sublessor Entity shall) abide by, comply in all respects with, and fully and completely perform all other terms, covenants, conditions, and provisions of each Ground Lease (including, without limitation, terms, covenants, conditions, and provisions relating to maintenance, insurance and alterations) as if TowerCo were the "ground lessee" thereunder and, to the extent evidence of such performance must be provided to the Ground Lessor of the applicable Ground Lease, TowerCo shall provide such evidence to Sublessor. TowerCo shall not engage in or permit any conduct that would: (i) constitute a breach of or default under any Ground Lease; or (ii) result in the Ground Lessor being entitled to terminate the applicable Ground Lease or to terminate Sublessor's right as ground lessee under such Ground Lease, or to exercise any other rights or remedies to which the Ground Lessor may be entitled for a default or breach under the applicable Ground Lease. During the Term of this Sublease, and subject to Section 3(f) below, Sublessor agrees to exercise prior to the expiration thereof and in accordance with the provisions of the applicable Ground Lease, any and all renewal options existing as of the applicable Site Commencement Date and as may be further extended or renewed by Sublessor pursuant to the terms of this Sublease, for any Leased Site under the Ground Leases of such Leased Sites; provided, however, that Sublessor shall not, be obligated to renew or otherwise extend the term of any applicable Ground Lease in the event such renewal or extension would extend the term of the Ground Lease beyond the Site Expiration Outside Date for such Leased Site unless TowerCo requests otherwise and Sublessor consents to such request (which consent shall not be unreasonably withheld). The applicable Sublessor shall (i) forward to the applicable Ground Lessor all requests for consents and other notices relating to the Permitted Use which TowerCo reasonably wishes to deliver to such Ground Lessor and (ii) deliver to TowerCo all material notices and communications received from the applicable Ground Lessor.

(e) TowerCo shall not be entitled to act as agent for, or otherwise on behalf of, SBCW or any SBCW Affiliate or to bind SBCW or any SBCW Affiliate in any way whatsoever in connection with any Ground Lease or otherwise except as otherwise provided in this Section 3.

(f) With respect to any negotiations with a Ground Lessor for the extension or terms of renewal of a Ground Lease (other than a renewal or extension pursuant to an option contained in such Ground Lease which Sublessor is obligated to exercise pursuant to Section 3(d)), TowerCo shall, in cooperation with Sublessor, at TowerCo's sole cost and expense, be responsible for and use commercially reasonable efforts to negotiate and obtain an extension or renewal of the Ground Leases of the Leased Sites on behalf of and for the benefit of Sublessor, and Sublessor shall make commercially reasonable efforts to assist TowerCo in obtaining such extension or renewal, provided that such extension or renewal does not impose any liability on Sublessor for which TowerCo is not responsible (or subsequently agrees to be responsible) under the terms of this

Sublease during the Term as to each Site. With respect to any amendment, renewal, extension or other change to the Ground Lease desired by TowerCo during the term pursuant to this Section 3, (i) Sublessor shall be entitled to consent to any such change (such consent not to be unreasonably withheld) and (ii)
subject to the foregoing, Sublessor shall execute any such amendment, renewal, extension or change within ten (10) days of its receipt thereof from TowerCo without condition and shall bear any and all costs associated with its review. In the event TowerCo determines that it is unable or deems it undesirable to negotiate the terms of renewal or extension of the Ground Lease directly with the Ground Lessor, Sublessor may attempt to negotiate such renewal or extension and TowerCo shall reimburse Sublessor for its reasonable out-of-pocket expenses relating to such negotiation unless TowerCo exercises its termination right provided in the following sentence within the applicable time period. If Sublessor completes the foregoing negotiations for such extension or renewal, the Site Expiration Date shall be extended to the Site Expiration Outside Date set forth in the Site Designation Supplement provided, however, that if in connection with such renewal or extension Sublessor, without the approval of TowerCo, agrees to any increase in Ground Rent over the then-current Ground Rent or agrees to any revenue sharing in excess of existing revenue sharing arrangements, TowerCo shall have the option, exercisable within thirty (30) days of receipt of notice of the extension or renewal, of terminating its subleasehold interests in such Site as of the date the Ground Lease would have expired had Sublessor not extended or renewed such Ground Lease. If Sublessor or TowerCo is not able, after using commercially reasonable efforts, to extend or renew any Ground Lease in accordance with this Section 3(f), then the Parties shall permit such Ground Lease to expire on the applicable expiration date and this Sublease shall have no further force and effect as to the Subleased Property of the Leased Site to which such Ground Lease applies. Each of TowerCo and TowerCo Parent agrees that neither it, nor any of its Affiliates, may seek to obtain, obtain or hold, any interest in any Ground Lease or its underlying fee interest that is superior or prior to Sublessor's interests in such Ground Lease. SBCW or an SBCW Affiliate shall have the right to acquire the fee simple interest in the Site from the Ground Lessor whereupon such Site shall be deemed an Owned Site, in which event TowerCo shall have a leasehold interest in such Owned Site. Except as provided in this Section 3(f), or as TowerCo may otherwise agree or direct, during the Term Sublessor shall not take any action to amend or supplement any Ground Lease, other than to exercise renewals as expressly provided herein which each Sublessor covenants to do as provided above. In addition to the foregoing, Sublessor agrees that it shall use its good faith efforts to cooperate with TowerCo's exercise of (or right to exercise any of) its rights under this Sublease with respect to the Ground Lease and the Ground Lessor, including, without limitation, pursuant to this Section 3.

(g) Subject to Section 24 and Section 25, Sublessor's right to sell, convey, transfer, assign or otherwise dispose of Sublessor's interest in and to any Site (including Sublessor's interest in and to the Subleased Property of such Site) shall be unrestricted.

(h) Notwithstanding anything to the contrary contained herein, SBCW represents to TowerCo that, as of the applicable Site Commencement Date, each Ground Lease for a Leased Site is or will be in full force and effect and Sublessor is not or will not be in default under any such Ground Lease in any material respect as a result of Sublessor's acts or omissions. Each Sublessor shall perform any obligations under and comply with the terms of each of the Ground Leases, but only if such obligations are expressly reserved to Sublessor for its performance under the terms of this Sublease. Upon receipt by Sublessor of any notice of default or notice of an act or omission which could with the passing of time and/or the giving of notice constitute an event of default under a Ground Lease or non-compliance with a term of a Ground Lease (the "Default Notice"), SBCW shall, within five (5) business days after receipt of the Default Notice or such shorter time as is reasonably necessary to avoid a termination of such Ground Lease, provide TowerCo with a copy of the Default Notice. If such default or non-compliance with a term of a Ground Lease is caused by TowerCo or any Space Subtenant, TowerCo shall, and shall cause the applicable Space Subtenant to, cure or otherwise remedy such default or noncompliance. Notwithstanding anything in this Sublease to the contrary, unless an obligation under a Ground Lease is expressly reserved under this Sublease for performance by a Sublessor, any default referred to in the Default Notice shall constitute a default by TowerCo under this Sublease.

(i) Unless an event of default by TowerCo shall have occurred and be continuing, TowerCo, at its own cost and expense, may from time to time make, subject to the requirements of Section 12, such Alterations that are not required pursuant to
Section 11(a) as TowerCo may deem desirable in the proper conduct of its business, so long as (i) such Alteration shall not disrupt or otherwise adversely affect SBCW's or its Affiliate's Permitted Use of the Site or portion thereof and is made in accordance with the requirements set forth in Section 12 hereof, (ii) such Alteration shall not result in any material respect in (y) the value of the Site or portion thereof being less than the value thereof immediately prior to such Alteration, or (z) the economic life of the Site or portion thereof being less than the economic life of the Site or portion thereof immediately prior to such Alteration, (iii) such Alteration shall not cause the Site or portion thereof to constitute "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647, and (iv) no Alterations, taken together or separately, shall fail to comply with the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715 or 79-48, 1979-1 C.B. 529.

         Notwithstanding anything to the contrary contained in this Section 3(i), TowerCo, at its own cost and expense, may from time to time make Alterations (including, without limitation, Nonseverable Improvements that may be required by Law), which do not comply with subclause (iv) of the immediately preceding sentence ("Non-Conforming Alterations") provided that (i) the Non-Conforming Alterations otherwise satisfy the terms and provisions of this
Section 3(i), and (ii) the applicable Sublessor does not make TowerCo's proposed Non-Conforming Alterations in accordance with the remainder of this Section 3(i). In the event that TowerCo desires to make Non-Conforming Alterations, TowerCo shall submit written notice to the applicable Sublessor describing such proposed Non-Conforming Alterations in reasonable detail. Such Sublessor shall elect whether to make or cause to be made, at such Sublessor's cost and expense, the Non-Conforming Alterations by written notice provided to TowerCo within ten
(10) days after receipt of TowerCo's proposal regarding the Non-Conforming Alterations. Such Sublessor's failure to respond to TowerCo within such ten (10) day period shall be deemed to be such Sublessor's election not to make such Non-Conforming Alterations. In the event such Sublessor elects to make the Non-Conforming Alterations and such Sublessor and TowerCo agree on terms and conditions, including, but not limited to, the amount and timing of rent with respect to such Non-Conforming Alterations ("Additional Rent"), then such Sublessor shall make the Non-Conforming Alterations in accordance with plans and specifications, and according to a time schedule, provided by TowerCo and reasonably acceptable to such Sublessor. In the event that such Sublessor elects, or is deemed to have elected, not to make the Non-Conforming Alterations or such Sublessor and TowerCo shall not have agreed on terms and conditions, TowerCo may make such Non-Conforming Alterations and, notwithstanding anything to the contrary contained in this Sublease (other than the other conditions contained in this Section 3(i)), title to the Non-Conforming Alterations shall without further act or instrument act or instrument vest in TowerCo. Upon the expiration or earlier termination of this Sublease as to a Site at which Non-Conforming Alterations have been made, the following provisions shall apply:
(i) if TowerCo has not exercised its option to purchase such Site and TowerCo has made any Non-Conforming Alterations, the applicable Sublessor may purchase such Non-Conforming Alterations from TowerCo at a price equal to the then fair market value of such Non-Conforming Alterations, (ii) if TowerCo has exercised its option to purchase such Site, TowerCo shall purchase such Site at a purchase price equal to the Option Purchase Price Amount, plus the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations, if any, made to such Site, and (iii) if TowerCo has not exercised its option to purchase such Site, TowerCo has made Non-Conforming Alterations, and the applicable Sublessor does not purchase such Non-Conforming Alterations from TowerCo, TowerCo shall continue to hold such Non-Conforming Alterations, and all rent and any sales proceeds attributed to such Site thereafter shall be allocated between the applicable Sublessor and TowerCo in accordance with their relative interests in such Site (as determined below). In each of subclauses (i) and (ii) of the immediately preceding sentence, the applicable party shall pay the purchase price in cash or immediately available funds. In each of the subclauses (i) and
(ii), the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations shall equal the excess of the then fair market value of such Site including such Non-Conforming Alterations and/or Sublessor Alterations over the estimated then fair market value of such Site without such Non-Conforming Alterations and/or Sublessor Alterations. The applicable Sublessor and TowerCo shall attempt, in good faith, to agree on the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations (or the relative interests of the applicable Sublessor and TowerCo, if applicable) or, alternatively, shall attempt, in good faith, to agree on an independent qualified appraiser to determine such fair market value and the fair market values of the Non-Conforming Alterations and/or the Sublessor Alterations (or the relative interests of the applicable Sublessor and TowerCo, if applicable). Absent agreement on value or on an appraiser within thirty (30) days, each of such Sublessor and TowerCo shall identify an independent qualified appraiser within ten (10) days thereafter. If either party fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by the other party shall alone determine such fair market value. If two appraisers are appointed and such appraisers cannot agree on the then fair market value (or the relative interests of the applicable Sublessor and TowerCo, if applicable), each such appraiser shall identify a third independent qualified appraiser who shall determine the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations and the relative fair market values of the Non-Conforming Alterations and/or the Sublessor Alterations (or the relative interests of Sublessor and TowerCo, if applicable) (collectively, the "Valuation Process"); provided that if such two appraisers cannot agree on the identity of such third appraiser within ten (10) days after the appointment of the second appraiser, either party may apply to the American Arbitration Association for the appointment of such appraiser. If TowerCo exercises its option to purchase the Site, the fair market value of the Non-Conforming Alterations and/or the fair market value of the Sublessor Alterations shall be paid to the party which made such Alterations.

SECTION 4.        Existing Subleases and Colocation Agreements.

(a) Without limiting the generality of Section 3, TowerCo expressly acknowledges that, as to each Site, this Sublease is subject to all Existing Subleases affecting such Site, including, without limitation, Existing Subleases executed prior to the applicable Site Commencement Date pursuant to any Colocation Agreement. In respect of each Site, by execution of this Sublease or a Site Designation Supplement the applicable Sublessor does transfer, assign and convey over unto TowerCo, for the Term of this Sublease in respect of such Site, all of its rights, title and interest as "sublandlord" or "sublessor" in, to or under any Existing Subleases affecting such Sites and does hereby delegate all of Lessor's duties, obligations and responsibilities under the Existing Subleases to TowerCo. TowerCo does hereby assume and agree to pay and perform all of the duties, obligations, liabilities and responsibilities of Sublessor as "sublandlord" or "sublessor" under the Existing Subleases affecting each Site arising from and after the date of the Site Designation Supplement for such Site and commencing on the Site Commencement Date for such affected Site, TowerCo shall receive all rents payable thereunder.

(b) From time to time, SBCW shall give TowerCo written notice of the intent of third parties to Colocation Agreements to occupy any Available Space, and promptly following receipt of such notice, TowerCo shall cooperate with SBCW and the applicable third party so as to facilitate such third party's occupancy of such Available Space on commercially reasonable terms.

(c) TowerCo shall, and does hereby agree to, indemnify, defend and hold the SBCW Indemnitees harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by any SBCW Indemnitee and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of a Sublessor as "sublandlord" or "sublessor" under any of the Existing Subleases affecting each Site and arising from and after the Site Commencement Date for such Site, to be fully and completely performed pursuant to the Existing Subleases, except to the extent caused by an SBCW Indemnitee.

(d) Unless  TowerCo  exercises the purchase  option with respect to a Site under
Section 35 hereof, the assignment by each Sublessor to TowerCo of the Existing Subleases in respect of each Site shall automatically terminate and expire, such Existing Subleases shall automatically be reassigned to each Sublessor or its designee, and each Sublessor or its designee shall accept such reassignment, upon the expiration of the Term of, or earlier termination of, this Sublease in respect of such Site.

SECTION 5.        Reserved Space.

(a) TowerCo expressly acknowledges that, as to any Site, the Subleased Property of such Site does not include, and that each Sublessor has reserved and excepted from this Sublease, the Reserved Space of such Site for SBCW's and its Affiliates' exclusive possession and use, regardless of whether or not such Reserved Space is now or hereafter occupied; and, TowerCo further expressly acknowledges that, as between each Sublessor and TowerCo, the Reserved Space of each Site shall, at all times during the Term of this Sublease, be deemed to be leased or subleased to TowerCo pursuant hereto and leased back to SBCW (for the benefit of SBCW or any of its Affiliates) pursuant hereto. As an appurtenance to, and a part of, the Reserved Space of each Site, each Sublessor (for the benefit of SBCW or any of its Affiliate) also reserves: (i) the right of ingress to and egress from the entire Site, and access to the entire Tower and all Improvements to such Site and Tower (including any and all easements), at such times (on a 24-hour, seven (7) day per week basis unless otherwise limited by the Ground Lease or other restrictions of record that have priority over the Sublease), to such extent, and in such means and manners (on foot or by motor vehicle, including trucks and other heavy equipment), as SBCW deems necessary or desirable in connection with its or its Affiliates' full use and enjoyment of the Reserved Space, including, without limitation, the construction, installation, use, operation, maintenance, repair and replacement of its Communications Facility thereon; and (ii) the right to use any portion of the Subleased Property of a Site, including the Land and Improvements thereof, for purposes of temporary location and storage of any equipment (including Communications Equipment) and any part thereof in connection with performing any repairs or replacements of such Person's Improvements; provided, however, that such storage shall not have a material adverse effect on Space Subtenants' Permitted Use.

(b) Subject to the availability of Available Space on the applicable Tower at the time of the proposed expansion, SBCW may at any time expand the Reserved Space on up to three hundred (300) Towers by the addition or replacement of Communications Equipment on such Tower up to an additional fifteen percent (15%) of the total tower loading on such Tower; provided that as a result of the exercise of such expansion right SBCW shall not be entitled to occupy more than two (2) platforms on any Tower. (For the avoidance of doubt, if SBCW or its Affiliate occupy one (1) platform at the time of expansion, SBCW or its Affiliate may expand to occupy only one additional platform, and if SBCW or its Affiliates occupy two (2) platforms at the time of such expansion, SBCW or its Affiliate may expand on one or both of the platforms it then occupies but may not expand to occupy an additional, third platform.) SBCW may exercise the foregoing expansion right for itself or for the use and benefit of any of its Affiliates.

(c) Without limiting SBCW's rights under Section 24(a) hereof and subject to the availability of Available Space on the applicable Tower at the time of the proposed expansion, SBCW shall have the further right to expand the amount of equipment on the Towers beyond the first three hundred (300) Towers, provided that SBCW shall pay TowerCo as additional Leaseback Charge $100 per month per panel/antenna or space equivalent of one panel/antenna, but in no event in an amount to exceed $1600 per platform, or if SBCW locates any such expanded equipment on a platform which is not already occupied by SBCW's Communication Equipment, not to be less than $1200 per any such additional platform (except with respect to microwave dishes and related equipment), such amount to be in addition to the SBCW Leaseback Charge due and payable to TowerCo pursuant to
Section 10. Such amounts shall increase each year after the date hereof five percent (5%) per year, until the tenth anniversary of the applicable Site Commencement Date and thereafter pursuant to Section 10(f). SBCW may exercise the foregoing expansion right for itself or for the use and benefit of any of its Affiliates.

(d) Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the Reserved Space of each Site will include, without limitation, all portions of such Site utilized or occupied by SBCW or its

Affiliate as of the applicable Site Commencement Date for such Site for the use, enjoyment, operation or maintenance of Communications Facility on such Site for the Permitted Use. If at any time between the date hereof and the applicable Site Commencement Date, SBCW or its Affiliate elects to increase the amount of equipment on a Tower on a Site, then SBCW shall have an option, exercisable at its sole discretion upon written notice to TowerCo prior to the applicable Site Commencement Date, to (i) count such Tower toward three hundred (300) Towers in accordance with Section 5(b) and pay the amount of SBCW Leaseback Charge determined in accordance with Section 10(b) with respect to such Site, or (ii) pay TowerCo, the amount of SBCW Leaseback Charge determined in accordance with
Section 5(c).

(e) The parties acknowledge and agree that antenna mounting hardware constitutes a portion of the Improvements and does not constitute part of the Reserved Space. If, as to any Sites, SBCW or any SBCW Affiliate desires to exercise its Right of Substitution pursuant to Section 24(b), to move any of its Communications Equipment on such Tower to any Available Space, and such exercise would require relocation of the existing antenna mounting hardware to accommodate such move, TowerCo shall move such antenna mounting hardware as requested by SBCW or such SBCW Affiliate, unless (i) other Space Subtenants are sharing the same antenna mounting hardware, (ii) such relocation would adversely affect the rights of other Space Subtenants or (iii) TowerCo otherwise determines that such relocation is not feasible or beneficial. If TowerCo does relocate SBCW or such SBCW Affiliate's antenna mounting hardware in response to the exercise of the Right of Substitution, SBCW or such SBCW Affiliate shall reimburse TowerCo for the reasonable costs directly attributable to such relocation. If as contemplated by the foregoing, TowerCo does not or cannot relocate the existing antenna mounting hardware, TowerCo shall, at its sole cost and expense, install suitable mounting hardware at the location on the Tower designated by SBCW or the applicable SBCW Affiliate, so as to accommodate the requested relocation; provided that SBCW or such SBCW Affiliate shall remain responsible for the payment of all costs and expenses associated with moving its antennas to the antenna mounting hardware supplied by TowerCo.

(f) If SBCW or any SBCW Affiliate desires to add or relocate any antennas to the Tower location of any Site, the provisions of Sections 24(a)(i) and (a)(ii) shall apply. Upon the request of either Party, the Parties shall promptly execute such instruments as may be reasonably required to further evidence such addition or relocation, including without limitation an amendment to the applicable Site Designation Supplement, and shall cause such amendment to be recorded at SBCW's or such SBCW Affiliate's cost and expense, unless the Parties otherwise agree.

SECTION 6.        Permitted Use.

(a) TowerCo shall use, and shall permit the use of, the Subleased Property of each Site only for the Permitted Use.

(b) TowerCo shall not use, or permit to be used, the Subleased Property of any Site, or any portion thereof, by TowerCo, any Person (other than SBCW or its Affiliates) or the public in such manner as might reasonably tend to impair Sublessor's title to or interest in such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than SBCW or its Affiliate), or of implied dedication of such Subleased Property, or any portion thereof. Nothing contained in this Sublease and no action or inaction by SBCW or its Affiliates shall be deemed or construed to mean that Sublessor has granted to TowerCo any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Sublessor in any Site.

(c) SBCW shall not use, or permit to be used, the Reserved Space of any Site, or any portion thereof, by SBCW, any Affiliate thereof, any other Person (other than TowerCo and Space Subtenants) or the public in such manner as might reasonably tend to impair TowerCo's right as a sublessor with respect to such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than TowerCo and Space Subtenants), or of implied dedication of such Reserved Space, or any portion thereof. Nothing contained in this Sublease and no action or inaction by TowerCo shall be deemed or construed to mean that TowerCo has granted to SBCW or any Affiliate thereof any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the leasehold estate of TowerCo in any Site.

SECTION 7.        Access.

         The Subleased Property of a Site includes, as an appurtenance thereto, a non-exclusive right for access to the Subleased Property of each Site on a 24-hour, seven (7) day per week basis, on foot or motor vehicle, including trucks and other heavy equipment, for the installation and maintenance of the Tower and Improvements thereof and the Communications Facilities of Space Subtenants. The Parties acknowledge and agree that the right to access the Subleased Property of each Site, or any portion thereof, granted pursuant to this Section 7 shall be granted to TowerCo and its authorized contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other persons authorized by TowerCo and, under TowerCo's direct supervision, and to Space Subtenants, subject to any restrictions contained in the applicable Ground Lease.

SECTION 8.        Term.

(a) The term of this Sublease, as to each Site, shall commence on the Site Commencement Date set forth in the Site Designation Supplement with respect thereto and shall expire on the Site Expiration Date therefor.

(b) No surrender by TowerCo to the Sublessor of the Subleased Property of any Site or any portion thereof, prior to the expiration of the Term as to such Site shall be valid or effective unless agreed to and accepted in writing by such Sublessor, and no act by such Sublessor, other than such a written acceptance, shall constitute an acceptance of any such surrender.

(c) As to any Site, upon expiration or earlier termination of this Sublease, TowerCo shall, at its cost and expense and upon instructions from SBCW, (i) within a reasonable period of time, but in no event less than thirty (30) days, stop and cease, and cause the Space Subtenants on such Site to stop and cease, the operation of its Communications Facilities on such Site and shall remove all of TowerCo's Severable Alterations from such Site and restore each Site substantially to the condition it was in on the applicable Site Commencement Date, subject to the addition of any permitted Non-Severable Alterations. Any Severable Alterations not removed by TowerCo within said 15-day period shall be deemed abandoned by TowerCo and title thereto shall automatically, without further action, vest in the Sublessor of such Site.

SECTION 9.        Withdrawal.

(a) Notwithstanding anything to the contrary contained herein, SBCW will have the Withdrawal Right for the benefit of itself or its Affiliates, exercisable in respect of any Site on the tenth anniversary of the applicable Site Commencement Date and on each five-year anniversary of such date thereafter. To exercise any such Withdrawal Right, SBCW shall give TowerCo written notice of such exercise not less than ninety (90) days, in the case of the exercise of a Withdrawal Right in respect of less than twenty percent (20%) of all Sites now or hereafter under this Sublease and one hundred eighty (180) days, in the case of the exercise of a Withdrawal Right in respect of twenty percent (20%) or more of all Sites now or hereafter under this Sublease, prior to any such anniversary (the "Withdrawal Notice"). If SBCW exercises the Withdrawal Right as to any Site, SBCW shall not be required to pay the SBCW Leaseback Charge with respect to such Site for the period occurring after the Withdrawal Date and the Withdrawal Date as to such Site shall be the date specified in the applicable Withdrawal Notice. Not later than the Withdrawal Date of any Site, SBCW or its Affiliate shall vacate the Reserved Space of such Site if such Reserved Space is occupied whereupon SBCW's or its Affiliate's sublease of such Reserved Space pursuant hereto and SBCW's or its Affiliate's right to occupy and use the Reserved Space of such Site as a sublessee hereunder shall be terminated. At the request of either SBCW or TowerCo, the appropriate parties shall enter into documentation, in form and substance reasonably satisfactory to such parties, evidencing any withdrawal effected hereunder.

(b) In addition to and not in limitation of any right of SBCW under Section 9(a), SBCW will have the right, exercisable at any time during the Term of this Sublease, to cease occupying the Reserved Space of any Site, and retain its right to such Reserved Space and may permit a SBCW Affiliate to occupy such Site, so long as SBCW continues to pay the SBCW Leaseback Charge in respect of such Site.

SECTION 10.       Rent and SBCW Leaseback Charge.

(a) TowerCo shall prepay Rent (other than Additional Rent) in respect of the Subleased Property of each Site, for the entire Term on the Site Commencement Date for each Site. TowerCo shall pay Additional Rent in such time, manner and amounts as determined pursuant to Section 3(i) hereof. Each month during the Term as to each Site, SBCW shall pay, or cause its Affiliate to pay, the SBCW Leaseback Charge in respect of the Reserved Space for such Site which is subject to this Sublease, in advance on or prior to the tenth (10) day of such calendar month, beginning on the Site Commencement Date for such Site.

(b) The following terms shall have the following definitions:

                  "Rent" means, as to any Site the rental amount prepaid by TowerCo for the leasing of the Sites pursuant to this Sublease as set forth in Annex A to the Agreement to Sublease and to be set forth on the Site Designation Supplement and any Additional Rent with respect to such Site.

                  "SBCW Leaseback Charge" means, as to any Reserved Space, the monthly rental amount payable to TowerCo for the leaseback of the Reserved Space on such Site to SBCW or its Affiliate pursuant to this Sublease equal as to any Site in any Site Term Year, an amount equal to $1,400 per month subject to an increase of the lesser of (x) the applicable CPI Change plus four percent (4%) or (y) five percent (5%) per year (but never less than zero percent (0%)) on each anniversary of the Effective Date.

(c) TowerCo shall pay a late charge of five percent (5%) of any amount payable by TowerCo under the provisions of this Sublease, which shall be paid within ten
(10) days after the date the same is due; provided, however, that the late charge shall not be assessed in respect of the first late payment occurring in any Site Term Year.

(d) If the Site Commencement Date for any Site is a day other than the first day of a calendar month, the applicable SBCW Leaseback Charge for the period from such Site Commencement Date through the end of the calendar month during which such Site Commencement Date occurs shall be prorated on a daily basis, and shall be included in the calculation of the SBCW Leaseback Charge for the first full calendar month of the Term, on the first day of the first calendar month following such Site Commencement Date.

(e) SBCW or its Affiliate shall pay a late charge of five percent (5%) of any SBCW Leaseback Charge payable by SBCW or its Affiliate under the provisions of this Sublease, which shall be paid within ten (10) days after the date the same is due; provided, however, that the late charge shall not be assessed in respect of the first late payment occurring in any Site Term Year. Notwithstanding the foregoing, if SBCW or its Affiliate fails to pay any portion of a SBCW Leaseback Charge because SBCW or its Affiliate, acting in good faith, reduced the amount of SBCW Leaseback Charge payable to TowerCo due to a mistaken belief that it was entitled to Reimbursable Maintenance Expenses under Section 29(a), no late charge shall be payable in respect thereof.

(f) Notwithstanding anything to the contrary contained herein, if after the tenth (10th) anniversary of the applicable Site Commencement Date, the then current SBCW Leaseback Charge payable to TowerCo with respect to any Site is below the market rate agreed upon by the Parties at the time of determination, then such SBCW Leaseback Charge shall automatically be increased on such anniversary and on each anniversary thereafter, based on the CPI Change effective as of date of such anniversary. If, however, the then SBCW Leaseback Charge payable to TowerCo with respect to such Site is above the market rate, then such SBCW Leaseback Charge shall be automatically reset at ninety percent (90%) of such agreed upon market rate effective as of such tenth (10th) anniversary of the applicable Site Commencement Date and shall increase on each following anniversary at the then current annual market rate of increase for comparable properties. Notwithstanding anything to the contrary contained herein, the Parties shall agree as to the market rate not later than sixty (60) days prior to such tenth anniversary of the applicable Site Commencement Date. If the Parties are unable to agree upon the market rate, then SBCW shall have an option, exercisable by written notice to TowerCo, to exercise its Withdrawal Right in accordance with Section 9(a).

SECTION 11.       Condition of the Sites and Obligations of TowerCo.

(a) TowerCo acknowledges that, as between TowerCo and SBCW, in respect of each Site, TowerCo has the obligation, right and responsibility to repair and maintain such Site, including without limitation, an obligation to monitor each Tower to maintain the structural integrity of the Tower and the ability of the Tower to hold and support all Communications Equipment then mounted on the Tower, in accordance with all applicable Laws and standard industry practices. Subject to the other provisions contained in this Sublease, TowerCo, at its sole cost and expense, except if such cost or expense arises out of a negligent or wrongful act or omission of SBCW or its Affiliates, shall monitor, maintain and repair each Site such that SBCW or its Affiliates and Space Subtenants may utilize such Site to the extent permitted herein, including, without limitation, each Tower lighting system (to the extent required by applicable Law) and markings and the structural integrity of each Tower. Installation, maintenance and repair of each Site must comply with all Laws applied in a manner consistent with standard industry practices. TowerCo's duties include, without limitation, subject to the other provisions contained in this Sublease, maintenance of appropriate records and notification to the FAA of any failure on TowerCo's part and repairs and correction of same. TowerCo assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of non-compliance with said requirements of said authorities unless such non-compliance occurs on or prior to the Site Commencement Date for any such Site (in which event SBCW or the applicable SBCW Affiliate shall be responsible for such fines, levies and/or other penalties). TowerCo shall cause Space Subtenants to maintain and repair all Communications Equipment on each Site, in accordance with the requirements of this Sublease including without limitation as set forth in Exhibit C; provided, however, that nothing in this Sublease shall require TowerCo to maintain SBCW's or its Affiliate's Communications Equipment. Without limiting the foregoing, TowerCo at its own cost and expense, shall make (or cause to be made) all Alterations to the Sites as may be required from time to time to meet in all respects the requirements of applicable Laws (regardless of the Person upon whom such requirements, by their terms, are nominally imposed).

(b) For each Site, TowerCo, at its sole cost and expense, shall provide SBCW all necessary and appropriate information requested by SBCW for SBCW to obtain (and SBCW will obtain within a reasonable amount of time) all of the certificates, permits, and other approvals which may be required in connection with FCC or FAA regulations. TowerCo shall also provide SBCW all appropriate information requested by SBCW pertaining to any easements or consents which are required from any third parties with respect to the operation of such Site, including the lighting system serving such Site, SBCW shall cooperate with TowerCo in connection therewith, as contemplated by Section 17. Nothing in this Sublease shall require TowerCo to provide any information necessary for SBCW to obtain any certificate, permit or other approval relating specifically and only to SBCW's Communications Equipment. If, as to any Site, or any portion thereof, any certificate, permit, license, easement, or approval relating to the operation of such Site is canceled, expires, lapses, or is otherwise withdrawn or terminated or, if TowerCo has breached its obligation under this Section 11(b), then SBCW shall have the right, in addition to its other remedies pursuant to this

Sublease, at law, or in equity, to take appropriate action to remedy any such noncompliance and demand reimbursement for any expenses incurred in connection therewith from TowerCo, and/or to terminate this Sublease as to such Site subject to Sections 29 and 30.

(c) For each Site, TowerCo agrees to monitor the lighting system serving such Site and will notify the appropriate FAA service office of any lighting failure within thirty (30) minutes of discovering such failure. In addition, TowerCo agrees, as soon as practicable, to begin a diligent effort to repair the failed lighting on an Emergency basis, and to notify SBCW upon successful completion of the repair. Notwithstanding anything to the contrary contained in Section 30, TowerCo's failure to (i) successfully schedule such repair and notify SBCW, in each case as soon as practicable but in any event no later than within twenty-four (24) hours of receiving such notice and (ii) repair the failed lighting within five (5) days, constitutes default by TowerCo under this Sublease. Notwithstanding anything to the contrary contained herein, TowerCo agrees to indemnify, defend and hold each SBCW Indemnitee harmless from and against any Claims arising out of or by reason of any failed lighting whether or not TowerCo shall have complied with the provisions of this Section 11(c) unless such Claims arise out of or by reason of SBCW Indemnitee's gross negligence or willful misconduct. In addition to and not in limitation of Sections 30(d) and
(e), if TowerCo defaults under this Section 11(c), SBCW, in addition to its other remedies pursuant to this Sublease, at law, or in equity, may elect to take appropriate action to repair or replace lights and invoice TowerCo. In addition, SBCW may terminate this Sublease as to such Site within fifteen (15) days of the occurrence of such default; provided, that such default is not cured within the aforementioned fifteen (15) days period. Without in any way affecting TowerCo's obligations relating to lighting: (i) in order to accommodate TowerCo's needs during the transition period, SBCW agrees to monitor the lighting system serving the Towers or the Improvements of the Sites from the respective dates of the Site Designation Supplements until the expiration of two calendar months after the Final Closing Date (as defined in the Agreement to Sublease); (ii) during the entire Term, SBCW shall have the right, at its expense, to install and maintain equipment for the purpose of monitoring (x) the lighting system serving the Tower or the Improvements of each Site, and/or (y) any device of TowerCo's used to monitor the lighting system serving each Tower; and (iii) TowerCo shall have the right, at its expense, to install and maintain equipment for the purpose of monitoring any device of SBCW's or SBCW Affiliate's used to monitor the lighting system servicing any Tower. At TowerCo's election, SBCW shall (i) provide TowerCo a data feed for a fee and on terms to be agreed
(x) from all appropriate security monitoring devices now at the Tower (it being understood that these devices will be leased or subleased to TowerCo with each Tower, and that TowerCo will be responsible for the repair and maintenance of the devices and their wiring up to the point of hand-off to SBCW's T1 at the
Site) and (y) from any additional devices which TowerCo wishes to install, at TowerCo's sole cost and expense; (ii) permit TowerCo access to the contact point box at each Tower where TowerCo may install, at TowerCo's sole cost and expense, its own direct links to such devices; or (iii) permit TowerCo, where available, access to the contact point for each Tower through SBCW's regional switching (it being understood that TowerCo shall be responsible for providing its own dedicated telephone lines to the Site, that these monitoring devices will generally be subleased to TowerCo with each Tower, and that TowerCo will be responsible for the repair and maintenance of the devices and their wiring up to the point of hand-off to TowerCo's dedicated lines).

(d) Without limiting TowerCo's obligations under this Section 11 and the other provisions of this Sublease, the Parties acknowledge that SBCW and the SBCW Affiliates are licensed by the FCC to provide telecommunications services and that the Sites are used to provide those services. Nothing in this Sublease shall be construed to transfer control of any FCC authorization held by SBCW or the SBCW Affiliates to TowerCo or to limit the right of SBCW and the SBCW Affiliates to take all necessary actions to comply with their obligations as an FCC licensee or with any other legal obligations to which they are or may become subject.

SECTION 12. Requirements for Alterations; Title to Alterations; Addition of Equipment; Work on the Site.

(a) All Alterations that are made to a Site (whether required or optional) shall comply with the requirements of clauses (i), (ii), (iii) and (iv) of Section 3(i) hereof. Subject to Section 3(i), title to each Alteration shall without further act or instrument vest in the Sublessor of such Site and be deemed to constitute a part of the Site and be subject to this Sublease provided that any such Alteration is required pursuant to Section 11 (a) or is a Nonseverable Alteration. Title to all other Alterations shall vest in TowerCo. Any such Alteration may be removed by TowerCo, at its own cost and expense, at any time prior to the end of the Term for the applicable Site if such removal will not cause the Site to be in violation of any applicable Law. Any such Alteration may also be removed at the expiration of the Term so long as the Site restored substantially to its condition (normal wear and tear excepted) prior to the making of such Alteration; provided, however, that any Severable Alterations that are not removed from a Site within 15-days after at the time of its surrender by TowerCo shall become the property of the Sublessor of the Site as provided in Section 8(c) hereof.

(b) Whenever TowerCo is permitted or required to make Alterations to any Site; construct, replace, maintain or repair the Tower and Improvements of any Site; maintain or repair, or cause Space Subtenants to maintain or repair, any Communications Equipment, or reconstruct or restore, Subleased Property (hereinafter called the "TowerCo Work"), the following provisions shall apply:

(i) No TowerCo Work shall be commenced until all certificates, licenses, permits, authorizations, consents and approvals necessary for the TowerCo Work, from all governmental authorities having jurisdiction with respect to any Site or the TowerCo Work as set out in Section 12(c) hereof have been obtained. SBCW shall obtain, and TowerCo shall reimburse SBCW in accordance with Section 17(f) for the cost of obtaining, any FCC or FAA permits or approvals relating to TowerCo Work and all other such certificates, licenses, permits, authorizations, consents and approvals shall be obtained by TowerCo at TowerCo's cost and expense.

(ii) TowerCo shall commence and perform the TowerCo Work in accordance with standard operating procedures agreed upon by the parties substantially in the form of Exhibit E attached hereto ("Standard Procedures").

(iii) TowerCo shall cause the TowerCo Work to be done and completed with industry standard materials and in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Laws, and shall utilize only industry standard materials and supplies. TowerCo shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the TowerCo Work, and SBCW shall have no duty or obligation to inspect the TowerCo Work, but shall have the right to do so, at reasonable times, upon reasonable prior notice and in a reasonable manner.

(iv) TowerCo shall promptly commence the TowerCo Work and, once commenced, diligently and continually pursue the TowerCo Work and complete the TowerCo Work within a reasonable time. TowerCo shall supervise and direct the TowerCo Work utilizing commercially reasonable efforts and reasonable care, and shall assign such qualified personnel to the TowerCo Work as may be necessary to cause the TowerCo Work to be completed in an expeditious fashion.
(v) All TowerCo Work shall be performed at TowerCo's sole cost and expense. TowerCo shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the TowerCo Work. TowerCo shall promptly pay when due all costs and expenses incurred in connection with the TowerCo Work. TowerCo shall pay, or cause to be paid, all fees and taxes required by law in connection with the TowerCo Work.

(vi) TowerCo shall be responsible for the acts and omissions of all of its employees, contractors, subcontractors, engineers, agents, representatives, advisors and all other persons performing any of the TowerCo Work. TowerCo shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the TowerCo Work, and shall take all reasonable protection to prevent damage, injury or loss to, the TowerCo Work, all persons performing TowerCo Work on the Site, all other persons who may be involved in or affected by the TowerCo Work, all materials and equipment to be incorporated in the TowerCo Work, Tower and Improvements of such Site.

(vii) Unless otherwise permitted to self-insure in accordance with this Sublease, TowerCo shall procure and maintain in full force and effect, and shall cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the TowerCo Work:
         (x) full replacement cost "all-risk", "builder's risk" insurance, insuring the TowerCo Work; and (y) the other types of insurance required to be maintained pursuant to Section 23 of this Sublease. Such additional insurance policies shall meet the requirements set forth elsewhere in this Sublease with respect to the insurance policies otherwise required to be obtained and maintained by TowerCo under this Sublease.



(c) Before any TowerCo Work is performed or any antennas or other equipment are added to a Tower by TowerCo or a Space Subtenant other than SBCW and its Affiliates, TowerCo shall provide SBCW with a "Notice of TowerCo Work or Additional Equipment" in the form of Exhibit F attached hereto containing the following information with respect to any antennas or other equipment to be added and the following information, to the extent relevant with respect to any TowerCo Work to be performed, together with any additional information required by Law in order for SBCW to make any necessary or appropriate FAA or FCC regulatory filings with respect thereto: Proposed temporary construction height (including any temporary equipment), Effective Radiated Power ("ERP") or
Equivalent Isotropically Radiated Power ("EIRP") (if microwave); analysis of Radio Frequency ("RF") Emissions pursuant to FCC Rule 1.1307(b); statement of construction method to be used (crane, gin poke, other); description of devices installed (microwave, cellular, other (e.g. Part 15 device); specification of whether antenna is side mounted or top mounted, and if top mounted, certification that the antenna tip or other equipment is not taller than the top of the existing structure). With respect to any TowerCo Work to be performed, TowerCo also shall provide in such Notice all relevant information regarding the nature of such TowerCo Work. SBCW shall promptly make all FAA and FCC regulatory filings as it deems necessary or appropriate in connection with such addition of equipment or TowerCo Work. SBCW shall notify TowerCo promptly after the filing of any and all such FAA and FCC regulatory filings and the passage of any additional time required by any governmental entity prior to authorization to add such equipment. After receipt of such notice from SBCW, TowerCo or the Space Subtenant, as the case may be, may add such equipment to the Tower or perform such TowerCo Work, provided such addition or TowerCo Work is consistent with the information set forth in the Notice of TowerCo Work or Additional Equipment.

(d) During the Term for each Site, TowerCo shall have access to the air rights over SBCW's or the applicable SBCW Affiliate's equipment shelters at such Site to install or construct a stacked equipment shelter or similar structure; provided that such stacked shelter or similar structure shall not have an adverse effect on, or interfere with, SBCW's or the applicable SBCW Affiliate's use of or access to the Site (including the Reserved Space and SBCW's Improvements at such Site). TowerCo may submit plans and specifications for stacked equipment shelters or similar structures designed for use with respect to specific types of SBCW or SBCW Affiliate equipment shelters. Provided SBCW shall have approved a particular design and the related plans and specifications, TowerCo shall have the right to install such structure(s) at appropriate Sites to which such design applies. TowerCo shall give SBCW no less than (3) three business days prior written notice of the commencement of any such installation.

SECTION 13.       Damage to the Site, Tower or the Improvements.

(a) If there occurs a casualty which damages or destroys of all or a Substantial Portion of any Site, then either Party shall have the right to terminate this Sublease as to such Site by written notice to the other Party within thirty (30) days of the occurrence of such casualty whereupon the Term shall automatically expire as to such Site, on the date of such casualty, as if such date were the Site Expiration Date as to such Site.

(b) If less than a Substantial Portion of any Site (including the Tower and Improvements thereon) is damaged or destroyed by casualty, TowerCo, at its sole cost and expense, shall promptly and diligently proceed with the adjustment of TowerCo's insurance Claims in respect thereof within a period of two (2) months after the date of the damage and, thereafter, if and to the extent required by this Section 13, promptly commence, and diligently prosecute to completion, the Restoration, repair, replacement and rebuilding of the same. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Section 13.

(c) All Proceeds of TowerCo's insurance shall be held by TowerCo for the mutual benefit of TowerCo and Sublessor on account of such damage, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. Any portion of the Proceeds of TowerCo's insurance applicable to a particular Site remaining after final payment has been made for work performed on such Site shall be retained by and be the property of Sublessor. If the cost of Restoration exceeds the Proceeds of TowerCo's insurance, TowerCo shall pay the excess cost.

(d) Without limiting TowerCo's obligations hereunder in respect of a Site subject to a casualty, in the event TowerCo is required to cause the Restoration of a Site that has suffered a casualty, TowerCo shall make available to SBCW (or its Affiliate occupying space on such Site) a portion of the Subleased Property of such Site for the purpose of such Person locating a temporary communications facility, such as a "cell on wheels", and shall give such Person priority over Space Subtenants at such Site as to the use of such portion; provided, however, that: (i) the placement of such temporary communications facility does not interfere in any material respect with TowerCo's Restoration and repair of such Improvements or the operations of any Space Subtenant; (ii) such Person obtains any permits and approvals, at such Person's cost, required for the location of such temporary communications facility on such Site; and (iii) there is available space on the Site for placing such temporary communications facility.

(e) The foregoing provisions of this Section 13 apply only to damage of each Site by fire, casualty or other cause occurring after the applicable Site Commencement Date.

(f) If SBCW or its Affiliate damages any Site as a result of SBCW's or such Affiliate's negligent or wrongful act or omission, or failure to perform its obligations under this Sublease, SBCW or its Affiliate will, at its sole expense, promptly repair and restore the Subleased Property of such Site to its respective condition prior to such damage.

(g) If TowerCo fails to complete the Restoration of the Subleased Property, of any Site required under this Sublease within two (2) months after the date of the damage, SBCW may terminate this Sublease as to the applicable Site upon giving TowerCo written notice of its election to terminate within fifteen (15) days following the expiration of such time period, provided, however, that if TowerCo's failure to complete such Restoration within such two (2)-month period is caused by: (i) failure to obtain a new permit, or (ii) TowerCo's inability to have access to the affected Site, such 2-month period shall be extended accordingly in order to allow TowerCo to complete the Restoration.

(h) This Section 13(h) shall be deemed an express agreement governing any damage or destruction of any Site by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of an express agreement and any other law of like import now or hereafter in force, shall have no application.

SECTION 14.       Space Subtenants; Interference.

(a) TowerCo acknowledges and agrees that TowerCo will not permit the addition of any Space Subtenants (other than SBCW or its Affiliates in respect of any Available Space) at the Subleased Property of any Site to adversely affect SBCW's Reserved Space and its operation, use or enjoyment of any Reserved Space on such Site, taking into account customary and commercially reasonable practices for multi-tenant wireless communication sites and towers thereon.

(b) TowerCo shall not and shall not permit any Space Subtenants (other than SBCW or its Affiliates in respect of any Available Space) on the Subleased Property of any Site to (i) install or change, alter or improve the frequency, power, or type of the Communications Equipment that interferes with the operation of the Reserved Space of such Site or is not authorized by, or violates, any applicable Laws or is not made or installed in accordance with good engineering practices (and TowerCo shall require any Space Subtenant who subleases or licenses Available Space on any Tower to covenant to comply with the foregoing); or (ii) implement a configuration which interferes with the operation of SBCW's or its Affiliate's Communications Equipment on such Site or the Reserved Space thereof.

(c) In the event any Space Subtenant installs or operates any Communications Equipment which is not authorized by, or in violation of, any Laws, TowerCo shall cause such Space Subtenant to remove such Communications Equipment promptly, failing which TowerCo shall remove such Communications Equipment.

(d) In the event of any interference occurring as a result of actions of TowerCo or Space Subtenants described in Sections 14(b) above as to the Subleased Property of any Site, TowerCo shall be responsible for coordinating and resolving any such interference problems caused by TowerCo or Space Subtenants (other than SBCW or its Affiliates in respect of any Available Space), including, without limitation, using its best efforts to correct and eliminate the interference within forty-eight (48) hours of receipt of notification from SBCW and perform an interference study in accordance with the procedures set forth in Schedule 14(d). If the interference cannot be corrected or eliminated within such 48-hour period, TowerCo shall cause, at TowerCo's option, any of TowerCo's or Space Subtenants' (other than SBCW or its Affiliates in respect of any Available Space) Communications Equipment or Communications Facility that interferes with the operation of SBCW's or its Affiliate's Communications Facility or the Reserved Space, authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering equipment or facility back up or on only during off-peak hours specified by SBCW in order to determine whether such interference continues or has been eliminated; provided, however, that if any interference continues at the time the interfering equipment is powered down, the Communications Equipment that interferes with the operation of SBCW's or its Affiliates Communication Facility or Reserved Space shall be turned off. If TowerCo or any Space Subtenant (other than SBCW or its Affiliates in respect of any Available Space) cannot correct or eliminate, to the satisfaction of SBCW, such interference within twenty (20) days of receipt of written notice from SBCW, TowerCo shall or shall cause such Space Subtenant (other than SBCW or its Affiliates in respect of the Available Space) to cease the operations of the objectionable Communications Equipment and to stop providing services from the applicable Communication Facility or the Subleased Property of the applicable Site in its entirety until the interference problems are resolved.

(e) SBCW and its Affiliates shall not: (1) install or change, alter or improve the frequency, power, or type of the Communications Equipment in a manner that interferes with the operation of TowerCo's or any Space Subtenant's Communications Equipment on a Site or is not authorized by Law or is not made or installed in accordance with good engineering practices; or (ii) implement a configuration which interferes with the operation of TowerCo's or any Space Subtenant's Communications Equipment on such Site.

(f) In the event of any interference occurring as a result of actions of SBCW or its Affiliates described in Section 14(d) above as to any Site, SBCW shall be responsible for coordinating and resolving any such interference problems caused by SBCW or its Affiliates, including, without limitation, using its best efforts to correct and eliminate the interference within forty-eight (48) hours of receipt of notification from TowerCo. If the interference cannot be corrected or eliminated within such 48-hour period, SBCW shall cause any of SBCW's or its Affiliate's Communications Equipment or Communications Facility that interferes with the operation of TowerCo's or any Space Subtenant's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering equipment or facility back up or on only during off-peak hours specified by TowerCo or the affected Space Subtenant in order to determine whether such interference continues or has been eliminated; provided, that if any interference continues at the time the interfering equipment is powered down, the Communications Equipment that interferes with the operation of TowerCo or any Space Subtenant Communication Facility shall be turned off. If SBCW or its Affiliate cannot correct or eliminate, to the satisfaction of TowerCo or the affected Space
Subtenant, such interference within twenty (20) days of receipt of written notice from TowerCo, SBCW or its Affiliate shall cease the operations of the objectionable Communications Equipment and stop providing services from the applicable Communications Facility or the Subleased Property of the applicable Site in its entirety (including the Tower and Improvements) until the interference problems are resolved.

(g) Notwithstanding anything in this Section 14 to the contrary, in the event any interference occurs in respect of a Site and the source of such interference is not readily determinable, it shall be assumed that TowerCo or a Space Subtenant and not SBCW or its Affiliates is the cause of such interference, TowerCo shall be responsible for the performance of its obligations under
Section 14(c) in respect of such interference, and SBCW shall be relieved of any obligations under Section 14(e) in respect of such interference, unless and until it is determined that SBCW or its Affiliates is the cause of such interference.

SECTION 15.       Taxes and Assessments.

(a) TowerCo shall pay all Taxes and Assessments with respect to each Site applicable to all periods occurring after the Site Commencement Date for such Site on or prior to the date on which such Taxes and Assessments are due; provided that TowerCo shall have the right to contest, by proper legal actions or proceedings in good faith any Taxes and Assessments for which TowerCo is responsible hereunder and, if permitted under applicable law, to defer payment of such Taxes and Assessments pending the outcome of such contest, provided that at the time of the commencement of any such action or proceeding, and during the pendency thereof, (i) no event of default by TowerCo shall have occurred and be continuing, (ii) such contest operates to suspend collection of the contested Taxes and Assessments or claims and is maintained and prosecuted continuously with diligence, (iii) the Site would not be subject to forfeiture or loss by reason of the institution or prosecution of such contest, (iv) TowerCo, shall promptly pay or discharge such Taxes and Assessments and all additional charges, interest, penalties and expenses if such contest is terminated or discontinued adversely to TowerCo, and (v) TowerCo shall keep Sublessor reasonably informed of any such contest. Each Sublessor shall promptly forward to TowerCo upon receipt copies of all bills, invoices, statements, assessments and similar notices regarding Taxes and Assessments. TowerCo shall receive any refunds for Taxes and Assessments paid by TowerCo pursuant to this Sublease. Notwithstanding the foregoing, TowerCo shall not be required to pay any Taxes and Assessments payable with respect to a Leased Site if the applicable Ground Lease provides that the Ground Lessor is responsible therefor without pass-through to the ground lessee and the Ground Lessor actually pays any such Taxes and Assessments. If the Ground Lessor does not pay any such Taxes and Assessments and either Party becomes aware of it, the Parties will, at TowerCo's expense, cooperate and use commercially reasonable efforts to cause the Ground Lessor to pay such Taxes and Assessments.

(b) Proration of Taxes and Assessments. In the years that include the Site Commencement Date or the Site Expiration Date of this Sublease as to any Site, any Taxes and Assessments (determined without regard to the Term) for which TowerCo is responsible to any SBCW Affiliate under this section of this Sublease and that are calculated or assessed on the basis of a time period (e.g., property Taxes assessed annually) shall be prorated proportionately by the number of days in each such period during the time period of assessment that includes the Site Commencement Date or Site Expiration Date, as the case may be. TowerCo's obligations under this Section 15 to SBCW Affiliates shall be limited to that proportionate amount of such Taxes and Assessments attributable to the period during which this Sublease is in effect with respect to such Site.

SECTION 16.       Utilities.

         TowerCo shall make all arrangements for, and thereafter shall pay, or cause to be paid, when due all charges for connection of all utilities and services to such Site for the use of Space Subtenants, including, but not limited to, electricity, telephone, power, and other utility used or consumed by Space Subtenants of such Site. As among SBCW (together with its Affiliates) and all new Space Subtenants, TowerCo shall cause utility charges to be separately metered, and SBCW or its Affiliate (as the case may be) shall be separately responsible for its own utility charges.

SECTION 17.       Governmental Permits.

(a) In addition to and not in limitation of the provisions of Section 11(a) of this Sublease, TowerCo shall, at its own cost and expense, provide SBCW all necessary and appropriate information requested by SBCW for SBCW to obtain and maintain in effect all certificates, permits, licenses and other approvals relating to FAA or FCC regulations and TowerCo shall, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals (other than those relating to FCC and FAA regulations) and comply with all Laws, required or imposed by governmental authorities (other than those relating to FCC or FAA regulations), in connection with the operation and maintenance of the Subleased Property of each Site (including Tower and Improvements thereon). As part of TowerCo's obligation to provide information, TowerCo shall provide SBCW access to data, including resistance changes, necessary to monitor the lighting systems at each Site.

(b) TowerCo shall cooperate with SBCW in SBCW's efforts to obtain and maintain in effect any certificates, permits, licenses and other approvals and to comply with any Laws required or imposed on SBCW or its Affiliates by governmental authorities, applicable to the Reserved Space of each Site.

(c) SBCW shall, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals and comply with all Laws, required or imposed by governmental authorities, in connection with operation and maintenance of the Reserved Space of each Site, including, without limitation, FCC regulations. With the cooperation of TowerCo set out in Section 17(a) hereof, SBCW, at TowerCo's cost and expense, also shall obtain and maintain in effect all certificates, permits, licenses, and other approvals required or imposed by governmental authorities in connection with FAA or FCC regulations relating to the operation and maintenance of the Subleased Property of each Site (including the Towers and Improvements thereon). The cost of obtaining and maintaining such FCC or FAA permits or approvals shall be reimbursed to SBCW in accordance with Section 17(f).

(d) SBCW shall cooperate with TowerCo in TowerCo's efforts to provide required information and to comply with all Laws required or imposed by governmental authorities, applicable to each Site.

(e) SBCW shall be afforded access to all of TowerCo's records, books, correspondence, instructions, blueprints, permit files, memorandum and similar data relating to the compliance of the Towers with all applicable Laws or if SBCW otherwise provides reasonable justification therefore, except privileged documents or where disclosure is prohibited by law. TowerCo shall also provide SBCW with an electronic interface or other real time access to TowerCo's Tower administration database which shall enable access to detailed information concerning collocations. Such information shall be open for inspection and copying upon reasonable notice by SBCW, at its cost, and its authorized representatives at reasonable hours at TowerCo's principal office and shall be retained by TowerCo for period of three (3) years after the expiration of this Sublease.

(f) The cost of SBCW's obtaining and maintaining all FCC and FAA permits and approvals relating to the operation and maintenance of the Subleased Space and TowerCo Work shall be borne by TowerCo in accordance with Sections 12(b)(i) and 17(c) (the "Reimbursable Costs"). The Reimbursable Costs shall be based on (i) actual reasonable out-of-pocket costs and (ii) SBCW's reasonable costs allocable to obtaining and maintaining FCC and FAA permits and approvals, including personnel and office related costs allocated based on the amount of time spent by such personnel in obtaining and maintaining such permits and approvals as compared to such personnel's time spent on other matters. SBCW and TowerCo have agreed on an estimate of Reimbursable Costs (the "Estimated Cost"). SBCW shall periodically provide TowerCo with an invoice for Estimated Costs, which amount shall be paid by TowerCo to SBCW within ten (10) business days of TowerCo's receipt of such invoice. In addition, SBCW shall use its commercially reasonable efforts to deliver to TowerCo within thirty (30) days following the end of each calendar year, a statement setting forth the actual costs (based on the formula provided in subclauses (i) and (ii) above) incurred by SBCW in obtaining and maintaining such FCC and FAA permits and approvals. If actual costs are greater than Estimated Costs, TowerCo shall reimburse SBCW the difference within ten
(10) Business Days of receipt of such end of the year statement. If Estimated

Costs are greater than actual costs, SBCW shall reimburse TowerCo for the difference at the time such end of the year statement is delivered to TowerCo. For a period of sixty (60) days after receipt by TowerCo of SBCW's annual statement setting forth actual costs, TowerCo shall have the right, at its own expense, to perform an audit of such actual costs by requesting reasonable evidence of the actual costs and expenses incurred or allocated by SBCW to Reimbursable Costs for the period in question. In addition, if the organizational structure of SBCW's FCC and FAA compliance department materially changes or the cost of obtaining and maintaining FCC and FAA permits materially changes, the parties agree to use good faith efforts to negotiate modifications to the Reimbursable Costs agreement described above and the respective responsibilities of the parties with respect to FAA and FCC compliance work.

SECTION 18.       No Liens.

(a) TowerCo shall not create or permit any Lien (other than Permitted Liens) against any Site, or any part thereof. If any Lien (other than Permitted Liens) is filed against all or any part of any Site, TowerCo shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after TowerCo has obtained knowledge of such Lien. If TowerCo fails to cause any Lien (other than Permitted Liens) to be discharged within the permitted time, SBCW may cause it to be discharged and may pay the amount of such Lien in order to do so. If SBCW makes any such payment, all amounts paid by SBCW shall be payable by TowerCo to SBCW upon demand. "Permitted Liens" means, as to each
Site: (i) Permitted Subleasehold Mortgages of TowerCo's subleasehold interest in such Site and Permitted Subleasehold Pledges; (ii) Space Subtenants' sublease interests in the Subleased Space of such Site; (iii) Liens existing on the Site Commencement Date for such Site; (iv) Liens arising by, through or under SBCW, its Affiliates or any other occupant of the Reserved Space; (v) Liens for taxes not yet due and payable or which are being contested in good faith in accordance with the provisions of Section 15; (vi) Liens created by the underlying fee owners of the Leased Sites; (vii) easements, rights of way and similar encumbrances provided that such encumbrances do not have a material adverse effect on the use or enjoyment of such Site or the Reserved Space and are approved by SBCW, such approval not to be unreasonably withheld or delayed; and
(viii) mechanics' liens for amounts which are not more than thirty (30) days overdue.

(b) TowerCo may, at TowerCo's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of the Sublessor, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if any Site, the Subleased Property of any Site or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith or TowerCo shall deposit with the Sublessor a sum of money reasonably required by the Sublessor as security to protect the Subleased Property of such Site from any such loss or forfeiture. The Sublessor, at the sole cost and expense of TowerCo, shall cooperate fully with TowerCo in any such contest.

(c) Any Permitted Subleasehold Mortgage or Permitted Subleasehold Pledge shall be subject to each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Sublease and subject to all rights, title and interest of SBCW and each SBCW Affiliate.

(d) Within ten (10) days after the granting of any Permitted Subleasehold Mortgage or Permitted Subleasehold Pledge, TowerCo shall deliver to SBCW a true, correct and fully executed copy of all documents pertaining thereto and the indebtedness secured thereby. Promptly upon TowerCo's receipt of copies of recorded documents evidencing the recordation thereof and bearing the recording information therefor, TowerCo shall deliver to SBCW a copy of such recorded documents.

(e) The Sublessor shall execute any necessary easement or right of way for utilities for any Site promptly following any request by TowerCo, provided such easement or right of way does not have an adverse effect on SBCW's or its Affiliate's use or enjoyment of the Reserved Space of such Site or on the ownership by the Sublessor of the Tower on such Site, including without limitation the operation of SBCW's Communications Equipment thereon.

(f) Other than as provided in Section 21, SBCW shall not create or permit any Lien against the Subleased Property of any Site, or any part thereof. If any Lien is filed against all or any part of the Subleased Property of any Site, SBCW shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after demand therefor by TowerCo. If SBCW fails to cause any Lien to be discharged within the permitted time, TowerCo may cause it to be discharged and may pay the amount of such Lien in order to do so. If TowerCo makes any such payment, all amounts paid by TowerCo shall be payable by SBCW to TowerCo upon demand. Nothing in this Sublease shall prohibit SBCW or an SBCW Affiliate from permitting a Lien against its interest under the Ground Lease or Reserved Space of any Site subject to (i) the restrictions on Transfer set forth in Section 25 and (ii) SBCW's obligations pursuant to Section 35(e) hereof in the event TowerCo exercises its right to acquire all or portion of the Sites. Notwithstanding the foregoing, any Lien against SBCW's interest under the Ground Lease shall only be permitted if such Lien is either subject to and subordinate to this Sublease and the purchase option contained herein or such lienholder executes an NDA substantially similar to the NDA provided for in
Section 21.

(g) SBCW may, at SBCW's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of TowerCo, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if the Subleased Property of any Site or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith or SBCW shall deposit with TowerCo a sum of money reasonably required by TowerCo as security to protect TowerCo's interest in the Subleased Property of such Site from any such loss or forfeiture. TowerCo, at the sole cost and expense of SBCW, shall cooperate fully with SBCW in any such contest.

SECTION 19.       Condemnation.

(a) If there occurs a Taking of all or a Substantial Portion of any Site, other than a Taking for temporary use, then either Party shall have the right to terminate this Sublease as to such Site by written notice to the other Party within thirty (30) days of the occurrence of such Taking whereupon the Term shall automatically expire as to such Site, on the Date of Taking, as if such date were the Site Expiration Date as to such Site.

(b) If there occurs a Taking of less than a Substantial Portion of any Site, then this Sublease and all duties and obligations of TowerCo under this Sublease in respect of such Site shall remain unmodified, unaffected and in full force and effect. TowerCo shall promptly proceed to reconstruct, restore and repair the remaining portion of the Subleased Property of such Site (to the extent feasible) to a condition substantially equivalent to the condition thereof prior to the Taking. TowerCo shall be entitled to apply the Award received by TowerCo to the reconstruction, Restoration and repair of any Subleased Property of any Site from time to time as such work progresses. If the cost of the repair work exceeds the Award recovered by TowerCo, TowerCo shall pay the excess cost. If the Award exceeds the cost of the repair work, the excess shall be paid to the Sublessor.

(c) If there occurs a Taking of any Subleased Property of any Site or any portion thereof, for temporary use, then this Sublease shall remain in full force and effect as to such Site for the remainder of the then current term; provided, however, that during such time as TowerCo shall be out of possession of such Subleased Property by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of this Sublease compliance with which are effectively impractical or impossible as a result of TowerCo's being out of possession of such Subleased Property shall not be an event of default hereunder. The Award for any such temporary Taking payable for any period prior to the Site Expiration Date shall be paid to TowerCo and, for any period thereafter, to the Sublessor.

SECTION 20.       Waiver of Subrogation; Indemnity.

(a) Except as provided in this Sublease, to the extent permitted by applicable Laws, TowerCo and SBCW hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Subleased Property of each Site, by reason of fire, the elements, or any other cause insured against, or required to be insured against, under the terms of policies of insurance maintained, or required to be maintained, for the Subleased Property of such Site, by TowerCo or SBCW (as the case may be) under the terms of this Sublease, regardless of cause or origin.

(b) Subject to the provisions of Section 20(a) above, TowerCo agrees to indemnify and to hold each SBCW Indemnitee harmless from any and all Claims, with respect to bodily injury, personal injury or property damage suffered or incurred by such SBCW Indemnitee by reason of, or arising out of TowerCo's sublease or lease, as the case may be, operation and maintenance of each Site (including the Tower and Improvements thereon), including, without limitation:
(i) any default, breach, performance or nonperformance by TowerCo of its respective obligations and covenants under this Sublease, including, without limitation, Sections 12, 14 and 17, hereof; (ii) any Claims against any SBCW Indemnitee arising out of or resulting from (x) TowerCo's use, operation, maintenance or occupancy of any part of the Site or resulting from the condition of the Site or (y) any Space Subtenant's use, operation, maintenance or occupancy of its Communications Facility; (iii) any failure of TowerCo to comply with any applicable Laws or with the directives of FCC and FAA that TowerCo is required to comply with pursuant to this Sublease or under applicable Laws; (iv) any Claims arising out of or resulting from TowerCo's or any Space Subtenant's acts or omissions or the negligence or intentional acts or omissions of any of their respective agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the Subleased Property of each Site, and (v) any other provision of this Sublease which provides that TowerCo shall indemnify and hold harmless any SBCW Indemnitee in respect of the matters contained in such provision. If any action or proceeding is brought against any SBCW Indemnitee by reason of any such Claim, TowerCo upon notice from such SBCW Indemnitee covenants and agrees to defend such action or proceeding at its expense.

(c) Subject to the provisions of Section 20(a) above, SBCW agrees to indemnify and to hold each TowerCo Indemnitee harmless from any and all Claims with respect to bodily injury, personal injury or property damage suffered or incurred by TowerCo by reason of, or arising out of (i) any default, breach, performance or nonperformance of SBCW's obligations and covenants under this Sublease; (ii) any Claims against TowerCo arising out of or resulting from SBCW's use, operation, maintenance or occupancy of SBCW's Communications Equipment or the Reserved Space, to the extent TowerCo is not responsible therefor under the terms of this Sublease, (iii) SBCW's failure to comply with any applicable Laws or with the directives of FCC and FAA as to SBCW's Communications Equipment; (iv) any Claims against TowerCo arising out of or resulting from any acts or omissions or the negligence or intentional actions or omissions of any of SBCW's agents, employees, engineers, contractors, subcontractors, licensees or invitees; and (v) any other provision of this Sublease which provides that SBCW shall indemnify and hold harmless TowerCo or any Affiliate thereof in respect of the matters contained in such provision. If any action or proceeding is brought against TowerCo by reason of any such Claim, SBCW upon notice from TowerCo covenants and agrees to defend such action or proceeding at its expense.

SECTION 21.       Subordination and Attornment.

(a) This Sublease and all rights of TowerCo therein, and all interest or estate of TowerCo in the Subleased Property of each Site, or any portion thereof, shall be subordinate to any and all Mortgages, which at any time during the Term, may be placed upon the Subleased Property, or any portion thereof, by SBCW or any SBCW Affiliate, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage; provided, however, that the subordination and attornment contained herein shall not be effective unless the existing or any future Mortgagee thereunder shall execute and deliver an NDA in favor of TowerCo, in form reasonable satisfactory to TowerCo and its lenders providing that: (i) such Mortgagee will at all times fully recognize TowerCo's rights under this Sublease, including the purchase option contained herein, and in the event of a foreclosure under any such Mortgage shall not disturb TowerCo's possession of the Subleased Property and will recognize such purchase option, so long as no event of default shall have occurred and be subsisting hereunder, and so long as TowerCo shall attorn to the purchaser upon such foreclosure; and (ii) that upon Mortgagee acquiring title to the Subleased Property, TowerCo shall attorn directly to such Mortgagee. TowerCo shall agree to such other terms and conditions in the NDA as may be reasonably required by such Mortgagee, provided that such terms and conditions do not affect TowerCo's rights, nor increase or alter any of TowerCo's obligations, under this Sublease.

(b) Subject to the provision of Section 21(a), TowerCo shall execute in a timely manner instruments that may be required to evidence this subordination clause, in respect of the Subleased Property of each Site.

(c) The applicable Sublessor shall enter into a subordination, non-disturbance and attornment agreement with any Space Subtenants at such Space Subtenant's request. Such agreement shall be in form reasonably satisfactory to the applicable Sublessor and the applicable Space Subtenant and shall provide, among other things, that Sublessor shall not terminate such Space Subtenant's subleasehold interest in the applicable Site by reason of TowerCo's default hereunder or the early termination of this Sublease due to a default by TowerCo or otherwise, so long as the Space Subtenant is not in default in the performance of the terms, provisions and conditions contained in the applicable sublease beyond notice and grace.

SECTION 22.       Environmental Covenants.

(a) For purposes of this Sublease, the following terms shall have the following meanings: (i) "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of CERCLA (hereinafter defined); provided that the term "Hazardous Materials" shall exclude quantities of materials or substances maintained by SBCW, its Affiliates, TowerCo and Space Subtenants on or about any Site (including Tower and Improvements thereon) in the ordinary course of business, so long as such materials are maintained in accordance with the applicable Environmental Laws:
(ii) "Release" shall have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation Section 101(22) of CERCLA; and (iii) "Environmental Law" or "Environmental Laws" shall mean any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); The Clean Air Act ("CAA"); the Clean Water Act ("CWA"); The Toxic Substances Control Act ("TSCA"); The Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conversation and Recovery Act ("RCRA"); the Hazardous Materials Transportation
Act: and the Occupational Safety and Health Act of 1970 ("OSHA").

(b) As to each Site, SBCW represents and warrants to TowerCo that, as of the Site Commencement Date for such Site, (i) to the best of SBCW's knowledge, no portion of the Land of such Site is used for the storage, processing, treatment or disposal of Hazardous Materials, except as set forth in any environmental report heretofore delivered to TowerCo; (ii) to the best of SBCW's knowledge except for such deminimus quantities that would not trigger a reporting or remediation obligation under any applicable Environmental Law, no Hazardous Materials have been released, introduced, spilled, discharged or disposed of, nor has there been a threat of release, introduction, spill, discharge or disposal of a Hazardous Materials, on, in, or under the Land of such Site, except as set forth in any environmental report heretofore delivered to TowerCo;
(iii) to the best of SBCW's knowledge, there are no pending Claims, administrative proceedings, judgments, declarations, or orders, whether actual or threatened, relating to the presence of Hazardous Materials on, in or under the Land of such Site; (iv) to the best of SBCW's knowledge, the Land of such Site is in compliance with all applicable Environmental Laws; and (v) to the best of SBCW's knowledge, there are no pending or threatened or contemplated condemnation actions involving all or any portion of the Land of such Site. For purposes of this Section, "to the best knowledge of," or words of similar import with reference to SBCW means actual knowledge of the management of SBCW and such actual knowledge will be imputed to the management of SBCW if the Hazardous Materials were brought to the Site by a SBCW Group Member.

(c) Except for any matters for which SBCW assumes responsibility pursuant to this Sublease, TowerCo covenants and agrees that: (i) TowerCo shall not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that TowerCo shall have the right to bring, use and keep and allow any Space Subtenant to bring and keep on the Subleased Property of each Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Site; (ii) TowerCo shall carry on its business and operations at each Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws and shall require all Space Subtenants to do the same: (iii) TowerCo shall not create or permit to be created any Lien against any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; (iv) TowerCo shall promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting each Site in accordance with all applicable Environmental Laws; (v) TowerCo shall promptly notify SBCW in writing if TowerCo receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) TowerCo or any Space Subtenant has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site,
(y) TowerCo or any Space Subtenant may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) a Site are subject to a Lien favor of any governmental entity for any liability, cost or damages under any Environmental Law.

(d) SBCW covenants and agrees that as to each Site: (i) SBCW shall not conduct or allow to be conducted upon any Reserved Space of any Site any business operations or activities, or employ or use a Reserved Space of any Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that SBCW shall have the right to bring, use and keep on the Reserved Space of any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Reserved Space of any Site; (ii) SBCW shall carry on its business and operations on the Reserved Space of any Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws; (iii) SBCW shall not create or permit to be created any Lien against any Reserved Space of any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; (iv) SBCW shall promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Reserved Space of each Site in accordance with all applicable Environmental Laws; (v) SBCW shall promptly notify TowerCo in writing if SBCW receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) SBCW has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the Reserved Space of any Site, (y) SBCW may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) the Reserved Space of any Site is subject to a Lien in favor of any governmental entity for any liability, cost or damages under any Environmental Law. SBCW further covenants and agrees that the covenants contained in this Section 22(d) and the indemnifications provided for in Section 22(f) shall also apply with respect to any operations or activities of SBCW conducted upon space at a Site other than the Reserved Space.

(e) Unless resulting or arising solely from the negligent or willful acts or omissions of SBCW or SBCW's Affiliates, employees, agents, engineers, contractors, subcontractors, licensees or invitees, or from any other acts or omissions of such parties in violation of this Sublease, TowerCo agrees to indemnify and hold SBCW and SBCW Affiliates harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against SBCW or SBCW Affiliates or the Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Site of any Hazardous Materials prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (ii) the violation of any Environmental Laws relating to or affecting the Site prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (iii) a Release of any Hazardous Materials or the violation of any of the Environmental Laws prior to the applicable Site Expiration Date or earlier date of termination of this Sublease in connection with any other property owned, operated or used by or on behalf of TowerCo, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to the Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by TowerCo in this Section 22 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of TowerCo to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 22.

(f) Unless resulting or arising from the negligent or willful acts or omissions of TowerCo or TowerCo's employees, agents, engineers, contractors, subcontractors, licensees or invitees, or from any other acts or omissions of such parties in violation of this Sublease, SBCW agrees to indemnify and hold TowerCo harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against TowerCo or the Reserved Space of any Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Reserved Space of any Site of any Hazardous Materials prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (ii) the violation of any Environmental Laws relating to or affecting the Reserved Space of any Site prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (iii) a Release of any Hazardous Materials or the violation of any of the Environmental Laws prior to the applicable Site Expiration Date or earlier date of termination of this Sublease in connection with any other property owned, operated or used by or on behalf of SBCW, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to the Reserved Space of any Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by SBCW in this
Section 22 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of SBCW to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 22.

(g) Notwithstanding anything to the contrary in this Sublease, in the event any Claim of a type giving rise to indemnification obligations under Section 22 is asserted against a TowerCo Indemnitee and it cannot be readily determined that it was the act or omission of SBCW or its Affiliate that gave rise to such Claim, it shall be assumed for all purposes hereof that it was TowerCo's or a Space Subtenant's act or omission, TowerCo shall indemnify SBCW Indemnitees in respect of such Claim pursuant to Section 22(e), and SBCW shall have no obligation or liability to any TowerCo Indemnitee in respect of such Claim unless and until it is finally determined that SBCW's or its Affiliate's act or omission gave rise to such Claim. The provisions of this Section 22 shall survive the applicable Site Expiration Date or earlier termination of this Sublease. The foregoing provisions of this Section 22 are not intended to limit the generality of any of the other provisions of this Sublease.

SECTION 23.       Insurance.

(a) SBCW shall procure, and shall maintain in full force and effect at all times during the Term as to the Sites, the following types of insurance with respect to the Reserved Space of the Sites, and, if applicable, any of the Available Space subleased to SBCW or its Affiliates pursuant to Section 24(d), paying as the same become due all premiums therefor:

(i) commercial general public liability insurance insuring against all liability of SBCW and SBCW's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use or occupancy of the Reserved Space of the Sites and, if applicable, any of the Available Space subleased to SBCW or its Affiliates pursuant to
         Section 24(d), if any, in an amount of not less than $1,000,000 for bodily injury or property damage as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

(ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate: and

(iii) workers' compensation insurance covering all employees of SBCW or its Affiliates to the extent required by any Laws.

(b) SBCW shall pay all premiums for the insurance coverage which SBCW is required to procure and maintain under this Sublease. Each insurance policy: (i) shall name TowerCo as an additional insured; provided that such requirement shall only apply to liability policy and shall have no application to workers' compensation policies; and (ii) shall provide that the policy cannot be canceled as to TowerCo except after the insurer endeavors to give TowerCo thirty (30) days' written notice of cancellation. TowerCo agrees that SBCW may, at SBCW's option and election self insure with respect to all or a portion of the risks required to be insured against by SBCW under this Section 23. If SBCW elects to be covered by and participate in its self insurance and risk management programs, SBCW shall notify TowerCo of such election. From time to time, upon reasonable request by TowerCo, SBCW shall furnish to TowerCo the information concerning its risk management and self insurance policies and programs in effect at the time of such request.

(c) For each Site, TowerCo shall procure, and shall maintain in full force and effect at all times during the Term as to the applicable Site, the following types of insurance with respect to each Site, including the Tower and Improvements thereon, paying as the same become due all premiums therefor:

(i) commercial general public liability insurance insuring against all liability of TowerCo and TowerCo's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of each Subleased Property (including Tower and the Improvements), in an amount of not less than $1,000,000 for bodily injury or property damage or as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate.

(ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate; and

(iii) Insurance in an amount not less than full replacement cost of the Tower and Improvements of each Site, against direct and indirect loss or damage by fire and all other casualties and risks covered under "All Risk" insurance; and

(iv) workers' compensation insurance covering all employees of TowerCo or its Affiliates to the extent required by any Laws.

(d) TowerCo shall pay all premiums for the insurance coverage which TowerCo is required to procure and maintain under this Sublease. Each insurance policy (i) shall name SBCW and the applicable Sublessor as additional insureds; provided that such requirement shall only apply to liability policy and shall have no application to workers' compensation policies; and (ii) shall provide that the policy cannot be canceled as to SBCW and the applicable Sublessor except after the insurer gives SBCW ten (10) days' written notice of cancellation. If TowerCo elects to be covered by and participate in its self insurance and risk management programs, TowerCo shall notify SBCW of such election. From time to time, upon reasonable request by SBCW, TowerCo shall furnish to SBCW the information concerning its risk management and self insurance policies and programs in effect at the time of such request.

(e) All policy  amounts  set forth in this  Section 23 shall be reset every five
(5) years during the Term to increase by an amount not less than the CPI Change over the five (5) year period, except to the extent the Parties otherwise agree.

(f) TowerCo and SBCW shall not, on their own initiative or pursuant to request or requirement of any Space Subtenants or other Person, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 23(c), unless the other Party thereto is named therein as an additional insured. The Parties agree that, all policies of insurance required by this Section 23 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties from time to time. In addition and notwithstanding anything to the contrary contained in this
Section 23(c), TowerCo shall be permitted to satisfy its obligations under Section (c)(iii) hereof by self-insuring such risk coverage to the extent reasonable in light of the financial condition of TowerCo from time to time. TowerCo and SBCW shall immediately notify the other Party hereto whenever any such separate insurance is taken out and shall deliver to SBCW original certificates evidencing the same.

(g) As to the Subleased Property and Reserved Space of each Site, all policies of insurance shall be written on companies rated A:VII by AM Best or a comparable rating and licensed in the State where such Site is located. Certificates evidencing insurance shall be in a form reasonably acceptable to the recipient Party, shall be delivered to such Party upon commencement of the Term and prior to expiration of such policy, new certificates evidencing such insurance, shall be delivered to such Party not less than twenty (20) days prior to the expiration of the then current policy term. The Parties agree that all policies of insurance required by this Section 23 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties.

(h) Nothing in this Section 23 shall prevent SBCW or TowerCo from obtaining insurance of the kind and in the amount provided for under this Section 23 under a blanket insurance policy or policies (evidence thereof reasonably satisfactory to the other Party shall be delivered to the other Party by the insuring Party) which may cover other properties owned or operated by the insuring Party as well as the Subleased Property or the Available Space; provided, however, that any such policy of blanket insurance shall: (i) specify the amounts thereof to the extent such amounts are used to meet the initial limits required pursuant to this Section 23; and (ii) provide that such policies of blanket insurance shall, as respects the Subleased Property or Reserved Space of each Site, contain the various provisions required of such an insurance policy by the foregoing provisions of this Section 23.

SECTION 24.       Right of Substitution; Right of First Refusal.

(a) Notwithstanding anything to the contrary contained herein, SBCW shall have the right (for the benefit of itself or any SBCW Affiliate) to modify and/or replace, at SBCW's expense, its Communications Equipment at any Site provided said replacement Communications Equipment does not increase the weight or sail area of SBCW's Communications Equipment (excluding the microwave dishes) on the Tower as of the date hereof by more than ten percent (10%) and otherwise does not cause overall Tower capacity to be exceeded. SBCW also shall have the right to make any Alterations to the Site that it reasonably deems necessary to increase the capacity of or otherwise augment, strengthen or enhance a Tower (a "Sublessor Alteration"). Except with respect to replacement or substitution of identical or substantially identical equipment in the identical space, the following provisions shall apply with respect to any modification, expansion, replacement, addition or relocation of Communications Equipment by SBCW (in each case, an "SBCW Alteration") and any Sublessor Alteration under this Sublease.

(i) Prior to commencing any such SBCW Alteration or Sublessor Alteration, SBCW shall obtain TowerCo's written approval (which approval shall not be unreasonably withheld, conditioned or delayed, so long as such modifications or replacements do not violate the applicable provisions of this Sublease) of detailed plans and specifications accurately describing the proposed SBCW Alteration or Sublessor Alteration. TowerCo shall either approve or disapprove such plans and specifications in writing within ten (10) business days of TowerCo's receipt of such plans and specifications failing which TowerCo shall be deemed to have approved SBCW's' proposed plans and specifications.

(ii) SBCW agrees to comply with the reasonable directions and requirements which TowerCo, in its good faith discretion, may from time to time establish in connection with such modifications, expansions, replacements, additions and relocations or Sublessor Alterations, as the case may be, provided that such directions and requirements do not (i) unreasonably interfere with SBCW's ordinary course of business or operations, or (ii) derogate or diminish any rights of SBCW or any SBCW Affiliate under this Sublease. Such requirements may include, at TowerCo's request, the preparation, at SBCW's cost and by a professional engineer licensed in the state in which the Site is located and reasonably satisfactory to TowerCo, of a structural analysis which details the effect of the SBCW Alteration on the Tower or the Sublessor Alteration, as the case may be and TowerCo's operations.

(b) Notwithstanding anything to the contrary contained herein, if during the Term, there is any Available Space in respect of the Subleased Property of any Site, then SBCW shall have the Right of Substitution (for the benefit of itself or any SBCW Affiliate) as to such Available Space. The Right of Substitution pursuant to this Section 24(b) may be exercised by SBCW at any time, and from time to time, without limit, upon written notice to TowerCo, provided that no such relocation shall impair the structural integrity of the Tower. If SBCW elects to exercise its Right of Substitution, then, upon completion of the relocation of the Communications Equipment of SBCW or its Affiliate on the Tower and Improvements thereon, the previously existing Reserved Space of the applicable Site shall automatically be released by SBCW or its Affiliate and become a part of the Subleased Property of such Site, subject to the terms of this Sublease, and concurrently therewith, the Available Space on such Site to which the Communications Equipment of SBCW or its Affiliate has been relocated shall automatically become and constitute the Reserved Space of such Site subject to Section 5. The terms of this Section 24(b) shall be self-operative, and no further instrument shall be required to evidence any Substitution; provided, however, that upon the request of either SBCW or TowerCo, the Parties shall promptly execute such instruments as may be reasonably required to further evidence such Substitution, including without limitation an amendment to Exhibit A or the applicable Site Designation Supplement. SBCW or its Affiliate shall, at such Person's cost and expense, complete the relocation of its Communications Equipment and return the previously existing Reserved Space to its original condition, ordinary wear and tear excepted.

(c) Notwithstanding anything to the contrary contained herein, if during the Term, TowerCo intends to sublease any Available Space of the Subleased Property of any Site to a potential Space Subtenant, TowerCo shall notify SBCW and Sublessor by sending a copy of any letter-offer, letter of intent, or other correspondence with the potential Space Subtenant together with a summary of the economic terms of the proposed sublease as contained in such documents, which economic terms shall include at least the number and location of all Sites subject to the proposed lease or sublease, the number, type, and location of each antenna or other equipment on each Tower, the rent payable for such antenna or other equipment on the Tower (including any escalation provisions), and the term of each Space Subtenant sublease and any renewals thereof, which term in no event shall bind Sublessor to a term (including renewals) which extends beyond the Site Expiration Outside Date of the Site in question unless Sublessor shall have consented to such extended term in writing, such consent not to be unreasonably withheld or delayed (the "Economic Offer"). SBCW may, in its sole discretion, by providing written notice thereof to TowerCo within ten (10) days after receipt of the Economic Offer from TowerCo (x) exercise its Right of Substitution pursuant to Section 24(b) in respect of such Available Space, or
(y) exercise the Right of First Refusal in respect of such Available Space pursuant to Sections 24(e) and (f), or (z) exercise both, if with respect to multiple Sites. If TowerCo intends to sublease Available Space at multiple Sites, SBCW shall not be entitled to exercise either its Right of Substitution and/or its Right of First Refusal as to any Available Space unless SBCW exercises such Right in respect of a minimum of the greater of (i) five percent (5%) or (ii) two (2) of the total number of Sites that TowerCo intends to sublease.

(d) If SBCW exercises the Right of Substitution as to any Available Space, then such Available Space shall become "Reserved Space" for all purposes of this Sublease and be subject to the provisions of Section 5. If SBCW exercises the Right of First Refusal as to such Available Space, then TowerCo shall sublease the Available Space to SBCW (or its designated Affiliate) for the sublease term set forth in the applicable Economic Offer. For the first three hundred (300) times that SBCW exercises its Right of First Refusal pursuant to this Section 24, the rent for such space shall be equal to the lesser of (i) the rent provided for in the Economic Offer or (ii) an amount of rent that bears the same proportion to the SBCW Leaseback Charge charged with respect to the Site(s) at which such Available Space is located as the Available Space with respect to which SBCW exercises the Right of First Refusal bears to the Reserved Space of such Site(s). With respect to any exercise by SBCW of its Right of First Refusal after the first three hundred (300) times, the rent for any additional space leased pursuant to such exercise of the Right of First Refusal shall be the amount specified in the Economic Offer. SBCW (or its designated Affiliate) and TowerCo shall execute a sublease agreement in the form substantially similar to the BTS Sublease (as defined in the Build-to-Suit Agreement), as modified to reflect the rental rate as herein above provided for and the sublease term in the applicable Economic Offer, or in any other form acceptable to TowerCo and SBCW and, SBCW shall, for all purposes of this Sublease, become a Space Subtenant of such Available Space at the rate prescribed above.

(e) If SBCW fails to notify TowerCo as to its election to exercise its Right of Substitution or its Right of First Refusal under Section 24(c), then SBCW's options referred to in Section 24(c) with respect to such Available Space shall expire and TowerCo shall be entitled to sublease such Available Space to the potential Space Subtenant within 90 days after SBCW's receipt of the Economic Offer (which ninety (90) day period shall be extended so long as TowerCo is diligently endeavoring to conclude such sublease) upon, in all material respects, the terms and conditions contained in the applicable Economic Offer.

(f) If TowerCo subleases any Available Space of any Site to the potential Space Subtenant as provided above, TowerCo shall promptly provide SBCW a copy of the final definitive sublease with the Space Subtenant (the "Final Agreement"). If the economic terms of the Final Agreement are not the same or better for TowerCo, in all material respects, than those of the Economic Offer, then, in addition to any other remedies SBCW may have, SBCW may require that the SBCW Leaseback Charge for the Site in question and all other economic terms be reduced to and conformed with those of the Final Agreement.

(g) If such Available Space has not been so subleased to such Space Subtenant within 90 days after SBCW's receipt of the applicable Economic Offer (which ninety (90) day period shall be extended so long as TowerCo is diligently endeavoring to conclude such sublease), then the restrictions provided in this
Section 24 shall again apply with respect to such Available Space, and TowerCo shall have no right to sublease any such Available Space without again offering such Available Space to SBCW in accordance with the provisions of this Section 24.

SECTION 25.       Assignment and Subletting.

(a) Without the prior written consent of SBCW, TowerCo may not assign this Sublease or any of TowerCo's rights hereunder in whole or in part except that
(A) TowerCo may assign all of its rights under this Sublease, without SBCW's consent, to any parent, subsidiary or Affiliate of TowerCo; (B) TowerCo may sublease Available Space as provided in Section 24 hereof; and (C) TowerCo may, with SBCW's consent not to be unreasonably withheld (provided that such consent will not be required in the case of a transaction described in Clause (A)), assign this Sublease in its entirety to a successor corporation or entity to TowerCo by way of merger, consolidation or other reorganization or to any Person acquiring all or substantially all of TowerCo's assets; provided that in the case of an assignment under Subsection (A) such assignee (i) is not a SBCW Competitor and (ii) assumes all of TowerCo's obligations hereunder; and in the case of an assignment under Subsection (C) such assignee (i) is a Permitted TowerCo Transferee, (ii) is not a SBCW Competitor and (iii) assumes all of TowerCo's obligations hereunder; provided further that TowerCo may make a partial assignment of this Sublease upon the prior written consent of SBCW to be provided in its sole and absolute discretion. Upon any permitted assignment under (A) or (C) , TowerCo shall be released from its obligations under this Sublease from and after the date of such assignment. Upon any permitted assignment under Subsection (C) above (other than to any parent, subsidiary or Affiliate of TowerCo), TowerCo Parent shall, with SBCW's written consent not to be unreasonably withheld, be released from its obligations under this Sublease from and after the date of such assignment. Notwithstanding the foregoing, TowerCo may enter into Permitted Subleasehold Pledges and Permitted Subleasehold Mortgages, in which case the Permitted Subleasehold Collateral Assignee with respect thereto shall have the right to exercise remedies under any such mortgage, pledge, hypothecation or other collateral transfer in a manner consistent with the provisions of this and every other agreement between TowerCo and SBCW made in connection with this transaction. TowerCo acknowledges that it shall not be permitted to enter into a Permitted Subleasehold Mortgage with respect to all or any portion of a Site prior to the Closing of such Site in accordance with Section 4.1 of the Agreement to Sublease.

(b) SBCW and each Sublessor Entity shall have the unrestricted right during the Term, subject to any required consent of any Ground Lessor, to sell, convey, transfer, assign or otherwise dispose (but not to sublease) of SBCW's or such Sublessor Entity's interest in and to any Site (including SBCW's or a SBCW Affiliate's interest in and to the Subleased Property of such Site), in whole or in part (a "Transfer") to: (i) a SBCW Affiliate; (ii) a Permitted Transferee; or
(iii) any other Person (a "Non-Qualifying Transferee"); provided, however, that with respect to subsections (ii) and (iii) above, neither SBCW or such Sublessor Entity may assign its interest in the Reserved Space except in connection with the sale or other transfer of all or a portion of SBCW's wireless business on a Site by Site basis, and provided further that SBCW may not assign its interest in the Reserved Space without transferring the corresponding Ground Lease, and vice versa. In the event of any Transfer by SBCW or a SBCW Affiliate to a Non-Qualifying Transferee, SBCW shall not be relieved of its obligations hereunder. In the event of any other Transfer by SBCW or a SBCW Affiliate, all obligations under this Sublease of the Person effecting such Transfer shall cease and terminate with respect to the Site in question and TowerCo shall look only and solely to the Person to whom SBCW's or such SBCW Affiliate's interest in and to such Site (including SBCW's or such SBCW Affiliate's interest in and to the Subleased Property thereof or any portion thereof) (a "Transferee") is Transferred for performance of all of SBCW's or such Affiliate's duties and obligations under this Sublease with respect to such Site (provided that the Transferee assumes all of SBCW's or such Affiliate's obligations hereunder).

         Notwithstanding the foregoing, in the event of a Transfer by SBCW or a SBCW Affiliate to a Non-Qualifying Transferee, if either (x) such Non-Qualifying Transferee ultimately becomes a Permitted Transferee or (y) subject to the consent of TowerCo, which consent may not be unreasonably withheld, no unwaived event of default on the part of such Non-Qualifying Transferee occurs in respect of such Sites for three (3) years after the date of such Transfer to such Transferee, SBCW or such SBCW Affiliate, as applicable, shall be released from any and all obligations under this Sublease as to such Sites, pursuant to
Section 25(c), and upon SBCW's request TowerCo shall confirm such release in writing.

         Except as expressly provided in Section 25(b), wherever under or in connection with this Sublease SBCW or any SBCW Affiliate assigns its right, title or interest, in whole or in part, in or to this Sublease or any Site, SBCW or such SBCW Affiliate shall be released from performing any and all obligations under this Sublease in respect of the right, title or interest so assigned and under the applicable Ground Lease, from and after the date of such assignment, and TowerCo hereby acknowledges such release. At or prior to any partial assignment of this Sublease, SBCW or SBCW Affiliate and such assignee shall have entered into one or more agreements, including without limitation, a sublease and site designation supplements (collectively, the "New Sublease Documents"), that afford SBCW and such SBCW Affiliate relative rights (including, without limitation, provisions relating to the right of SBCW to act for TowerCo), vis-a-vis SBCW's or such SBCW Affiliate's rights and obligations under the New Sublease Documents no less favorable to SBCW and SBCW Affiliates than those afforded by the Sublease and the Site Designation Supplements with respect to the rights and obligation of SBCW and any SBCW Affiliate, and are otherwise in form and substance reasonably satisfactory to SBCW.

(c) Without limiting the generality of the other provisions of this Sublease, any assignment of interest pursuant to this Sublease shall be effectuated by ten
(10) days' written notice of such assignment, which notice shall include the name, address, and telephone number of assignee. Each Party hereby agrees that any attempt of the other Party to assign its interest in this Sublease or any of its rights hereunder, in whole or in part, in violation of Section 25 shall constitute a default under this Sublease and shall be null and void ab initio

(d) In the event that a Ground Lease restricts TowerCo's ability to sublease space on the Leased Property, the applicable Sublessor agrees that it shall use commercially reasonable efforts to assist and cooperate with TowerCo in obtaining any such necessary consents, at TowerCo's sole cost and expense, from the Ground Lessor.

SECTION 26.       Estoppel Certificate.

         Either Party, from time to time upon ten (10) days' prior request by the other Party, shall execute, acknowledge and deliver to the requesting Party, or to a person designated by such requesting Party, a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified, and setting forth such modifications) and the dates to which Rent and other sums payable under this Sublease have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. The requesting Party, at such Party's cost and expense, shall cause such certificate to be prepared for execution by the requested Party. Any such certificate may be relied upon by any prospective Permitted Collateral Assignee, Mortgagee or purchaser of the Subleased Property of each Site.

SECTION 27.       Holding Over.

         If TowerCo remains in possession of the Subleased Property of any Site after expiration or termination of the then current Term as to such Site without any express written agreement by SBCW, then TowerCo shall be and become a tenant at sufferance, and there shall be no renewal or extension of this Sublease by operation of law. This section shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property law of the State of New York.

SECTION 28.       Rights of Entry and Inspection.

(a) TowerCo shall permit SBCW and SBCW's representatives, agents and employees to enter the Subleased Property of any Site at all reasonable times for the purposes of inspecting such Subleased Property, showing the Site to prospective purchasers, tenants and Mortgagees, making any repairs or replacements or performing any maintenance, and performing any work on the Site that SBCW may consider necessary to prevent or cure deterioration, waste or unsafe conditions. Nothing in this Section 28 shall imply or impose any duty or obligation upon SBCW to enter upon any Site at any time for any purpose, or to inspect the Subleased Property at any time, or to perform, or pay the cost of, any work which TowerCo is required to perform under any provision of this Sublease, and SBCW has no such duty or obligation.

(b) SBCW shall permit TowerCo and TowerCo's representatives to inspect SBCW's Communications Equipment for the purpose, in the event of an Emergency only, for making repairs or replacements to address such Emergency. The foregoing shall not limit TowerCo's rights pursuant to Section 7 hereof.

SECTION 29. A Party's Right to Act for the Other Party; SBCW Set-Off Right.

(a) In addition to and not in limitation of any other remedy SBCW may have under this Sublease, if TowerCo fails to make any payment or to take any other action (or to cause any Space Subtenant to take any action) when and as required under this Sublease, including without limitation Sections 11(a) and 17 and Exhibit C, SBCW may, without demand upon TowerCo and without waiving or releasing TowerCo from any duty, obligation or liability under this Sublease, make any such payment or take any such other action required of TowerCo. Unless TowerCo's failure results in or relates to an Emergency, SBCW shall give TowerCo at least ten (10) days prior written notice of SBCW's intended action and TowerCo shall have the right to cure such failure within such 10-day period. No such notice shall be required in the event of an Emergency. The actions which SBCW may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Towers and Improvements on each Site (and SBCW shall have full access to the Sites for such purpose), the payment of insurance premiums which TowerCo is required to pay under this Sublease, the payment of Ground Rents which TowerCo is required to pay under the Ground Leases and the payment of Taxes and Assessments which TowerCo is required to pay under this Sublease. SBCW may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges, and interest. An amount equal to one hundred twenty percent (120%) of the total amount of the costs and expenses (including salaries and benefits of employees) incurred by SBCW or SBCW's Affiliates in accordance with this Section 29, is referred to as the "Reimbursable Maintenance Expenses" of SBCW, shall be due and payable by TowerCo upon demand and bear interest at the rate of eighteen percent (18%) per annum from the date of demand until paid by TowerCo. SBCW shall have the right to set off against any SBCW Leaseback Charges due under Section 10 hereof the amount of any Reimbursable Maintenance Expenses and any other amounts due and owing by TowerCo or TowerCo Parent to SBCW or any SBCW Affiliates hereunder.

(b) For purposes of this Section, the term "Emergency" means any event that causes, has caused or is likely to cause, (i) any bodily injury, personal injury or property damage; (ii) the suspension, revocation, termination or any other adverse material effect as to any licenses and/or permits; (iii) any adverse effect on the ability of SBCW or its Affiliates or any Space Subtenants to operate Communications Equipment; or (iv) any failure of any Site to comply in any material respect with applicable Laws.

SECTION 30.       Defaults and Remedies.

(a)      The following events shall constitute events of default by SBCW:

(i) If SBCW or a SBCW Affiliate fails to perform any material obligations pursuant to the applicable Ground Lease for a Site that SBCW or a SBCW Affiliate is expressly required to perform pursuant to the terms of this Sublease and shall not cure such failure by the later of (x) the expiration of any applicable cure period, or (y) thirty (30) days after TowerCo gives SBCW written notice thereof; or

(ii) if SBCW shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Sublease in respect of any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within thirty (30) days after TowerCo gives SBCW written notice thereof, or, if such failure shall be incapable of cure within thirty (30) days, if SBCW shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence; or

(iii) Subject to Section 30(i), SBCW breached any material representation or warranty in this Sublease as to any Site as of the date when made.

(iv) if SBCW becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or makes an assignment for the benefit of creditors; or if any action is brought by SBCW seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if SBCW commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by SBCW for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by SBCW seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against SBCW seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by SBCW or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against SBCW and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by SBCW or is not dismissed within ninety (90)
days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against SBCW for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by SBCW or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against SBCW seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by SBCW or is not dismissed within thirty (30) days after the date upon which it was brought.

(b) Upon the occurrence of any event of default by SBCW under Section 30(a)(iv), TowerCo may terminate this Sublease by giving SBCW written notice of termination, and this Sublease shall be terminated at the time designated by TowerCo in its notice of termination to SBCW whereupon SBCW shall be obligated to refund to TowerCo all Rent for the rental periods occurring after the effective date of such termination. Upon the occurrence of any event of default by SBCW under Sections 30(a)(i)-(a)(iii) as to the Reserved Space of a Site, TowerCo may terminate this Sublease as to such Site by giving SBCW written notice of termination, and this Sublease shall be terminated as to the applicable Site at the time designated by TowerCo in its notice of termination to SBCW whereupon SBCW shall be obligated to refund to TowerCo the Rent allocable to such Site for the rental periods occurring after the effective date of such termination. Notwithstanding the foregoing, if SBCW fails to pay any portion of a SBCW Leaseback Charge because SBCW or a SBCW Affiliate, acting in good faith, reduced the amount of SBCW Leaseback Charges paid to TowerCo in giving effect to a mistaken belief that it made Reimbursable Maintenance Expenses under Section 29(a) that SBCW or a SBCW Affiliate was not permitted to make, such failure shall not constitute an event of default hereunder. Upon TowerCo's demand after any resolution of any dispute as to the amount of such Reimbursable Maintenance Expenses, SBCW shall pay such amount to TowerCo, with interest thereon at the rate of eighteen percent (18%) per annum, from the date such amount was due until the date paid.

(c) TowerCo's remedy stated in Section 29(b) above shall not preclude pursuit of any other remedy or remedies provided in this Sublease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination.

(d) The following events shall constitute events of default by TowerCo:

(i) If TowerCo fails to timely pay Ground Rent as provided in Section 3(d) or otherwise fails to make payment of any amount due hereunder and such failure continues for ten (10) days after the date such payment was due and payable or, with respect to the payment of Ground Rent, for such longer grace period as may be provided for in the applicable Ground Lease, or

(ii) (x) TowerCo shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy, perform and comply with, any term, covenant, condition, requirement, restriction or provision of this Sublease with respect to any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within thirty
(30) days after SBCW gives TowerCo written notice thereof, or, if such failure can be cured, but not within thirty (30) days, if TowerCo shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence or (y) the aggregate amount of Reimbursable Maintenance Expenses in respect of any Site pursuant to Section 29(a) exceeds $4,000 on at least two occurrences within the same Sublease Year, whether or not reimbursed by TowerCo; or

(iii) Subject to Section 30(i), any representation or warranty made by TowerCo in this Sublease shall be false or misleading in any material respect on the date as of which made (or deemed made); or

(iv) TowerCo or TowerCo Parent shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy or perform any obligation for money borrowed involving not less than $5,000,000 in principal amount in connection with this Sublease, including, without limitation, Mortgages, or any obligation under notes payable or drafts accepted, or any obligation of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

(v) If TowerCo becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or any Site or makes an assignment for the benefit of creditors; or if any action is brought by TowerCo seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if TowerCo commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by TowerCo for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by TowerCo seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against TowerCo seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against TowerCo and (1) an order for relief is entered in such proceeding, or
(2) such proceeding is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against TowerCo for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against TowerCo seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by TowerCo or is not dismissed within thirty (30) days after the date upon which it was brought.

(e) Upon the  occurrence of any event of default by TowerCo under Section 30(d),
Section 14(c), Section 14(d) or Section 11(c) in respect of any Site, SBCW may terminate this Sublease as to the applicable Site by giving TowerCo written notice of termination, and this Sublease shall be terminated as to such Site, at the time designated by SBCW in its notice of termination to TowerCo, unless otherwise provided herein. Upon the occurrence of events of default (whether of the same or different types) by TowerCo under Section 30(d) in respect of more than fifty (50) Sites during any consecutive five (5) year period or portion thereof, SBCW may terminate this Sublease as to all Sites by giving TowerCo written notice of termination, and this Sublease shall be terminated as to all Sites at the time designated by SBCW in its notice of termination to TowerCo.

(f) SBCW and each Sublessor may pursue any remedy or remedies provided in this Sublease, including without limitation Section 30(e), or any remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies; (ii) money damages arising out of such default; (iii) SBCW may exercise the Withdrawal Right as to any Site immediately and without further act, pursuant to Section 9; or (iv) SBCW may perform, on behalf of TowerCo, TowerCo's obligations under the terms of this Sublease pursuant to
Section 29, in which event SBCW shall have the right to set off all Reimbursable Maintenance Expenses against the SBCW Leaseback Charges SBCW is required to pay. If the amount of Reimbursable Maintenance Expenses exceeds the SBCW Leaseback Charges payable by SBCW hereunder and TowerCo does not reimburse SBCW the full amount of such excess within ten (10) days following SBCW's written demand therefor, SBCW may terminate this Sublease in respect of all or any of the Sites pursuant to Section 30(e) and shall be reimbursed thereof.

(g) A Party's pursuit of any one or more of the remedies provided in this Sublease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any amounts payable under this Sublease as to the applicable Site by such Party or waiver of any relief or damages or other sums accruing to such Party by reason of the other Party's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Sublease. Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other parties for indirect, incidental, special or consequential damages, including but not limited to lost profits, however arising, even if a Party has been advised of the possibility of such damages.

(h) Either Party's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by either Party of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of either Party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other Party with any agreement, term, covenant, condition, requirement, provision or restriction of this Sublease, and no custom or practice at variance with the terms of this Sublease, shall constitute a waiver by either Party of the right to demand strict and exact compliance with the terms and conditions of this Sublease.

(i) Notwithstanding the foregoing, no event of default shall be deemed to have occurred in respect of SBCW under Section 30(a)(iii) or in respect of TowerCo under Section 30(d)(iii), if the other Party gives notice after one (1) year following:

(i) the applicable Site Commencement Date with respect to the Site in question in the case of a representation or warranty made under this Sublease or the applicable Site Designation Supplement, as to any Site;

(ii) the date hereof, in the case of any other representation or warranty made under this Sublease; or

(iii) in the case of representation or warranty made under the Agreement to Sublease, as provided therein.

(j) Upon the occurrence of any event of default by TowerCo under this Section 30 in respect of any Site, the applicable Sublessor shall give every Permitted Subleasehold Collateral Assignee of which Sublessor has written notice a written notice of, and an opportunity to cure within forty-five (45) days after receipt of such Sublessor's written notice of default, all existing defaults hereunder. In the event the Permitted Subleasehold Collateral Assignee fails to cure defaults as to any Site within such forty-five (45) day period, such Sublessor may terminate this Agreement as to such Site. The parties hereto agree that prior to the date upon which such Sublessor has the right to terminate this Agreement as to such Site, any Permitted Subleasehold Collateral Assignee may, at its option, be substituted and replace TowerCo as Sublessee hereunder (and TowerCo agrees to relinquish all rights hereunder) by assuming and agreeing to be bound by each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Agreement, and subject to all rights, title, and interest of the applicable Sublessor; provided that in the event there have been more than fifty (50) events of default within any five (5) year period and SBCW gives notice under Section 30(d) hereof of its election to terminate this Sublease, such Permitted Subleasehold Collateral Assignee may, prior to termination of this Agreement by the applicable Sublessor, transfer its interests under this Agreement in its entirety after providing evidence satisfactory to SBCW that the proposed assignee is not an SBCW Competitor and has appropriate industry experience, the capability and the financial ability to perform the obligations of TowerCo hereunder and under any other agreements relating to or concerning the transactions between SBCW and TowerCo.

SECTION 31.       Quiet Enjoyment.

         TowerCo shall, subject to the terms and conditions of this Sublease, peaceably and quietly hold and enjoy the Subleased Property of each Site during the Term without hindrance or interruption from SBCW, so long as no event of default has occurred and is continuing hereunder.

SECTION 32.       No Merger.

         There shall be no merger of this Sublease or the subleasehold interest or estate created by this Sublease in any Site with the superior estate held by the Sublessor thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, both the subleasehold interest or estate created by this Sublease in any Site and such superior estate; and this Sublease shall not be terminated, in whole or as to any Site, except as expressly provided herein.

SECTION 33.       Broker and Commission.

(a) All negotiations in connection with this Sublease have been conducted by and between TowerCo and SBCW without the intervention of any person or other Party as agent or broker other than Goldman, Sachs & Co. which is advising SBCW's parent, SBC Communications Inc., in connection with this Sublease and related transactions.

(b) TowerCo and SBCW warrant and represent to each other that there are no broker's commissions or fees payable in connection with this Sublease by reason of their respective dealings, negotiations or communications other than the advisor's fee payable to Goldman, Sachs & Co. which shall be payable by SBC

Communications Inc. TowerCo and SBCW shall, and do hereby indemnify, defend and hold harmless each other from and against the Claims of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Sublease.

SECTION 34.       Recording of Site Designation Supplement.

(a) Subject to the applicable provisions of the Agreement to Sublease, upon the execution of this Sublease, TowerCo may, at its cost and expense (i) cause the Ground Leases or memorandum of Ground Leases for the Sites to be filed in the appropriate County property records, unless such Ground Leases expressly prohibit such recording; and (ii) promptly following the execution of each Site Designation Supplement, cause such Site Designation Supplement to be filed in the appropriate County property records unless the Ground Lease for the applicable Site prohibits such recording.

(b) In addition to and not in limitation of any other provision of this Sublease, the Parties shall have the right to review and make corrections, if necessary, to any and all exhibits hereto or to the Site Designation Supplements after the date hereof. After making such corrections, TowerCo shall re-record any such Site Designation Supplements to reflect such corrections, if requested by either Party. The Parties shall cooperate with each other to cause changes to be made in the documentation for any Site, and in the Site Designation Supplement for such Site, if such changes are requested by either Party to evidence any permitted changes in the description of the Reserved Space respecting such Site, including, without limitation changes in SBCW's or such SBCW Affiliate's antennas or other parts of its Communications Facility at such Site. In addition to and not in limitation of the foregoing, either Party shall have the right, at its sole expense, to cause any amendment to a Site Designation Supplement to be recorded, including without limitation in connection with such changes.

SECTION 35.       Purchase Options.

(a) Right to Purchase. If this Sublease shall not have been earlier terminated, or an event of default by TowerCo shall not have occurred and be continuing at the date of option exercise or the date fixed for purchase (as such date is specified below), TowerCo shall have an option, exercisable no earlier than one hundred eighty (180) days and no later than one hundred twenty (120) days prior to each Site Expiration Outside Date (the "Option Trigger Window") to elect to purchase all (but not less than all) of the Sites then subleased under this Sublease which have the same Site Expiration Outside Date, at a purchase price equal to the aggregate of the Option Purchase Price Amounts and any additional amounts determined pursuant to Section 3(i) hereof for the applicable Sites and on the other terms and subject to the conditions herein specified. TowerCo may exercise such purchase option by submitting to SBCW in writing an offer for all of such Sites within the Option Trigger Window. The applicable Sublessors shall be obligated to sell, and TowerCo shall be obligated to buy, all such Sites at a closing to be effective as of the relevant Site Expiration Outside Date. SBCW shall use commercially reasonable efforts to obtain all consents to TowerCo's purchase of Leased Sites pursuant to this Section 35 that may be required by the Ground Leases encumbering such Sites. In the event that SBCW cannot obtain such consents on or prior to the closing date determined pursuant to Section 35(b), then SBCW shall, at TowerCo's option, enter into alternative arrangements mutually acceptable to SBCW and TowerCo which do not violate the terms of the applicable Ground Leases and which provide TowerCo with rights and benefits comparable to those afforded by an assignment. Except as provided in this
Section 35, TowerCo shall have no right or option to purchase the Sites subject to this Sublease.

(b) Payment of the Purchase Price. TowerCo shall pay to SBCW (as agent for the applicable Sublessors) the Option Purchase Price Amounts and any additional amounts determined pursuant to Section 3(i) hereof for the applicable Sites in cash or immediately available funds on or prior to the closing of such sale. At the closing of such sale, SBCW shall transfer the purchased Sites, at TowerCo's expense, to TowerCo and the Term as to such Sites shall end. Risk of loss for the Sites purchased pursuant to Section 35 shall pass from the applicable Sublessor(s) to TowerCo upon payment of the purchase price therefor. This Sublease shall remain in full force and effect with respect to Sites subject to TowerCo's binding election under Section 35(a) until the applicable Site Expiration Outside Date.

(c) Transfer by SBCW. Any transfer of Sites by SBCW or any SBCW Affiliate to TowerCo pursuant to this Section 35 shall include:

(i) an assignment of Sublessor's interest in any Ground Lease for such Site, a transfer of fee simple title to the Land for any Site which is an Owned Site, a transfer of Sublessor's interest in the applicable Tower and related assets (other than SBCW Improvements, including SBCW's current or future Communications Equipment) and all appurtenances thereto; provided that for so long as the Ground Lease, as amended, modified, or extended, is still in effect, SBCW or any SBCW Affiliate shall be entitled to continue to lease the Reserved Space on each such Site from TowerCo for successive 1 year terms at rental rate equal to the lesser of the then current market rental rates for comparable locations as mutually agreed to by SBCW and TowerCo on an annual basis prior to the commencement of each lease year or the Leaseback Charge then being charged, provided that the Leaseback Charge shall thereafter be subject to increase on an annual basis at the beginning of each 1-year term in an amount equal to the CPI Change; provided, further however, if TowerCo and SBCW fail to agree on a rental rate for one or more of the Sites, such rental rate shall be determined for each applicable Site by Ernst & Young or another nationally recognized independent accounting firm mutually acceptable to SBCW and TowerCo. The cost of the determination of the rental rate shall be shared equally by SBCW and TowerCo. SBCW shall have the right to elect to terminate any such lease with respect to a Site as of the expiration of each annual term by giving no less than sixty (60) days prior written notice of such termination to TowerCo;

(ii) to the extent legally transferable, all rights of SBCW or any Sublessor under or pursuant to warranties, representations and guarantees made by suppliers or manufacturers in connection with such Site, but excluding any rights to receive amounts under such warranties, representations and guarantees representing reimbursements for items paid by SBCW or a Sublessor; and

(iii) to the extent legally transferable, all known and unknown rights, claims, credits, causes of action, or rights to commence any causes of action or rights of setoff of SBCW or a Sublessor against third parties relating to such Site arising on or after the date of transfer, including unliquidated rights under manufacturers' and vendors' warranties, but excluding all amounts representing reimbursements for items paid by SBCW or a Sublessor.

(d) Evidence of Transfer. The Sublessor and TowerCo shall enter into assignments, deeds (with warranties of title as to Sublessor's actions only), bills of sale and such other documents and instruments as the other may reasonably request to evidence any transfer of such Sites.

(e) No Warranties. Any transfer of a Site by a Sublessor or TowerCo pursuant to this Sublease shall be "AS IS" and without any warranty whatsoever by SBCW or TowerCo, except that in any transfer of a Site by a Sublessor to TowerCo pursuant to this Sublease, Sublessor shall warrant that it has not previously transferred title to such Site that is so transferred and that each such Site is free of Liens created by or through SBCW or any Affiliate thereof.

SECTION 36.       Net Lease.

         This Sublease (along with the corresponding Site Designation Supplement) is a net lease and, except as otherwise expressly provided in Sections 13 and 19 hereof, shall not terminate, nor shall TowerCo be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sum payable hereunder. Except as otherwise expressly provided in Sections 12 and 19 hereof, the obligation of Lessee under this Sublease or any Site Designation Supplement shall not be affected by reason of: (a) any damage to or destruction of any Site or any part thereof by any cause whatsoever; (b) any condemnation of any of the Site; (c) any prohibition, limitation, restriction or prevention of TowerCo's use or enjoyment of a Site by any person; (d) any matter affecting title to any Site or any part thereof; (e) any loss of possession by TowerCo of a Site or any portion, by reason of title paramount or otherwise; (f) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by SBCW or TowerCo or both; (g) any action of any federal, state, local or foreign Governmental Authority; or (h) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The parties intend that the obligations of TowerCo hereunder shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Sublease.

SECTION 37.       Compliance with Specific FCC Regulations.

(a) TowerCo understands and acknowledges that Space Subtenants are engaged in the business of operating communications equipment, including, without limitation, Communications Equipment at each Site. The Communications Equipment is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by SBCW's Communications Equipment. TowerCo acknowledges that such regulations prescribe the permissible exposure levels to emissions from the Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. In order to comply with such regulations, TowerCo shall install, or cause the Space Subtenants to install, at its or their expense, such marking, signage or barriers to restrict access to any Subleased Property of each Site as TowerCo deems necessary in order to comply with the applicable FCC regulations. TowerCo further agrees to post, or to cause the Space Subtenants to post, prominent signage at all points of entry to the Subleased Property of each Site containing instructions as to any potential risk of exposure and methods for minimizing such risk. TowerCo shall cooperate in good faith with SBCW to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of SBCW's transmission equipment at or near any Site in respect of any Reserved Space on such Site.

(b) TowerCo further agrees to alert all personnel working at or near each Site, including TowerCo's maintenance and inspection personnel, to heed all of TowerCo's or Space Subtenant's signage or restrictions with respect to the Subleased Property of a Site, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions. TowerCo further agrees to alert each Space Subtenant in advance of any repair or maintenance work to be performance on any Site which would require work in closer proximity to the Subleased Property than prescribed by the signage or restrictions.

(c) TowerCo agrees to cooperate with each Space Subtenant on a going-forward basis with respect to each Site in order to insure that such Space Subtenant complies with the applicable FCC regulations.

(d) SBCW acknowledges and agrees that its Communications Equipment at each Site is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by SBCW's (and its Affiliates') Communications Equipment. SBCW acknowledges that such regulations prescribe the permissible exposure levels to emissions from its Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. SBCW shall cooperate in good faith with TowerCo to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of SBCW's (and its Affiliates') transmission equipment at or near any Site in respect of any Reserved Space on such Site.

(e) SBCW further agrees to alert all personnel working at or near each Site, including SBCW's maintenance and inspection personnel, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions of TowerCo.

SECTION 38.       TowerCo Parent's Guaranty.

(a) TowerCo Parent unconditionally guarantees to SBCW, the Sublessor Entities, the SBCW Affiliates, and each SBCW Indemnitee (collectively, the "beneficiaries", individually a "beneficiary") the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of TowerCo under this Sublease and each Site Designation Supplement (the "Obligations"). TowerCo Parent agrees that if TowerCo defaults at any time during the Term of this Sublease and any Site Designation Supplement in the performance of any of the Obligations, TowerCo Parent shall faithfully perform and fulfill all Obligations and shall pay to the applicable beneficiary all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by the applicable beneficiary on account of any default by TowerCo and on account of the enforcement of this guaranty.

(b) If TowerCo defaults under this Sublease or any Site Designation Supplement, and the applicable beneficiary elects to enforce the provisions of this Section 36, the applicable beneficiary shall promptly give TowerCo Parent written notice thereof, which notice shall constitute an exercise of the applicable beneficiary's rights against TowerCo Parent pursuant to this Section 36.
Following the receipt of such notice by TowerCo Parent, TowerCo Parent shall have the same period of time as is afforded to TowerCo under this Sublease or the applicable Site Designation Supplement to cure such default, but no such cure period shall diminish the obligations of TowerCo Parent under this Section 36.

(c) This guaranty obligation of TowerCo Parent shall be enforceable by the applicable beneficiary in an action against TowerCo Parent without the necessity of any suit, action, or proceedings by the applicable beneficiary of any kind or nature whatsoever against TowerCo, without the necessity of any notice to TowerCo Parent of TowerCo's default or breach under this Sublease or the applicable Site Designation Supplement, and without the necessity of any other notice or demand to TowerCo Parent to which TowerCo Parent might otherwise be entitled, all of which notices TowerCo Parent hereby expressly waives. TowerCo Parent hereby agrees that the validity of this guaranty and the obligations of TowerCo Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by the applicable beneficiary against TowerCo any of the rights or remedies reserved to the applicable beneficiary pursuant to the provisions of this Sublease or the applicable Site Designation Supplement or any other remedy or right which the applicable beneficiary may have at law or in equity or otherwise.

(d) TowerCo Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of TowerCo Parent hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Sublease and any Site Designation Supplement or any modification or waiver of or change in any of the covenants and terms of this Sublease or any Site Designation Supplement by agreement of a beneficiary and TowerCo, or by any unilateral action of either a beneficiary or TowerCo, or by an extension of time that may be granted by a beneficiary to TowerCo or any indulgence of any kind granted to TowerCo, or any dealings or transactions occurring between a beneficiary and TowerCo, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting TowerCo. TowerCo Parent does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

(e) All of the beneficiaries' rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

(f) TowerCo Parent hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. TowerCo Parent further waives any right to require that an action be brought against TowerCo or any other person or to require that resort be had by a beneficiary to any security held by such beneficiary.

SECTION 39.       Tax Indemnities.

(a)      Income Tax Indemnity.

(1) Tax Assumptions. In entering into this Sublease and related documents, the SBCW Group has made the following assumptions regarding the characterization of the transactions contemplated hereunder for federal income tax purposes (the "Tax Assumptions"):

(i) for federal income tax purposes, the Sublease will be treated as a "true lease" with respect to all of the Subleased Property, the members of the SBCW Group will be treated, directly or indirectly through one or more entities that are classified as partnerships or disregarded entities for federal income tax purposes, as the owners and Sublessors of the Subleased Property, and TowerCo will be treated as the lessee of the Subleased Property;

(ii) following the execution of this Sublease, the SBCW Group will be entitled to deduct, pursuant to Section 168(b) of the Code, depreciation deductions with respect to the adjusted tax basis in the Subleased Property using the same depreciation method(s) as in effect immediately before the execution of this Sublease ("Federal Depreciation Deductions");

(iii) prepaid Rent will be characterized as a loan under section 467 of the Code and Treasury Regulations issued thereunder and the SBCW Group will be entitled to deduct interest attributable thereto;

(iv) the only amounts that any SBCW Group Member will be required to include in gross income with respect to the transactions contemplated by this Sublease and related documents will be (A) Rent as it accrues in accordance with the terms of this Sublease and the application of
         Section 467 of the Code and Treasury Regulations issued thereunder; (B) any indemnity (including any gross up) pursuant to this Sublease; (C) any amounts paid or otherwise recognized pursuant to a voluntary sale or other disposition by any SBCW Group Member (other than a sale or disposition attributable to a default by TowerCo and/or the exercise of remedies by SBCW or any SBCW Affiliate under this Sublease) of any Subleased Property; and (D) proceeds upon TowerCo's exercise of the purchase option pursuant to Section 35 of this Sublease; and

(v) the combined effective federal and net state income tax rate applicable to each SBCW Group Member will be 39 percent (the "Assumed Rate"), comprised of 35 percent for the assumed federal rate and 4 percent (which is net of federal income tax benefits) for the assumed state rate.

(2) TowerCo's Representations and Covenants. TowerCo hereby represents and covenants to each SBCW Group Member as follows:

(i) TowerCo, any Affiliate of TowerCo, any assignee or sublessee of TowerCo, and any user (other than SBCW or its Affiliates) of any portion of the Subleased Property will not claim depreciation deductions as the owner of any of the Subleased Property for federal income tax purposes during the Term (and thereafter unless TowerCo purchases such property pursuant to Section 35 hereof), with respect to such Subleased Property or portion thereof, except with respect to Alterations financed by TowerCo or such assignee, sublessee, or other user, nor will they take any other action in connection with filing a Tax return or otherwise which would be inconsistent with the treatment of the SBCW Group Members as the direct or indirect owners and Sublessors of the Subleased Property for federal income tax purposes;

(ii) none of the Subleased Property will constitute "tax-exempt use property" as defined in Section 168(h) of the Code as a result of the status of TowerCo or any assignee, sublessee, or user (other than SBCW or its Affiliates) of the Subleased Property;

(iii) to the best of TowerCo's knowledge, on the Site Commencement Date, no Alterations to any of the Subleased Property will be required in order to render any of the Subleased Property complete for its intended use by TowerCo except for ancillary Severable Alterations that are customarily selected and furnished by lessees of property similar in nature to the Subleased Property;

(iv) Except to the extent that TowerCo may make Non-Conforming Alterations pursuant to Section 3(i) hereof, TowerCo has no current plan or intention of making any Alteration or repair with respect to any of the Subleased Property that would not be treated as severable improvements or permitted nonseverable improvements within the meaning of Revenue Procedure 75-21, 1975-1 C.B. 715, or Revenue Procedure 79-48, 1979-2
         C.B. 599;

(v) TowerCo has no current plan or intention of making any Alteration or repair with respect to any of the Subleased Property the value of which as of the end of the Term with respect to such Subleased Property would compel TowerCo to exercise any of the purchase options under Section 35 of this Sublease;

(vi) TowerCo is not obligated to exercise any of the purchase options provided in Section 35 of this Sublease, it has not decided whether it will exercise any of the purchase options provided in Section 35 of this Sublease, and it has no plans to enter into or incur such obligation or to make such decision in the immediate future;

(vii) TowerCo has no reason to believe that the fair market value of any Subleased Property, determined at the end of the applicable Term (taking into account inflation or deflation), is equal to or greater than the Option Purchase Price Amount of such Subleased Property; and

(viii) TowerCo believes that the Rent with respect to any Subleased Property is no greater than the fair rental value of such Subleased Property throughout the Term.

(3)      Indemnity for Tax Losses.

(i)     If, as a result of

(A) the inaccuracy of any representation of TowerCo, or the breach of any covenant of TowerCo, set forth in Section 39(a)(2)
                  hereof;

(B) any act of TowerCo, or any assignee or sublessee of TowerCo or any user of the Subleased Property (other than SBCW or its Affiliates) during the Term, other than any act required under the Transaction Documents;

(C) the failure by TowerCo to perform any act required of it under any of the Transaction Documents;

(D) the failure by TowerCo to perform any act reasonably requested by any SBCW Group Member provided that (1) such act is not inconsistent with the obligations of TowerCo and other requirements under the Transaction Documents, (2) such act does not have any adverse effect on TowerCo, and (3) such SBCW Group Member or SBCW agrees to reimburse TowerCo for all reasonable costs incurred in connection with performing such act;

(E) any disposition of Subleased Property attributable to a default by TowerCo and/or the exercise of remedies under this Sublease; or

(F)      the bankruptcy of TowerCo,

any SBCW Group Member (each a "Tax Indemnitee") shall not claim on the relevant income tax return (based upon a written opinion from independent tax counsel that there is no reasonable basis that is consistent with the standards provided for in ABA Formal Opinion 85-352 as in effect on the date hereof for claiming) all or any portion of the Federal Income Tax Benefits, shall lose the right to claim all or any portion of the Federal Income Tax Benefits, shall suffer a loss of, disallowance of, or delay in obtaining all or any portion of the Federal Income Tax Benefits, or shall be required to recapture all or any portion of the Federal Income Tax Benefits, or any Tax Indemnitee shall suffer an Inclusion (any such event being referred to as a "Tax Loss"), then, within thirty (30) days after receipt of a written demand from or on behalf of the Tax Indemnitee describing in reasonable detail the Tax Loss and the computation of the amount payable (a "Tax Indemnity Notice"), TowerCo shall pay to such Tax Indemnitee as an indemnity the amount specified in the Tax Indemnity Notice. Subject to other adjustments required by this Section 39(a)(3)(i), such indemnity payment shall be calculated in the Tax Indemnity Notice to equal, on an After-Tax Basis, the sum of (y) the amounts of any additional federal and state income taxes payable by such Tax Indemnitee for the taxable year calculated at the Assumed Rate as the result of such Tax Loss and any interest thereon (calculated to the date such payment is made using the actual interest rates for underpayments of tax applicable to the relevant periods), plus (z) the amount of any penalties and additions to tax actually payable as a result of such Tax Loss and attributable thereto. At the option of such Tax Indemnitee, the indemnity payment shall be determined on a periodic, or "pay as you go," basis, with each such payment reduced for any reduction in Taxes also calculated at the Assumed Rate resulting from any Tax benefits realized by such Tax Indemnitee as a result of the event giving rise to the indemnity payment. Alternatively, at the option of such Tax Indemnitee, the indemnity payment shall be a net lump-sum amount, taking into account all past and anticipated future Tax Losses and Tax savings at the Assumed Rate, and using a discount rate equal to the Applicable Federal Rate (as defined in Code section 1274(d)(1) then in effect) to present value future Tax Losses and Tax savings. Any indemnity payment made pursuant to this Section 39(a)(3)(i) shall be made on an "After-Tax Basis" which means that any such payment shall also include a "gross-up" for any federal or state income Taxes (determined at the highest marginal applicable federal and state rates then in effect) payable by such Tax Indemnitee with respect to the receipt or accrual of such indemnity payment, including such gross-up. Notwithstanding any other provision of this Section 39(a)(3)(i) to the contrary, TowerCo shall not be required to make any payment under this Section 39(a)(3)(i) earlier than, (a) in the case of a Tax Loss that is not being contested pursuant to Section 39(d) hereof, the date such Tax Indemnitee (or the common parent of the consolidated group in which it is a member, as the case may be) files the applicable federal income Tax return, estimated or final as the case may be, which would first properly reflect the additional federal income Tax that would be due as a result of the Tax Loss and (b) in the case of a Tax Loss that is being contested pursuant to Section 39(d) hereof, thirty (30) days after the date on which a Final Determination is made (or as otherwise provided in Section 39(d)).

(ii) Verification of Calculations. TowerCo may timely request that any Tax Indemnity Notice be verified by Ernst & Young or another nationally recognized independent accounting firm selected by TowerCo and reasonably acceptable to such Tax Indemnitee. Such verification shall be at TowerCo's expense unless such accounting firm determines that the amount payable by TowerCo is more than ten percent less than the amount shown on the Tax Indemnity Notice, in which event the Tax Indemnitee shall pay such costs. In order to enable such independent accountants to verify such amounts, the Tax Indemnitee shall provide to such independent accountants (for their confidential use and not to be disclosed to TowerCo or any other person) all information reasonably necessary for such verification.

(4) Exceptions. Notwithstanding any provision of this Section 39(a) to the contrary, TowerCo shall not be required to make any payment to any Tax Indemnitee in respect of any Tax Loss to the extent that any such Tax Loss occurs as a result of one or more of the following events:

(i) Except to the extent of any inaccuracy of a representation or breach of covenant of TowerCo in Section 39(a)(2) hereof, any act of TowerCo or any assignee or sublessee of TowerCo or any user of the Subleased Property (other than SBCW or its Affiliates) other than any act required under any of the Transaction Documents, or any failure by TowerCo to perform any act required of it under any of the Transaction Documents or any act reasonably requested by any SBCW Group Member with respect to which the three conditions in Section 39(a)(3)(i)(D) have been satisfied, a determination that the Sublease is not a "true lease" for federal income tax purposes or such Tax Indemnitee is not the owner or Sublessor of the applicable Subleased Property;

(ii) Except to the extent caused by any inaccuracy of a representation or breach of covenant of TowerCo in Section 39(a)(2) hereof, any act of TowerCo or any assignee or sublessee of TowerCo or any user of the Subleased Property (other than SBCW or its Affiliates) other than any act required under any of the Transaction Documents, or any failure by TowerCo to perform any act required of it under any of the Transaction Documents or any act reasonably requested by any SBCW Group Member with respect to which the three conditions in Section

39(a)(3)(i)(D) have been satisfied, the voluntary sale, assignment, transfer, or other disposition or the involuntary sale, assignment, transfer, or other disposition attributable to the bankruptcy, insolvency or the breach of any covenant or obligation of the Tax Indemnitee set forth in the Transaction Documents of or by any such Tax Indemnitee, in either case, of any of the Subleased Property or portion thereof by any such Tax Indemnitee other than a sale, assignment, transfer, or disposition (A) contemplated by the Transaction Documents or otherwise; (B) otherwise resulting from the exercise by any SBCW Group Member of its rights or performance of its obligations under the Transaction Documents; or (C) attributable to a default by TowerCo and/or exercise of remedies under this Sublease;

(iii) the gross negligence or willful misconduct of such Tax Indemnitee;

(iv)  penalties,  interest,  or additions to Tax to the extent based upon issues
unrelated  to  the  transactions   contemplated  by  the  Sublease  and  related
documents;

(v) the inclusion in income by any SBCW Group Member on its U.S. federal income tax return of any amount attributable to an Inclusion unless (x) such Inclusion is supported by a written opinion of independent tax counsel that there is no reasonable possibility of success in taking the position that the amount is not includable in income, or (y) such Inclusion shall be due to the failure of TowerCo timely to provide Tax Indemnitee with information reasonably available to TowerCo that is timely requested in writing by the Tax Indemnitee and necessary for the Tax Indemnitee to exclude such amounts from income; and

(vi) any failure of the Tax Indemnitee to have taken all the actions, if any, required of it by Section 39(d) hereof to contest the Loss and such failure materially prejudices the ability to contest, and TowerCo has a reasonable basis for such contest (other than a failure attributable in whole or part to the failure of TowerCo to follow the procedures set forth in Section 39(d) hereof).

(b)      General Tax Indemnity.

(1) Except as provided in Section 39(b)(2), TowerCo agrees to pay and to indemnify, protect, defend, save, and keep harmless each SBCW Group Member on an After-Tax Basis, from and against any and all taxes, impositions, fees, levies, assessments, duties, withholdings, governmental claims, or other charges of any nature whatsoever (together with any related interest, fines, penalties, or additions to tax), including without limitation, rental, income, withholding, sales, use, transfer, leasing, personal or real property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation, or license taxes, however imposed or asserted, by any United States state or local government or taxing authority (all the foregoing being herein collectively called "Taxes" or, separately a "Tax", upon or with respect to (A) any of the Subleased Property, any portion thereof, or any interest therein (B) the acquisition, purchase, sale, financing, leasing, subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, delivery, possession, repossession, location, storage, refinancing, refund, transfer of title, registration, reregistration, transfer of registration, return, or other disposition thereof of any of the Subleased Property or any portion thereof, or interest therein, (C) the rental payments, receipts, or earnings arising from the Subleased Property, any portion thereof, or any interest therein, or payable pursuant to the Sublease, or any other payment or right to receive payment pursuant to any related document, or (D) any Alteration, removal, substitution, maintenance, or repair of any of the Subleased Property.

(i) Exclusions from General Tax Indemnity. The provisions of Section 39(b)(1) shall not apply to, and TowerCo shall have no liability under Section 39(b)(1) with respect to:

(ii) Taxes on any SBCW Group Member (other than such Taxes that are sales, use, rental, property, stamp, document filing, license, or ad valorem Taxes, or value added Taxes that are in the nature of or in lieu of such Taxes) imposed on any such member that are franchise Taxes, privilege Taxes, doing business Taxes, or Taxes imposed on, based on or measured by, gross or net income, receipts, capital, or net worth of any such member which are imposed by any state, local, or other taxing authority within the United States or by any foreign or international taxing authority that would have been imposed without regard to the execution of this Sublease and related documents and the transactions contemplated thereunder;

(iii) Taxes on any SBCW Group Member, including without limitation, sales and transfer Taxes, that result from any transfer by any SBCW Group Member of any of the Subleased Property other than a sale, assignment, transfer, or disposition
(I) attributable to a default by TowerCo and/or exercise of remedies under this Sublease or related documents; (II) resulting from any maintenance, repair, Alteration, substitution, relocation, or removal of or any addition to any of the Subleased Property or portion thereof or interest therein, (III) resulting from any loss, damage, destruction, theft, taking, casualty, condemnation, confiscation, expropriation, or seizure of any Subleased Property or portion thereof or interest therein; or (IV) resulting from any subleasing, permitting use thereof, or relinquishing possession of any Subleased Property or portion thereof or interest therein;

(iv) Taxes imposed by any jurisdiction on any SBCW Group Member solely as a result of its activities in such jurisdiction unrelated to the transactions contemplated by the Sublease and related documents;

(v) Taxes on any SBCW Group Member that result from the willful misconduct or gross negligence of any such member or an Affiliate thereof or the inaccuracy or breach of any representation, warranty, or covenant of such Tax Indemnitee or an Affiliate thereof under the Transaction Documents (except to the extent such inaccuracy or breach is attributed to an inaccuracy or breach of any representation, warranty or covenant of TowerCo or an Affiliate under the Transaction Documents);

(vi) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of this Sublease, except to the extent attributable to (I) a failure of TowerCo or any of its transferees or sublessees or users of the Subleased Property (other than SBCW or its Affiliates) to fully discharge its obligations under the Sublease and related documents, or (II)
Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Sublease and which are attributable to a period or circumstance occurring prior to or simultaneously with such expiration or earlier termination;

(vii) any Tax that is being  contested  in  accordance  with the  provisions  of
Section 39(d) during the pendency of such contest, but only for so long as such contest is continuing in accordance with Section 39(d) and payment is not otherwise required pursuant to Section 39(d); or

(viii) Taxes imposed on any SBCW Group Member that are United States federal or state net income Taxes of any such member.

The provisions of this Section 39(b)(2) shall not apply to any Taxes imposed in respect of the receipt or accrual of any payment made by TowerCo on an After-Tax Basis.

(2) Reports. If any report, return, certification, or statement is required to be filed with respect to any Tax that is subject to indemnification under this
Section 39(b), TowerCo shall timely prepare and file the same to the extent permitted by law (except for (i) any report, return, or statement relating to any net income Taxes or, (ii) any report, return, or statement relating to any other Taxes described in Section 39(b)(2)(i) or any Taxes in lieu of or enacted in substitution for any of the foregoing, except that, in such cases, TowerCo shall timely provide information necessary to file such report, return, or statement or (iii) any other report, return, certification, or statement which any SBCW Group Member has notified TowerCo that such member intends to prepare and file); provided that any such member shall have furnished TowerCo, at TowerCo's expense, with such information reasonably necessary to prepare and file such returns as is within such member's control. TowerCo shall either file such report, return, certification, or statement and send a copy of such report, return, certification, or statement to the member, or, where not so permitted to file, shall notify the member of such requirement within a reasonable period of time prior to the due date for filing (without regard to any applicable extensions) and prepare and deliver such report, return, certification, or statement to the member. In addition, within a reasonable time prior to the time such report, return, certification, or statement is to be filed, TowerCo shall, to the extent permitted by law, cause all billings of such Taxes to be made to each SBCW Group Member in care of TowerCo, make payment thereof, and furnish written evidence of such payment. TowerCo shall furnish promptly upon written request such data, records and documents as any SBCW Group Member may reasonably require of TowerCo to enable such member to comply with requirements of any taxing jurisdiction arising out of such member's participation in the transactions contemplated by this Sublease and related documents.

(3) Payments. Any Tax indemnified under this Section 39(b) shall be paid directly when due to the applicable taxing authority if direct payment is permitted, or shall be reimbursed to the appropriate SBCW Group Member on demand if paid by such member in accordance herewith. Except as otherwise provided in this Section 39(b), all amounts payable to a SBCW Group Member hereunder shall be paid promptly in immediately available funds, but in no event later than the later of (i) ten (10) Business Days after the date of such demand or (ii) two
(2) Business Days before the date the Tax to which such amount payable hereunder relates is due or is to be paid and shall be accompanied by a written statement describing in reasonable detail the Tax and the computation of the amount payable. Such written statement shall, at TowerCo's request, as long as payment is not delayed, be verified by Ernst & Young, or another nationally recognized independent accounting firm selected by such member. Such verification shall be at TowerCo's expense unless the accounting firm determines that the amount payable by TowerCo is more than ten percent less than the amount shown on such written statement, in which event, the applicable SBCW Group Member shall pay such costs. In the case of a Tax subject to indemnification under this Section 39(b) which is properly subject to a contest in accordance with Section 39(d), TowerCo (i) shall be obligated to make any advances with respect to such Tax whenever required under Section 39(d) and (ii) shall pay such Tax (in the amount finally determined to be owing in such contest) on an After-Tax Basis prior to the latest time permitted by the relevant taxing authority for timely payment after a final determination.

(c) Tax Savings. If, by reason of any payment made to or for the account of any Tax Indemnitee by TowerCo pursuant to Section 39(a) or 39(b), such Tax Indemnitee at any time realizes a reduction in any Taxes or receives a refund which was not taken into account previously in computing such payment by TowerCo to or for the account of the Tax Indemnitee, then the Tax Indemnitee shall pay to TowerCo an amount equal to such actual reduction in Taxes or such refund (including interest received), plus the amount of any additional reduction in Taxes of the Tax Indemnitee attributable to the payment made by the Tax Indemnitee to TowerCo pursuant to this sentence; provided, however, that (A) the Tax Indemnitee shall not be obligated to make such payment with respect to any net Tax savings or refund to the extent that the amount of such payment would exceed the excess of (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by TowerCo with respect to the Tax being refunded or reduced pursuant to Section 39(a) or 39(b), as the case may be, over (y) the amount of all prior payments by the Tax Indemnitee to TowerCo hereunder with respect to such Tax provided that any such excess tax savings realized (or deemed realized) by such Tax Indemnitee which are not paid to TowerCo as a result of this subclause (A) shall be carried forward and reduce TowerCo's obligations to make subsequent payments to such Tax Indemnitee pursuant to Section 39 hereof; and (B) if any such Tax savings or refund realized by such the Tax Indemnitee, or any tax savings taken into account for purposes of determining "After-Tax Basis" shall be lost or otherwise determined to be unavailable, such lost or otherwise unavailable Tax savings or refund shall be treated as a Tax for which TowerCo must indemnify the Tax Indemnitee pursuant to Section 39(a) or 39(b), as the case may be (without regard to the exceptions in Section 39(a)(4) or 39(b) other than the Section 39(a)(4)(iii), 39(a)(4)(iv), or 39(b)(2)(iv)).

(d) Contest Rights. In the event that any Tax Indemnitee receives any written notice of any potential claim or proposed adjustment against such Tax Indemnitee that would result in a Tax Loss against which TowerCo may be required to indemnify pursuant to Section 39(a) or 39(b) (a "Tax Claim"), such Tax Indemnitee shall promptly notify TowerCo thereof and provide TowerCo with relevant information thereto; provided, however, that the failure by the Tax Indemnitee to provide any such information shall not be treated as a failure to comply with this Section 39(d) unless the failure materially prejudices the conduct of the contest hereunder. TowerCo may require the Tax Indemnitee to contest such Tax Claim at TowerCo's expense and, in that event, the Tax Indemnitee shall consult with TowerCo in good faith, but the Tax Indemnitee shall retain ultimate control over such contest. Notwithstanding the immediately preceding sentence, the Tax Indemnitee shall not be obligated to contest such Tax Claim unless (1) prior to taking the first such required action, TowerCo shall have furnished to the Tax Indemnitee, in the case of a contest with respect to federal income Taxes, with an opinion of a nationally recognized, independent tax counsel chosen by TowerCo and reasonably acceptable to the Tax Indemnitee, or, in the case of a contest with respect to other Taxes, with an opinion of a qualified tax counsel chosen by TowerCo and reasonably acceptable to the Tax Indemnitee, to the effect that there is a reasonable basis that is consistent with the standards provided for in ABA Formal Opinion 85-352 as in effect (on the date hereof) for the position to be asserted in contesting the matter in question, (2) no event of default by TowerCo under this Sublease shall have occurred and be continuing, (3) such contest does not involve a material risk to the Tax Indemnitee of sale, forfeiture, or loss of, or the creation of any lien on, any of the Subleased Property or the imposition of criminal penalties, (4) TowerCo shall have acknowledged, in writing, that the contest is with respect to a liability that is indemnifiable by TowerCo pursuant to the terms of this Section 39(d), (5) if TowerCo reasonably requests, and the Tax Indemnitee elects to pursue, a contest that requires payment of the Tax as a condition to pursuing the contest, TowerCo shall loan, on an interest-free basis, sufficient funds to the Tax Indemnitee to pay the Tax and any interest or penalties due on the date of payment, and shall fully indemnify the Tax Indemnitee for any adverse Tax consequences resulting from such advance. The Tax Indemnitee shall not make, accept, or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to Section 39(a) or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this Section 39(b), without the prior written consent of TowerCo, which consent shall not be unreasonably withheld. If TowerCo requests in writing that the Tax Indemnitee accept a settlement of a claim offered by the IRS (other than an offer conditioned upon the Tax Indemnitee's agreement with respect to any issue wholly or partly unrelated to the transactions contemplated by the Transaction Documents), the Tax Indemnitee shall either accept such settlement offer or agree with TowerCo that TowerCo's liability pursuant to Section 39 hereof shall be limited to an amount calculated on the basis of such settlement offer. The Tax Indemnitee shall not be required to appeal any adverse decision of the United States Tax Court, a Federal District Court, or any comparable trial court.

SECTION 40.       General Provisions.

(a) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile (with a copy to be sent by nationally recognized courier for next business day delivery) to the number for each Party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response, or action in response, to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the Party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

         If to TowerCo:

                  Southern Towers, Inc.
                  c/o SpectraSite Communications, Inc.
                  100 Regency Forest Drive, Suite 400
                  Cary, North Carolina 27511
                  Attention:  General Counsel
                  Telecopy:  (919) 468-8522

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg
                               Bruce A. Gutenplan
                  Telecopy:  (212) 757-3990

         If to SBCW or any SBCW Affiliate:

                  SBC Wireless, Inc.
                  17330 Preston Road,  Suite #100A
                  Dallas, TX  75252
                  Attention: General Counsel
                  Telecopy: 972-733-2021

                  with a copy to:

                  SBC Communications Inc.
                  175 E. Houston
                  4th Floor
                  San Antonio, TX  78205
                  Attention:  Vice President and Assistant
                                    General Counsel
                  Telecopy: (210) 351-3488

         If to TowerCo Parent:

                  SpectraSite Holdings, Inc.
                  c/o SpectraSite Communications, Inc.
                  100 Regency Forest Drive, Suite 400
                  Cary, North Carolina 27511
                  Attention:  General Counsel
                  Telecopy:  (919) 468-8522

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg
                               Bruce A. Gutenplan
                  Telecopy:  (212) 757-3990




(b) Facsimile as Writing. The Parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Sublease.

(c) Binding Effect. This Sublease shall be binding upon and enforceable against, and shall inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(d) Headings. The use of headings, captions and numbers in this Sublease is solely for the convenience of identifying and indexing the various provisions in this Sublease and shall in no event be considered otherwise in construing or interpreting any provision in this Sublease.

(e) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBLEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS SUBLEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO TERMINATE THIS SUBLEASE, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS SUBLEASE.

(f) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Sublease is attached to this Sublease and is and shall be construed to be made a part of this Sublease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

(g) Defined Terms. Capitalized terms used in this Sublease shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

(h) Pronouns. Wherever appropriate in this Sublease, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

(i) Severability. If any term, covenant, condition or provision of this Sublease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Sublease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(j) Non-Waiver. Failure by any Party to complain of any action, non-action or breach of any other Party shall not constitute a waiver of any aggrieved Party's rights hereunder. Waiver by any Party of any right arising from any breach of any other Party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

(k) Rights Cumulative. All rights, remedies, powers and privileges conferred under this Sublease on the Parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

(l) Time of Essence. Time is of the essence of this Sublease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Sublease. If any date set forth in this Sublease shall fall on, or any time period set forth in this Sublease shall expire on, a day which is a Saturday, Sunday or federal or state holiday, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Sublease or any deadline under this Sublease shall be the specified day or date, and shall include the period of time through and including such specified day or date.

(m) Applicable Law. This Sublease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to conflicts of law.

(n) Entire Agreement. This Sublease contains the entire agreement of the Parties with respect to the subject matter hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the Parties not embodied in this Sublease shall be of no force or effect.

(o) Modifications. This Sublease shall not be modified or amended in any respect except by a written agreement executed by the Parties in the same manner as this Sublease is executed.

(p) Counterparts. This Sublease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

(q) Attorneys' Fees. In the event of any litigation arising under or in connection with this Sublease, the prevailing Party shall be entitled to recover from the other Party the expenses of litigation (including reasonable attorneys' fees, expenses and disbursements) incurred by the prevailing Party.

(r) Authority. Each Party hereto warrants and represents that such Party has full and complete authority to enter into this Sublease and that each individual executing this Sublease on behalf of such Party has been fully authorized to execute this Sublease on behalf of such Party and that such Party is bound by the signature of such representative.

(s) Counsel. Each Party hereto warrants and represents that such Party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Sublease and has had ample opportunity to read, review, and understand the provisions of this Sublease.

(t) No Construction Against Preparer. No provision of this Sublease shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party's having or being deemed to have prepared or imposed such provision.

(u) Power of Attorney by SBCW Group; Authorization.

(i) SBCW Group and each of them, hereby irrevocably constitute and appoint SBCW (the "Agent") as their agent to enter into, modify, amend or otherwise change this Sublease, any Site Designation Supplement or any of their respective terms or provisions, to take all actions and to execute all documents necessary or desirable to effect the terms of this Sublease, and to take all actions and to execution all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle Claims for indemnification, and to perform any other act arising under or pertaining to the Sublease and the Site Designation Supplements. SBCW Group, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to the Sublease shall be deemed to be valid service of process upon SBCW Group, and each of them, and any claim by TowerCo against SBCW Group, or any of them, in respect to the Sublease may be asserted against, and settled with, the Agent. The Agent shall be deemed to have accepted the appointment herein upon its execution of this Sublease.

(ii) Nothing contained herein shall be deemed to make the Agent liable to SBCW Group because of service in its capacity as agent. In performing any of its duties hereunder, the Agent shall not incur any liability to SBCW Group for losses, damages, Liabilities or expenses, except for its fraud, willful default or gross negligence.

(iii) It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective Parties hereto and shall be binding and enforceable on and against the respective successors and assigns of SBCW Group, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SCHEDULE 14(d)

                          INTERFERENCE STUDY PROCEDURES

                      [To Be Provided for Initial Closing]

                                    EXHIBIT A

                        LIST OF SITES SUBJECT TO SUBLEASE

                  [To Be Provided for Initial Closing and to be
                 modified at each Closing to reflect Sites added
                at each Closing pursuant to the Closing Schedule]

                                                                      Schedule A
                                                                              to
                            Exhibit A (List of Sites)


                            Contractual Arrangements

                                    EXHIBIT B

                       FORM OF SITE DESIGNATION SUPPLEMENT

                                    EXHIBIT C

                          SITE MAINTENANCE OBLIGATIONS,
                        WITH RESPECT TO SPACE SUBTENANTS'
                            COMMUNICATIONS EQUIPMENT


                    [To Be Provided for the Initial Closing]

                                    EXHIBIT D

                        SBCW GROUP BOUND BY THE SUBLEASE

                        [To Be Completed at Each Closing]

                                    EXHIBIT E

                               STANDARD PROCEDURES

                    [To Be Provided for the Initial Closing]

                                    EXHIBIT F

             FORM OF NOTICE OF TOWERCO WORK OR ADDITIONAL EQUIPMENT

                    [To Be Provided for the Initial Closing]

                                    EXHIBIT G

                                 ESTIMATED COSTS

                    [To Be Provided for the Initial Closing]

                                    EXHIBIT F

                            SITE MARKETING TERM SHEET

Parties

Marketer      - SpectraSite Communications, Inc.
Owner         - SBCW or any Sublessor Entity

Term

The Agreement shall commence on the Initial Closing Date and expire on the earlier of (i) the date the Agreement to Sublease expires or is terminated, (ii) the Final Closing Date or such later date as contemplated by Section 3.3 of the Agreement to Sublease; or (iii) with respect to a Site, at such time as the Site becomes an Included Site or an Excluded Site.

Fees

Marketer will receive 20% of third party rentals until such time as the Site with such tenant sublease becomes an Included Site, and if such Site does not become an Included Site, Marketer shall be entitled to 20% of the third party rental with respect to such tenant sublease for the term of such sublease (as the same may be extended). Owner will receive 80% of the third party rental until such time as the Site with such tenant sublease becomes an Included Site, at which time Owner's right to receive third party rentals with respect to such Included Site under the Site Marketing Agreement shall terminate.

Operational Procedures

Operational procedures will be similar to those contained in the SBCW Sublease.

Timing of Colocation

The parties will agree on a colocation process that will allow for the diligent processing and approval of colocation commitments.

Third Party Sublease and Rent

The parties will mutually agree on a standard form of sublease reasonably acceptable to both parties.

SBCW shall have the right to approve the third party tenant and sublease, which approval will not be unreasonably withheld or delayed.

The third party rent shall be at the then prevailing marketing rates. Marketer shall collect such rents and shall pay Owner's portion of such rents to Owner on a monthly basis.

Access

SBCW will cooperate with Marketer to provide promptly to Marketer, upon request by Marketer, reasonable access to the Existing Sites and the books and records of the Existing Sites.